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FINANCIAL STATEMENTS INDEX TO FINANCIAL STATEMENTS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-200594

Black Creek Industrial REIT IV

$2,000,000,000 Maximum Offering

               Black Creek Industrial REIT IV Inc., formerly known as Industrial Logistics Realty Trust Inc., was formed to make investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. We are externally managed by BCI IV Advisors LLC, or the "Advisor." We intend to operate in a manner so as to qualify as a real estate investment trust, or "REIT," for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2017 and, once we so qualify, we intend to continue to operate in accordance with the requirements for qualification as a REIT. We are currently offering to sell any combination of three classes of shares of our common stock: Class T shares, Class W shares and Class I shares. The share classes have different upfront selling commissions, dealer manager fees and distribution fees.

               We are offering shares of our common stock at the "transaction price," plus applicable selling commissions and dealer manager fees. The "transaction price" generally will be equal to the net asset value ("NAV") per share of our common stock most recently disclosed by us, however, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change to our NAV per share relative to the most recently disclosed NAV per share. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. Accordingly, the offering price for shares of our common stock in our primary offering initially will be $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. Thereafter, we will determine the NAV on a monthly basis and the offering price per share for each class of our common stock will vary. Subject to certain exceptions, you must initially invest at least $2,000 in Class T shares and Class W shares of our common stock and $1,000,000 in Class I shares of our common stock. This is a best efforts offering, which means that Black Creek Capital Markets, LLC, or the "Dealer Manager," the underwriter of this offering and an entity related to the Advisor, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than February 18, 2019, unless extended in accordance with federal securities laws.

               Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted share redemption programs whereby, subject to certain limitations, stockholders may request on a monthly basis that we redeem all or any portion of their shares. We may choose to redeem all, some or none of the shares that have been requested to be redeemed at the end of any particular month, in our discretion, not to exceed any limitations in the share redemption programs. The redemption price per share for each class of common stock will equal the transaction price, subject to reduction for early redemption pursuant to the share redemption program applicable to Class W shares and Class I shares.

               We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 53. These risks include, among others:

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  We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

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  There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares. Our share redemption programs will provide you with the opportunity to request that we redeem your shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, redemptions will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share redemption programs if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

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  A portion of the proceeds received in this offering is expected to be used to satisfy redemption requests. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

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  The transaction price will not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less. Our board of directors arbitrarily determined the initial transaction price in its sole discretion and it is not based on the value of any assets we may own when a stockholder purchases shares in this offering. Until we commence monthly valuations, the transaction price will be fixed and will not be adjusted based on the underlying value of any assets we may own. Once we commence monthly valuations, the transaction price generally will be based on our most recently disclosed monthly NAV of each class of common stock (subject to material changes as described above) and will not be based on any public trading market. In addition, the transaction price will not represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price at which our shares would trade on a national stock exchange. Further, our board of directors may amend our NAV procedures from time to time.

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  This is a "blind pool" offering; you will not have the opportunity to evaluate all of the investments we will make before we make them.

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  This is a "best efforts" offering and if we are unable to raise substantial funds, then we will be more limited in our investments.

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  We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus.

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  Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, the Dealer Manager, and/or other entities related to BCI IV Advisors Group LLC, the parent of the Advisor and the sponsor of this offering, or the "Sponsor." As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment and leasing opportunities, and the fact that certain of the compensation the Advisor will receive for services rendered to us is based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating. We expect to compete with certain vehicles sponsored or advised by affiliates of direct and indirect owners of the Sponsor for investments and certain of those entities may be given priority with respect to certain investment opportunities.

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  The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, from borrowings, the sale of assets, or offering proceeds. The use of these sources for distributions may decrease the amount of cash we have available for new investments, share redemptions and other corporate purposes, and could reduce your overall return.

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  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

               Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC(1)(3)	UPFRONT SELLING COMMISSIONS AND DEALER MANAGER FEES(2)(3)	PROCEEDS TO COMPANY, BEFORE EXPENSES(4)

Primary Offering

Per Class T Share of Common Stock	$10.47	$0.47	$10.00

Per Class W Share of Common Stock	$10.00	$0.00	$10.00

Per Class I Share of Common Stock	$10.00	$0.00	$10.00

Total Maximum(5)	$1,500,000,000	$50,625,000	$1,449,375,000

Distribution Reinvestment Plan Offering

Per Class T, W or I Share of Common Stock	$10.00	$—	$10.00

Total Maximum	$500,000,000	$—	$500,000,000

Total Maximum Offering(2)	$2,000,000,000	$50,625,000	$1,949,375,000

(1)
Assumes we sell $1.5 billion in the primary offering and $500.0 million pursuant to our distribution reinvestment plan. The price per share shown will apply until we commence monthly valuations, as described above.

(2)
The table assumes that with respect to gross proceeds of the primary offering, 75% is from the sale of Class T shares, 15% is from the sale of Class W shares and 10% is from the sale of Class I shares. The number of shares sold and relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class T shares sold in the primary offering, investors will pay upfront selling commissions of up to 2.0% of the offering price and upfront dealer manager fees of up to 2.5% of the offering price. In addition to upfront selling commissions and dealer manager fees presented in this table, subject to Financial Industry Regulatory Authority, Inc., or FINRA, limitations on underwriting compensation, we will pay our Dealer Manager certain ongoing distribution fees. See "Plan of Distribution."

(3)
With respect to Class T shares, per share amounts have been rounded up to the nearest whole cent throughout this prospectus. The actual initial per share offering price for the Class T shares is $10.4712 and the actual selling commissions and dealer manager fees are equal to $0.4712 per share.

(4)
Proceeds are calculated before deducting organization and offering expenses payable by us, which are paid over time.

(5)
We reserve the right to reallocate the shares of common stock between the primary offering and our distribution reinvestment plan.

The date of this prospectus is July 3, 2017.

HOW TO SUBSCRIBE

        Investors who meet the suitability standards described herein may purchase shares of our common stock. See "Suitability Standards" and "Plan of Distribution" below for the suitability standards. Investors seeking to purchase shares of our common stock should proceed as follows:

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  Read this entire prospectus and any appendices and supplements accompanying this prospectus.

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  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. The subscription agreement includes representations covering, among other things, suitability.

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  Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Unless you are a resident of Ohio, Pennsylvania or Washington, your check should be made payable, or wire transfer directed, to "Black Creek Industrial REIT IV Inc.," and the completed subscription agreement, along with the check or wire transfer, should be delivered to Dividend Capital, PO Box 219079, Kansas City, Missouri 64121-9079 or sent overnight to Dividend Capital, c/o DST Systems, Inc., 430 W. 7 th Street, Suite 219079, Kansas City, Missouri, 64105. If you are a resident of Ohio, Pennsylvania or Washington, your check should be made payable, or wire transfer directed, to "UMB Bank, N.A., as Escrow Agent for Black Creek Industrial REIT IV Inc." until we have received aggregate gross proceeds from this offering of at least $7,000,000, $75,000,000 and $10,000,000, respectively, after which time it may be made payable, or directed, to "Black Creek Industrial REIT IV Inc.," if the Dealer Manager so designates. After you have satisfied the applicable minimum purchase requirement of $2,000 for Class T shares and Class W shares or $1,000,000 for Class I shares (unless waived by the Company), additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan. By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

        Certain participating broker dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive a final prospectus. See "Plan of Distribution" for additional information regarding subscriptions for shares of our common stock in this offering.

        A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the most recently disclosed transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker dealer).

        For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price per share will equal the transaction price of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees.

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Initially, until we commence monthly valuations of our common stock, the transaction price will equal $10.00 per share and the offering price will be $10.47 per share for Class T shares and $10.00 per share for Class I Shares and Class W shares. We expect to initially determine an NAV per share of our common stock as of a date no later than December 31, 2017. If accepted, your subscription will be effective on the first calendar day of November.

        Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.bcindustrialiv.com and filing a prospectus supplement with the Securities and Exchange Commission, the "SEC," (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

        However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

        If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription funds, without interest (unless we reject your subscription because we fail to achieve the higher minimum offering applicable for residents of your state, if any, prior to the termination of this offering) or deduction, within ten business days after such rejection, cancellation or withdrawal.

        An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or "IRAs," Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

        You have the option of placing a transfer on death, or "TOD," designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return our TOD form, which you may obtain from your financial advisor, in order to effect the designation.

 SUITABILITY STANDARDS

        The shares of common stock we are offering are suitable only for a person of adequate financial means, who desires a long-term investment and who will not need immediate liquidity from their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption programs, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

        The Sponsor and each participating broker dealer and each other person selling shares in this offering shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by the investor concerning the investor's financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

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  A net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $250,000; or

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  A gross annual income of at least $70,000 and a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $70,000.

        The minimum purchase amount that we will accept for shares of our Class T shares and Class W shares is $2,000, except in certain states as described below. The minimum initial investment that we will accept for our Class I shares is $1,000,000 unless waived by the Company. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the "Code."

        The minimum initial purchase amount that we will accept for shares of our Class T shares and Class W shares from New York residents is $2,500, except for IRAs, which must purchase a minimum of $2,000.

        OHIO INVESTORS:    Subscriptions from residents of the State of Ohio will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $7,000,000 have been received from all sources.

        PENNSYLVANIA INVESTORS:    Because the minimum offering amount is less than $150,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

        Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, subscriptions from residents of the Commonwealth of Pennsylvania will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $75,000,000 have been received from all sources.

        WASHINGTON INVESTORS:    Subscriptions from residents of the State of Washington will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $10,000,000 have been received from all sources.

        Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

        Unless you are transferring all of your shares of our common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until shares of our common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

        Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

        Alabama—In addition to our suitability requirements, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident's investment in us and other similar public, illiquid direct participation programs.

        Idaho—A resident of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally an Idaho investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

        Iowa—An Iowa investor must have either: (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an investor's total investment in our shares or any of our affiliates, and the shares of any other non-exchange traded REIT, cannot exceed 10% of the Iowa resident's liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash-equivalents and readily marketable securities.

        Kansas—In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of us and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. generally accepted accounting principles.

        Kentucky—In addition to our suitability requirements, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our shares or the shares of our affiliates' non-publicly traded real estate investment trusts.

        Maine—In addition to our suitability requirements, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments may not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

        Massachusetts—In addition to our suitability requirements, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other similar illiquid direct participation programs. For this purpose, "liquid net worth" is that portion of an investor's net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

        Nebraska—In addition to our suitability requirements, Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of such investor's net worth (exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

        New Jersey—New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

        New Mexico—In addition to our suitability requirements, an investor's investment in us, our affiliates and other public, non-traded real estate programs may not exceed 10% of such investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

        North Dakota—In addition to our suitability requirements, North Dakota investors must represent that, in addition to the suitability standards stated above, they have a net worth of at least ten times their investment in this offering.

        Ohio—In addition to our suitability requirements, an Ohio investor's investment in us, our affiliates and other non-traded real estate investment programs may not exceed 10% of such investor's liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

        Oregon—In addition to our suitability requirements, an Oregon investor must have a net worth of at least ten times such investor's investment in our shares and those of our affiliates.

        Pennsylvania—In addition to our suitability requirements, an investor's investment in us may not exceed 10% of the investor's net worth (exclusive of home, furnishings and automobiles).

        Tennessee—In addition to our suitability requirements, Tennessee residents' investment must not exceed ten percent (10%) of their liquid net worth (excluding the value of an investor's home, furnishings and automobiles).

        Vermont—Accredited investors (within the meaning of Federal securities laws) who are residents of Vermont may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker dealer is required to maintain for six years

v

records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

Determination of Suitability

        In determining suitability, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

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  meets the minimum income and net worth standards set forth under the "Suitability Standards" section of this prospectus;

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  can reasonably benefit from an investment in our shares based on the prospective investor's investment objectives and overall portfolio structure;

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  is able to bear the economic risk of the investment based on the prospective investor's net worth and overall financial situation; and

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  has apparent understanding of:

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  the fundamental risks of an investment in the shares;

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  the risk that the prospective investor may lose his or her entire investment;

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  the lack of liquidity of the shares;

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  the restrictions on transferability of the shares; and

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  the tax consequences of an investment in the shares.

        Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

 IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus and incorporated herein by reference. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

        This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under "Additional Information." In this prospectus, we use the term "day" to refer to a calendar day, and we use the term "business day" to refer to each day that the New York Stock Exchange is open for trading.

        We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, for example, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review amendments to our registration statement until such filings are declared effective, if at all.

        Pursuant to this prospectus, we will offer to the public all of the shares that we have registered. We intend to conduct a continuous offering that will end no later than February 18, 2019, unless extended in accordance with the rules and regulations of the SEC and applicable state laws. In certain states, the registration of our offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period through the expected termination date of the offering. We reserve the right to terminate this offering at any time.

        Once we commence monthly valuations, our NAV per share, which will be updated as of the last calendar day of each month, will be (1) posted on our website, www.bcindustrialiv.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352. In addition, on a monthly basis, we will disclose in a prospectus or prospectus supplement the principal valuation components of our NAV.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Statements included or incorporated by reference in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

        The forward-looking statements included or incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

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  our ability to raise capital and effectively deploy the proceeds raised in this offering in accordance with our investment strategy and objectives

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  the failure of properties to perform as we expect;

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  risks associated with acquisitions, dispositions and development of properties;

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  our failure to successfully integrate acquired properties and operations;

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  unexpected delays or increased costs associated with any development projects;

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  the availability of cash flows from operating activities for distributions and capital expenditures;

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  defaults on or non-renewal of leases by customers, lease renewals at lower than expected rent, or failure to lease properties as expected or on favorable rents and terms;

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  difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

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  legislative or regulatory changes, including changes to the laws governing the taxation of REITs;

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  our failure to obtain, renew, or extent necessary financing or access the debt or equity markets;

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  conflicts of interest arising out of our relationships with the Sponsor, the Advisor, and their respective affiliates;

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  risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

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  increases in interest rates, operating costs, or greater than expected capital expenditures;

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  changes to U.S. generally accepted accounting principles ("GAAP"); and

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  our ability to continue to qualify as a REIT.

        Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included or incorporated by reference in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

x

 PROSPECTUS SUMMARY

        This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the "Risk Factors." References in this prospectus to "us," "we," "our," "BCI IV" or "the Company" refer to Black Creek Industrial REIT IV Inc. and its consolidated subsidiaries.

Black Creek Industrial REIT IV Inc.

        We were formed as a Maryland corporation to make investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers throughout the U.S. Prior to giving effect to this offering, the Advisor, BCI IV Advisors LLC, purchased 20,000 shares of our Class A common stock in connection with our formation. The Advisor paid $200,000 for its purchase of 20,000 shares of Class A common stock. The Sponsor, BCI IV Advisors Group LLC, contributed $1,000 to BCI IV Operating Partnership LP, or the "Operating Partnership," in connection with our formation.

        The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates, which we refer to as the "Principals," and the Sponsor and the Advisor are jointly controlled by the Principals. The Principals have been involved in sponsoring and/or operating a large number of real estate platform companies since 1993 and have engaged in these activities under the tradename of Black Creek Group LLC, or "BCG," since 2003. Black Creek Group is an experienced real estate investment management firm that, through its affiliates and sponsored funds and companies, has acquired more than $16.7 billion of real estate assets through December 31, 2016. Over its 25-year history, Black Creek Group has sponsored 18 investment platforms, including 13 institutional and five retail funds, and managed a diverse spectrum of commercial real estate—including office, industrial retail and multifamily. Black Creek Group sponsored companies offer a range of investment solutions for both institutional and wealth management channels.

        The Company, the Advisor, the Sponsor and the Operating Partnership were formerly known as Industrial Logistics Realty Trust Inc., ILT Advisors LLC, ILT Advisors Group LLC and ILT Operating Partnership LP, respectively.

        We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2017 and, once we so qualify, we intend to continue to operate in accordance with the requirements for qualification as a REIT. Our office is located at 518 Seventeenth Street, 17 th Floor, Denver, Colorado 80202, and our main telephone number is (303) 339-3650.

        In May 2017, with the authorization of our board of directors, we amended our charter to change the designation of our Class A common shares to Class I common shares. Other than this change in designation, the amendment to our charter did not change any of the rights or attributes of these common shares.

Class T Shares, Class W Shares and Class I Shares of Common Stock

        We are offering Class T shares, Class W shares and Class I shares in this offering. The differences in our share classes relate to the offering price per share, upfront selling commissions, upfront dealer manager fees and ongoing distribution fees. Further, the terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. See "Description of Capital Stock—Share Redemption Programs." Other than these differences, Class T shares, Class W shares and Class I shares have identical rights and privileges, including identical voting rights. As described below, you should consult with your financial advisor regarding the classes of common stock you may be eligible to purchase before making your investment decision.

        The table below summarizes the fees we generally expect to be payable to the Dealer Manager with respect to the Class T shares, Class W shares and Class I shares in our offering and does not include the other fees and expenses payable to the Advisor and its affiliates. The upfront selling commission and dealer manager fee payable with respect to the Class T Shares sold in the primary offering are calculated as a percentage of the offering price at the time of purchase of such shares. No upfront selling commissions, dealer manager fees or distribution fees are paid with respect to any shares sold under our distribution reinvestment plan. Subject to FINRA limitations on underwriting compensation and certain other limitations, the ongoing distribution fees payable with respect to Class T shares and Class W shares sold in our primary offering accrue monthly in an amount equal to 1/12th of the percentage of our NAV per such share for such month set forth below on a continuous basis.

	Class T	Class W	Class I
Initial Offering Price	$10.47	$10.00	$10.00
Upfront Selling Commission	2.0%	None	None
Upfront Dealer Manager Fee	2.5%	None	None
Ongoing Distribution Fee	1.0%	0.5%	None

        The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. The allocation of ongoing distribution fees on a class-specific basis results in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV of a share class. Therefore, as a result of the different ongoing fees allocable to each share class, each share class could have a different NAV per share over time. If the NAV of each of our share classes is different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See "Net Asset Value Calculation and Valuation Procedures" and "Description of Capital Stock—Distributions" for more information.

        We will cease paying the distribution fees with respect to individual Class T and Class W shares when they are no longer outstanding, including as a result of conversion to Class I shares. Each Class T or Class W share held within a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate (as defined below) on the earliest of (i) a listing of any shares of our common stock on a national securities exchange, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets and (iii) the end of the month in which the Dealer Manager, in conjunction with our transfer agent, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). We cannot predict if or when this will occur.

        In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class W share (i) sold in that primary offering, (ii) sold under a distribution reinvestment plan, and (iii) received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate, at the end of the month in which we, with the assistance of the Dealer Manager, determine that that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

        As used above, the "Applicable Conversion Rate" means (a) with respect to Class T shares, a ratio whereby the numerator is the most recently disclosed monthly Class T NAV per share and the denominator is the most recently disclosed monthly Class I NAV per share and (b) with respect to Class W shares, a ratio whereby the numerator is the most recently disclosed monthly Class W NAV per share and the denominator is the most recently disclosed monthly Class I NAV per share. For each class of shares, the NAV per share shall be calculated as described in the most recent valuation procedures approved by our board of directors. Because we currently expect to allocate ongoing distribution fee expenses to our Class T and Class W shares through their distributions, and not through their NAV per share, we currently expect the Applicable Conversion Rate to remain 1:1 for our Class T and Class W shares. Stockholders will receive a transaction confirmation from the transfer agent or their broker dealer, on behalf of the Company, that their Class T and/or Class W shares have been converted into Class I shares.

        Assuming a constant NAV per share and assuming applicable distribution fees are paid until the 8.5% total compensation limit described in "Plan of Distribution—Distribution Fees—Class T, Class W and Class I Shares" is reached, we expect that a one-time $10,000 investment in shares of each class would be subject to the following upfront selling commissions, dealer manager fees and distribution fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over Life of Investment	Total Commissions and Fees (Length of Time Over Which They Are Paid)
Class T	$200	$250	$100	$400	$850	(4.2 years)
Class W	$0	$0	$50	$850	$850	(17 years)
Class I	$0	$0	$0	$0	$0

        Certain participating broker dealers may offer discounts, which would reduce upfront selling commissions and fees and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fees to reach 8.5% of gross proceeds. See "Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees."

        Our Class T shares, Class W shares and Class I shares are available for different categories of investors. Class T shares are available to the general public. Class W shares are generally available for purchase in this offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class W shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class W shares, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and direct clients to trade with a broker dealer that offers Class W shares, (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (v) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are available for purchase in this offering only (i) by institutional accounts as defined by FINRA Rule 4512(c), (ii) through bank- sponsored collective trusts and bank-sponsored common trusts, (iii) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (iv) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I shares, (v) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor's product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (vi) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (vii) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.

        If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares, because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees. Such fees are applicable to the other share classes and will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T and Class W shares but not Class I shares, in most cases you should purchase Class W shares because Class W shares have no upfront selling commissions or dealer manager fees and lower annual distribution fees. In addition, the terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. The share redemption program applicable to Class T shares is subject to an 18-month holding period, whereas the share redemption program applicable to Class W shares and Class I shares does not have a minimum holding period, but redemptions during the first year following purchase will be subject to a 5% early redemption discount. In addition, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class T shares are generally limited to funds received from the distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class W and Class I shares from any available cash sources at our disposal. See "Description of Capital Stock—Share Redemption Programs." Please consult with your financial advisor before making your investment decision.

        If we redeem a portion, but not all of the Class T shares or Class W shares held in a stockholder's account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares or the Class W shares, as applicable, that were redeemed and those Class T shares or Class W shares, respectively, that were retained in the account. Likewise, if a portion of the Class T shares or the Class W shares in a stockholder's account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares or the Class W shares, as applicable, that were transferred and the Class T shares or Class W shares, respectively, that were retained in the account.

  Transaction Price

        Each class of shares will be sold at the then-current transaction price, which will generally be the most recently disclosed monthly NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. Accordingly, the offering price for shares of our common stock in our primary offering initially will be $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. Although the transaction price once we commence monthly valuations will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share. Each class of shares may have a different NAV per share because distribution fees differ with respect to each class.

Net Asset Value Calculation and Valuation Procedures

        Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. One fundamental element of the valuation process, the valuation of our real property portfolio, will be managed by Altus Group U.S., Inc., a third-party valuation firm, "Altus Group" or the "Independent Valuation Firm," approved by our board of directors, including a majority of our independent directors. Altus Group is a multidisciplinary provider of independent, commercial real estate consulting and advisory services with multiple offices around the world, including in Canada, the U.K., Australia, the United States and Asia Pacific. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or the Advisor.

        Periodic real property appraisals serve as the foundation of the Independant Valuation Firm's monthly real property portfolio valuation. The overarching principle of these appraisals is to produce a real property portfolio valuation that represents fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm's-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm's estimate of fair value. We obtain ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and the Advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide an orderly appraisal process, we seek to have approximately 1/12th of the portfolio appraised by a third party each month, although we may have more or less appraised in an individual month. In no event will a calendar year pass without having each property valued by appraisal unless such asset is bought or sold in such calendar year. However, each month, the Independent Valuation Firm will adjust a real property's valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made).

        Each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides our board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm or the NAV.

        While the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national exchange. We may suspend this offering and the share redemption programs if our board of directors determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our valuation procedures.

NAV and NAV Per Share Calculation

        We expect to calculate an initial NAV per share as of a date no later than December 31, 2017. Thereafter, our NAV per share will be calculated as of the last calendar day of each month for each of our outstanding classes of stock and will be available generally within 15 calendar days after the end of the applicable month. Our NAV per share will be calculated by our Advisor or ALPS Fund Services Inc. ("ALPS" or the "NAV Advisor"), a third-party valuation firm to be approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace ALPS, the Independent Valuation Firm, or any other party involved in our valuation procedures with another party, including our Advisor, if it is deemed appropriate to do so.

        Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change (whether an increase or a decrease) in the aggregate NAV of our outstanding shares and the Operating Partnership units held by third parties, or the "Aggregate Fund NAV," from the prior month will be allocated among each class of our outstanding shares and any OP Units held by third parties, each a "Fund Interest" and collectively, "Fund Interests," based on each class's relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, increases or decreases in real estate-related assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, advisory fees and distribution fees) and distributions to investors.

        Our most significant source of income is property-level net operating income. We accrue revenues and expenses on a monthly basis based on actual leases and operating expenses in that month. For the first month following a property acquisition, we will calculate and accrue net operating income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For NAV calculation purposes, organization and offering costs incurred prior to July 1, 2018 will be amortized to expense on a straight-line basis over 5 years. All organization and offering costs incurred beginning July 1, 2018 will reduce NAV as part of our estimated income and expense accruals. On a periodic basis, our income and expense accruals will be adjusted based on information derived from actual operating results.

        Our liabilities will be included as part of our NAV calculation and will be valued at fair value in accordance with GAAP. Our liabilities will include, without limitation, property-level mortgages, accrued distributions, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities. Under GAAP, we record liabilities for distribution fees that we (i) currently owe our Dealer Manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our Dealer Manager in future periods. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time should not include consideration of any estimated future distribution fees that may become payable after such date.

        Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, the NAV for each class will be adjusted for accrued dividends and the ongoing distribution fees, to determine the monthly NAV. Upfront selling commissions and dealer manager fees will have no effect on the NAV of any class because they are effectively paid by the purchasers of shares in the primary offering at the time of purchase. The purchase price of such shares is equal to the transaction price, which generally will equal the most recently disclosed monthly NAV per share. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month's NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month; however, such adjustments are anticipated to be infrequent. NAV per share for each class will be calculated by dividing such class's NAV at the end of each month by the number of shares outstanding for that class on such day.

        NAV per share for each class will be calculated by dividing such class's NAV at the end of each month by the number of shares outstanding for that class on such day. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our NAV per share calculations.

Investment Strategy and Objectives

Investment Objectives

        Our primary investment objectives include the following:

  •
  Preserving and protecting our stockholders' capital contributions;

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  Providing current income to our stockholders in the form of regular cash distributions; and

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  Realizing capital appreciation through the potential sale of our assets or other Liquidity Event (as defined below).

        We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders.

        We will supplement this prospectus during the offering period in connection with the acquisition of any significant investments.

Investment Strategy

        We intend to focus our investment activities on and use the proceeds of this offering principally for building a national industrial operating warehouse platform. Activities include the acquisition, development, leasing and financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Creditworthiness does not necessarily mean investment grade, and it is anticipated that much of our portfolio will be comprised of non-investment grade customers. We will evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business information that is provided to us by such prospective customers, as well as other market and economic information that is generally publicly available. In general, our investment strategy adheres to the following core principles:

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  Careful selection of target markets and submarkets, with an intent to overweight locations with high barriers to entry, close proximity to large demographic bases and/or access to major distribution hubs;

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  Primary focus on highly functional, generic bulk distribution and light industrial facilities;

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  Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

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  Emphasis on a mix of creditworthy national, regional and local customers.

        For a description of highly functional, generic bulk distribution and light industrial facilities, please see "Investment Strategy, Objectives and Policies—Investment Strategy."

        Although we expect that our investment activities will focus primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate-related debt. However, we will not invest more than 25% of the net proceeds we receive from the sale of shares of our common stock in this offering in other types of commercial property or real estate-related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our Company and our stockholders as determined by the Advisor and our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include: (i) equity investments in commercial real property; (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate; and (iii) investments in other real estate-related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic. Subject to the 25% limitation described above, we may invest in any of these asset classes, including those that present greater risk.

        To the extent that we invest in real estate-related debt, our primary investments could include, but are not limited to, originations of and participations in commercial mortgage loans secured by real estate, B-notes, mezzanine loans and certain other types of debt-related investments that may help us reach our diversification, liquidity and other investment objectives. With respect to investments in real estate-related securities and other securities, our primary goal in making such investments is to preserve liquidity in support of our share redemption programs, although in the future we may change our objectives with respect to investments in real estate-related securities. Targeted securities investments may include, but are not limited to, the following: (1) equity securities such as preferred stocks, common stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies), (2) debt securities issued by other real estate companies, (3) U.S. government and agency securities and (4) certain other types of securities that may help us reach our diversification, liquidity and other investment objectives.

        We may finance a portion of the purchase price of any real estate asset that we acquire with borrowings on short or long-term basis from banks, institutional investors and other lenders. Such borrowings may be secured by a mortgage or other security interest in some, or all, of our assets.

        Our charter limits the aggregate amount we may borrow to an amount not to exceed 300% of our net assets or up to 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation, unless our board determines that a higher level is appropriate. For these purposes, net assets are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Our current leverage target is between 50% and 60%. Although we intend to maintain the targeted leverage ratio over the near term, we may change our target leverage ratio from time to time. In addition, we may vary from our targeted leverage ratio from time to time, and there are no assurances that we will maintain our targeted range or achieve any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

        There is no public trading market for shares of our common stock. On a limited basis, you may be able to have your shares redeemed through our share redemption programs. In the future we may also consider various forms of additional liquidity, each of which we refer to as a "Liquidity Event," including but not limited to: (i) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of "substantially all" of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Summary Risk Factors

        An investment in shares of our common stock involves significant risks. See "Risk Factors" beginning on page 53. These risks include, among others:

  •
  We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

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  We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions. Due to the risks involved in the ownership of real estate and real-estate related investments, the amount of distributions we may pay to you in the future, if any, is uncertain. There is no guarantee of any return on your investment in us and you may lose the amount you invest.

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  Because there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time.

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  There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares. Our share redemption programs will provide you with the opportunity to request that we redeem your shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, redemptions will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share redemption programs if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

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  A portion of the proceeds received in this offering is expected to be used to satisfy redemption requests. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

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  In connection with this offering, we incur fees and expenses which will decrease the amount of cash we have available for operations and new investments. In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock, debt securities or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital. The costs of this offering and future offerings may negatively impact our ability to pay distributions and your overall return.

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  The transaction price will not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less. Our board of directors arbitrarily determined the initial transaction price in its sole discretion and it is not based on the value of any assets we may own when a stockholder purchases shares in this offering. Until we commence monthly valuations, the transaction price will be fixed and will not be adjusted based on the underlying value of any assets we may own. Once we commence monthly valuations, the transaction price generally will be based on our most recently disclosed monthly NAV of each class of common stock (subject to material changes as described above) and will not be based on any public trading market. Further, our board of directors may amend our NAV procedures from time to time. For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price per share would equal the transaction price of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription would be effective on the first calendar day of November. Conversely, if you wish to submit your shares for redemption in October, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of October. If accepted, your shares would be redeemed as of the last calendar day of October and, generally, the redemption price would equal the transaction price of the applicable class as of the last calendar day of September, subject to reduction, with respect to the Class W and Class I Redemption Program, for early redemption. In each of these cases, the NAV that is ultimately determined as of the last day of October may be higher or lower than the NAV as of the last day of September used for determining the transaction price. Therefore, the price at which you purchase shares may be higher than the current NAV per share at the time of sale and the price at which you redeem shares may be lower than the current NAV per share at the time of redemption.

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  The transaction price will not represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Once we commence monthly valuations, our management's assessment of the market values of our properties may also differ from the appraised values of our properties. Further, it is possible that the annual appraisals of our properties may not be spread evenly throughout the year, and rapidly changing market conditions or material events may not be fully reflected in our monthly NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

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  Our NAV per share may suddenly change if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted. For example, we expect to face lease expirations across our portfolio regularly, and as we move further away from lease commencement toward the end of a lease term, the valuation of the underlying property generally will be expected to drop, depending on the likelihood of a renewal or a new lease on similar terms.

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  Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, the Dealer Manager, and/or other entities related to the Sponsor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment and leasing opportunities and the fact that certain of the compensation the Advisor will receive for services rendered to us is based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating. We expect to compete with certain affiliates of direct and indirect owners of the Sponsor for investments and certain of those entities may be given priority with respect to certain investment opportunities.

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  This is a "blind pool" offering; we have not identified specific assets to acquire or investments to make with all of the proceeds of this offering. You will not have the opportunity to evaluate all of the investments we will make with the proceeds of this offering prior to purchasing shares of our common stock.

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  This is a "best efforts" offering and if we are unable to raise substantial funds, then we will be more limited in our investments.

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  We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus.

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  Distributions may be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include net proceeds of this offering and borrowings (including borrowings secured by our assets). Our distributions may exceed our taxable income, which would represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering. Some or all of our future distributions may be paid from these sources as well as from the sales of assets, cash resulting from a waiver or deferral of fees, and from our cash balances. There is no limit on distributions that may be made from these sources, however, our Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. To the extent we pay distributions from sources other than our cash flows from operating activities, we may have less funds available for the acquisition of properties, and your overall return may be reduced.

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  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

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  Our use of leverage, such as mortgage indebtedness and other borrowings, increases the risk of loss on our investments.

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  Prolonged disruptions in the U.S. and global credit markets could adversely affect our ability to finance or refinance investments and the ability of our customers to meet their obligations, which could affect our ability to meet our financial objectives and make distributions.

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  We are not required by our charter or otherwise to provide liquidity to our stockholders. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity with respect to your investment in shares of our common stock.

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  We will not be registered as an investment company, and we will not be subject to the provisions of the Investment Company Act of 1940, or the "Investment Company Act," applicable to registered investment companies. If we become subject to such provisions of the Investment Company Act, it could significantly impair the operation of our business.

Compensation to the Advisor and its Affiliates

        The Advisor and its affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of a majority of our board of directors, including a majority of the independent directors. In addition, the Sponsor has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, or the "Special Units." The Advisor is wholly-owned by the Sponsor. As described below, at the election of the Sponsor, the performance component of the advisory fee payable to the Advisor may be paid instead to the Sponsor as a performance participation allocation with respect to the Special Units.

        Set forth below is a summary of the fees and expenses we expect to pay these entities. The estimated maximum amount that we may pay with respect to such fees and expenses is also set forth below (to the extent it can be determined at this time) and is presented based on the assumptions that (i) we sell the maximum offering amount, (ii) the maximum amount of commissions and fees are paid for each primary offering share, and (iii) there is no reallocation of shares between our primary offering and our distribution reinvestment plan. The allocation of amounts among the Class T shares, Class W shares and Class I shares assumes that 75% of the common shares sold in the primary offering are Class T shares, 15% are Class W shares and 10% are Class I shares. We have assumed what percentage of shares of each class will be sold based on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold.

        See "Management Compensation" for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and "The Operating Partnership Agreement" for a more detailed description of the Special Units. See "The Advisor and the Advisory Agreement—The Advisory Agreement" for a description of the reimbursements and other payments we will make to the Advisor for all of the expenses it incurs on our behalf. These expenses include the costs of all or a portion of the wages or other compensation of employees or other personnel incurred by the Advisor or its affiliates in performing certain services for us, including but not limited to the compensation payable to our principal executive officer and our principal financial officer, provided however, that we will not reimburse the Advisor if the Advisor receives a specific fee for the activities which generate such expenses. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interest and other payments payable by us may increase or decrease during this offering or future offerings from those described below without the approval of our stockholders, if such revision is approved by a majority of our board of directors, including a majority of the independent directors.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Upfront Selling Commissions and Dealer Manager Fees—the Dealer Manager	The Dealer Manager will be entitled to receive upfront selling commissions of up to 2.0%, and dealer manager fees of up to 2.5%, of the offering price of Class T shares sold in the primary offering, however such amounts may vary at certain participating broker dealers provided that the sum will not exceed 4.5% of the offering price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker dealers.	Actual amounts will depend on the number of Class T shares sold and the offering price for each Class T share.
Upfront selling commissions will equal approximately $22,500,000 and upfront dealer manager fees will equal approximately $28,125,000 million, applying the assumptions set forth above and assuming that the offering price of each of our Class T shares remains constant at $10.47 per share.

No upfront selling commissions or dealer manager fees will be paid with respect to purchases of Class W shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Distribution Fee—the Dealer Manager	Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager distribution fees that accrue monthly and are calculated on outstanding Class T shares and Class W shares sold in the primary offering in an amount equal to 1.0% per annum and 0.50% per annum, respectively, of the NAV per Class T share or Class W share, respectively. In calculating our distribution fees, we will use our most recently disclosed monthly NAV before giving effect to the monthly distribution fee or distributions on our shares; however, until we report an NAV per share, the NAV per share for Class T shares and Class W shares will be deemed to equal $10.00 per share.	Actual amounts will depend upon the number of shares of each class outstanding, our monthly NAV, and when shares are outstanding, and, therefore, cannot be determined at this time.
The distribution fees with respect to shares sold in this offering will equal $64,125,000 if we sell the maximum offering amount, applying the assumptions set forth above and assuming a constant NAV of $10.00 per share.

The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year. The Dealer Manager will reallow (pay) the distribution fees to participating broker dealers and broker dealers servicing accounts of investors who own Class T shares and/or Class W shares, referred to as servicing broker dealers. We do not pay annual distribution fees with respect to Class I shares, shares sold under our distribution reinvestment plan or shares received as stock dividends, although the amount of the annual distribution fee payable with respect to Class T shares and Class W shares sold in our primary offering will be allocated among all Class T shares and Class W shares, respectively, including those sold under our distribution reinvestment plan and those received as stock dividends.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
We will cease paying the distribution fees with respect to individual Class T and Class W shares when they are no longer outstanding, including as a result of conversion to Class I shares. Each Class T or Class W share held within a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate on the earliest of (i) a listing of any shares of our common stock on a national securities exchange, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets and (iii) the end of the month in which the Dealer Manager, in conjunction with our transfer agent, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). We cannot predict if or when this will occur.

In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class W share (i) sold in that primary offering, (ii) sold under a distribution reinvestment plan , and (iii) received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Class I shares at the Applicable Conversion Rate, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. See "Description of Capital Stock—Common Stock" for additional information, including a description of the Applicable Conversion Rate.
Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager
	The Advisor has agreed to advance all of our organization and offering expenses on our behalf, including expenses that are deemed issuer costs and certain expenses that are deemed underwriting compensation, such as legal, accounting, printing, mailing and filing fees and expenses, bona fide due diligence expenses of participating broker dealers and investment advisers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker dealers, compensation of certain registered employees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with the Dealer Manager incurred in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and distribution fees, through June 30, 2018. We will reimburse the Advisor for all such advanced expenses ratably over the 60 months following June 30, 2018.	We estimate our organization and offering expenses to be approximately $21,875,000 if we sell the maximum offering amount.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Beginning July 1, 2018, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering. Any organization and offering expenses reimbursed by us which are deemed underwriting compensation will be subject to the 10% limit on underwriting compensation imposed by FINRA.

Subject to FINRA limitations on underwriting compensation, in addition to the organization and offering expenses for which we will reimburse the Advisor, the Advisor may pay additional expenses that are considered underwriting compensation to the Dealer Manager (which may be reallowed or paid by the Dealer Manager to participating broker dealers) without reimbursement from us. See "Plan of Distribution—Underwriting Compensation—Other Compensation."
Advisory Fee—Fixed Component and Expense Reimbursements—the Advisor
	As compensation for asset management services the Advisor provides to us pursuant to the advisory agreement we have entered into with the Advisor, or the "Advisory Agreement," we pay the Advisor an advisory fee with a fixed component, payable monthly in arrears. The fixed component of the advisory fee will consist of (i) a monthly fee of 1/12 th of 0.80% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation and amortization	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
expenses) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the fixed component of the advisory fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be 1/12th of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation and amortization expenses) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) with respect to a disposition, a fee equal to 1.0% of the total consideration paid in connection with the disposition, calculated in accordance with the terms of the Advisory Agreement. The term "disposition" shall include (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, (c) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (d) a listing of our common stock on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
common stock. See "—Advisory Fee—Performance Component—the Advisor and the Sponsor" below for a description of how the fixed component will be calculated with respect to any partial calendar month for which it is payable.

Subject to certain limitations, we reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, without limitation, our allocable share of the Advisor's overhead, which includes but is not limited to the Advisor's rent, utilities and personnel costs; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, which services and fees are described in this table. See "The Advisor and the Advisory Agreement—The Advisory Agreement" for more details.
Advisory Fee—Performance Component—the Advisor and the Sponsor
	In consideration for the asset management services the Advisor provides on our behalf, we also pay the Sponsor, in its capacity as holder of the Special Units, a performance based amount in the form of an allocation and distribution as an additional component of the advisory fee. This amount will be paid to the Sponsor, so long as the Advisory Agreement has not been terminated, as a performance participation interest with respect to the Special Units or, at the election of the Sponsor, will be paid instead to the Advisor as a fee. This performance component of the advisory fee is calculated as the lesser of (1) 12.5% of (a) the annual total return amount less (b) any loss carryforward, and (2) the amount equal to (x) the annual total return amount, less (y) any loss carryforward, less (z) the amount needed to achieve an annual total	Actual amounts depend upon our Aggregate Fund NAV, the distributions we pay and the changes in NAV and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
return amount equal to 5% of the NAV per Fund Interest at the beginning of such year (the "Hurdle Amount"). The foregoing calculations are calculated on a per Fund Interest basis and multiplied by the weighted average Fund Interests outstanding during the year. In no event will the performance component of the advisory fee be less than zero.

Accordingly, if the annual total return amount exceeds the Hurdle Amount plus the amount of any loss carryforward, then the Sponsor or the Advisor, as applicable, will earn a performance component equal to 100% of such excess, but limited to 12.5% of the annual total return amount that is in excess of the loss carryforward.

The "annual total return amount" referred to above means all distributions paid or accrued per Fund Interest plus any change in NAV per Fund Interest since the end of the prior calendar year, adjusted to exclude the negative impact on annual total return resulting from our payment or obligation to pay, or distribute, as applicable, the performance component of the advisory fee as well as ongoing distribution fees (i.e., our ongoing class-specific fees). Until we determine an NAV, the initial NAV will be deemed to equal $10.00 per Fund Interest. If the performance component is being calculated with respect to a year in which we complete a Liquidity Event, for purposes of determining the annual total return amount, the change in NAV per Fund Interest will be deemed to equal the difference between the NAV per Fund Interest as of the end of the prior calendar year and the value per Fund Interest determined in connection with such Liquidity Event, as described in "The Advisor and the Advisory

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements." The measurement of the change in NAV per Fund Interest for the purpose of calculating the annual total return amount is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership's capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in the Operating Partnership's net assets.

The "loss carryforward" referred to above will track any negative annual total return amounts from prior years and offset the positive annual total return amount for purposes of the calculation of the performance component of the advisory fee. The loss carryforward is zero as of the date of this prospectus.

The fixed component and the performance component of the advisory fee will accrue monthly. The fixed component is payable monthly in arrears; provided that, with respect to a disposition, the fixed component is payable upon the occurrence of a listing of shares of our common stock on a national securities exchange or other disposition. The performance component of the advisory fee with respect to any calendar year is payable after the completion of the calculation of our NAV for December of such year. The fixed component shall be payable for each month in which the Advisory Agreement is in effect, even if the Advisory Agreement is in effect for a partial month. The performance component will be payable for each calendar year in which the Advisory Agreement is in effect, even if the Advisory Agreement is in effect for a partial year. With respect to the first calendar year in which the current Advisory Agreement is in effect, the partial period performance component of the advisory fee will be calculated

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
assuming an initial NAV of $10.00 per Fund Interest. In the event the Advisory Agreement is terminated or its term expires without renewal, the partial period fixed component and performance component of the advisory fee will be due and payable upon the termination date. In such event, for purposes of determining the "annual total return amount," the change in NAV per Fund Interest will be determined based on a good faith estimate of what our NAV per Fund Interest would be as of that date (if our NAV had been calculated in accordance with our valuation policy); provided, that, if the Advisory Agreement is terminated with respect to a Liquidity Event, the performance component will be due and payable in connection with such Liquidity Event and the annual total return amount will be calculated as set forth above with respect to a year in which we complete a Liquidity Event. In addition, in the event the Operating Partnership commences a liquidation of its investments during any calendar year, the Sponsor or the Advisor, as applicable, will be paid the advisory fee from the proceeds of the liquidation and the performance component will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the holders of OP Units. If the fixed component or the performance component of the advisory fee is payable with respect to any partial month or partial calendar year, then the fixed component will be prorated based on the number of days elapsed during any partial calendar month, and the performance component will be calculated based on the annualized total return amount determined using the total return achieved for the period of such partial calendar year.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
If the Sponsor does not elect on or before the first day of a calendar year to have it paid as a fee to the Advisor, then the performance component of the advisory fee will be paid as a distribution on the performance participation interest to the Sponsor, as the holder of the Special Units. In such case, the performance component of the advisory fee will be payable in cash or Class I OP Units, at the election of the Sponsor. If the Sponsor elects to receive such distributions in Class I OP Units, the number of Class I OP Units to be issued to the Sponsor will be determined by dividing an amount equal to the value of the performance component of the advisory fee by the NAV per Class I OP Unit. The Sponsor may request the Operating Partnership to repurchase such OP Units from the Sponsor at a later date. Any such repurchase requests will not be subject to any early redemption deduction under our share redemption program applicable to Class W and Class I shares. In the event the performance component of the advisory fee is paid in cash to the Sponsor as an allocation and distribution in its capacity as holder of the Special Units, such amount will not be deductible to the Operating Partnership although it will reduce the cash available for distribution to other OP Unitholders.

For a more comprehensive description of the performance component and related calculations, including an example of a calculation of the performance component, see "The Advisor and the Advisory Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements," "The Advisor and the Advisory Agreement—The Advisory Agreement—Performance Component Calculation Example" and "The Operating Partnership Agreement—Operations."

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Property Management and Leasing Fees—the Property Manager or its affiliates	Property management fees may be paid to the Black Creek Property Management Company LLC, or the "Property Manager," or its affiliates in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager or its affiliates a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year's annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager or its affiliates if the Property Manager or its affiliates provide leasing services, directly or indirectly.	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.
Fees from Other Services—Affiliates of the Advisor
	We retain certain of the Advisor's affiliates, from time to time, for services relating to our investments or our operations, which may include property management services, leasing services, corporate services, statutory services, transaction support services (including but not limited to coordinating with brokers, lawyers, accountants and other advisors, assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), construction and development management, and loan management and servicing, and within one or more such categories, providing services in respect of asset and/or investment administration, accounting,	Actual amounts depend on whether affiliates of the Advisor are actually engaged to perform such services.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
technology, tax preparation, finance (including but not limited to budget preparation and preparation and maintenance of corporate models), treasury, operational coordination, risk management, insurance placement, human resources, legal and compliance, valuation and reporting-related services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title and/or other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor's affiliates for any such services will not reduce the advisory fees. Any such arrangements will be at market rates or reimbursement of costs.

        In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock or OP Units, in any class of its choice. Any such shares or OP Units will be valued at the NAV per share or OP Unit applicable to such shares or OP Units on the issue date. Such shares shall not be subject to any early redemption deduction under our share redemption program applicable to Class W and Class I shares. The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such OP Units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

        As of March 31, 2017, the Advisor had incurred $3,546,005 of offering costs and $117,864 of organization costs, all of which were paid directly by the Advisor on our behalf. As of March 31, 2017, we had reimbursed the Advisor $40,072 related to organization costs. As of March 31, 2017, no other related party costs had been incurred.

  Expense Support Agreement

        We entered into an Expense Support Agreement with the Operating Partnership and the Advisor in October 2016, which was subsequently amended as of July 1, 2017, or the "Expense Support Agreement." Pursuant to the Expense Support Agreement, effective for each quarter commencing October 1, 2016 and ending June 30, 2020, the Advisor has agreed to defer payment of all or a portion of the fixed component of the advisory fee otherwise payable to it pursuant to the Advisory Agreement, if the sum of (i) funds from operations, or "FFO", as disclosed in our quarterly and annual reports, (ii) our acquisition expenses and (iii) the performance component of the advisory fee for a particular quarter, collectively, the "Expense Support Threshold," is less than the aggregate gross cash distributions declared for such quarter, assuming all such cash distributions had been declared at the aggregate distribution rate for Class I shares authorized by our board of directors for such quarter, or "Baseline Distributions." The amount of the fixed component of the advisory fee that will be deferred for a particular quarter, if any, will equal the lesser of (i) the difference between the Expense Support Threshold and Baseline Distributions for such quarter and (ii) the entire fixed component of the advisory fee payable to the Advisor pursuant to the Advisory Agreement for such quarter.

        In addition, if in a given calendar quarter, the Expense Support Threshold is less than Baseline Distributions for such quarter, and the deferred fixed component of the advisory fee is not sufficient to satisfy the shortfall for such quarter, or a "Deficiency," the Advisor will be required to fund certain of our or the Operating Partnership's expenses in an amount equal to such Deficiency. In no event will the aggregate of the deferred asset management fees and the Deficiency support payments exceed $15,000,000, or the "Maximum Amount."

        Subject to certain conditions, the Advisor is entitled to reimbursement from us for any fixed component of the advisory fee that is deferred and any expense support payments that the Advisor makes pursuant to the Expense Support Agreement; provided, that, we will not be obligated to reimburse the Advisor for any amount not reimbursed by us to the Advisor within three years after the quarter in which such reimbursable amount originated. For any quarter in which the Expense Support Threshold exceeds Baseline Distributions for that quarter, the Expense Support Agreement requires that we reimburse the Advisor in an amount equal to the lesser of (i) the difference between the Expense Support Threshold and Baseline Distributions and (ii) the sum of all outstanding reimbursable amounts. Further, in the event that we terminate the Advisory Agreement without cause and not in connection with a Liquidity Event, any reimbursable amounts that have not expired or been repaid pursuant to the terms of the Expense Support Agreement will become immediately due and payable to the Advisor. Our obligation to reimburse the Advisor will be non-interest bearing.

        During the term of the Expense Support Agreement, we may be able to use cash flow from operations to pay distributions to our stockholders that would otherwise be used to pay the fixed component of the advisory fee or expenses. Although the Expense Support Agreement has an effective term through June 30, 2020, the Expense Support Agreement may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days' prior written notice to the Advisor. In addition, the Advisor's obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Amended and Restated Advisory Agreement, (ii) our delivery of notice to the Advisor of our intention to terminate or not renew the Advisory Agreement, (iii) our completion of a liquidity event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Further, the Advisor may elect to immediately terminate its obligations under the Expense Support Agreement if we modify the calculation of FFO. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2020 will remain operative and in full force and effect through the end of such quarter.

        When the Expense Support Agreement terminates, the Advisor will not have an obligation to defer fees or support expenses in order to support our cash distributions. Notwithstanding the foregoing, amounts deferred or reimbursed pursuant to the Expense Support Agreement shall survive any termination or expiration and remain subject to the reimbursement terms described above without modification.

        The table below provides information regarding the fees deferred and expense support provided by the Advisor, pursuant to the Expense Support Agreement. As of March 31, 2017, the aggregate amount paid by the Advisor pursuant to the Expense Support Agreement was $467,695. No amounts had been reimbursed to the Advisor by the Company.

	For the Three Months Ended March 31,
	2017	2016
Fees deferred	$—	$—
Other expenses supported	318,196	—

Total expense support from Advisor(1)	$318,196	$—

(1)
As of March 31, 2017, $318,196 of expense support was payable to the Company by the Advisor.

Conflicts of Interest

        The Advisor and certain of its affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

  •
  The managers, directors, officers and other employees of the Advisor, its affiliates and related parties, must allocate their time between advising us and managing various other real estate programs and projects and business activities in which they may be involved, which may be numerous and may change as programs are closed or new programs are formed;

  •
  The compensation payable by us to the Advisor and its affiliates or related parties may not be on terms that would result from arm's length negotiations between unaffiliated parties;

  •
  We may purchase assets from, sell assets to, or enter into business combinations involving certain affiliates of the Advisor (if approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to us);

  •
  We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm's length negotiations between unaffiliated parties;

  •
  We expect to compete with certain affiliates of direct or indirect owners of the Sponsor for certain investments, including Dividend Capital Diversified Property Fund Inc., or "DPF" and Industrial Property Trust Inc., or "IPT." In addition, IPT's Advisor provides certain acquisition and asset management services to DPF's advisor with respect to industrial real property pursuant to a subadvisor relationship. As a result, the Advisor and its affiliates are subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf; certain of these entities may be given priority with respect to certain investment opportunities;

  •
  Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our investments;

  •
  The Advisor has incentives to recommend that we purchase properties using debt financing since the fixed component of the advisory fee that we pay to the Advisor will increase if we use debt financing to acquire properties;

  •
  The Advisor and the Dealer Manager and the Advisor are related parties. As a result, (i) we do not have the benefit of an independent dealer manager, and (ii) you do not have the benefit of an independent third-party review of this offering to the same extent as if the Dealer Manager was unrelated to the Advisor; and

  •
  The Advisor and parties related to, or affiliated with, the Advisor, including the Dealer Manager, will receive compensation from us. These compensation arrangements may cause these entities to take or not to take certain actions. For example, these arrangements may provide an incentive for the Advisor to sell or not sell assets, or engage or not engage in other transactions such as a merger or listing. Considerations relating to compensation from us to the Advisor and its affiliates or related parties could result in decisions that are not in your best interests, which could result in a decline in the value of your investment.

        For a more detailed discussion of these conflicts of interest, see "Conflicts of Interest" beginning on page 176 of this prospectus.

Our UPREIT Structure

        An Umbrella Partnership Real Estate Investment Trust, which we refer to as "UPREIT," is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because, among other reasons, a sale of property directly to the REIT in exchange for cash or REIT shares, or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, an owner of a property who desires to defer the taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and generally defer taxation of gain until the transferor later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Our Operating Partnership

        We intend to own all of our assets directly or indirectly through our Operating Partnership or its subsidiaries. We contributed $200,000 that we received from the Advisor to make an investment of $200,000 in the Operating Partnership in exchange for 20,000 partnership units in the Operating Partnership, or "OP Units," which represent our ownership interest as the general partner of the Operating Partnership. We have contributed, and expect to continue to contribute, the proceeds from our public offerings to the Operating Partnership in exchange for OP Units, which represent our ownership interest as a limited partner of the Operating Partnership. The Sponsor has invested $1,000 in the Operating Partnership as a limited partner and has been issued a separate class of OP Units which constitute the Special Units. The holders of OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.

Our Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We currently have six members on our board of directors, four of whom are independent of us, the Advisor and our respective affiliates. Our board of directors has established an Audit Committee, an Investment Committee, a Nominating and Corporate Governance Committee and a Conflicts Resolution Committee. Our board of directors may also establish a Compensation Committee. The names and biographical information of our directors and officers are contained under "Management—Directors and Executive Officers."

        Our board of directors has adopted a delegation of authority policy and pursuant to such policy, has established a Management Committee and delegated the authority for certain actions to the Management Committee. The Management Committee is not a committee of our board of directors.

The Advisor

        The Advisor was formed as a Delaware limited liability company on August 12, 2014. In connection with our formation, the Advisor invested $200,000 in the Company in exchange for 20,000 shares of our Class A common stock, which were re-designated as Class I shares in May 2017. We have contracted with the Advisor pursuant to the Advisory Agreement to manage our day-to-day operating and acquisition activities and to implement our investment strategy. Under the Advisory Agreement, the Advisor must use reasonable efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of ours and our stockholders. The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of an entity related to the Advisor.

The Sponsor

        The Sponsor was formed as a Delaware limited liability company on August 12, 2014. The Sponsor contributed $1,000 to the Operating Partnership in connection with its formation. The Sponsor, which wholly-owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor is jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates.

Affiliates of the Advisor and Related Entities

        Various affiliates of or parties related to the Advisor are involved in this offering and our operations. The Dealer Manager will provide dealer manager services to us in this offering. Dividend Capital Exchange Facilitators LLC, which we refer to as the "Exchange Facilitator," may assist in effecting transactions related to potential private placements by the Operating Partnership of tenancy-in-common interests in real properties, Delaware statutory trust interests, and similar private placements. Furthermore, we expect that we may enter into, and the Advisor expects that it may enter into, contractual arrangements with other related entities. We refer to each of the Advisor, the Exchange Facilitator and other affiliates of the Advisor and Sponsor, as a "Sponsor affiliated entity" and we refer to each of the Dealer Manager and other parties related to the Advisor and the Sponsor as a "Sponsor related party" and collectively we refer to all of them as "Sponsor affiliated entities and related parties."

Structure Chart

        The chart below shows the relationships among various Sponsor affiliated entities and related parties. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/or their affiliates. The Dealer Manager and the Exchange Facilitator are presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/or their affiliates. As of the date of this prospectus, the Sponsor has not issued, but expects in the future to issue, equity or profits interests or derivatives thereof to certain of its employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions is expected to result in a change in control of the Sponsor.

Black Creek Capital Markets, LLC (the "Dealer Manager")
Dealer Manager Agreement
Black Creek Industrial REIT IV Inc.
100% initially <0.1% Post-Offering
BCI IV Advisors Group LLC (the "Sponsor")
100%
Black Creek Property Management Company LLC (the "Property Manager")
Property Management Agreement(s)
Advisory Agreement
BCI IV Advisors LLC (the "Advisor")
General Partner
1.0% Initially / <0.01% Post-Offering
Limited Partner
99.0% Initially / >99.9% Post-Offering
Dividend Capital Exchange Facilitators LLC (the "Exchange Facilitator")
BCI IV Operating Partnership LP (the "Operating Partnership")
Limited Partner 100 Special Units
100%
Asset Owning Entities

Duration of the Offering

        This offering went effective on February 18, 2016, and is expected to terminate on or before February 18, 2019, unless extended by our board of directors in accordance with Rule 415 of the Securities Act of 1933, as amended, or the "Securities Act." Rule 415 of the Securities Act permits us to file a new registration statement on Form S-11 with the SEC to register additional Class T shares, Class W shares and Class I shares so that we may continuously offer shares of our common stock. If our board of directors determines to extend the offering beyond February 18, 2019, we will notify stockholders by filing a supplement to this prospectus with the SEC. In certain states, the registration of this offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period through the expected termination date of the offering. We reserve the right to terminate this offering at any time. Our board of directors, in its sole discretion, may determine from time to time during this offering to reclassify shares of our common stock, as permitted by our charter, in order to offer shares of one or more additional classes of common stock in this offering. Any additional class of common stock may be offered at a different price and may be subject to different fees and expenses than the shares currently being offered.

Estimated Use of Proceeds

        Assuming that 75% of the primary offering gross proceeds come from sales of Class T shares, 15% of primary offering gross proceeds come from sales of Class W shares and 10% of primary offering gross proceeds come from sales of Class I shares, our management team expects to invest approximately 95.5% to 96.4% of the gross offering proceeds to acquire real property, debt and other investments as described above. If all of our primary offering gross proceeds come from sales of Class T shares, we expect to invest approximately 94.4% to 95.5% of the gross offering proceeds. The actual percentage of offering proceeds used to make investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan as well as whether we sell more or less than we have assumed of any of the Class T shares, Class W shares or Class I shares. We have assumed what percentage of shares of each class will be sold based on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. In addition, as noted below, until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, which may include the net proceeds from this offering. We have not established a cap on the amount of our distributions that may be paid from any of these sources.

Distribution Policy

        We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2017 and, once we so qualify, we intend to continue to operate in accordance with the requirements for qualification as a REIT. In order to qualify as a REIT, among other requirements, we are generally required to distribute 90% of our annual REIT taxable income (determined without regard to the dividends paid deduction and our net capital gain or loss) to our stockholders. Our board of directors has historically authorized quarterly distributions with daily record dates (i.e., daily accruals), but going forward our board of directors intends to authorize a monthly distribution of a certain dollar amount per share of our common stock using monthly record dates. Your distributions will accrue on the first record date after you become a record owner of our common stock, subject to our board of directors declaring a distribution for record owners as of such date. We accrue the amount of declared distributions as a liability on the record date, and such liability will be accounted for in determining the NAV. We reserve the right to adjust the periods during which distributions accrue and are paid. See "Description of Capital Stock—Distributions."

        Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our cash distributions may be paid from other sources, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses, proceeds from the sales of assets, and from our cash balances. There is no limit on distributions that may be made from these sources, however, our Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

Distribution Reinvestment Plan

        When you subscribe for shares in this offering on and after the date of this prospectus, you will automatically become a participant in our distribution reinvestment plan unless you are a resident of Kansas, Kentucky, Maine, Maryland, New Jersey or Ohio, are a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Kansas, Kentucky, Maine, Maryland, New Jersey or Ohio, or a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, you may choose to enroll as a participant in our distribution reinvestment plan. As a participant, the cash distributions attributable to the class of shares that you own will automatically be reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at the transaction price in effect on the distribution date. However, our board of directors may determine, in its sole discretion, to have any distributions paid in cash without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in its discretion at any time upon 10 days' notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Programs

        We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share redemption program applicable to Class T shares and a share redemption program applicable to Class W and Class I shares, whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described in "Description of Capital Stock—Share Redemption Programs." To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares under both of our share redemption programs on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify our share redemption programs.

        The terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. As described below, the share redemption program applicable to Class T shares is subject to an 18-month holding period, whereas the share redemption program applicable to Class W shares and Class I shares does not have a minimum holding period, but redemptions during the first year following purchase will be subject to the Early Redemption Deduction (defined below). In addition, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class T shares are generally limited to funds received from our distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class W and Class I shares from any available cash sources at our disposal.

        While stockholders may request on a monthly basis that we redeem all or any portion of their shares pursuant to our share redemption programs, we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under our share redemption programs, to the extent we determine to redeem shares in any particular month, we will only redeem shares as of the last calendar day of that month (each such date, a "Redemption Date"). Redemptions will be made at the transaction price in effect on the Redemption Date (which, once we commence monthly valuations, will generally be equal to our most recently disclosed monthly NAV per share, but will initially be equal to $10.00 per share), except that Class W and Class I shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price (the "Early Redemption Deduction"). The Early Redemption Deduction may be waived in certain circumstances including: (i) in the case of redemption requests arising from the death or qualified disability of the holder; (ii) in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or (iii) with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. An investor may withdraw its redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

        Under our share redemption program applicable to Class T Shares, we may redeem your Class T shares after you have held them for a minimum of 18 months, subject to certain exceptions. In the event that you seek to redeem all of your Class T shares, any Class T shares that you purchased pursuant to our distribution reinvestment plan or received from us as a stock dividend may be excluded from the foregoing 18-month holding period requirement, in the discretion of our board of directors. In addition, for purposes of the 18-month holding period, holders of OP Units who exchange their OP Units for Class T shares shall be deemed to have owned their Class T shares as of the date they were issued their OP Units. If you have made more than one purchase of Class T shares (other than through our distribution reinvestment plan), the 18-month holding period will be calculated separately with respect to each such purchase. Neither the 18-month holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder. Our board of directors also reserves the right in its sole discretion at any time and from time to time to (i) waive the 18-month holding period and either of the Redemption Caps (as defined below) in the event of the disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) of a stockholder, (ii) reject any request for redemption for any reason, or (iii) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. Furthermore, any shares redeemed in excess of the Monthly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following month's redemption limitations.

        We are not obligated to redeem shares of our common stock under our share redemption program applicable to Class T Shares. We presently intend to limit the number of shares to be redeemed under our share redemption program applicable to Class T Shares during any calendar month to the "Monthly Redemption Cap" which will equal the lesser of: (i) 1/12 th of 5% of the number of Class T shares outstanding as of the date that is 12 months prior to the end of the current month and (ii) the aggregate number of Class T shares sold pursuant to our distribution reinvestment plan in the immediately preceding month, less the number of Class T shares redeemed in the most recently completed month in excess of such month's applicable Monthly Redemption Cap due to qualifying death or disability requests of a stockholder or stockholders during such month, which amount may be less than the "Aggregate Redemption Cap" defined below. In addition, our board of directors retains the right, but is not obligated to, redeem additional Class T shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than 5% of the number of Class T shares outstanding at the beginning of such 12-month period (referred to herein as the "Aggregate Redemption Cap" and together with the Monthly Redemption Cap, the "Redemption Caps") unless permitted to do so by applicable regulatory authorities. Our board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued or other guidance provided by the SEC staff that would not object to such an increase. There can be no assurance that our board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that our board of directors will be able to obtain, if necessary, a no-action letter from SEC staff.

        Under our share redemption program applicable to Class W Shares and Class I Shares, we may redeem during any calendar month Class W Shares and Class I Shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of the aggregate NAV of such classes of shares as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of NAV of such classes of shares as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders' redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of the NAV applicable to all such shares as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of the NAV of such classes of shares as of the last calendar day of the prior calendar quarter.

        Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

        Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis; provided, that, with respect to the share redemption program applicable to Class T shares only, we will redeem shares of our common stock in full that are timely presented for redemption in connection with the death and, if approved by our board of directors in its sole discretion, the disability of a stockholder, regardless of whether we redeem all other shares presented for redemption pursuant to the share redemption program applicable to Class T shares on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption programs, as applicable. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. See "Description of Capital Stock—Share Redemption Programs."

Emerging Growth Company

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the "JOBS Act." For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the "Sarbanes-Oxley Act," reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a "non-accelerated filer" under the Securities Exchange Act of 1934, or the "Exchange Act," and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.

        We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1.0 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt, or (iv) the date on which we are deemed a "large accelerated filer" under the Exchange Act.

        Under the JOBS Act, emerging growth companies can also delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Investment Company Act of 1940 Exemption

        We intend to conduct the operations of the Company and its subsidiaries so that none of them will be required to register as an investment company under the Investment Company Act.

        Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the "40% test." Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        We will conduct our businesses primarily through the Operating Partnership, a wholly-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to carry out specific activities. Although we reserve the right to modify our business methods at any time, at the time of this offering we expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as "sticks and bricks" and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments such as real estate-related securities, and will otherwise be considered to be in the real estate business. Both we and the Operating Partnership intend to conduct our operations so that neither will hold investment securities in excess of the limit imposed by the 40% test and neither will be primarily engaged in or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Therefore, we expect that we and the Operating Partnership will not be subject to regulation as an investment company under the Investment Company Act. The securities issued to the Operating Partnership and to the Company by their respective wholly-owned or majority-owned subsidiaries that are neither investment companies nor relying on Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, as discussed above, will not be investment securities for the purpose of the 40% test.

        We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, the Operating Partnership's interest in each of these subsidiaries would constitute an "investment security" for purposes of determining whether the Operating Partnership satisfies the 40% test. However, as stated above, we expect that even in such a situation most of our other majority-owned subsidiaries will not meet the definition of investment company or, if they meet the definition, they will not rely on the exclusions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities, and we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act, even if some special purpose subsidiaries do rely on Section 3(c)(7).

        One or more of our subsidiaries or subsidiaries of the Operating Partnership may seek to qualify for an exclusion from the definition of investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity's portfolio be comprised of qualifying interests and the remaining 45% of the entity's portfolio consist primarily of real estate type interests (as such terms have been interpreted by the staff of the SEC. We expect our subsidiaries to rely on guidance published by the SEC or the staff of the SEC or on our own analyses of guidance published with respect to other types of assets to determine which assets are qualifying interests and real estate-type interests.

        In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C), including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including the guidance of the SEC or its staff regarding this exclusion, will not change in a manner that adversely affects our operations. To the extent that the SEC or its staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Any additional guidance could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

        We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC or its staff does not agree with our determinations, we may be required to adjust our activities, those of the Operating Partnership, or other subsidiaries.

        Qualification for these exclusions could affect our ability to acquire or hold investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exclusions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. If we or our subsidiaries fail to maintain an exclusion from the Investment Company Act, we could, among other things, be required either to (i) change the manner in which we conduct our operations to avoid being required to register as an investment company, (ii) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (iii) register as an investment company, any of which would negatively affect the value of shares of our common stock, the sustainability of our business model, and our ability to make distributions. See "Risk Factors" for a discussion of certain risks associated with the Investment Company Act.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q:
WHAT IS A "REIT"?

A:
In general, a REIT is a company that:

•
Offers the benefits of a diversified real estate portfolio under professional management;

•
Is required to make distributions to investors of at least 90% of its taxable income (excluding net capital gains) for each year and meet certain other qualification requirements;

•
Prevents the federal "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT's stockholders; and

•
Combines the capital of many investors to acquire or provide financing for real estate assets.

Q:
WHO IS BLACK CREEK GROUP?

A:
Black Creek Group is an experienced real estate investment management firm that, through its affiliates and sponsored funds and companies, has acquired more than $16.7 billion of real estate assets through December 31, 2016. Over its 25-year history, Black Creek Group has sponsored 18 investment platforms, including 13 institutional and five retail funds, and managed a diverse spectrum of commercial real estate—including office, industrial retail and multifamily. Black Creek Group sponsored companies offer a range of investment solutions for both institutional and wealth management channels.

Q:
WHY DO YOU PLAN ON FOCUSING YOUR INVESTMENTS ON INDUSTRIAL PROPERTIES?

A:
We believe that ownership of industrial properties may have certain potential advantages relative to ownership of other classes of real estate, including but not limited to the following:

•
We believe that industrial properties generally exhibit lower rent volatility than other types of commercial real estate, resulting in greater revenue stability;

•
We believe that, because industrial properties are often leased on a net basis, meaning the customer undertakes to pay all the expenses of maintaining the leased property, typically including as insurance, taxes, utilities and repairs, the owner has limited cost responsibilities;

•
We believe that operating costs and capital improvement costs are generally lower for industrial properties;

•
We believe that, because industrial properties contain generic-use space, well-located buildings tend to better hold their value, with older buildings often earning rents more closely comparable to those of newer buildings;

•
We believe that value in the industrial sector is primarily driven by location and access to transportation infrastructure, not by aesthetics, which helps to significantly slow the pace of building obsolescence;

•
We believe that the diversity of customers in the industrial sector is broad and generally tracks the overall economy, reducing risk and providing greater cash flow stability; and

  •
  We believe that consumers' continual demand for greater product selection and delivery methodologies (including e-commerce fulfillment) will drive the demand for additional industrial space.

  We believe that based on these factors, among others, cash flows generated by industrial properties should exhibit greater stability and certainty than those generated by other types of real estate assets.

  Although our management team believes that there may be certain advantages to investing in industrial properties, by focusing on industrial properties, we will not have the advantage of a portfolio of properties that is diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include, for example, the movement of manufacturing facilities to foreign markets which have lower labor or production costs, transportation or distribution trends which may change user demand for distribution space on a national or regional basis, and other economic trends or events which would cause industrial properties to under-perform other property types.

Q:
WHAT IS THE EXPERIENCE OF THE ADVISOR'S MANAGEMENT TEAM?

A:
The key members of the Advisor's management team include, in alphabetical order, John Blumberg, Rajat Dhanda, David Fazekas, Andrea Karp, Thomas McGonagle, Dwight Merriman III, Lainie Minnick, James Mulvihill, Scott Recknor, Gary Reiff, Jeffrey W. Taylor, Peter Vanderburg, J. R. Wetzel, Joshua Widoff, Brian C. Wilkinson and Evan Zucker. The Advisor's management team collectively has substantial experience, spanning an average of more than 20 years, in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as in the asset allocation and investment management of real estate, debt and other investments.

  Certain affiliates of the Sponsor, directly or indirectly through affiliated entities, have sponsored four public REITs including Keystone Property Trust (New York Stock Exchange ("NYSE"): KTR), (formerly known as American Real Estate Investment Corp.), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, DCT Industrial Trust Inc. (formerly known as Dividend Capital Trust Inc. and which we refer to herein as "DCT") (NYSE: DCT), Industrial Income Trust Inc., or "IIT," DPF and IPT. Owners of the Sponsor, directly or indirectly through affiliated entities, have also sponsored numerous private entities.

  Collectively, as of December 31, 2016, the public and private real estate programs sponsored by certain direct and/ or indirect owners of the Sponsor, together with their affiliates and others, had raised approximately $12.8 billion of equity capital and equity capital commitments and had purchased interests in real properties and loans secured by real properties having combined acquisition and development costs of approximately $16.7 billion. Please see "Prior Performance of the Advisor and its Affiliates," "Management—Directors and Executive Officers" and "The Advisor and The Advisory Agreement—The Advisor" for additional information concerning the experience of the Advisor's management team.

Q:
WHO WILL CHOOSE WHICH INVESTMENTS TO MAKE?

A:
The Advisor will choose which real property, debt and other investments to make based on specific investment objectives and criteria, including preserving and protecting our stockholders' capital contributions, providing current income to our stockholders in the form of regular cash distributions and realizing capital appreciation upon the potential sale of our assets, and subject to the direction, oversight and approval of our board of directors, and under certain circumstances, our Investment Committee. If we are considering purchasing an investment from an affiliate, a majority of our board of directors (including a majority of our independent directors) will need to approve such investment.

Q:
WHAT IS THE LIQUIDITY EVENT HISTORY OF PROGRAMS SPONSORED BY YOUR ADVISOR?

A:
Certain affiliates and owners of the Advisor, directly or indirectly through affiliated entities, collectively or in various combinations, previously sponsored DCT and IIT and currently sponsor DPF and IPT. Two of these four public REITs have had a liquidity event. The following summary sets forth additional details with respect to each of these REITs.

  DCT initially sold shares of its common stock to investors from February 2003 through January 2006 at share prices that ranged from $10.00 to $10.50 per share in various public offerings. DCT's charter included an investment objective to provide its stockholders with liquidity within 10 years after the commencement of its initial public offering, which occurred in February 2003. DCT's liquidity event occurred in December 2006, when DCT completed a listing on the NYSE at an offering price of $12.25 per share.

  IIT sold shares of its common stock to investors from December 2009 through April 2012 at a share price of $10.00 per share in its initial public offering. IIT sold shares of its common stock pursuant to a follow-on offering from April 2012 through July 2013 at a share price of $10.40 per share. IIT announced an estimated NAV per share of its common stock of $11.04 as of December 31, 2014. On November 4, 2015, IIT completed its merger with and into Western Logistics II LLC, or "WL II," an affiliate of Global Logistic Properties Limited, or "GLP," in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share, as well as a distribution of units of beneficial interest in the liquidating trust described below, or the "DC Industrial Liquidating Trust." Academy Partners Ltd. Liability Company, or "Academy Partners", is the former owner of the names "Industrial Income Trust Inc.," "Industrial Income Trust" and "IIT," which we refer to collectively as the "Trademarks" and GLP (or its affiliate), which is unrelated to Academy Partners and its Dividend Capital Group LLC affiliates, is the present owner and source of services provided under the Trademarks. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. The DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT's former stockholders. At the closing of the merger, IIT estimated that an additional approximately $0.56 net per unit of DC Industrial Liquidating Trust would be paid in cash upon consummation of the sales of all of the excluded properties (net of certain estimated expenses), based on estimates at closing by IIT's management of the value of each such property upon stabilization, the costs to complete the development and leasing of the excluded properties, and liquidation expenses. The actual amounts ultimately distributed by DC Industrial Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, market conditions for sales of the properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. As of the date of this prospectus, DC Industrial Liquidating Trust anticipates completing its liquidation by selling its properties within a period of 12 to 24 months following November 4, 2015, which is the date on which the 11 properties were transferred to DC Industrial Liquidating Trust. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT's former stockholders in connection with the DC Industrial Liquidating Trust or the timing of the liquidation of DC Industrial Liquidating Trust.

  DPF sold shares of its common stock to investors from January 2006 through September 2009 at a share price of $10.00 per share in two fixed-priced primary public offerings and from January 2006 through February 2011 at a share price of $9.50 per share pursuant to its distribution reinvestment plan. On July 12, 2012, DPF commenced a new ongoing public primary offering of three new classes of common stock with daily NAV based pricing. DPF announced an NAV per share of $7.54 as of May 31, 2017. Subject to certain qualifications, DPF originally disclosed that it intended to effect a liquidity event in 2016 but has subsequently disclosed that it intends to operate as a perpetual life REIT with respect to purchasers of shares in its current offering.

  IPT commenced its initial public offering of shares of its common stock in July 2013 at a share price of $10.00 per share and its primary offering closed on June 30, 2017, but the offering pursuant to its distribution reinvestment plan is ongoing. On August 14, 2015, IPT announced an estimated NAV of $9.74 per share as of September 30, 2016. IPT's offering documents indicate an intention to consider alternatives to effect a liquidity event for its stockholders beginning seven to 10 years following the investment of substantially all of the net proceeds from IPT's public offerings. IPT has not invested substantially all of the net proceeds from all of its public offerings, as it is presently engaged in a public offering.

Q:
HOW IS AN INVESTMENT IN SHARES OF OUR COMMON STOCK DIFFERENT FROM PUBLICLY TRADED REITs?

A:
While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with both the real estate market and with the stock market as a whole. We currently do not intend to list our shares for trading on a national securities exchange and, as such, an investment in shares of our common stock generally differs from listed REITs in the following ways:

•
Our board of directors arbitrarily determined the initial transaction price in its sole discretion and it is not based on the value of any assets we may own when a stockholder purchases shares in this offering. Until we commence monthly valuations, which we expect will be as of a date no later than December 31, 2017, the transaction price will be fixed and will not be adjusted based on the underlying value of any assets we may own. However, once we commence monthly valuations, the transaction price generally will be equal to the monthly NAV per share for each class of our common stock, which will be based directly on the value of our assets and liabilities, while shares of listed REITs are priced by the public trading market, which generally causes a listed REIT's stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, based on shifting preferences among various sectors of the economy as well as other market forces, and such stock price may deviate from the net asset value of such listed REIT.

•
Industry benchmarks that track the value of direct investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds, whereas in recent periods, listed REITs have demonstrated a high correlation with other publicly traded stocks.

•
An investment in our shares has limited or no liquidity and our share redemption programs may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•
Listed REITs are often self-managed, whereas our investment operations are managed by our Advisor.

•
Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to the Advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts the scope of indemnification of our directors, the Advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow some of these same governance guidelines, there is no requirement that we do so.

Questions and Answers Relating to this Offering

Q:
HOW DOES A "BEST EFFORTS" OFFERING WORK?

A:
When shares of common stock are offered to the public on a "best efforts" basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:
WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A:
In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000 in Class T shares or Class W shares of our common stock and $1,000,000 (unless waived by the Company) in Class I shares of our common stock. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under "Suitability Standards" above.

Q:
WHAT ARE THE DIFFERENCES AMONG THE CLASS T, CLASS W AND CLASS I SHARES OF COMMON STOCK BEING OFFERED?

A:
The differences among our share classes relate to upfront selling commissions, upfront dealer manager fees and ongoing distribution fees. No upfront selling commissions or dealer manager fees will be paid with respect to Class W shares. No upfront selling commissions, dealer manager fees or distribution fees are paid with respect to Class I shares and any shares sold under our distribution reinvestment plan. Further, the terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. See "Description of Capital Stock—Share Redemption Programs." Other than these differences, Class T shares, Class W shares and Class I shares have identical rights and privileges, including identical voting rights. As described below, you should consult with your financial advisor regarding the classes of common stock you may be eligible to purchase before making your investment decision.

  Assuming a constant NAV per share and assuming applicable distribution fees are paid until the 8.5% total compensation limit described in "Plan of Distribution—Distribution Fees—Class T, Class W and Class I Shares" is reached, we expect that a one-time $10,000 investment in shares of each class would be subject to the following upfront selling commissions, dealer manager fees and distribution fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Distribution Fees	Maximum Distribution Fees Over Life of Investment	Total Commissions and Fees (Length of Time Over Which They Are Paid)
Class T	$200	$250	$100	$400	$850	(4.2 years	)
Class W	$0	$0	$50	$850	$850	(17 years	)
Class I	$0	$0	$0	$0	$0

  The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. The allocation of ongoing distribution fees on a class-specific basis results in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV of a share class. Therefore, as a result of the different ongoing fees allocable to each share class, each share class could have a different NAV per share. If the NAV of each of our share classes is different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See "Net Asset Value Calculation and Valuation Procedures" and "Description of Capital Stock—Distributions" for more information.

  Our Class T shares, Class W shares and Class I shares are available for different categories of investors. Class T shares are available to the general public. Class W shares are generally available for purchase in this offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class W shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class W shares, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and direct clients to trade with a broker dealer that offers Class W shares, (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (v) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are available for purchase in this offering only (i) by institutional accounts as defined by FINRA Rule 4512(c), (ii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iii) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (iv) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I shares, (v) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor's product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (vi) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (vii) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.

  Certain participating broker dealers may offer discounts, which would reduce upfront selling commissions and fees and would therefore increase the length of time required for selling commissions, dealer manager fees and distribution fees to reach 8.5% of gross proceeds. See "Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees."

  If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares, because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees. Such fees are applicable to the other share classes and will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T and Class W shares but not Class I shares, in most cases you should purchase Class W shares because Class W shares have no upfront selling commissions or dealer manager fees and lower annual distribution fees. In addition, the terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. The share redemption program applicable to Class T shares is subject to an 18-month holding period, whereas the share redemption program applicable to Class W shares and Class I shares does not have a minimum holding period, but redemptions during the first year following purchase will be subject to a 5% early redemption discount. In addition, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class T shares are generally limited to funds received from the distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class W and Class I shares from any available cash sources at our disposal. See "Description of Capital Stock—Share Redemption Programs." Please consult with your financial advisor before making your investment decision.

  If we redeem a portion, but not all of the Class T shares or Class W shares held in a stockholder's account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares or the Class W shares, as applicable, that were redeemed and those Class T shares or Class W shares, respectively, that were retained in the account. Likewise, if a portion of the Class T shares or the Class W shares in a stockholder's account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares or the Class W shares, as applicable, that were transferred and the Class T shares or Class W shares, respectively, that were retained in the account.

Q:
WHAT IS THE PURCHASE PRICE FOR EACH SHARE?

A:
Each class of shares will be sold at the then-current transaction price, which generally will be equal to the NAV per share of our common stock most recently disclosed by us. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. Accordingly, our shares initially will be offered at a purchase price of $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. Although the offering price for shares of our common stock once we commence monthly valuations will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share. Each class of shares may have a different NAV per share because distribution fees differ with respect to each class.

Q:
ARE THERE ANY RISKS INVOLVED IN BUYING SHARES OF OUR COMMON STOCK?

A:
An investment in shares of our common stock involves significant risks. These risks include, among others:

•
We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

•
We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions. Due to the risks involved in the ownership of real estate and real-estate related investments, the amount of distributions we may pay to you in the future, if any, is uncertain. There is no guarantee of any return on your investment in us and you may lose the amount you invest.

•
Because there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time.

•
There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares. Our share redemption programs will provide you with the opportunity to request that we redeem your shares on a monthly basis, but we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, redemptions will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share redemption programs if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•
A portion of the proceeds received in this offering may be used to satisfy redemption requests. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

•
In connection with this offering, we incur fees and expenses which will decrease the amount of cash we have available for operations and new investments. In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock, debt securities or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital. The costs of this offering and future offerings may negatively impact our ability to pay distributions and your overall return.

•
The transaction price will not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less. Our board of directors arbitrarily determined the initial transaction price in its sole discretion and it is not based on the value of any assets we may own when a stockholder purchases shares in this offering. Until we commence monthly valuations, the transaction price will be fixed and will not be adjusted based on the underlying value of any assets we may own. Once we commence monthly valuations, the transaction price generally will be based on our most recently disclosed monthly NAV of each class of common stock (subject to material changes as described above) and will not be based on any public trading market. Further, our board of directors may amend our NAV procedures from time to time. For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price per share would equal the transaction price of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription would be effective on the first calendar day of November. Conversely, if you wish to submit your shares for redemption in October, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of October. If accepted, your shares would be redeemed as of the last calendar day of October and, generally, the redemption price would equal the transaction price of the applicable class as of the last calendar day of September, subject to reduction, with respect to the Class W and Class I Redemption Program, for early redemption. In each of these cases, the NAV that is ultimately determined as of the last day of October may be higher or lower than the NAV as of the last day of September used for determining the transaction price. Therefore, the price at which you purchase shares may be higher than the current NAV per share at the time of sale and the price at which you redeem shares may be lower than the current NAV per share at the time of redemption.

  •
  The transaction price will not represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Once we commence monthly valuations, our management's assessment of the market values of our properties may also differ from the appraised values of our properties. Further, it is possible that the annual appraisals of our properties may not be spread evenly throughout the year, and rapidly changing market conditions or material events may not be fully reflected in our monthly NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

  •
  Our NAV per share may suddenly change if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted. For example, we expect to face lease expirations across our portfolio regularly, and as we move further away from lease commencement toward the end of a lease term, the valuation of the underlying property generally will be expected to drop, depending on the likelihood of a renewal or a new lease on similar terms.

  •
  Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, the Dealer Manager, and/or other entities related to the Sponsor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment and leasing opportunities and the fact that certain of the compensation the Advisor will receive for services rendered to us is based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating. We expect to compete with certain affiliates of direct and indirect owners of the Sponsor for investments and certain of those entities may be given priority with respect to certain investment opportunities.

  •
  This is a "blind pool" offering; we have not identified specific assets to acquire or investments to make with all of the proceeds of this offering. You will not have the opportunity to evaluate all of the investments we will make with the proceeds of this offering prior to purchasing shares of our common stock.

  •
  This is a "best efforts" offering and if we are unable to raise substantial funds, then we will be more limited in our investments.

  •
  We may change our investment policies without stockholder notice or consent, which could result in investments that are different from those described in this prospectus.

  •
  Distributions may be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include net proceeds of this offering and borrowings (including borrowings secured by our assets). Our distributions may exceed our taxable income, which would represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering. Some or all of our future distributions may be paid from these sources as well as from the sales of assets, cash resulting from a waiver or deferral of fees, and from our cash balances. There is no limit on distributions that may be made from these sources, however, our Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. To the extent we pay distributions from sources other than our cash flows from operating activities, we may have less funds available for the acquisition of properties, and your overall return may be reduced.

  •
  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

  •
  Our use of leverage, such as mortgage indebtedness and other borrowings, increases the risk of loss on our investments.

  •
  Prolonged disruptions in the U.S. and global credit markets could adversely affect our ability to finance or refinance investments and the ability of our customers to meet their obligations, which could affect our ability to meet our financial objectives and make distributions.

  •
  We are not required by our charter or otherwise to provide liquidity to our stockholders. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity with respect to your investment in shares of our common stock.

  •
  We will not be registered as an investment company, and we will not be subject to the provisions of the Investment Company Act of 1940, or the "Investment Company Act," applicable to registered investment companies. If we become subject to such provisions of the Investment Company Act, it could significantly impair the operation of our business.

Q:
HOW DO YOU PLAN TO COMMUNICATE THE MONTHLY NAV PER SHARE?

A:
Once we commence monthly valuations, we will communicate the monthly NAV per share as promptly as practicable by (i) posting our NAV per share for such month for each share class on our website, www.bcindustrialiv.com, and (ii) making our NAV per share for each share class available on our toll-free, automated telephone line, (888) 310-9352. Our NAV per share will be available generally within 15 calendar days after the end of the applicable month. In addition, we will disclose in a prospectus or prospectus supplement filed with the SEC the principal valuation components of our monthly NAV calculations. We expect to commence monthly valuations as of a date no later than December 31, 2017.

Q:
WILL I BE CHARGED SELLING COMMISSIONS OR OTHER UPFRONT FEES?

A:
If you purchase Class T shares in the primary offering, your Class T shares will be subject to selling commissions of up to 2.0%, and dealer manager fees of up to 2.5% of the offering price per share, however such amounts may vary at certain participating broker dealers provided that the sum will not exceed 4.5% of the offering price per share. Discounts are also available for certain purchases in the primary offering. See "Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees."

  Investors currently do not pay upfront selling commissions or dealer manager fees on Class I shares or Class W shares sold in our primary offering, when purchasing shares of any class pursuant to our distribution reinvestment plan, or when purchasing Class T shares sold through fee-based programs, also known as wrap accounts, or through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law.

Q:
WHAT IS THE TERM OR EXPECTED LIFE OF THIS OFFERING?

A:
This offering went effective on February 18, 2016, and is expected to terminate on or before February 18, 2019, unless extended by our board of directors in accordance with Rule 415 of the Securities Act of 1933, as amended, or the "Securities Act." Rule 415 of the Securities Act permits us to file a new registration statement on Form S-11 with the SEC to register additional Class T shares, Class W shares and Class I shares so that we may continuously offer shares of our common stock. If our board of directors determines to extend the offering beyond February 18, 2019, we will notify stockholders by filing a supplement to this prospectus with the SEC. In certain states, the registration of this offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period through the expected termination date of the offering. We reserve the right to terminate this offering at any time. Our board of directors, in its sole discretion, may determine from time to time during this offering to reclassify shares of our common stock, as permitted by our charter, in order to offer shares of one or more additional classes of common stock in this offering. Any additional class of common stock may be offered at a different price and may be subject to different fees and expenses than the shares currently being offered.

Q:
HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A:
Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the most recently disclosed transaction price, plus applicable upfront selling commissions and dealer manager fees), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker dealer). The transaction price generally will be equal to the NAV per share of our common stock most recently disclosed by us. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. Accordingly, our shares initially will be offered at a purchase price of $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. After we commence monthly valuations, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share. See "How to Subscribe" for more details.

  For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price per share will equal the transaction price of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first calendar day of November. If you choose to purchase shares of our common stock in this offering, you are required to complete a subscription agreement in the applicable form for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe. Certain participating broker dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. See "Plan of Distribution—Purchase of Shares."

Q:
MAY I WITHDRAW MY SUBSCRIPTION REQUEST ONCE I HAVE MADE IT?

A:
Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, (888) 310-9352.

Q:
WHEN WILL MY SUBSCRIPTION BE ACCEPTED?

A:
Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.bcindustrialiv.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:
WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A:
Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces taxable income as well as earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor.

Q:
MAY I REINVEST MY CASH DISTRIBUTIONS IN ADDITIONAL SHARES?

A:
Yes. You will automatically become a participant in our distribution reinvestment plan unless you are a resident of Kansas, Kentucky, Maine, Maryland, New Jersey or Ohio, are a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Kansas, Kentucky, Maine, Maryland, New Jersey or Ohio, or a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, you may choose to enroll as a participant in our distribution reinvestment plan. As a participant, the cash distributions attributable to the class of shares that you own will automatically be reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at the transaction price in effect on the distribution date. However, our board of directors may determine, in its sole discretion, to have any distributions paid in cash without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in its discretion at any time upon 10 days' notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. See "Description of Capital Stock—Distribution Reinvestment Plan" for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix C to this prospectus.

Q:
CAN I REQUEST THAT MY SHARES BE REDEEMED?

A:
Yes. We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share redemption program applicable to Class T shares and a share redemption program applicable to Class W and Class I shares, whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described in "Description of Capital Stock—Share Redemption Programs." To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares under both of our share redemption programs on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify our share redemption programs.

  The terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. As described below, the share redemption program applicable to Class T shares is subject to an 18-month holding period, whereas the share redemption program applicable to Class W shares and Class I shares does not have a minimum holding period, but redemptions during the first year following purchase will be subject to the Early Redemption Deduction (defined below). In addition, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class T shares are generally limited to funds received from our distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class W and Class I shares from any available cash sources at our disposal.

  While stockholders may request on a monthly basis that we redeem all or any portion of their shares pursuant to our share redemption programs, we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under our share redemption programs, to the extent we determine to redeem shares in any particular month, we will only redeem shares as of the last calendar day of that month (each such date, a "Redemption Date"). Redemptions will be made at the transaction price in effect on the Redemption Date (which, once we commence monthly valuations, will generally be equal to our most recently disclosed monthly NAV per share, but will initially be equal to $10.00 per share), except that Class W and Class I shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price (the "Early Redemption Deduction"). The Early Redemption Deduction may be waived in certain circumstances including: (i) in the case of redemption requests arising from the death or qualified disability of the holder; (ii) in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or (iii) with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. An investor may withdraw its redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

  Under our share redemption program applicable to Class T Shares, we may redeem your Class T shares after you have held them for a minimum of 18 months, subject to certain exceptions. In the event that you seek to redeem all of your Class T shares, any Class T shares that you purchased pursuant to our distribution reinvestment plan or received from us as a stock dividend may be excluded from the foregoing 18-month holding period requirement, in the discretion of our board of directors. In addition, for purposes of the 18-month holding period, holders of OP Units who exchange their OP Units for Class T shares shall be deemed to have owned their Class T shares as of the date they were issued their OP Units. If you have made more than one purchase of Class T shares (other than through our distribution reinvestment plan), the 18-month holding period will be calculated separately with respect to each such purchase. Neither the 18-month holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder. Our board of directors also reserves the right in its sole discretion at any time and from time to time to (i) waive the 18-month holding period and either of the Redemption Caps (as defined below) in the event of the disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) of a stockholder, (ii) reject any request for redemption for any reason, or (iii) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. Furthermore, any shares redeemed in excess of the Monthly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following month's redemption limitations.

  We are not obligated to redeem shares of our common stock under our share redemption program applicable to Class T Shares. We presently intend to limit the number of shares to be redeemed under our share redemption program applicable to Class T Shares during any calendar month to the "Monthly Redemption Cap" which will equal the lesser of: (i) 1/12th of 5% of the number of Class T shares outstanding as of the date that is 12 months prior to the end of the current month and (ii) the aggregate number of Class T shares sold pursuant to our distribution reinvestment plan in the immediately preceding month, less the number of Class T shares redeemed in the most recently completed month in excess of such month's applicable Monthly Redemption Cap due to qualifying death or disability requests of a stockholder or stockholders during such month, which amount may be less than the "Aggregate Redemption Cap" defined below. In addition, our board of directors retains the right, but is not obligated to, redeem additional Class T shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than 5% of the number of Class T shares outstanding at the beginning of such 12-month period (referred to herein as the "Aggregate Redemption Cap" and together with the Monthly Redemption Cap, the "Redemption Caps") unless permitted to do so by applicable regulatory authorities. Our board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued or other guidance provided by the SEC staff that would not object to such an increase. There can be no assurance that our board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that our board of directors will be able to obtain, if necessary, a no-action letter from SEC staff.

  Under our share redemption program applicable to Class W Shares and Class I Shares, we may redeem during any calendar month Class W Shares and Class I Shares whose aggregate value

  (based on the price at which the shares are redeemed) is 2% of the aggregate NAV of such classes of shares as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of NAV of such classes of shares as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders' redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of the NAV applicable to all such shares as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of the NAV of such classes of shares as of the last calendar day of the prior calendar quarter.

  Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

  Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis; provided, that, with respect to the share redemption program applicable to Class T shares only, we will redeem shares of our common stock in full that are timely presented for redemption in connection with the death and, if approved by our board of directors in its sole discretion, the disability of a stockholder, regardless of whether we redeem all other shares presented for redemption pursuant to the share redemption program applicable to Class T shares on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption programs, as applicable. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. See "Description of Capital Stock—Share Redemption Programs."

Q:
WHEN WILL I GET MY DETAILED TAX INFORMATION?

A:
Stockholder tax information is reported on Form 1099. We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:
WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A:
You may find updated information on the internet website, www.bcindustrialiv.com. Information contained in our website does not constitute part of this prospectus. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Exchange Act and, under the Exchange Act, we will file reports, proxy statements and other information with the SEC. See "Additional

  Information" for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC.

Q:
WHO CAN HELP ANSWER MY QUESTIONS?

A:
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Black Creek Capital Markets, LLC
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Telephone: (303) 228-2200
Fax: (303) 228-2201
Attn: Charles Murray, President

RISK FACTORS

        Your purchase of our common stock involves a number of risks. You should specifically consider the following material risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Sponsor affiliated entities may not be an accurate barometer of our future results.

        We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of investments by other Sponsor affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of other Sponsor affiliated programs in the past, present and future.

There is no public trading market for the shares of our common stock and we do not anticipate that there will be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

        There is no public market for the shares of our common stock and we currently have no obligation or plans to apply for listing on any public securities market. Therefore, redemption of the shares of our common stock by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the transaction price on the last calendar day of the applicable month (which initially is equal to $10.00 per share, but will generally be equal to our most recently disclosed monthly NAV per share once we commence monthly valuations), and not based on the price at which you initially purchased your shares. We may redeem your shares if you fail to maintain a minimum balance of $2,000 of shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Since Class T shares are sold at the transaction price plus applicable selling commissions and dealer manager fees, holders of Class T shares may receive less than the price they paid for their shares upon redemption by us. Subject to limited exceptions, Class W shares and Class I shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price, which will inure indirectly to the benefit of our remaining stockholders. As a result of this and the fact that our NAV will fluctuate, holders of Class W shares and Class I shares may receive less than the price they paid for their shares upon redemption by us. See "Description of Capital Stock—Share Redemption Programs."

Our ability to redeem your shares may be limited, and may be more limited with respect to Class T shares than with respect to Class W shares and Class I shares. In addition, our board of directors may modify, suspend or terminate our share redemption programs at any time.

        Each of our share redemption programs contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from us or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate, holders of Class T Shares must generally hold their shares for a minimum of 18 months before they can participate in our share redemption program applicable to Class T shares and if holders of Class W shares and Class I shares do not hold their shares for a minimum of one year, then they will only be eligible for redemption at 95% of the transaction price on the date of redemption. The terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. For example, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class T shares are generally limited to funds received from our distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class W and Class I shares from any available cash sources at our disposal.

        We may redeem fewer shares than have been requested in any particular month to be redeemed under our share redemption programs, or none at all, in our discretion at any time. We may redeem fewer shares due to the total amount of shares requested for redemption being in excess of the limits and/or caps applicable to our respective redemption programs, the lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares.

        The vast majority of our assets will consist of properties which cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Further, we may invest in real estate-related securities and other securities with the primary goal of maintaining liquidity in support of our share redemption programs. Any such investments may result in lower returns than an investment in real estate assets, which could adversely impact our ability to pay distributions and your overall return. In addition, our board of directors may modify, suspend or terminate our share redemption program at any time in its sole discretion. As a result, your ability to have your shares redeemed by us may be limited, our shares should be considered as having only limited liquidity and at times may be illiquid. See "Description of Capital Stock—Share Redemption Programs" for more information, including a description of the different limits and caps applicable to our respective share redemption programs.

Our capacity to redeem shares may be further limited if we experience a concentration of investors.

        The current limitations of our share redemption programs are based, in part, on the number of outstanding shares. Thus, the ability of a single investor, or of a group of investors acting similarly, to redeem all of their shares may be limited if they own a large percentage of our shares. Similarly, if a single investor, or a group of investors acting in concert or independently, owns a large percentage of our shares, a significant redemption request by such investor or investors could significantly further limit our ability to satisfy redemption requests of other investors of such classes. Such concentrations could arise in a variety of circumstances, especially while we have relatively few outstanding shares. For example, we could sell a large number of our shares to one or more institutional investors, either in a public offering or in a private placement. In addition, we may issue a significant number of our shares in connection with an acquisition of another company or a portfolio of properties to a single investor or a group of investors that may request redemption at similar times following the acquisition.

Purchases and redemptions of our common shares will not be made based on the current NAV per share of our common stock.

        We are offering shares of our common stock at the transaction price, plus applicable selling commissions and dealer manager fees. The transaction price generally will be equal to the NAV per share of our common stock most recently disclosed by us, however, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change to our NAV per share relative to the most recently disclosed NAV per share. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. The transaction price will not accurately represent the value of our assets at any given time and the actual value of your investment may be substantially less. Our board of directors arbitrarily determined the initial transaction price in its sole discretion and it is not based on the value of any assets we may own when a stockholder purchases shares in this offering. Until we commence monthly valuations, the transaction price will be fixed and will not be adjusted based on the underlying value of any assets we may own. Once we commence monthly valuations, the transaction price generally will be based on our most recently disclosed monthly NAV of each class of common stock (subject to material changes as described above) and will not be based on any public trading market. Further, our board of directors may amend our NAV procedures from time to time. For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price per share would equal the transaction price of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription would be effective on the first calendar day of November. Conversely, if you wish to submit your shares for redemption in October, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of October. If accepted, your shares would be redeemed as of the last calendar day of October and, generally, the redemption price would equal the transaction price of the applicable class as of the last calendar day of September, subject to a 5% reduction, with respect to our Class W and Class I Redemption Program, for early redemption. In each of these cases, the NAV that is ultimately determined as of the last day of October may be higher or lower than the NAV as of the last day of September used for determining the transaction price. Therefore, the price at which you purchase shares may be higher than the current NAV per share at the time of sale and the price at which you redeem shares may be lower than the current NAV per share at the time of redemption.

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our results of operations and financial condition.

        Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our share redemption programs at a time when such events are adversely affecting the performance of our assets. Even if we are able to and determine to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy redemption requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

A portion of the proceeds raised in this offering is expected to be used to satisfy redemption requests, and such portion of the proceeds may be substantial.

        We currently expect to use a portion of the proceeds from this offering to satisfy redemption requests with respect to our Class W and Class I Redemption Program. Using the proceeds from this offering for redemptions will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

This is a "blind pool" offering and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

        Neither we nor the Advisor has presently acquired or contracted to acquire any real property, debt or other investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments that we have not yet identified prior to purchasing shares of our common stock. You must rely on the Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. We may invest in any asset class, including those that present greater risk than industrial assets. Because you cannot evaluate our future investments in advance of purchasing shares of our common stock, a "blind pool" offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a "best efforts" offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact an investment in shares of our common stock.

        This offering is being made on a "best efforts" basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified industrial portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. If we are unable to raise substantially more funds in this offering, we will be thinly capitalized and will make fewer investments in properties, and will more likely focus on making investments in loans and real estate related entities, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. As a result, the likelihood increases that any single investment's poor performance would materially affect our overall investment performance.

If we are unable to raise $10,000,000 in gross proceeds from this offering from investors who are not affiliated with us by November 30, 2017, then we may be required to repay the notes issued in a private offering earlier than we had otherwise intended and we may be required to repurchase the shares issued in a private offering, which would result in us having less capital available to make investments and could therefore negatively impact an investment in shares of our common stock.

        On December 1, 2016, we raised an aggregate amount of $500,000 in a private offering, or the "Private Offering." The Private Offering included the issuance to each of 125 separate investors, 56 Class A shares of common stock and 56 Class T shares of common stock. The purchase price for all shares was $8.90 per share. In the aggregate, we issued 7,000 Class A shares and 7,000 Class T shares for $124,600 in the Private Offering. The Private Offering also included the issuance of 125 notes payable in the principal amount of approximately $3,003 per note, or an aggregate of $375,400. The Private Offering was exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. In May 2017, with the authorization of our board of directors, we amended our charter to change the designation of our Class A common shares to Class I common shares.

        Per the terms of the Private Offering, if we are unable to raise at least $10,000,000 in gross proceeds from investors unaffiliated with us by November 30, 2017, or such later date mutually agreed to by us and a representative of the Private Offering investors, we will purchase from the Private Offering investors all of the outstanding shares sold to such investors and will repay the outstanding notes issued to such investors in full in accordance with their terms. The amount necessary to repay the notes is currently being held in an escrow account and would be released to repay the notes if we are unable to meet the capital raising requirement described above. We expect that we would pay $124,600 to repurchase the shares issued in the Private Offering if we are not able to meet this capital raising requirement, which would cause us to have less capital to invest and pay our expenses, and could negatively impact an investment in shares of our common stock. Further, if the Private Offering investors cease to be our stockholders due to our repurchase of their shares and we do not have at least 100 other stockholders that are independent of us and one another, then our assets could be treated as ERISA plan assets, which could expose us to additional liabilities. See "—ERISA Risks." In addition, if the Private Offering investors cease to be our stockholders and we have not had sufficient additional subscriptions to maintain a total of at least 100 stockholders for at least 335 days of each taxable year, we would fail to qualify as a REIT, with the resulting consequences described in "—Risks Related to our Taxation as a REIT—Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions."

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

        The valuation methodologies that will be used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, known contingencies, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, any valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Firm and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV also are generally made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. In addition to being a month old when share purchases and redemptions take place, our NAV will not represent the then-current enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to the Advisor, the Sponsor and the Dealer Manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption programs, will generally be based on our estimated NAV per share once we commence monthly valuations, you may pay more than realizable value or receive less than realizable value for your investment.

In order to disclose a monthly NAV, we are reliant on the parties that we engage for that purpose, in particular the Independent Valuation Firm and the appraisers that we hire to value and appraise our real estate portfolio.

        We intend to commence monthly valuations as of a date that is no later than December 31, 2017. In order to disclose a monthly NAV, our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV, including the engagement of independent third parties such as the Independent Valuation Firm, to value our real estate portfolio on a monthly basis, and independent appraisal firms, to provide periodic appraisals with respect to our properties. We have also engaged a firm to act as the NAV Accountant and may engage other independent third parties or our Advisor to value other assets or liabilities. Although our board of directors, with the assistance of the Advisor, oversees all of these parties and the reasonableness of their work product, we will not independently verify our NAV or the components thereof, such as the appraised values of our properties. Our management's assessment of the market values of our properties may also differ from the appraised values of our properties as determined by the Independent Valuation Firm. If the parties engaged by us to determine our monthly NAV are unable or unwilling to perform their obligations to us, our NAV could be inaccurate or unavailable, and we could decide to suspend this offering and our share redemption programs.

Our NAV will not be subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing our assets and liabilities.

        Our valuation procedures and our NAV will not be subject to GAAP and will not be subject to independent audit. Additionally, we are dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of our Advisor, such as whether the Independent Valuation Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you must rely entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

No rule or regulation requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

        There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we will use to calculate our NAV. Other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. Our board of directors may change these or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which you may sell shares to us under our share redemption programs. See "Net Asset Value Calculation and Valuation Procedures" for more details regarding our valuation methodologies, assumptions and procedures.

Our NAV per share may suddenly change if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted.

        It is possible that the annual appraisals of our properties may not be spread evenly throughout the year and may differ from the most recent monthly valuation. As such, when these appraisals are reflected in our Independent Valuation Firm's valuation of our real estate portfolio, there may be a sudden change in our NAV per share for each class of our common stock. Property valuation changes can occur for a variety of reasons, such as local real estate market conditions, the financial condition of our customers, or lease expirations. For example, we expect to regularly face lease expirations across our portfolio, and as we move further away from lease commencement toward the end of a lease term, the valuation of the underlying property will be expected to drop depending on the likelihood of a renewal or a new lease on similar terms. Such a valuation drop can be particularly significant when closer to a lease expiration, especially for single tenant buildings or where an individual tenant occupies a large portion of a building. We will be at the greatest risk of these valuation changes during periods in which we have a large number of lease expirations as well as when the lease of a significant tenant is closer to expiration. Similarly, if a tenant will have an option in the future to purchase one of our properties from us at a price that is less than the current valuation of the property, then if the value of the property exceeds the option price, the valuation will be expected to decline and begin to approach the purchase price as the date of the option approaches. In addition, actual operating results may differ from what we originally budgeted, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated revenues and expenses on a monthly basis based on actual leases and expenses in that month. On a periodic basis, we will adjust the revenues and expense accruals we estimated to reflect the revenues and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for any adjustments. Therefore, because actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease.

New acquisitions may be valued for purposes of our NAV at less than what we pay for them, which would dilute our NAV.

        Pursuant to our valuation procedures, the acquisition price of newly acquired properties will serve as our appraised value for the year of acquisition, and thereafter will be part of the rotating appraisal cycle such that they are appraised at least every calendar year. This is true whether the acquisition is funded with cash, equity or a combination thereof. However, the Independent Valuation Firm always has the ability to adjust property valuations for purposes of our NAV from the most recent appraised value. Similarly, if the Independent Valuation Firm believes that the purchase price for a recent acquisition does not reflect the current value of the property, the Independent Valuation Firm has the ability to adjust the valuation for purposes of our NAV downwards immediately after acquisition. Even if the Independent Valuation Firm does not adjust the valuation downwards immediately following the acquisition, when we obtain an appraisal on the property, it may not appraise at a value equal to the purchase price. Accordingly, the value of a new acquisition as established under our NAV procedures could be less than what we pay for it, which could negatively affect our NAV. Large portfolio acquisitions, in particular, may require a "portfolio premium" to be paid by us in order to be a competitive bidder, and this "portfolio premium" may not be taken into consideration in calculating our NAV. In addition, acquisition expenses we incur in connection with new acquisitions will negatively impact our NAV. We may make acquisitions (with cash or equity) of any size without stockholder approval, and such acquisitions may be dilutive to our NAV.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

        From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given month may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation procedures. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

The realizable value of specific properties may change before the value is adjusted by the Independent Valuation Firm and reflected in the calculation of our NAV.

        Our valuation procedures generally provide that the Independent Valuation Firm will adjust a real property's valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). We are dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues, as well as positive events such as new lease agreements) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. Events may transpire that, for a period of time, are unknown to us or the Independent Valuation Firm that may affect the value of a property, and until such information becomes known and is processed, the value of such asset may differ from the value used to determine our NAV. In addition, although we may have information that suggests a change in value of a property may have occurred, there may be a delay in the resulting change in value being reflected in our NAV until such information is appropriately reviewed, verified and processed. For example, we may receive an unsolicited offer from an unrelated third party to sell one of our assets at a price that is materially different than the price included in our NAV. Or, we may be aware of a new lease, lease expiry, or entering into a contract for capital expenditure. Where possible, adjustments generally will be made based on events evidenced by proper final documentation. It is possible that an adjustment to the valuation of a property may occur prior to final documentation if the Independent Valuation Firm determines that events warrant adjustments to certain assumptions (including probability of occurrence) that materially affect value. However, to the extent that an event has not yet become final based on proper documentation, its impact on the value of the applicable property may not be reflected (or may be only partially reflected) in the calculation of our NAV.

Our NAV and the NAV of your shares may be diluted in connection with this and future securities offerings.

        In connection with this offering, we incur fees and expenses, which will decrease the amount of cash we have available for operations and new investments. In addition, because the prices of shares sold in this offering will be based on our NAV once we commence monthly valuations, this offering may be dilutive if our NAV procedures do not fully capture the value of our shares and/or we do not utilize the proceeds accretively.

        In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock, debt securities or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital. The costs of this offering and future offerings may negatively impact our ability to pay distributions and your overall return.

You will experience dilution in the net tangible book value of your shares equal to the upfront offering costs associated with your shares.

        You will incur immediate dilution equal to the upfront costs of the offering associated with the sale of your shares, including with respect to Class T shares sold in the primary offering, upfront selling commissions and dealer manager fees, and with respect to all shares sold in the offering, organization and offering expenses. This means that investors who purchase our shares of common stock will pay a price per share that exceeds the amount available to us to purchase assets and therefore, the value of these assets upon purchase.

You may be at a greater risk of loss than the Sponsor or the Advisor since our primary source of capital is funds raised through the sale of shares of our common stock.

        Because our primary source of capital is funds raised through the sale of shares of our common stock, any losses that may occur will be borne primarily by you, rather than by the Sponsor or the Advisor.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

        Because the Advisor and the Dealer Manager are affiliates of, or otherwise related to, the Sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with a securities offering. This lack of an independent due diligence review and investigation increases the risk of your investment.

The performance component of the advisory fee is calculated on the basis of the overall investment return provided to holders of Fund Interests over a calendar year, so it may not be consistent with the return on your shares.

        The performance component of the advisory fee is calculated on the basis of the overall investment return provided to holders of Fund Interests (i.e., our outstanding shares and OP Units held by third parties) in any calendar year such that the Sponsor (or the Advisor, if the Sponsor elects to have the performance component of the advisory fee paid to the Advisor) will earn a performance component of the advisory fee equal to the lesser of (1) 12.5% of (a) the annual total return amount less (b) any loss carryforward, and (2) the amount equal to (x) the annual total return amount, less (y) any loss carryforward, less (z) the amount needed to achieve an annual total return amount equal to 5% of the NAV per Fund Interest at the beginning of such year (the "Hurdle Amount"). Therefore, if the annual total return amount exceeds the Hurdle Amount plus the amount of any loss carryforward, then the Sponsor or the Advisor, as applicable, will earn a performance component equal to 100% of such excess, but limited to 12.5% of the annual total return amount that is in excess of the loss carryforward. The foregoing calculations are performed based on the weighted-average number of outstanding Fund Interests during the year and the weighted-average total return per Fund Interest. The "annual total return amount" referred to above means all distributions paid or accrued per Fund Interest plus any change in NAV per Fund Interest since the end of the prior calendar year, adjusted to exclude the negative impact on annual total return resulting from our payment or obligation to pay, or distribute, as applicable, the performance component of the advisory fee as well as ongoing distribution fees (i.e., our ongoing class-specific fees). Until we determine an NAV, the initial NAV will be deemed to equal $10.00 per Fund Interest. If the performance component is being calculated with respect to a year in which we complete a Liquidity Event, for purposes of determining the "annual total return amount," the change in NAV per Fund Interest will be deemed to equal the difference between the NAV per Fund Interest as of the end of the prior calendar year and the value per Fund Interest determined in connection with such Liquidity Event, as described in "The Advisor and the Advisory Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements." The "loss carryforward" referred to above will track any negative annual total return amounts from prior years and offset the positive annual total return amount for purposes of the calculation of the performance component of the advisory fee. The loss carryforward is zero as of the date of this prospectus. Therefore, payment of the performance component of the advisory fee (1) is contingent upon the overall return to the holders of Fund Interests exceeding the Hurdle Amount plus the amount of any loss carryforward, (2) will vary in amount based on our actual performance and (3) cannot cause the overall return to the holders of Fund Interests for the year to be reduced below 5.0%.

        As a result of the manner in which the performance component is calculated, as described above, the performance component is not directly tied to the performance of the shares you purchase, the class of shares you purchase, or the time period during which you own your shares. The performance component may be payable to the Advisor or the Sponsor even if the NAV of your shares at the time the performance component is calculated is below your purchase price, and the thresholds at which increases in NAV count towards the overall return to the holders of Fund Interests are not based on your purchase price. Because of the class-specific allocations of the ongoing distribution fee, which differ among classes, we do not expect the overall return of each class of Fund Interests to ever be the same. However, if and when the performance component of the advisory fee is payable, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares, regardless of the different returns achieved by different classes of Fund Interests during the year. Further, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the Advisor or the Sponsor for all or any portion of such calendar year. In addition, if the Sponsor or the Advisor earns the performance component of the advisory fee in any given year, neither of them will be obligated to return any portion of it based on our subsequent performance. See "The Advisor and the Advisory Agreement—The Advisory Agreement."

The payment of fees and expenses to the Advisor and its affiliates and the Dealer Manager reduces the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

        The Advisor and the Dealer Manager perform services for us, including, among other things, the selection and acquisition of our investments, the management of our assets, the disposition of our assets, the financing of our assets and certain administrative services. We pay the Advisor and its affiliates and the Dealer Manager fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders.

We will be required to pay substantial compensation to the Advisor and its affiliates or related parties, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

        Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interest and other payments that we will be required to pay to the Advisor and its affiliates or related parties may increase or decrease during this offering or future offerings from those described in the "Management Compensation" section if such change is approved by a majority of our board of directors, including a majority of the independent directors. For example, we recently made substantial changes to our agreements with the Advisor and the Dealer Manager. These payments to the Advisor and its affiliates or related parties will decrease the amount of cash we have available for operations and new investments and could negatively impact our ability to pay distributions and your overall return.

We may have difficulty completely funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by the Advisor or from expense support provided by the Advisor, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

        Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flows from operating activities, as determined on a GAAP basis, to fully fund distributions to you. Therefore, particularly in the earlier part of this offering, we expect to fund distributions to our stockholders with cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of our expenses, proceeds from the sales of assets, or from our cash balances. Our charter does not prohibit our use of such sources to fund distributions. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment. For the term of, and pursuant to, the Expense Support Agreement, or the "Expense Support Agreement," we expect to rely on cash resulting from the deferral of the fixed component of the advisory fee and/or expense support from the Advisor to help fund our cash distributions in excess of the sum of our funds from operations ("FFO"), our acquisition expenses and the performance component of the advisory fee. The Expense Support Agreement has an effective term through June 30, 2020, but may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days' written notice to the Advisor. Upon the earlier of the termination or expiration of the Expense Support Agreement or upon reaching the maximum support amount of $15,000,000 million as further described in the Expense Support Agreement, the Advisor will not be obligated to defer fees or otherwise support our distributions, which could adversely impact our ability to pay distributions. In addition, the Advisor's obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Advisory Agreement, (ii) the delivery by us of notice to the Advisor of our intention to terminate or not renew the Advisory Agreement, (iii) our completion of a liquidity event or (iv) the time the Advisor has deferred or paid the maximum support amount of $15,000,000 million. Further, the Advisor may elect to immediately terminate its obligations under the Expense Support Agreement if we modify our calculation of FFO. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2020 will remain operative and in full force and effect through the end of such quarter. To the extent the Expense Support Agreement is no longer available, we may need to borrow additional money under our debt financings to support distributions or we may determine to reduce distributions. For the three months ended March 31, 2017 and for the year ended December 31, 2016, 100.0% of our total gross distributions were funded from sources other than cash flows from operating activities, as determined on a GAAP basis. Specifically, for the three months ended March 31, 2017 and for the year ended December 31, 2016, 69.8% and 67.6%, respectively of our total gross distributions were paid from cash provided by expense support from the Advisor and 30.2% and 32.4% were funded with proceeds from the issuance of shares under our distribution reinvestment plan.

        The use of these sources described above for distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our FFO, could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock, which would be reflected when we establish an estimated per share value of each class of our common stock. To the extent distributions in excess of current and accumulated earnings and profits (i) do not exceed a stockholder's adjusted basis in our stock, such distributions will not be taxable to a stockholder, but rather a stockholder's adjusted basis in our stock will be reduced; and (ii) exceed a stockholder's adjusted tax basis in our stock, such distributions will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain.

        In addition, the Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your investment in shares of our common stock.

There is very limited liquidity for our shares of common stock. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

        On a limited basis, you may be able to have your shares redeemed through our share redemption programs. However, in the future we may also consider various Liquidity Events. There can be no assurance that we will ever seek to effect, or be successful in effecting, a Liquidity Event. Our charter does not require us to pursue a Liquidity Event or any transaction to provide liquidity to our stockholders. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through any share redemption programs.

We currently do not have research analysts reviewing our performance.

        We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

The availability and timing of cash distributions to our stockholders is uncertain.

        We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash from operations available for distributions to our stockholders. In addition, there are ongoing distribution fees payable on Class T shares and Class W shares, which will reduce the amount of cash available for distribution to holders of Class T shares and Class W shares. Distributions could also be negatively impacted by the failure to deploy available cash on an expeditious basis, the inability to find suitable investments that are not dilutive to distributions, potential poor performance of our investments, an increase in expenses for any reason (including expending funds for redemptions in excess of the proceeds from our distribution reinvestment plan) and due to numerous other factors. Any request by the holders of our OP Units to redeem some or all of their OP Units for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. There can be no assurance that sufficient cash will be available to make distributions to you or that the amount of distributions will increase and not decrease over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding any net capital gain), we would not qualify for the favorable tax treatment accorded to REITs.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

        At some point in the future, we may internalize the functions performed for us by the Advisor, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a Liquidity Event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire the Advisor or its assets, including its existing workforce. Any internalization transaction could result in significant payments to the owners of the Advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the Sponsor. Such costs also may limit or preclude our ability to successfully achieve a Liquidity Event. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by the Advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If another investment program, whether sponsored by the Sponsor or otherwise, hires the current executives or key personnel of the Advisor in connection with an internalization transaction or otherwise, or if we were to internalize our management but cannot retain some or all of our current executives or key personnel of the Advisor, our ability to conduct our business may be adversely affected.

        We will rely on key personnel of the Advisor to manage our day-to-day operating and acquisition activities. In addition, all of our current executives and other key personnel of the Advisor may provide services to one or more other investment programs, including other public investment programs sponsored or advised by affiliates of the Sponsor. These programs or third parties may decide to retain or hire some or all of our current executives and the Advisor's other key personnel in the future through an internalization transaction or otherwise. If this occurs, we may not be able to retain some or all of our current executives and other key personnel of the Advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business. If we were to effectuate an internalization of the Advisor, we may not be able to retain all of the current executives and the Advisor's other key personnel or to maintain a relationship with the Sponsor, which also may adversely affect our ability to conduct our business.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of an investment in shares of our common stock.

        Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. High debt levels could cause us to incur higher interest charges, could result in higher debt service obligations, could be accompanied by restrictive covenants, and generally could make us subject to the risks associated with higher leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of an investment in shares of our common stock.

RISKS RELATED TO OUR GENERAL BUSINESS OPERATIONS AND OUR CORPORATE STRUCTURE

If we are delayed in finding or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

        We could suffer from delays in identifying suitable investments due to, among other factors, competition we face for real property investments from other REITs and institutional investors, as well as from certain other entities sponsored or advised by affiliates of the Sponsor, which may have greater financial resources than we do, may be able to accept more risk than we can and may possess other significant competitive advantages over us, including a lower cost of capital. Because we are conducting this offering on a "best efforts" basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed in finding or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you. In addition, such delays in our ability to find suitable investments would increase the length of time that offering proceeds are held in short term liquid investments that are expected to only produce minimal returns.

We anticipate that our investments will be concentrated in the industrial real estate sector and primarily in the largest distribution and logistics markets in the U.S., and our business could be adversely affected by an economic downturn in that sector or in those geographic areas.

        We anticipate that our investments will be concentrated in the industrial real estate sector and primarily in the largest distribution and logistics markets in the U.S. Such industry concentration may expose us to the risk of economic downturns in this sector, such as downturns that may result from economic uncertainty with respect to imports and international trade or changes to trade agreements, to a greater extent than if our business activities included investing a more significant portion of the net proceeds of this offering in other sectors of the real estate industry; and such market concentrations may expose us to the risk of economic downturns in these areas. In addition, if our customers are concentrated in any particular industry, any adverse economic developments in such industry could expose us to additional risks. These concentration risks could negatively impact our operating results and affect our ability to make distributions to our stockholders.

We will be dependent on customers for revenue and our inability to lease our properties or to collect rent from our customers will adversely affect our results of operations and returns to you.

        Our revenues from property investments will depend on the creditworthiness of our customers and would be adversely affected by the loss of or default by significant customers. Much of our customer base is expected to be comprised of non-rated and non-investment grade customers. In addition, certain of our properties may be occupied by a single customer, and as a result, the success of those properties depends on the financial stability of that customer. Lease payment defaults by customers could lower operating results, causing us to lower our NAV, reduce the amount of distributions to our stockholders and could force us to find an alternative source of funding to pay any mortgage loan interest or principal, taxes, or other obligations relating to the property. In the event of a customer default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a lease is terminated, the value of the property may be immediately and negatively affected and we may be unable to lease the property for the rent previously received or at all or sell the property without incurring a loss.

A prolonged national or world-wide economic downturn or volatile capital market conditions could harm our operations, cash flows and financial condition and lower returns to you.

        If disruptions in the capital and credit markets occur, they could adversely affect our ability to obtain loans, credit facilities, debt financing and other financing, or, when available, to obtain such financing on reasonable terms, which could negatively impact our ability to implement our investment strategy.

        If these disruptions in the capital and credit markets should occur again as a result of, among other factors, uncertainty, changing regulation, changes in trade agreements, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares redeemed under our share redemption programs and reducing or eliminating distributions we make to you.

        We believe the risks associated with our business are more severe during periods of economic downturn if these periods are accompanied by declining values in real estate. For example, a prolonged economic downturn could negatively impact our property investments as a result of increased customer delinquencies and/or defaults under our leases, generally lower demand for rentable space, potential oversupply of rentable space leading to increased concessions, and/or tenant improvement expenditures, or reduced rental rates to maintain occupancies.

        Our operations could be negatively affected to a greater extent if an economic downturn occurs, is prolonged or becomes more severe, which could significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to you.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

        Until we invest the proceeds of the offerings in properties, debt and other investments, we generally plan to hold those funds in permitted investments. Subject to applicable REIT rules, such investments include money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. Continuous or unusual declines in the financial markets may result in a loss of some or all of these funds. In particular, during times of economic distress, money market funds have experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, income from these investments is minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

        We will seek to diversify our excess cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation generally only insures amounts up to $250,000 per depositor per insured bank. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions substantially in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which would negatively impact our business.

        Our securities are sold primarily through the independent broker dealer channel (i.e., U.S. broker dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations, such as FINRA, adopt rules, subject to approval by the SEC that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker dealers.

        As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker dealer channel for non-traded REITs, and accordingly we may face increased difficulty in raising capital in this offering. If we are unable to raise substantial funds in this offering, the number and type of investments we may make will be limited, which would negatively impact our overall business plan. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation, distracting to our management and may negatively impact our ability to raise capital.

Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate, our operations and our profitability.

        Terrorist attacks and other acts of violence, civilian unrest, or war may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

        More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy. Increased economic volatility could adversely affect our customers' ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Our business could suffer in the event the Advisor, the Dealer Manager, our transfer agent or any other party that provides us with services essential to our operations experiences system failures or cyber incidents or a deficiency in cybersecurity.

        The Advisor, the Dealer Manager, our transfer agent and other parties that provide us with services essential to our operations are vulnerable to service interruptions or damages from any number of sources, including computer viruses, malware, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that may include, but is not limited to, gaining unauthorized access to systems to disrupt operations, corrupt data, steal assets or misappropriate company funds and/or confidential information, including, for example, confidential information regarding our stockholders. As reliance on technology in our industry has increased, so have the risks posed to our systems, both internal and those we have outsourced. In addition, the risk of cyber incidents has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Cyber incidents may be carried out by third parties or insiders, including by computer hackers, foreign governments and cyber terrorists, using techniques that range from highly sophisticated efforts to more traditional intelligence gathering and social engineering aimed at obtaining information. The remediation costs and lost revenues experienced by a victim of a cyber incident may be significant and significant resources may be required to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of revenues and litigation, caused by any breaches. There also may be liability for any stolen assets or misappropriated company funds or confidential information. Any material adverse effect experienced by the Advisor, the Dealer Manager, our transfer agent and other parties that provide us with services essential to our operations could, in turn, have an adverse impact on us.

Our board of directors determines our major policies and operations which increases the uncertainties faced by you.

        Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, listing, redemptions and distributions. Our board of directors may amend or revise these and other policies without providing notice to or obtaining the consent of our stockholders, which could result in investments that are different than those described in this prospectus. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of directors' broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face, especially if our board of directors and you disagree as to what course of action is in your best interests.

Certain provisions in the partnership agreement of our Operating Partnership may delay, defer or prevent an unsolicited acquisition of us or a change of our control.

        Provisions in the partnership agreement of our Operating Partnership may delay, defer or prevent an unsolicited acquisition of us or a change of our control. These provisions include, among others:

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  redemption rights of qualifying parties;

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  a requirement that we may not be removed as the general partner of the operating partnership without our consent;

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  transfer restrictions on our OP Units;

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  our ability, as general partner, in some cases, to amend the partnership agreement without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

        These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or a change of our control, although some stockholders might consider such proposals, if made, desirable. Our charter and bylaws, the partnership agreement of our Operating Partnership and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or that our stockholders otherwise might believe to be in their best interests. See "The Operating Partnership

Agreement—Transferability of Operating Partnership Interests" and "Description of Capital Stock—Business Combinations," "—Control Share Acquisitions," and "—Advance Notice of Director Nominations and New Business."

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

        Limited partners in the Operating Partnership have the right to vote on certain amendments to the Amended and Restated Operating Partnership Agreement of the Operating Partnership, or the "Operating Partnership Agreement," as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with your interests. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interests of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders believe is not in their best interests.

We may acquire co-ownership interests in property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

        We may acquire co-ownership interests, especially in connection with the Operating Partnership's potential private placements, such as tenancy-in-common interests in property, interests in Delaware statutory trusts that own property and/or similar interests, which are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

The Operating Partnership's potential private placements of tenancy-in-common interests in properties, Delaware statutory trust interests and/or similar interests could subject us to liabilities from litigation or otherwise.

        The Operating Partnership may offer undivided tenancy-in-common interests in properties, interests in Delaware statutory trusts that own properties and/or similar interests to accredited investors in private placements exempt from registration under the Securities Act of 1933. We anticipate that these tenancy-in-common interests, Delaware statutory trust interests and/or similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended, or the "Code." Additionally, the properties associated with any tenancy-in-common interests, Delaware statutory trust interests and/or similar interests sold to investors pursuant to such private placements are expected to be 100% leased by the Operating Partnership, and such leases would be expected to contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests, Delaware statutory trust interests and/or similar interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests, Delaware statutory trust interests and/or similar interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

        We may invest in limited partnership entities through joint ventures or other co-ownership arrangements, in which we acquire all or a portion of our interest in such partnership as a general partner. Such general partner status could expose us to all the liabilities of such partnership. Additionally, we may take a non-managing general partner interest in the limited partnership, which would limit our rights of management or control over the operation of the partnership but would still make us potentially liable for all liabilities of the partnership. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may be greater than the amount or value of our initial, or then current, investment in the entity.

Maryland law and our organizational documents limit your rights to bring claims against our officers and directors.

        Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our officers and directors. As a result, we and our stockholders have more limited rights against these persons than might otherwise exist under common law.

        In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, the Advisor and its affiliates for any liability or loss suffered by them or hold our directors, the Advisor and its affiliates harmless for any liability or loss suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, the Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

We may issue preferred stock, additional shares of common stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

        Holders of our common stock do not have preemptive rights to any shares issued by us in the future. We may issue additional shares of common stock, without stockholder approval, including through the declaration of stock dividends, at a price which could dilute the value of existing stockholders' shares. Further, we may issue, without stockholder approval, preferred stock or other classes of common stock with voting and conversion rights which could adversely affect the voting power of the common stockholders and with rights that could dilute the value of our stockholders' shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Under our charter, we have authority to issue a total of 1,700,000,000 shares of capital stock. Of the total number of shares of capital stock authorized (a) 1,500,000,000 shares are designated as common stock, including 225,000,000 classified as Class I shares, 1,200,000,000 classified as Class T shares and 75,000,000 classified as Class W shares, and (b) 200,000,000 shares are designated as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series that we have authority to issue without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

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  A merger, tender offer or proxy contest;

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  The assumption of control by a holder of a large block of our securities; and/or

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  The removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could benefit our stockholders.

        Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock. See "Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock."

Maryland law and our organizational documents limit your ability to amend our charter or terminate our Company without the approval of our board of directors.

        Although the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, or the Statement of Policy, indicates that stockholders are permitted to amend our charter or terminate our Company without the necessity for concurrence by our board of directors, we are required to comply with the Maryland General Corporation Law, which provides that any amendment to our charter or any termination of our Company must first be declared advisable by our board of directors. Therefore, our charter provides that stockholders may vote to authorize the amendment of our charter or the termination of our Company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to terminate our Company that will be presented to our stockholders will be those that have been declared advisable by our board of directors.

A change in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential customers, which could reduce overall demand for our leasing services.

        Under current authoritative accounting guidance for leases, a lease is classified by a customer as a capital lease if the significant risks and rewards of ownership are considered to reside with the customer. Under capital lease accounting, both the leased asset and liability are reflected on the customer's balance sheet. If the terms of the lease do not meet the criteria for a capital lease, the lease is considered an operating lease and no leased asset or contractual lease obligation is recorded on the customer's balance sheet. Accordingly, under the current accounting standards for leases, the entry into an operating lease with respect to real property can appear to enhance a customer's reported financial condition or results of operations in comparison to the customer's direct ownership of the property.

        In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the Financial Accounting Standards Board, or "FASB," issued ASU 2016-02 on February 25, 2016, which substantially changes the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the customer's balance sheet for all lease arrangements. In addition, ASU 2016-02 will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the new lease accounting standards, customers may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms, which would generally have less impact on their balance sheets. Also, customers may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to our stockholders. The new leasing standard is effective for annual and interim reporting periods beginning after December 15, 2018, with early adoption permitted.

RISKS RELATED TO INVESTMENTS IN PROPERTY

Changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions may adversely affect our results of operations and returns to you.

        We are subject to risks generally incident to the ownership of property including changes in global, national, regional or local economic, demographic, political, real estate, or capital market conditions and other factors particular to the locations of the respective property investments. We are unable to predict future changes in these market conditions. For example, an economic downturn or a rise in interest rates could make it more difficult for us to lease properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and, therefore, potentially lower the relative value of our existing real estate investments.

Adverse economic and other conditions in the regions where our assets are located may adversely affect our levels of occupancy, the terms of our leases, and our ability to lease available areas, which could have an adverse effect on our results of operations.

        Our results of operations depend substantially on our ability to lease the areas available in the properties that we own as well as the price at which we lease such space. Adverse conditions in the regions and specific markets where we operate may reduce our ability to lease our properties, reduce occupancy levels, restrict our ability to increase rental rates and force us to lower rental rates and/or offer customer incentives. Should our assets fail to generate sufficient revenues for us to meet our obligations, our financial condition and results of operations, as well as our ability to make distributions, could be adversely affected. The following factors, among others, may adversely affect the operating performance of our properties:

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  Economic downturn and turmoil in the financial markets may preclude us from leasing our properties or increase the vacancy level of our assets;

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  Periods of increased interest rates could result in, among other things, an increase in defaults by customers, a decline in our property values, and make it more difficult for us to dispose of our properties at an attractive price;

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  Rising vacancy rates for commercial property, particularly in large metropolitan areas;

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  Our inability to attract and maintain quality customers;

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  Default or breaches by our customers of their contractual obligations;

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  Increases in our operating costs, including the need for capital improvements;

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  Increases in the taxes levied on our business;

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  Regulatory changes affecting the real estate industry, including zoning rules; and

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  Susceptibility of certain areas to natural disasters.

        We anticipate that our investments in real estate assets will be concentrated in industrial properties, and the demand for industrial space in the U.S. is related to the level of economic activity. Accordingly, reduced economic activity may lead to lower occupancy and/or rental rates for our properties.

Properties that incur vacancies for a significant period of time could be difficult to sell, which could diminish the return to our stockholders.

        A property may incur a vacancy either by the continued default of a customer under its lease or the expiration of the lease. We may have difficulty obtaining a new customer for any vacant space we have in our real properties. If property vacancies continue for a long period of time, we may suffer reduced revenues, which could materially and adversely affect our liquidity and NAV, and result in lower cash distributions to our stockholders. In addition, because properties' market values depend principally upon the cash flow generated by the properties' leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce returns to our stockholders.

Risks related to the development of properties may have an adverse effect on our results of operations and returns to our stockholders.

        The risk associated with development and construction activities carried out by real estate companies like ours include, among others, the following:

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  Long periods of time may elapse between the commencement and the completion of our projects;

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  Construction and development costs may exceed original estimates;

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  The developer/builder may be unable to index costs or receivables to inflation indices prevailing in the industry;

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  The level of interest of potential customers for a recently launched development may be low;

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  There could be delays in obtaining necessary permits;

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  The supply and availability of construction materials and equipment may decrease and the price of construction materials and equipment may increase;

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  Construction and sales may not be completed on time, resulting in a cost increase;

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  It may be difficult to acquire land for new developments or properties;

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  Labor may be in limited availability;

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  Changes in tax, real estate and zoning laws may be unfavorable to us; and

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  Unforeseen environmental or other site conditions.

        In addition, our reputation and the construction quality of any future real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space and grow. The timely delivery of real estate projects and the quality of our developments, however, will depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us and the technical capabilities of our contractor. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.

        Companies in the real estate industry, including us, depend on a variety of factors outside of their control to develop, build and operate real estate projects. These factors include, among others, the availability of market resources for financing, land acquisition and project development. We may be unable to obtain financing for construction and development activities under favorable terms, including but not limited to interest rates, maturity dates and/or loan to value ratios, or at all, which could cause us to delay or even abandon potential development projects. Further, any scarcity of market resources, including human capital, may decrease our development capacity due to either difficulty in obtaining credit for land acquisition or construction financing or a need to reduce the pace of our growth. The combination of these risks may adversely affect our revenues, results of operations, financial condition and our ability to make distributions to our stockholders, which may adversely affect the value of your investment.

Delays in the acquisition, development and construction of properties or debt investments may have adverse effects on portfolio diversification, results of operations, and returns on your investment.

        Delays we encounter in the acquisition, development and construction of properties could adversely affect your returns. To the extent that such disruptions continue, we may be delayed in our ability to invest our capital in property investments that meet our acquisition criteria. Such delays would result in our maintaining a relatively higher cash balance than expected, which could have a negative effect on your returns until the capital is invested.

        In addition, where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and distributions to you could suffer. Delays in the completion of construction could give customers the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a property will be based on our projections of rental income and expenses and estimates of the fair market value of the property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Changes in supply of or demand for similar properties in a particular area may increase the price of real estate assets we seek to purchase or adversely affect the value of the properties we own.

        The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar properties in a particular area. For example, if demand for the types of real estate assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to you. Likewise, a sharp increase in supply could adversely affect leasing rates and occupancy, which could lower operating results, our NAV and overall returns to you.

Actions of joint venture partners could adversely impact our performance.

        We may enter into joint ventures with third parties, including entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

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  The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt or otherwise be unable to meet its capital contribution obligations;

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  That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

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  That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

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  That actions by such venture partner could adversely affect our reputation, negatively impacting our ability to conduct business.

        Actions by such a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests.

        Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such a buy-out at that time. For example, certain actions by the joint venture partnership may require joint approval of our affiliated partners, on the one hand, and our joint venture partner, on the other hand. An impasse among the partners could result in a "deadlock event", which could trigger a buy-sell mechanism under the partnership agreement and, under certain circumstances, could lead to a liquidation of all or a portion of the partnership's portfolio. In such circumstances, we may also be subject to the 100% penalty tax on "prohibited transactions." See "Material U.S. Federal Income Tax Considerations—Prohibited Transactions." It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-customer in a particular property. In addition, to the extent that our venture partner or co-customer is an affiliate of the Advisor, certain conflicts of interest will exist. See "Conflicts of Interest—Joint Ventures with Affiliates of the Advisor."

Properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

        Properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

        We may also be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

        In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. All of these provisions would restrict our ability to sell a property.

Properties that have significant vacancies, especially value-add or other types of discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties and the return on your investment.

        Our investments in value-add properties or other types of development properties may have significant vacancies at the time of acquisition. If vacancies continue for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues, resulting in less cash available for distributions to you. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce our NAV and the overall return on your investment.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to our customers, our cash flow and our operating results would decrease.

        Operating expenses, such as expenses for property and other taxes, fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Furthermore, we may not be able to pass these increases on to our customers. To the extent such increases cannot be passed on to our customers, any such increases would cause our cash flow and our operating results to decrease.

We compete with numerous other parties or entities for property investments and customers and may not compete successfully.

        We compete with numerous other persons or entities seeking to buy or develop real estate assets or to attract customers to properties we already own, including with entities sponsored or advised by affiliates of the Sponsor, DPF, IPT and DC Industrial Liquidating Trust, which may have a negative impact on our ability to acquire real property assets or attract customers on favorable terms, if at all, and the returns on our properties. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire or develop real estate assets or attract customers on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential customers and pressuring us to reduce our rental rates to retain existing customers or convince new customers to lease space at our properties. Similarly, the opening of new competing assets near the assets that we own may hinder our ability to renew our existing leases or to lease to new customers, because the proximity of new competitors may divert existing or new customers to such competitors. In addition, if market rental rates decline during the term of an existing lease, we may be unable to renew or find a new customer without lowering the rental rate. Each of these could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

The operating results of the assets that we own may be impacted by our customers' financial condition.

        Our income is derived primarily from lease payments made by our customers. As such, our performance is indirectly affected by the financial results of our customers, as difficulties experienced by our customers could result in defaults in their obligations to us. Furthermore, certain of our assets may utilize leases with payments directly related to customer sales, where the amount of rent that we charge a customer is calculated as a percentage of such customer's revenues over a fixed period of time, and a reduction in sales can reduce the amount of the lease payments required to be made to us by customers leasing space in such assets.

        The financial results of our customers can depend on several factors, including but not limited to the general business environment, interest rates, inflation, the availability of credit, taxation and overall consumer confidence. An economic downturn can be expected to negatively impact all of these factors, some to a greater degree than others.

        In addition, our ability to increase our revenues and operating income partially depends on steady growth of demand for the products and services offered by the customers located in the assets that we own and manage. A drop in demand, as a result of a slowdown in the U.S. and global economy or otherwise, could result in a reduction in customer performance and consequently, adversely affect us.

If we enter into long-term leases with customers, those leases may not result in market rental rates over time, which could adversely affect our revenues and ability to make distributions to you.

        We expect that the majority of our leases will be long-term operating leases. Long-term leases, as well as leases with renewal options that specify a maximum rent increase, may not allow for market-based or significant increases in rental payments during the term of the lease. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. These circumstances could negatively impact our operating results and affect our ability to make distributions to you.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

        Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to customers, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: (i) if we plan to vacate a given unit in order to change or adapt an asset's mix of customers, the customer could remain in that unit by filing a lease renewal action and interfere with our strategy; and (ii) if we desire to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court's interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect our cash flow and our operating results.

        Certain of our lease agreements may not be "triple net leases," under which the customer undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. We will be exposed to higher maintenance, tax and property management expenses with respect to all of our leases that are not "triple net."

        Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our customers. To the extent such increases cannot be passed on to our customers, any such increases would negatively impact our cash flow, NAV and operating results.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

        Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain customers to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

The real estate industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

        Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to, among other things, zoning, environmental protection and historical heritage, all of which may affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets.

        In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act," which generally took effect in 2011, contains a sweeping overhaul of the regulation of financial institutions and the financial markets. Key provisions of the Dodd-Frank Act require extensive rulemaking by the SEC and the U.S. Commodity Futures Trading Commission, some of which remains ongoing. Thus, the full impact of the Dodd-Frank Act on our business cannot be fully assessed until all final implementing rules and regulations are promulgated.

        Various rules currently in effect under the Dodd-Frank Act may have a significant impact on our business, including, without limitation, provisions of the legislation that increase regulation of and disclosure requirements related to investment advisors, swap transactions and hedging policies, corporate governance and executive compensation, investor protection and enforcement provisions, and asset-backed securities. In February 2017, the U.S. President ordered the Secretary of the U.S. Treasury to review certain existing rules and regulations, such as those promulgated under the Dodd-Frank Act; however, the implications of that review are not yet known and none of the rules and regulations promulgated under the Dodd-Frank Act have been modifies or rescinded as of the date of this report.

        For example, but not by way of limitation, the Dodd-Frank Act and the rules and regulations promulgated thereunder provide for significantly increased regulation of the derivatives markets and transactions that affect our interest rate hedging activities, including: (i) regulatory reporting, (ii) subject to limited exemptions, mandated clearing through central counterparties and execution on regulated exchanges or execution facilities, and (iii) margin and collateral requirements. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be fully assessed until all final implementing rules and regulations are promulgated, the foregoing requirements may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and/or may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act. For example, subject to an exception for "end-users" of swaps upon which we may seek to rely, we may be required to clear certain interest rate hedging transactions by submitting them to a derivatives clearing organization. To the extent we are required to clear any such transactions, we will be required to, among other things, post margin in connection with such transactions. The occurrence of any of the foregoing events may have an adverse effect on our business and on your return.

        In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect our results from operations.

        In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses, and revocation of authorizations, in addition to other civil and criminal penalties.

Our properties will be subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

        Our properties will be subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our customers may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to property may adversely affect our operating results.

        There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we could be held liable for indemnifying possible victims of an accident. We cannot assure our stockholders that funding will be available to us for repair or reconstruction of damaged property in the future or for liability payments to accident victims.

Environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, a current or previous owner or operator of property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

        Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

        We intend to invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the properties that we acquire may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the properties that we acquire may be on or adjacent to or near other properties upon which others, including former owners or customers of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

        From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions. In such an instance, we will underwrite the new anticipated costs of environmental investigation, clean-up and monitoring into the cost, as applicable. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

        All of our properties will have been subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Nonetheless, an environmental liability that could have a material adverse effect on our business, financial condition or results of operations taken as a whole, may exist at the time of acquisition or may arise in the future, with respect to any properties that we acquire. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, it is possible that (i) future laws, ordinances or regulations may impose a material environmental liability or (ii) the then current environmental condition of the properties that we acquire may be affected by customers, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

        All property and the operations conducted on property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Customers' ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to customers that engage in industrial, manufacturing, and commercial activities will cause us to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

        Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our customers' operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions.

        In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to you.

        Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the "Disabilities Act." Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require us to remove access barriers and our failure to comply with the act's requirements could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any monies we use to comply with the Disabilities Act will reduce our NAV and the amount of cash available for distribution to you.

We may not have funding for future customer improvements which may adversely affect the value of our assets, our results of operations and returns to you.

        If a customer at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new customers, we will be required to expend substantial funds to construct new customer improvements in the vacated space. Substantially all of the net proceeds from this offering will be used to acquire property, debt and other investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for customer improvements and customer refurbishments in order to attract new customers. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, and it may be more difficult for us to attract or retain customers to such properties or the amount of rent we can charge at such properties may decrease. There can be no assurance that we will have any sources of funding available to us for repair or reconstruction of damaged property in the future.

Property investments made outside of the U.S. will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

        We may invest outside of the U.S., most likely in Mexico or Canada, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in property located outside of the U.S., in addition to risks inherent in an investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates, changes in U.S. regulations concerning foreign investments, if any, and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

RISKS RELATED TO DEBT FINANCING

We intend to incur mortgage indebtedness, corporate indebtedness and other borrowings, which may increase our business risks, and could hinder our ability to make distributions to you.

        We intend to finance a portion of the purchase price of our investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. Generally speaking, the preceding limitation provides for borrowings of up to 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. In addition, we may incur mortgage debt and pledge some or all of our properties or other assets as security for that debt to obtain funds to acquire additional property, debt or other investments. We may also borrow funds to make distributions, to redeem securities, to satisfy the REIT distribution requirements or for any working capital purposes. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

        High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders could be adversely affected.

We may not be able to obtain debt financing necessary to run our business.

        We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, we expect to need to borrow capital for acquisitions, the improvement of our properties, and for other purposes. Under current or future market conditions, we may not be able to borrow all of the funds we may need. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments to expand our operations will be adversely affected. As a result, we would be less able to achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to you.

Increases in mortgage interest rates and/or unfavorable changes in other financing terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

        If mortgage or corporate debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur debt, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher or other financing terms, such as principal amortization, are not as favorable when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or, with respect to mortgage debt could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

        Our debt may be subject to the fluctuation of market interest rates such as the London Interbank Offered Rate, Prime rate, and other benchmark rates. Should such interest rates increase, our debt payments may also increase, reducing cash available for distributions. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments. Additionally, as it relates to any real estate assets that we may own, an increase in interest rates may negatively impact activity in the consumer market and reduce consumer purchases, which could adversely affect us.

Lenders may require us to enter into restrictive covenants that relate to or otherwise limit our operations, which could limit our ability to make distributions to you, to replace the Advisor or to otherwise achieve our investment objectives.

        When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage property, discontinue insurance coverage, or make distributions under certain circumstances. In addition, provisions of our loan documents may deter us from replacing the Advisor because of the consequences under such agreements and may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

We may enter into financing arrangements that require us to use and pledge offering proceeds to secure and repay such borrowings, and such arrangements may adversely affect our ability to make investments and operate our business.

        We may enter into financing arrangements that require us to use and pledge future proceeds from this offering or future offerings, if any, to secure and repay such borrowings. Such arrangements may cause us to have less proceeds available to make investments or otherwise operate our business, which may adversely affect our flexibility and our ability to achieve our investment objectives.

We may enter into financing arrangements involving balloon payment obligations, which may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to you.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

The derivative instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

        We may use derivative instruments to hedge exposure to changes in interest rates on certain of our variable rate loans, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging of these transactions will not result in losses. Any settlement charges incurred to terminate unused derivative instruments may result in increased interest expense, which may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE-RELATED DEBT AND SECURITIES

The mortgage loans in which we may invest will be subject to the risk of delinquency, foreclosure and loss, which could result in losses to us.

        Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: customer mix, success of customer businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any realized deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow and limit amounts available for distribution to you. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial adverse effect on our anticipated return on the foreclosed mortgage loan. In addition, if we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans, B-notes, and other junior financings in which we may invest would involve greater risks of loss than senior loans secured by income-producing properties.

        We may invest in mezzanine loans, B-notes, and other junior financings that substantially take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income producing property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan in whole or in part. In addition, there may be significant delays and costs associated with the process of foreclosing on collateral securing or supporting these investments. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Further, even if we are successful in foreclosing on the equity interests serving as collateral for certain mezzanine loans, such foreclosure could result in us inheriting all of the liabilities of the underlying mortgage borrower, including the senior mortgage on the applicable property. This may result in both increased costs to us and a negative impact on our overall debt covenants and occupancy levels. In many cases a significant restructuring of the senior mortgage may be required in order for us to be willing to retain longer term ownership of the property. If we are unsuccessful in restructuring the underlying mortgage debt in these scenarios, the mortgage lender ultimately may foreclose on the property causing us to lose any of our remaining investment.

The B-notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

        We may invest in B-notes. A B-note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. For example, the rights of holders of B-notes to control the process following a borrower default may be limited in certain B-note investments, particularly in situations where the A-note holders have the right to trigger an appraisal process pursuant to which control would shift from the holder of the B-note when it is determined, for instance, that a significant portion of the B-note is unlikely to be recovered. We cannot predict the terms of each B-note investment. Further, B-notes typically are secured by a single property, and, as a result, reflect the increased risks associated with a single property compared to a pool of properties. Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. Acquiring or paying off the A-note could require a significant amount of cash, and we may not have sufficient cash to be able to do so.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

        We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

        In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower's ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have an adverse effect on our NAV, results of operations and financial condition.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

        Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect our value.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

        The renovation, refurbishment or expansion by a borrower of a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks, permitting risks, other construction risks and subsequent leasing of the property not being completed on schedule or at projected rental rates. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments of interest or principal to us.

Interest rate fluctuations and changes in prepayment rates could cause the value of our debt investments to decrease or could reduce our ability to generate income from such investments.

        Interest rate risk is the risk that debt investments will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such investments will decline, and vice versa. Accordingly, the yield on our debt investments may be sensitive to changes in prevailing interest rates and corresponding changes in prepayment rates. Therefore, changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations could also cause a borrower to prepay a mortgage loan more quickly than we expect, which could lead to our expected return on the investment being adversely affected.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

        The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise registered in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine, B-note and bridge loans we may originate or purchase in the future may be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recovery in the event of a borrower's default.

Delays in liquidating defaulted loans could reduce our investment returns.

        If there are defaults under mortgage or other types of loans that we make, we may not be able to repossess and sell the underlying properties or equity collateral quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor or other borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or other equity collateral or to obtain proceeds sufficient to repay all amounts due to us on the mortgage or other type of loan.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

        Some of our real estate-related securities may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in this investment in securities as generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

Investments in real estate-related debt securities are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

        The debt securities and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer's capital structure. The debt securities in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a "fraudulent conveyance" under relevant creditors' rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

        The success of our real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders.

We may invest in real estate-related preferred equity securities, which may involve a greater risk of loss than traditional debt financing.

        We may invest in real estate-related preferred equity securities, which are currently volatile and which securities may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment. Since there may be a number of debt obligations that have priority over our preferred stock investment, any determination by us to cure defaults could be costly and we may not have the cash to be able to do so. If we become the equity owner of the issuer, we would be responsible for other liabilities of the issuer, including liabilities relating to taxes and environmental matters.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate-related securities.

        We may invest in real estate-related common equity, preferred equity and debt securities of both publicly traded and private real estate companies. Our investments in such real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related debt investments discussed in this prospectus.

        Real estate-related securities may be unsecured and subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (i) limited liquidity in the secondary trading, (ii) substantial market price volatility , (iii) subordination to prior claims of banks and other senior lenders of the issuer and preferred equity holders (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (iv) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to pay dividends.

RISKS RELATED TO THE ADVISOR AND ITS AFFILIATES

Our Advisor faces conflicts of interest because certain of the fees it receives for services performed are based on our NAV, the procedures for which the Advisor will assist our board of directors in developing, overseeing, implementing and coordinating.

        The Advisor assists our board of directors in developing, overseeing, implementing and coordinating our NAV procedures. It will assist our Independent Valuation Firm in valuing our real property portfolio by providing the firm with property-level information, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) the revenues and expenses of the property. Our Independent Valuation Firm assumes and relies upon the accuracy and completeness of all such information, does not undertake any duty or responsibility to verify independently any of such information and relies upon us and our Advisor to advise if any material information previously provided becomes inaccurate or was required to be updated during the period of its review. In addition, the Advisor may have some discretion with respect to valuations of certain assets and liabilities, which could affect our NAV. Because the Advisor is paid certain fees for its services based on our NAV, the Advisor could be motivated to influence our NAV and NAV procedures such that they result in an NAV exceeding realizable value, due to the impact of higher valuations on the compensation to be received by the Advisor. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price. See "Net Asset Valuation Calculation and Valuation Procedures."

Advisory fees may not create proper incentives or may induce the Advisor and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.

        The advisory fees we pay the Advisor or the Sponsor, as applicable, are made up of a fixed component and a performance component. We will pay the Advisor the fixed component regardless of the performance of our portfolio. The Advisor's entitlement to the fixed component, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Advisor the fixed component in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. The performance component, which is based on our total distributions plus the change in NAV per share, may create an incentive for the Advisor to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. Because the performance component is based on our NAV, the Advisor may be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail dispositions of assets or share redemptions to maintain a higher NAV, which would, in each case, increase amounts payable to the Advisor or the Sponsor.

The Advisor's management personnel, other employees and affiliates face conflicts of interest relating to time management and, accordingly, the Advisor's management personnel, other employees and affiliates may not be able to devote significant time to our business activities and the Advisor may not be able to hire adequate additional employees.

        All of the Advisor's management personnel, other personnel, affiliates and related parties may also provide services to other Sponsor affiliated entities and related parties, including, but not limited to, IPT, DPF and DC Industrial Liquidating Trust. We are not able to estimate the amount of time that such management personnel, other personnel, affiliates and related parties will devote to our business. As a result, the Advisor's management personnel, other personnel, affiliates and related parties may have conflicts of interest in allocating their time between our business and their other activities, which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline. Accordingly, there is a risk that the Advisor's affiliates and related parties may not devote significant time to our business activities and the Advisor may not be able to hire adequate additional personnel.

The Advisor and its affiliates or related parties, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us, other Sponsor affiliated entities and related parties and joint venture partners or co-owners, which could result in actions that are not in your best interests.

        Our executive officers, some of our directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, the Dealer Manager and/or other entities related to our Sponsor. Our Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence their advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

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  the continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the Dealer Manager;

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  recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, or the decision to adjust the value of certain of our assets or liabilities if the Advisor is responsible for valuing them;

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  public offerings of equity by us, which may result in increased advisory fees for the Advisor;

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  competition for customers from entities sponsored or advised by affiliates of our Sponsor that own properties in the same geographic area as us; and

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  investments through a joint venture or other co-ownership arrangements, which may result in increased fees for the Advisor.

        Further, certain advisory fees paid to our Advisor are paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to compensation to our Advisor and its affiliates from us and other entities sponsored or advised by affiliates of our Sponsor could result in decisions that are not in our stockholders' best interests, which could hurt our ability to pay our stockholders distributions or result in a decline in the value of our stockholders' investment. Conflicts of interest such as those described above have contributed to stockholder litigation against certain other externally managed REITs that are not affiliated with our Advisor or the Sponsor.

The time and resources that Sponsor affiliated entities and related parties devote to us may be diverted and we may face additional competition due to the fact that Sponsor affiliated entities and related parties are not prohibited from raising money for another entity that makes the same types of investments that we target.

        Sponsor affiliated entities and related parties are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in separate public offerings for two other entities sponsored or advised by affiliates of the Sponsor. In addition, we may compete with other entities sponsored or advised by affiliates of the Sponsor, including, but not limited to, DPF and IPT, for the same investors and investment opportunities.

We may co-invest or joint venture an investment with a Sponsor affiliated entity or related party.

        We may also co-invest or joint venture with other Sponsor affiliated entities and related parties. Even though all such co-investments will be subject to approval by a majority of our board of directors, including a majority of our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party. In addition, we may share control with or cede control of the venture to the Sponsor affiliated entity or related party and decisions could be made that are not in our best interests.

We may enter into transactions with the Advisor or affiliates or other related entities of the Advisor; as a result, in any such transaction, we may not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties and we may incur additional expenses.

        We may enter into transactions with the Advisor or with affiliates or other related entities of the Advisor. For example, we may purchase assets from affiliates or other related entities of the Advisor that they currently own or hereafter acquire from third parties. The Advisor may also cause us to enter into a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. We may also purchase properties developed and completed by affiliates of the Advisor or provide loans for the development of properties being developed by affiliates of the Advisor. The Advisor and/or its management team could experience a conflict in representing our interests in these transactions. In any such transaction, we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties and may receive terms that are less beneficial to us than if such transactions were with a third party. In addition, our independent directors may request that independent legal counsel be provided to them on any matter in which they deem such counsel appropriate or necessary. If the independent directors request independent legal counsel, we will pay the cost of such counsel, which could reduce the cash available to us for other purposes, including paying distributions to our stockholders.

We depend on the Advisor and its key personnel; if any of such key personnel were to cease employment with the Advisor or its affiliates, our business could suffer.

        Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition, disposition and management of our investments, the selection of customers for our properties, the determination of any financing arrangements and other factors. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor's key personnel, including, in alphabetical order, John A. Blumberg, Rajat Dhanda, David M. Fazekas, Andrea L. Karp, Thomas G. McGonagle, Dwight L. Merriman III, Lainie P. Minnick, James R. Mulvihill, Scott W. Recknor, Gary M. Reiff, Jeffrey W. Taylor, Peter M. Vanderburg, J. R. Wetzel, Joshua J. Widoff, Brian C. Wilkinson and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have, nor do we expect to obtain, key man life insurance on any of the Advisor's key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals through their resignation, retirement, or due to an internalization transaction effected by another investment program sponsored by the Sponsor or its affiliates, or due to such individual or individuals becoming otherwise unavailable because of other activities on behalf of the Sponsor or its affiliates, our operating results could suffer.

The fees we pay to entities sponsored or advised by affiliates of our Sponsor in connection with our offerings of securities and in connection with the management of our investments were not determined on an arm's-length basis, and therefore, we do not have the benefit of arm's-length negotiations of the type normally conducted between unrelated parties.

        The Advisor, affiliates of the Advisor and the Dealer Manager have earned and will continue to earn fees, performance allocations, commissions and expense reimbursements from us. The fees,

performance allocations, commissions and expense reimbursements paid and to be paid to the Advisor, affiliates of the Advisor and the Dealer Manager for services they provided us in connection with past offerings and in connection with this offering were not determined on an arm's-length basis. As a result, the fees have been determined without the benefit of arm's-length negotiations of the type normally conducted between unrelated parties. See "Conflicts of Interest."

We will compete with entities sponsored or advised by affiliates of the Sponsor, for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire or sell investments, and for customers, which may have an adverse impact on our operations.

        We will compete with entities sponsored or advised by affiliates of the Sponsor including, but not limited to, IPT and DPF, and with other entities that Sponsor affiliated entities and related parties may advise or own interests in, whether existing or created in the future, as well as entities for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire, finance or sell certain types of properties. In particular, and in addition to an affiliate of the Advisor serving as the advisor to IPT, or the "IPT Advisor," the IPT Advisor provides certain acquisition and asset management services to DPF's advisor with respect to industrial real property pursuant to a subadvisor relationship. As a result of this competition, certain investment opportunities may not be available to us. We may also buy, finance or sell properties at the same time as these entities are buying, financing or selling properties. In this regard, there is a risk that we will purchase a property that provides lower returns to us than a property purchased by entities sponsored or advised by affiliates of the Sponsor and entities for whom affiliates of the Sponsor provide certain advisory or management services. Certain entities sponsored or advised by affiliates of the Sponsor own and/or manage properties in geographical areas in which we expect to own properties. Therefore, our properties may compete for customers with other properties owned and/or managed by these entities. The Advisor may face conflicts of interest when evaluating customer leasing opportunities for our properties and other properties owned and/or managed by these entities and these conflicts of interest may have a negative impact on our ability to attract and retain customers.

        The Sponsor and the Advisor have implemented lease allocation guidelines to assist with the process of the allocation of leases when we and certain other entities to which affiliates of the Advisor are providing certain advisory services have potentially competing properties with respect to a particular customer. Pursuant to the lease allocation guidelines, if we have an opportunity to bid on a lease with a prospective customer and one or more of these other entities has a potentially competing property, then, under certain circumstances, we may not be permitted to bid on the opportunity and in other circumstances, we and the other entities will be permitted to participate in the bidding process. The lease allocation guidelines are overseen by a joint management committee consisting of our management committee and certain other management representatives associated with other entities to which affiliates of the advisor are providing similar services.

        Notwithstanding the foregoing, the Sponsor and the Advisor have agreed, subject to any future changes approved by the Conflicts Resolution Committee, that if an investment is equally suitable for IPT and us, until such time as all of the proceeds from IPT's public offerings have been substantially invested, IPT will have priority over us with respect to all industrial property investment opportunities in the U.S. or Mexico, other than development or re-development opportunities associated with our existing investments (e.g., development on excess land or expansion of an existing facility) which opportunities shall remain with us. Thereafter, we will have access to industrial property investment opportunities pursuant to the Rotation Policy (defined below), subject to the Special Priority (defined below) which has been granted to IPT's second build-to-core fund ("BTC II") and which is described below.

        Affiliates of the Sponsor and the Advisor currently sponsor and in the future may sponsor or advise other investment vehicles that seek to invest in industrial properties including IPT, DPF, and BTC II. Subject to the foregoing provisions regarding our priority relative to IPT, to the extent a potential investment meets the current investment strategy, including portfolio objectives, diversification goals, return requirements and investment timing, for us and any other funds or investment vehicles advised by affiliates of the Sponsor or the Advisor with capital available to invest, or the "Applicable Vehicles," including IPT, DPF, and BTC II, such investment shall be allocated among the Applicable Vehicles on a rotational basis (the "Rotation Policy") that the Sponsor determines to be fair and reasonable to the Applicable Vehicles. Generally, the investment will be allocated to the Applicable Vehicle that has gone the longest without being allocated an industrial investment opportunity. Exceptions may be made to the Rotation Policy for (x) transactions necessary to accommodate an exchange pursuant to Section 1031 of the U.S. Internal Revenue Code of 1986, as amended, or the "Code," (y) characteristics of a particular investment or Applicable Vehicle, such as adjacency to an existing asset, legal, regulatory or tax concerns or benefits, portfolio balancing or other Allocation Factors listed below, which make the investment more advantageous to one of the Applicable Vehicles, or (z) exclusivity, rotation or other priority (each, a "Special Priority") granted to a particular fund now or in the future, or in order to reach certain minimum allocation levels with respect to an Applicable Vehicle. The only currently existing Special Priority has been granted to BTC II, pursuant to which BTC II will be presented with the following industrial property investment opportunities (subject to the terms and conditions of the BTC II partnership agreement):

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  Two out of every three potential development investments; provided that BTC II will have the first option to pursue all potential development investments prior to March 31, 2018, and four out of every five potential development investments thereafter and prior to March 31, 2019;

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  One out of every three potential value-add investments; and

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  One out of every four potential core investments.

        The Special Priority granted to BTC II will terminate on the earlier to occur of certain events described in the BTC II partnership agreement, such that it will terminate by or before May 2021. The Sponsor or its affiliates may grant additional Special Priorities in the future and from time to time.

        In determining whether an investment opportunity is suitable for us or another program, the Advisor shall examine, among others, the following factors as they relate to us and each other program, which we refer to as the "Allocation Factors":

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  Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value-add and development);

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  The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

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  The cash requirements of each program;

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  The strategic proximity of the investment opportunity to other assets;

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  The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

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  The policy of each program relating to leverage of investments;

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  The effect of the acquisition on loan maturity profile;

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  The effect on lease expiration profile;

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  Customer concentration;

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  The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

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  The effect of the acquisition on the applicable entity's intention not to be subject to regulation under the Investment Company Act;

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  Cost of capital;

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  Legal considerations, such as Employee Retirement Income Security Act of 1974 ("ERISA"), and Foreign Investment in Real Property Tax Act ("FIRPTA"), that may be applicable to specific investment platforms;

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  The financial attributes of the investment;

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  Availability of financing;

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  Ability to service any debt associated with the investment;

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  Risk return profiles;

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  Anticipated future pipeline of suitable investments;

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  Expected holding period of the investment and the applicable entity's remaining term;

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  Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

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  Whether the applicable entity was formed for the purpose of making a particular type of investment;

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  Affiliate and/or related party considerations;

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  The anticipated cash flow of the applicable entity and the asset;

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  Tax effects of the acquisition, including on REIT or partnership qualifications;

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  The size of the investment; and

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  The amount of funds available to each program and the length of time such funds have been available for investment.

        Any changes to the Sponsor's allocation policies will be timely reported to our Conflicts Resolution Committee. The Advisor will be required to provide information to our board of directors on a quarterly basis to enable our board of directors, including the independent directors, to determine whether such policies are being fairly applied.

        On November 4, 2015, IIT completed its merger with and into Western Logistics LLC and Western Logistics II LLC. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage to the Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders. The Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT's former stockholders. An affiliate of the Advisor entered into a management services agreement with the Liquidating Trust to provide asset management, development and construction, and operating oversight services for each excluded property, to assist in the sale of the excluded properties and to provide administrative services to the Liquidating Trust and its subsidiaries. The management services agreement will continue in force throughout the duration of the existence of the Liquidating Trust and will terminate as of the date of termination of the Liquidating Trust. The affiliate of the Advisor will not provide advisory services with respect to acquisitions under the management services agreement, but because lease management services will be provided under the management services agreement, the Advisor may face a conflict of interest when evaluating customer leasing opportunities for our properties and properties owned by the Liquidating Trust, which could negatively impact our ability to attract and retain customers.

If we invest in joint venture or co-ownership arrangements with the Advisor or its affiliates, they may retain significant control over our investments even if our independent directors terminate the Advisor.

        While a majority of our independent directors may terminate the Advisor upon 60 days' written notice, our ability to remove co-general partners or advisors to any entities in which the Advisor or its affiliates serve in such capacities and in which we may serve as general partner or manager is limited. As a result, if we invest in such joint-venture or co-ownership arrangements; an affiliate of the Advisor may continue to maintain a substantial degree of control over our investments despite the termination of the Advisor.

RISKS RELATED TO OUR TAXATION AS A REIT

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

        We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2017 and, once we so qualify, we intend to continue to operate in accordance with the requirements for qualification as a REIT. Although we do not intend to request a ruling from the Internal Revenue Service, ("IRS"), as to our REIT status, we have received the opinion of our special U.S. federal income tax counsel, Greenberg Traurig, LLP, with respect to our qualification as a REIT. This opinion was issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets, the sources of our income, the amount of distributions that we pay, the composition of our stockholders, and various other matters relating to the requirements for qualification as a REIT. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig, LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. We have not requested a ruling from the IRS as to our REIT status.

        If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. However, any distributions made would be subject to the favorable tax rate applied to "qualified dividend income." To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in such a manner as to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

        We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the IRS successfully determines that the Operating Partnership should be treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership's taxable income. In addition if the Operating Partnership were not treated as a taxable REIT subsidiary, we could fail to qualify as a REIT, with the resulting consequences described above. See "Material U.S. Federal Income Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership—Classification as a Partnership."

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

        To obtain the favorable tax treatment accorded to REITs, in addition to other qualification requirements, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income (which may not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be invested in acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. It is possible that we might not always be able to continue to make distributions sufficient to meet the annual distribution requirements required to maintain our REIT status, avoid corporate tax on undistributed income and/or avoid the 4% excise tax.

        From time to time, we may generate taxable income greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect our value.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

        We may purchase properties and lease them back to the sellers of such properties. There can be no assurance that the IRS will not challenge our characterization of any such sale-leaseback transaction as a 'true lease.' In the event that any such sale-leaseback transaction is challenged and successfully recharacterized as a financing or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification "asset tests," the "income tests" or the "distribution requirements" and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year in the event we cannot make a sufficient deficiency distribution.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

        Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, to the extent such distribution is properly treated as being paid out of "earnings and profits," even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. As a result, each of our stockholders that is not a tax-exempt entity may have to use funds from other sources to pay such tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

        The maximum tax rate applicable to income from "qualified dividends" payable to U.S. stockholders that are individuals, trusts and estates is currently 20% plus a 3.8% "Medicare tax" surcharge. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient on ordinary income, rather than the 20% preferential rate and are also subject to the 3.8% Medicare tax. Although this tax rate does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of our common stock. See "Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders."

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

        Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a "prohibited transaction" will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our properties and pay income tax directly on such income. In that event, our stockholders would be treated as if they had earned that income and paid the tax on it directly, would be eligible to receive a credit or refund of the taxes deemed paid on the income deemed earned, and shall increase the adjusted basis of its shares by the excess of such deemed income over the amount of taxes deemed paid. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

        Neither ordinary nor capital gain distributions with respect to our common stock, or gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

  •
  Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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  Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

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  Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

        See "Material U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders" section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

        We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity's ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% after December 31, 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See "Material U.S. Federal Income Tax Considerations—Asset Tests." If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences or, generally, must have "reasonable cause" for the failure and pay a penalty, in addition to satisfying such requirements. See "Material U.S. Federal Income Tax Considerations—Taxation of REITs in General." As a result, we may be required to liquidate otherwise attractive investments.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

        To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our common stock. In addition, our charter generally prohibits beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our lessees that would cause us to own, actually or constructively, 10% or more of any of our lessees. Our board of directors may grant an exemption, prospectively or retroactively, in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

        The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT 75% asset test, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Liquidation of assets may jeopardize our REIT status.

        To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect us or our stockholders.

        In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of our stockholders. There is substantial lack of clarity around the likelihood, timing and details of any such tax reform. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to the FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

        A foreign person (other than a "qualified foreign pension plan") disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under FIRPTA on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor (other than a "qualified foreign pension plan") on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% (10% after December 18, 2015) of the value of our outstanding common stock. We are not currently traded on an established securities market. See "Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions."

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from "hedging transactions" that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the gross income and asset tests that apply to REITs. Moreover, any income from a transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income that would be qualifying REIT income under the REIT gross income tests, and any gain from the unwinding of any such transaction, does not constitute gross income for purposes of the REIT annual gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions may not be treated as qualifying income for purposes of the REIT gross income tests, and might also give rise to an asset that does not qualify for purposes of the REIT asset tests.

Potential changes to the U.S. tax laws could have a significant negative impact on our business operations, financial condition and earnings.

        The current presidential administration has included as part of its agenda a potential reform of U.S. tax laws. The details of the potential reform have not yet emerged but the administration has outlined several possible changes to business taxes. In addition, House Republicans and Congress have drafted an initial tax reform ("Tax Reform Blueprint") to significantly amend the Code. The convergence of the administration's reform agenda and the Tax Reform Blueprint's potential reforms has not yet taken place, however, key changes within the proposals include:

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  Elective replacement of current depreciation deductions with a cost recovery system for capital asset investments (excluding land investments);

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  Elimination of the deductibility of corporate interest expense, if a cost recovery system is elected;

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  Restriction or elimination of benefits of like-kind exchanges that defer capital gains for tax purposes;

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  Reduction of the maximum business tax rate from 35% to 15% to 20%;

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  Elimination of the corporate alternative minimum tax;

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  Implementation of a one-time deemed repatriation tax rate of 10% on corporate profits held offshore; and

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  Elimination of most corporate tax expenditures except for the Research and Development credit.

        The specific details regarding potential tax reforms have not yet emerged. In addition, it is not yet known if the potential reform of the U.S. tax laws will include changes that may impact existing REIT rules under the Code. If the tax reform is enacted with some or all of the changes outlined above, our taxable income and the amount of distributions to our stockholders required in order to maintain our REIT status may significantly increase. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders annually.

        We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms (including future reforms that may be part of any enacted tax reform) on the real estate industry or REITs clear. Furthermore, the proposed tax reform may negatively impact our customers' operating results, financial condition and future business plans.

        Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares. A reform of the U.S. tax laws by the administration may be enacted in a manner that negatively impacts our operating results, financial condition and business operations and could adversely affect our ability to pay distributions to our stockholders.

INVESTMENT COMPANY RISKS

We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

        The Company, the Operating Partnership, and our subsidiaries intend to conduct our businesses so that we are not required to register as "investment companies" under the Investment Company Act. The operation of a business in a manner so as not to be subject to regulation as an investment company requires an analysis of and compliance with complex laws, regulations and SEC staff interpretations, not all of which are summarized herein. Although we could modify our business methods at any time, at the present time we expect that the focus of our activities will involve investments in real estate, buildings, and other assets that can be referred to as "sticks and bricks" and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments, such as real estate related securities, and will otherwise be considered to be in the real estate business.

        Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements such as requirements relating to:

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  Limitations on the capital structure of the entity;

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  Restrictions on certain investments;

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  Prohibitions on transactions with affiliated entities; and

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  Public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

        These and other requirements are intended to provide benefits or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect to register as an "investment company" under the Investment Company Act.

        We do not expect that we, the Operating Partnership, or other subsidiaries will be an investment company because, if we have any securities that are considered to be investment securities held by an entity, then we will seek to ensure that holdings of investment securities in such entity will not exceed 40% of the total assets of that entity and that no such entity holds itself out as being engaged primarily in the business of investing in securities. If an entity were to hold investment securities having a value exceeding 40% of the value of the entity's total assets, and no other exclusion from registration was available, that entity might be required to register as an investment company. In order to avoid such a result, we, the Operating Partnership, or a subsidiary may be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire certain investments or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase.

        If the Company, the Operating Partnership or any subsidiary owns assets that qualify as "investment securities" and the value of such assets exceeds 40% of the value of its total assets, the entity would be deemed to be an investment company absent another exclusion from the Investment Company Act. Certain of the subsidiaries that we may form in the future could seek to rely upon the exclusion provided by Section 3(c)(5)(C) of that Act, which is available for entities, among other things, "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity's portfolio be comprised of qualifying interests and the remaining 45% of the entity's portfolio be comprised of real estate-type interests (as such terms have been interpreted by the staff of the SEC). SEC staff no-action letters have indicated that the foregoing real estate-type interests test will be met if at least 25% of such entity's assets are invested in real estate-type interests, which threshold is subject to reduction to the extent that the entity invested more than 55% of its total assets in qualifying interests, and no more than 20% of such entity's total assets are invested in miscellaneous investments. Qualifying interests for this purpose include actual interests in real estate, certain mortgage loans and other assets as interpreted in a manner consistent with SEC staff guidance. We intend to treat as real estate-type interests those assets that do not qualify for treatment as qualifying interests, including any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC staff positions and/or interpretations regarding qualifying interests and securities issued by pass-through entities of which substantially all of the assets consist of qualifying interests and/or real estate-type interests. Due to the factual nature of this test, we, the Operating Partnership, or a subsidiary may be unable to sell assets we would otherwise want to sell or may need to sell assets we would otherwise wish to retain, if we deem it necessary to remain in compliance with the foregoing standards. In addition, we may have to forgo opportunities to acquire certain investments or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase, if we deem it necessary to remain in compliance with the foregoing standards.

        In addition, we, the Operating Partnership and/or our subsidiaries may rely upon other exclusions, including the exclusion provided by Section 3(c)(6) of the Investment Company Act (which excludes, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exclusion provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the SEC or its staff providing more specific or different guidance regarding these exclusions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon the exclusions discussed above or other exclusions from the definition of an investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we meet the definition of an investment company under the Investment Company Act and we fail to qualify for an exclusion therefrom, our ability to use leverage and other business strategies would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for an exemption or exclusion from regulation under the Investment Company Act.

If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

        If we become an investment company or are otherwise required to register as an investment company, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would likely require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Further, if we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

ERISA RISKS

If our assets are deemed to be ERISA plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

        In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the "look-through rule." Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as "publicly-offered securities" that are exempt from the look-through rules under applicable Treasury Regulations, once we have 100 stockholders that are independent of us and one another. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

The U.S. Department of Labor, or "DOL," has issued a final regulation revising the definition of "fiduciary" under ERISA and the Code, which could adversely affect our ability to raise significant capital in this offering.

        On April 8, 2016, the DOL issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by IRAs and benefit plans. The final regulation and the related exemptions were scheduled to become applicable for investment transactions on and after April 10, 2017, but the applicability date was delayed until June 9, 2017, with full implementation scheduled for January 1, 2018. On February 3, 2017, a Presidential Memorandum was issued directing the DOL to, among other things, examine the regulation to determine whether it may adversely affect the ability of American to gain access to market information and financial advice. On June 29, 2017, the Department of Labor released a request for information, seeking public input that could form the basis of new exemptions or revisions to the final regulation issued in April 2016. In addition, the Department of Labor is seeking public input on the possible delay of the January 1, 2018 applicability date of certain provisions of the regulation. The outcome of this review by the DOL and the ultimate impact of the final regulation are not yet known but they could negatively impact our ability to raise capital in our offering, which could adversely affect our financial condition and results of operations. The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.

ESTIMATED USE OF PROCEEDS

        The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares of each class as well as a specified number of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our "DRIP offering." However, the number of shares of each class of our common stock to be offered, including the number of shares of each class of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. We are offering up to $1,500,000,000 in shares of our common stock in our primary offering, and up to $500,000,000 in shares of our common stock in the DRIP offering, in any combination of Class T shares, Class W shares and Class I shares.

        The tables below assume that the maximum selling commissions and dealer manager fees are paid on all Class T shares of our common stock offered in our primary offering to the public on a best efforts basis. The selling commissions, and, in some cases, dealer manager fees, may be reduced or eliminated in connection with certain categories of Class T share sales, such as sales for which a discount applies. The reduction in these commissions and fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investment. After paying the selling commissions, the dealer manager fees and the organization and offering expense reimbursement, we will use the net proceeds of this offering to acquire property, debt and other investments and to pay the fees set forth in the table below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

        The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell: (i) the maximum offering of $1,500,000,000 in shares pursuant to our primary offering and (ii) the maximum offering of $2,000,000,000 in shares (including $500,000,000 in shares pursuant to our DRIP offering). The tables also reflect the assumption that 75% of our gross offering proceeds come from sales of Class T shares, 15% of our gross offering proceeds come from sales of Class W shares and 10% of our gross offering proceeds from Class I shares. We have assumed the percentage of shares of each class that will be sold based on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, the number of shares of each class of common stock sold, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings.

        Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. There is no limit on distributions that may be made from these sources, however, our Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. The estimated amount to be invested, presented in the table below, will be impacted to the extent we use proceeds from this offering to pay distributions. The following tables are presented solely for informational purposes. The figures presented in the tables below are estimates based on numerous assumptions. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise and the actual offering costs. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth below because many offering costs are fixed and do not depend on the amount of capital raised in the offering.

        The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class T shares, using the assumptions described above.

	Maximum Primary Offering of $1,125,000,000 in Class T Shares		Maximum Primary Offering Plus Offering of $375,000,000 in Class T DRIP Shares
	Amount	%	Amount	%
Gross Proceeds	$1,125,000,000	100.0%	$1,500,000,000	100.0%
Less:
Selling commissions(1)	$22,500,000	2.0%	$22,500,000	1.5%
Dealer Manager Fees(1)	$28,125,000	2.5%	$28,125,000	1.9%
Organization and Offering Expenses Reimbursement(2)	$12,304,688	1.1%	$16,406,250	1.1%

Net Proceeds/Amounts Available for Investments(3)	$1,062,070,313	94.4%	$1,432,968,750	95.5%

        The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class W shares, using the assumptions described above.

	Maximum Primary Offering $225,000,000 in of Class W Shares		Maximum Primary Offering Plus Offering of $75,000,000 in Class W DRIP Shares
	Amount	%	Amount	%
Gross Proceeds	$225,000,000	100.0%	$300,000,000	100.0%
Less:
Selling commissions(1)	—	0.0%	—	0.0%
Dealer Manager Fees(1)	—	0.0%	—	0.0%
Organization and Offering Expenses Reimbursement(2)	$2,460,938	1.1%	$3,281,250	1.1%

Net Proceeds/Amount Available for Investments(3)	$222,539,063	98.9%	$296,718,750	98.9%

        The following table presents information regarding the estimated use of proceeds raised in this offering with respect to Class I shares, using the assumptions described above.

	Maximum Primary Offering of $150,000,000 in Class I Shares		Maximum Primary Offering Plus Offering of $50,000,000 in Class I DRIP Shares
	Amount	%	Amount	%
Gross Proceeds	$150,000,000	100.0%	$200,000,000	100.0%
Less:
Selling commissions	—	0.0%	—	0.0%
Dealer Manager Fees	—	0.0%	—	0.0%
Organization and Offering Expenses Reimbursement(2)	$1,640,625	1.1%	$2,187,500	1.1%

Net Proceeds/Amount Available for Investments(3)	$148,359,375	98.9%	$197,812,500	98.9%

(1)
The Dealer Manager, in its sole discretion, may reallow up to the full amount of the selling commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow up to the full amount of its dealer manager fee for reimbursement of marketing expenses. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The selling commissions and dealer manager fees are not paid in connection with sales pursuant to our DRIP offering. Thus, the selling commissions and dealer manager fees are calculated only on Class T shares sold in the primary offering. In addition, subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager additional underwriting compensation in the form of annual distribution fees that accrue monthly and are calculated on Class T and Class W shares sold in the primary offering in an amount equal to 1.0% per annum and 0.50% per annum, respectively, of the NAV per Class T share or Class W share, respectively. In calculating our distribution fees, we will use our most recently disclosed monthly NAV before giving effect to the monthly distribution fee or distributions on our shares; however, until we report an NAV per share, the NAV per share for Class T shares and Class W shares will be deemed to equal $10.00 per share. We will cease paying the distribution fees with respect to Class T and Class W shares when they are no longer outstanding, including as a result of conversion to Class I shares, as well as upon certain other triggering events. See "Plan of Distribution—Underwriting Compensation." The distribution fees are ongoing fees that are not paid at the time of purchase, are not intended to be a principal use of offering proceeds and are not included in the above table. See "Plan of Distribution" for a description of these fees.

(2)
The Advisor has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and distribution fees) through June 30, 2018. We will reimburse the Advisor for all such advanced expenses ratably over the 60 months following June 30, 2018. Beginning July 1, 2018, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering. Subject to FINRA limitations on underwriting compensation, in addition to the organization and offering expenses for which we will reimburse the Advisor, the Advisor may pay additional expenses that are considered underwriting compensation to the Dealer Manager (which may be reallowed or paid by the Dealer Manager to participating broker dealers) without reimbursement from us. See "Plan of Distribution—Underwriting Compensation—Other Compensation."

(3)
Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and the acquisition of debt and other investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments including but not limited to money market funds, government obligations, bank certificates of deposit, short-term debt obligations, and interest bearing accounts. The number of real properties we are able to acquire or develop and the amount of debt and other investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption programs, whether we use offering proceeds to make distributions, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the terms of such debt and the purchase price of the real properties we acquire or develop and the debt and other investments we make. We are not able to estimate the number of real properties we may acquire or develop or the number of debt and other investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.

Net Investment Value

        In order to assist FINRA members and their associated persons that have participated in the offer and sale of shares of our common stock pursuant to this offering in their efforts to comply with NASD Conduct Rule 2340, we will disclose in each annual report distributed to stockholders a per share estimated value of our common shares, the methodologies by which it was determined, and the date of the data used to develop the estimated value. For these purposes, we will report the "net investment value" of our shares, which will be based on the "net proceeds/amount available for investments" percentage shown in the estimated use of proceeds tables above, until we disclose an NAV per share. This amount is 94.4% of the $10.47 per share offering price of our Class T shares, 98.9% of the $10.00 per share offering price of our Class W shares and 98.9% of the $10.00 per share offering price of our Class I shares. Once we determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, such NAV per share will be used as the value for customer account statements and reports to fiduciaries.

 INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

        Our primary investment objectives include the following:

  •
  Preserving and protecting our stockholders' capital contributions;

  •
  Providing current income to our stockholders in the form of regular cash distributions; and

  •
  Realizing capital appreciation through the potential sale of our assets or other Liquidity Event.

        We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders.

        Neither we nor the Advisor have presently acquired or contracted to acquire any investments. We will supplement this prospectus during the offering period to describe the acquisition of significant investments.

Investment Strategy

        We intend to focus our investment activities on and use the proceeds of this offering principally to build a national industrial warehouse operating company. Our investment activities will include the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Creditworthiness does not necessarily mean investment grade, and it is anticipated that much of our portfolio will be comprised of non-investment grade customers. We will evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market and economic information that is generally publicly available. In general, we intend our investment strategy to adhere to the following core principles:

  •
  Careful selection of target markets and submarkets, with an intent to emphasize locations with high barriers to entry, close proximity to large demographic bases and/or access to major distribution infrastructure;

  •
  Primary focus on highly functional, generic bulk distribution and light industrial facilities;

  •
  Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

  •
  Emphasis on a mix of creditworthy national, regional and local customers.

        We use the term "highly functional, generic" to describe bulk distribution and light industrial facilities with property and building specifications that address the respective market and submarket demands regarding usage. Such specifications may include, among others, clear heights, building depths, number of dock doors, truck court depths, trailer storage, lighting and fire protection technologies and key transportation (interstate, port, rail, air) access. We target property characteristics to appeal to the widest array of potential customers, typically needing relatively minor additional tenant improvement expenditures in order to attract a new customer to fill a vacant or soon-to-be vacant space.

        Although we expect that our investment activities will focus primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate-related debt. However, we will not invest more than 25% of the net proceeds we receive from the sale of shares of our common stock in this offering in other types of commercial property or real estate-related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our Company and our stockholders as determined by the Advisor and our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include: (i) equity investments in commercial real property; (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate; and (iii) investments in other real estate-related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic. Subject to the 25% limitation described above, we may invest in any of these asset classes, including those that present greater risk.

        To the extent that we invest in real estate-related debt, our primary investments could include, but are not limited to, originations of and participations in commercial mortgage loans secured by real estate, B-notes, mezzanine loans and certain other types of debt-related investments that may help us reach our diversification, liquidity and other investment objectives. With respect to investments in real estate-related securities and other securities, our primary goal in making such investments is to preserve liquidity in support of our share redemption programs, although in the future we may change our objectives with respect to investments in real estate-related securities. Targeted securities investments may include, but are not limited to, the following: (1) equity securities such as preferred stocks, common stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies), (2) debt securities issued by other real estate companies, (3) U.S. government and agency securities and (4) certain other types of securities that may help us reach our diversification, liquidity and other investment objectives.

Target Market and Submarket Selection

        We intend to build a portfolio of industrial properties that emphasizes markets that favor existing and growing demand for industrial warehousing and distribution. Such markets have characteristics such as high to moderate barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs.

        High barriers to entry:    Primary target markets including Baltimore/Washington D.C., New York/New Jersey, the San Francisco Bay Area, Seattle, South Florida and Southern California have high land costs and fewer opportunities for additional development.

        Moderate barriers to entry with a growing and/or large demographic base :    Primary target markets including Atlanta, Charlotte, Chicago, Dallas, Eastern and Central Pennsylvania, Houston, Nashville and Orlando have moderate barriers to entry and opportunities for additional development.

        Proximity to a large demographic base:    Primary target markets including Atlanta, Chicago and Dallas have a large population base within a one hundred mile radius.

        Access to major distribution hubs:    Primary target markets including Chicago, Eastern Pennsylvania, Houston, Louisville, Memphis, New Jersey, Seattle/Tacoma, South Florida and Southern California are supported by significant intermodal rail, interstate, airport and seaport infrastructures.

        In an effort to achieve our goal of building a national industrial platform, we intend to acquire properties in these distribution and logistics markets, as well as other national markets which could include, but are not limited to, Austin, Cincinnati, Columbus, Denver, Indianapolis, Kansas City, Las Vegas, Minneapolis, Phoenix, Portland, Reno, Salt Lake City, San Antonio and St. Louis. Within each of these markets, certain submarkets will be targeted based on a number of factors, including submarket size and depth, interstate highway, rail, and airport access, construction of new supply, and potential for rental rate growth.

Bulk Distribution and Light Industrial Facilities

        We intend to invest primarily in industrial buildings selected for their location, functionality, and potential cash flow characteristics, as well as their stability and their generally low maintenance and capital improvement costs.

        We expect that our industrial properties, which consist primarily of warehouse distribution facilities suitable for single or multiple customers, will typically be comprised of multiple types of buildings. The following table describes the types and characteristics of industrial buildings we intend to target.

Building Type	Description
Bulk distribution	Building size of 150,000 to 1.5 million square feet, single or multi-customer
Light industrial	Building size of 75,000 to 150,000 square feet, single or multi-customer
Flex industrial	Includes assembly or research and development, primarily multi-customer

Portfolio Diversification

        Our objective is to build a high-quality, diversified industrial portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio in the following ways:

  •
  Markets:  We intend to focus on the distribution and logistics markets in the U.S. described under "—Target Market and Submarket Selection," although we may invest in other markets.

  •
  Customers:  As our portfolio grows, we will generally seek to avoid having any single customer account for a significant portion of our annual aggregate net rental income.

  •
  Industry exposure:  We intend to seek broad based exposure to multiple industries within our customer base.

  •
  Lease rollovers:  To the extent reasonably possible, we intend to manage our portfolio over time to avoid an excessive level of lease rollover and/or expirations in any given year.

Creditworthy National, Regional and Local Customers

        We expect to lease space to large, multi-national companies as well as smaller local and regional businesses. We consider the creditworthiness of our customers an important factor to limit our exposure to lost future rents and to maintain high occupancy rates. The evaluation of the creditworthiness of potential customers of our properties depends on the type of property. Although we are authorized to enter into leases with any type of customers, we anticipate that a majority of our customers that occupy larger spaces at our industrial properties will be corporations or other entities that have a substantial net worth (or other relevant financial metrics, including capital availability and stability of cash flows), or whose lease obligations are guaranteed by another corporation or entity with similar financial metric characteristics. Generally, all major customers are subject to a credit review. However, it is important to keep in mind that creditworthiness does not necessarily mean that our customers will be investment grade and, in fact, it is anticipated that much of our portfolio will be comprised of non-investment grade customers.

Investments in Real Properties

        We expect that the substantial majority of our real property investments will consist of: (i) core or core-plus assets, which are income-producing properties that have been fully constructed and substantially leased; (ii) value-add situations, which are properties that have some level of vacancy at the time of closing, may be undervalued or newly constructed, or where product repositioning, capital expenditures, and/or improved property and leasing management may increase cash flows; and

(iii) development opportunities, which are properties to be constructed or are under development or construction.

        The Advisor will have significant discretion with respect to the selection of real property investments. In determining the specific types of real property investments to recommend to our board of directors, the Advisor will utilize the following criteria:

  •
  Broad assessment of macro and microeconomic, employment and demographic data and trends;

  •
  Regional, market and property specific supply/demand dynamics;

  •
  Credit quality of in-place customers and the potential for future rent increases;

  •
  Physical condition and location of the asset;

  •
  Barriers to entry in the relevant market and other property specific sources of sustainable competitive advantages;

  •
  The possibility of competition from other assets in the market;

  •
  Market rents and opportunity for revenue and net operating income growth;

  •
  Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

  •
  Liquidity and income tax considerations; and

  •
  Additional factors considered important to meeting our investment objectives.

        We are not specifically limited in the number or size of real properties we may acquire, or to the percentage of the net proceeds from this offering that we may invest in a single real property, real property type or location. The specific number and mix of real properties we acquire will depend upon real estate market conditions and other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Development and Construction of Real Properties

        We may invest a portion of the net proceeds from this offering in unimproved land upon which improvements are to be constructed or completed. Our charter currently prohibits us from investing more than 10% of our total assets within our portfolio in unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year of the acquisition. Development of real properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Joint Venture Investments

        We may enter into joint venture agreements with partners in connection with certain property acquisitions. With respect to these agreements, we may make a significant equity contribution relative to the overall equity requirement for any given venture. These agreements also generally allow our joint venture partners to be entitled to profit participation upon the sale of a property and to be paid acquisition, asset management, disposition and other fees by us or the joint venture, and the Advisor may agree to reallow a portion of the customary acquisition, asset management or disposition fees that it receives from us.

        We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Advisor, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments. The Advisor or its affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners or co-owners of our properties.

        Our board of directors or the appropriate committee of our board of directors must approve a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

  •
  A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us; and

  •
  The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

        In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner's interest in the real property held by the joint venture.

        Actions by a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing the returns generated by such property, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests. See "Risk Factors—Risks Related to Investments in Real Property—Actions of joint venture partners could negatively impact our performance."

Acquisition of Assets from the Advisor, its Affiliates or Other Related Entities

        We may acquire assets from the Advisor, its affiliates or other related entities. It is important to note that under no circumstances will we acquire any asset from the Advisor or any of its affiliates or from any entity advised by an affiliate of the Sponsor, unless: (i) a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that such transaction is fair and reasonable to us; (ii) the price to us for such asset is no greater than the cost of the asset to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable; (iii) the price to us does not exceed the asset's appraised value, as determined by a reasonably current appraisal produced by an independent appraiser approved by a majority of our board of directors, including a majority of the independent directors; and (iv) any agreements associated with the acquisition of such asset include provisions to avoid duplication of fees paid by us. See "Conflicts of Interest—Conflict Resolution Procedures."

Due Diligence

        While local laws and market customs vary from country to country, our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate and available:

  •
  Environmental reports, including Phase I environmental assessments;

  •
  Property level agreements, such as lease agreements and brokerage agreements;

  •
  Evidence of marketable title subject to such liens and encumbrances; and

  •
  Operating and financial information.

        In certain circumstances, however, we may acquire real properties without some of the items outlined above assuming our Advisor and our board of directors are comfortable with the risks associated with doing so.

Terms of Leases

        The terms and conditions of any lease we enter into with our customers may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be long-term (generally two to 10 years) operating leases generally referred to as "net" leases. A "net" lease provides that the customer will be required to pay or reimburse us for certain repairs and maintenance, property taxes, utilities, insurance and certain other operating costs. We, as landlord, will generally have responsibility for certain capital repairs or replacement of specific structural components for a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

        We anticipate that certain customer improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties could be funded from our offering proceeds. In addition, at such time as a customer at one of our real properties does not renew its lease or otherwise vacates its space, it is likely that, in order to attract new customers, we will be required to expend funds for customer improvements and customer refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required for such customer improvements and customer refurbishments in order to attract new customers to lease vacated space. We anticipate that most of our leases will be for fixed rentals with periodic increases based on the consumer price index or similar contractual adjustments, and that none of the rentals will be based on the income or profits of any person.

Investments in Real Estate-Related Debt and Securities

        To the extent that we invest in real estate-related debt, our primary investments could include, but are not limited to, originations of and participations in commercial mortgage loans secured by real estate, B-notes, mezzanine loans and certain other types of debt-related investments that may help us reach our diversification, liquidity and other investment objectives. With respect to investments in real estate-related securities and other securities, our primary goal in making such investments is to preserve liquidity in support of our share redemption programs, although in the future we may change our objectives with respect to investments in real estate-related securities. Targeted securities investments may include, but are not limited to, the following: (1) equity securities such as preferred stocks, common stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies), (2) debt securities issued by other real estate companies, (3) U.S. government and agency securities and (4) certain other types of securities that may help us reach our diversification, liquidity and other investment objectives.

        Our charter provides that we may not invest in securities unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable and that, generally, we may not make mortgage loan investments (other than an investment in mortgage programs or residential mortgage backed securities) unless an appraisal is obtained concerning the underlying property and the aggregate amount of all mortgage loans outstanding on the property do not exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria. See "—Investment Limitations" below. Consistent with such requirements, in determining the types of real estate-related debt and securities investments to make, we evaluate specific criteria for each prospective real estate-related debt and securities investment including:

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  positioning the overall portfolio to achieve a desired liquidity mix of real property and other real estate-related investments;

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  diversification benefits relative to the rest of the real estate-related debt and securities within our portfolio;

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  fundamental securities analysis;

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  quality and sustainability of underlying property cash flows;

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  broad assessment of macro-economic data and regional property level supply and demand dynamics;

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  potential for delivering current income and attractive risk-adjusted total returns; and

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  additional factors considered important to meeting our investment objectives.

        We are not specifically limited in the number or size of our real estate-related debt or securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate-related debt or security investment or pool of investments. The specific number and mix of real estate-related debt and securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are making investments and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control, and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

        We also will be required to consider regulatory requirements and SEC staff interpretations that determine the treatment of such securities for purposes of exclusions from registration as an investment company. This may require us to forgo investments that we, our Operating Partnership, or our subsidiaries might otherwise make in order to continue to assure that under Section 3(a)(1)(C) "investment securities" do not exceed the 40% limit required to avoid registration as an investment company or that under Section 3(c)(5)(C) not less than 55% of our assets are treated as qualifying assets.

        The following describes some, but not all, of the types of real estate-related debt and securities investments we may invest in and/or originate:

Mortgage Loans Secured by Commercial Real Properties

        We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, which may pay fixed or variable interest rates or have "participating" features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They will usually be non-recourse, which means they will not be the borrower's personal obligations.

        We will generally require a security interest in the underlying properties or leases. We will obtain independent appraisals for underlying real property. However, the Advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make or acquire a particular loan. We will not make a loan when the amount we advance plus the amount of any existing loans that are of equal priority or senior to our loan exceeds 100% of the appraised value of the underlying real property.

        Loans with "participating" features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of any participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

Mezzanine Loans

        We may invest in mezzanine loans that are senior to the borrower's common and preferred equity in, and subordinate to a first mortgage loan on, a property. These loans are typically secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property.

        Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile and often less restrictive covenants, as compared to senior loans, mezzanine loans are generally structured to earn a higher return than senior secured loans. Mezzanine loans also may include a "put" feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed upon formula.

        If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off the senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment.

Construction Loans

        Loans made for original development, redevelopment or renovation of property are considered construction loans. We may invest in construction loans if, and only if, they are secured by first mortgages or deeds of trust on real property for terms generally not exceeding six months to two years.

Bridge Loans

        If a borrower is seeking short-term capital for an acquisition, development or refinancing of a particular property, then we may make a bridge loan to such borrower. Shorter term bridge financing is beneficial to the borrower because it does not create restrictive long-term debt and provides the borrower with time to increase the value of the property. These loans typically will have a maximum term of three years.

B-notes

        We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinate interests referred to as B-notes. B-notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A-note. The subordination of a B-note is generally evidenced by a co-lender or participation agreement between the holders of the related A-note and the B-note. In some instances, the B-note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. A B-note lender has the same obligations, collateral and borrower as the corresponding A-note lender, but is typically subordinated in recovery upon a default. B-notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-note, and in consequence generally carry a higher rate of interest. When we acquire and/or originate B-notes, we may earn income on the investment, in addition to interest payable on the B-note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide them, securitizing or selling the A-note and keeping the B-note for investment.

        Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. In some cases, the owner of the A-note may be able to foreclose or modify the note against our wishes as holder of the B-note. As a result, our economic and business interests may diverge from the interests of the holders of the A-note.

        We may also retain or acquire interests in A-notes and notes sometimes referred to as "C-notes," which are junior to B-notes.

Investments in Real Estate-Related Entities

        We may seek to invest in and/or acquire real estate-related entities, either publicly traded or privately held, that own commercial real estate assets. These entities may include REITs and other real estate-related entities, such as private real estate funds, real estate management companies, real estate development companies and debt funds. We may also invest in companies with substantial real estate portfolios for the purpose of obtaining ownership interests in the real estate. We do not have, and do not expect to adopt, any policies limiting our investment in and/or acquisitions of REITs or other real estate-related entities to those conducting a certain type of real estate business or owning a specific property type or real estate asset class. However, no duplicative fees will be paid to the Advisor or its affiliates in connection with investments in the equity interests of affiliated entities. In most cases, we will evaluate the feasibility of investing in and/or acquiring these entities using the same criteria we will use in evaluating a particular property. As part of any entity acquisition or shortly thereafter, we may sell certain properties to affiliates of the Advisor or others that, in our view, would not fit within our investment strategy or intended portfolio composition. We may invest in these entities in the open market, in negotiated transactions or through tender offers. Any such investment and/or acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT. We will not invest in the equity securities of affiliated entities if, as a result of such investments and based on our proportionate interest in such entities, more than 10% of our total assets would be deemed to be invested in unimproved property, as described in the section "—Investment Limitations," below.

Disposition Policies—Real Properties

        We generally acquire assets with an expectation of holding them for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. An asset may be sold before the end of the expected holding period if:

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  There are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

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  The asset has realized its expected total return;

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  An opportunity has arisen to pursue a more attractive investment opportunity;

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  The asset value is declining and our board of directors determines it would be appropriate to dispose of it;

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  A major customer has involuntarily liquidated or is in default under its lease;

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  The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

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  Capital is required to fund our share redemption programs or for other uses;

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  There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

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  In the judgment of our board of directors, the sale of the asset is in our best interests.

        The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the asset. We cannot assure you that this objective will be realized. In connection with the sale of assets, we may lend the purchaser all or a portion of the purchase price, subject to the limitations set forth in our charter if the purchaser is an affiliate. In these instances, our taxable income may exceed the cash received in the sale. See "Material U.S. Federal Income Tax Considerations—Distribution Requirements." The terms of payment may be affected by custom in the area in which the asset being sold is located and by the then-prevailing economic conditions.

Disposition Policies—Real Estate-Related Debt and Securities

        In general, the holding period for real estate-related debt and securities is expected to be shorter than the holding period for real property assets. The determination of whether a particular real estate-related debt or security investment should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors that are considered when disposing of a security or debt-related investment include:

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  the prevailing economic, real estate and securities market conditions;

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  the extent to which an asset has realized its expected total return;

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  portfolio rebalancing and optimization;

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  diversification benefits;

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  opportunities to pursue a more attractive real property or real estate-related debt or securities investment;

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  liquidity benefits with respect to sufficient funds for the share redemption programs; and

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  other factors that determine that the sale of the security or debt-related asset is in our best interests.

Borrowing Policies

        We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of assets, to pay distributions, and for other corporate purposes as well. Such debt may be fixed or floating rate. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if the credit markets are closed or limited and banks and other lending institutions maintain severe restrictions on the amount of funds available for the types of loans we seek. See "Risk Factors—Risks Related to Debt Financing—We may not be able to obtain debt financing necessary to run our business." When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase assets for cash with the intention of obtaining debt financing at a later time.

        Our board of directors has delegated to our Chief Financial Officer the authority to review and approve unaffiliated financing obligations with respect to any secured and unsecured debt, on such terms as the Chief Financial Officer deems necessary, advisable or appropriate, provided that the amount of any single proposed borrowing does not exceed $30.0 million. In addition, our board of directors has delegated to our Management Committee the authority to review and approve unaffiliated financing obligations with respect to any secured and unsecured debt, on such terms as the Management Committee deems necessary, advisable or appropriate, provided that the amount of any single borrowing does not exceed $100.0 million, and the aggregate amount of borrowings approved by the Management Committee in any quarter does not exceed $100.0 million.

        Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, unless our board of directors, including a majority of our independent directors, determines that a higher level of borrowing is appropriate and approves such excess. Net assets for purposes of this calculation are defined to be our total assets (other than certain intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess borrowings would be disclosed to stockholders in our next quarterly report, along with justification for any such excess. Our current leverage target is between 50% and 60%. Although we intend to maintain the targeted leverage ratio over the near term, we may change our target leverage ratio from time to time. In addition, we may vary from our targeted leverage ratio from time to time, and there are no assurances that we will maintain our targeted range or achieve any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

        In certain circumstances, we may borrow from the party or parties from whom we acquire assets in the form of seller carryback notes.

        By operating on a leveraged basis, we would hope to have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to our offering proceeds or to assets other than those specifically securing the repayment of the indebtedness.

        The Advisor will use commercially reasonable efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is due to mature or if the proceeds from the refinancing can be used to purchase an attractive investment which becomes available or for other reasons which are believed to be in our best interests. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

        Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds and provides that we may not:

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  Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business;

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  Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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  Make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, the Advisor, the Sponsor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title;

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  Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor, the Sponsor or any of their affiliates;

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  Invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

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  Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption programs), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, the Sponsor or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants issuable to the directors, the Advisor, the Sponsor or any of their affiliates shall not exceed 10% of our outstanding shares on the date of grant. Options or warrants may be issued to persons other than the directors, the Advisor or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

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  Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

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  Make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans secured by such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

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  Borrow in excess of 300% of the value of our net assets (which, for purposes of this calculation, is defined to be our total assets (other than certain intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to be up to 75% of the aggregate cost of our real property assets before non-cash reserves and depreciation; unless there is a satisfactory showing that a higher level of indebtedness is appropriate and such excess is approved by a majority of the independent directors and disclosed to stockholders in the next quarterly report of the REIT along with the justification for the excess;

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  Make investments in excess of 10% of our total assets in unimproved real properties or indebtedness secured by a deed of trust or mortgage loans on unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year;

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  Issue equity securities on a deferred payment basis or other similar arrangement;

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  Engage in the business of trading or in underwriting or the agency distribution of securities issued by others; or

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  Acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange.

Investment Company Act Limitations

        We intend to conduct our operations so that neither the Company, nor the Operating Partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the "40% test." Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        The Company is organized as a holding company that conducts its businesses primarily through the Operating Partnership and our direct or indirect wholly-owned or majority-owned subsidiaries. The Company and the Operating Partnership do not and will not hold themselves out as investment companies. Both the Company and the Operating Partnership intend to conduct their operations so that they comply with the limits imposed by the 40% test. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as "sticks and bricks" and therefore we will not be an investment company under Section 3(a)(1)(A) of the

Investment Company Act. The securities issued to our Operating Partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Operating Partnership may itself own, may not have a value in excess of 40% of the value of the Operating Partnership's total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither the Company nor the Operating Partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership's wholly-owned or majority-owned subsidiaries, the Company and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

        The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

        We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership's interest in each of these subsidiaries would constitute an "investment security" for purposes of determining whether the Operating Partnership satisfies the 40% test. However, we expect that most of our other majority-owned subsidiaries will not meet the definition of investment company or rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

        One or more of our current or to-be-formed subsidiaries may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption, as interpreted by the staff of the SEC, generally requires that at least 55% of our subsidiaries' portfolios must be comprised of qualifying assets and at least 80% of each of their total portfolios of assets must be comprised of a combination of qualifying assets and other real estate-related assets (as such terms have been interpreted by the staff of the SEC under the Investment Company Act), and no more than 20% may be comprised of assets that are neither qualifying assets nor real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets such as certain "B" notes and tier one mezzanine loans, which the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC positions and/or interpretations regarding qualifying assets and that are not, themselves, indirect wholly-owned subsidiaries of the Operating Partnership. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of our subsidiaries.

        In addition, we, the Operating Partnership and/or our subsidiaries may rely upon other exceptions and exemptions, including the exemptions provided by Section 3(c)(6) of the Investment Company Act (which exempts, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exemption provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act.

        Qualification for exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities that the SEC has not deemed qualifying assets.

        However, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the SEC or the SEC staff providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon such exceptions, exemptions, or exclusions, or other exemptions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

        If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage and other business strategies would be substantially reduced, and our business will be materially and adversely affected if we fail to qualify for an exemption or exclusion from regulation under the Investment Company Act. If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see "Risk Factors—Investment Company Risks—We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices." Please also see "Risk Factors—Investment Company Risks—If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned."

Private Placement

        On December 1, 2016, we raised an aggregate amount of $500,000 in a private offering, or the "Private Offering." The Private Offering included the issuance to each of 125 separate investors, 56 Class A shares of common stock and 56 Class T shares of common stock. The purchase price for all shares was $8.90 per share. In the aggregate, we issued 7,000 Class A shares and 7,000 Class T shares for $124,600 in the Private Offering. The Private Offering also included the issuance of 125 notes payable in the principal amount of approximately $3,003 per note, or $375,400 in the aggregate, each a "Note" and collectively the "Notes." The Private Offering was exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. In May 2017, with the authorization of our board of directors, we amended our charter to change the designation of our Class A common shares to Class I common shares.

        We will pay interest on the unpaid principal amount of the Notes at a rate of 18.25% per annum per Note payable semi-annually in arrears. The Notes mature on November 30, 2046. Some or all of the Notes may be prepaid by us at any time, in whole or in part, provided that (i) we will pay on the date of such prepayment all accrued and unpaid interest due on such prepaid principal amount to and including the date of prepayment and (ii) if the prepayment occurs prior to the eighteen-month anniversary of the issue date of the Note, we will pay on the date of such prepayment a one-time premium equal to $300 per Note.

        The common stock and Notes described above were offered through H&L Equities, LLC, or "H&L", a registered broker dealer and an affiliate of REIT Funding, LLC, or "REIT Funding". With respect to the private offering of common stock and Notes, a fee of approximately $33,750 was paid to REIT Funding and we reimbursed REIT Funding for certain expenses. From this fee, REIT Funding paid a brokerage commission of $25,000 to H&L. We also paid an administrative fee equal to $10,000 to an affiliate of REIT Funding and agreed to pay the REIT Funding affiliate annual administrative fees equal to $15,000 per annum until the Notes have been paid in full and the REIT Funding affiliate's administrative duties with respect to the outstanding Notes have been completed.

        In addition, on December 1, 2016, in connection with the issuance of the Notes, we entered into an escrow agreement, or the "Private Offering Escrow Agreement", with REIT Funding and Cushing, Morris, Armbruster & Montgomery, LLP, or the "Private Offering Escrow Agent". Pursuant to the Private Offering Escrow Agreement, we deposited $481,410 of the amounts raised in the private offering of the common stock and Notes with the Private Offering Escrow Agent. The funds will be held in escrow as security for the repayment of the Notes and are equal to the amount necessary to repay the principal of the Notes, two semi-annual interest payments and the pre-payment premiums that would apply if the Notes were prepaid up to 18 months after issuance. The Private Offering Escrow Agent will release the escrowed funds to us after we have raised at least $10,000,000 in our initial public offering from investors unaffiliated with us.

Private Placements By the Operating Partnership

        The Operating Partnership, through a wholly-owned taxable REIT subsidiary or a subsidiary thereof, may offer undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire, beneficial interests in specific Delaware statutory trusts that will directly or indirectly own properties, and/or similar interests in certain real properties that it directly or indirectly owns, to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common, beneficial and similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, it is expected that any tenancy-in-common, beneficial and similar interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership or a wholly- owned subsidiary thereof, as applicable. The Operating Partnership is expected to be given a purchase option giving it the right, but not the obligation, to acquire the tenancy-in-common, beneficial and similar interests from the investors at a later time in exchange for OP Units.

        The Operating Partnership will pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor will be obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership will be obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership will be obligated to pay the Dealer Manager a dealer manager fee and a selling commission. The Dealer Manager could reallow all or a portion of such selling commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership also will be obligated to pay a transaction facilitation fee to the Exchange Facilitator.

        If the Operating Partnership were to exercise its right to acquire tenancy-in-common, beneficial or similar interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders' equity as a selling cost of the OP Units.

        The Operating Partnership may also offer undivided tenancy-in-common, beneficial or similar interests in certain real properties to accredited investors in private placements exempt from registration under the Securities Act whereby (i) the Operating Partnership would not lease such real properties, (ii) up-front fees and expenses would be borne directly by the purchasers of such tenancy-in-common, beneficial or similar interests, and (iii) such real properties would be subject to a purchase option whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common, beneficial or similar interests from investors at a later time for cash or, upon mutual agreement between the investor and the Operating Partnership, for OP Units.

Hedging Policies

        We may be exposed to interest rate changes primarily as a result of variable-rate debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We may seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use interest rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, to hedge exposures to changes in interest rates on loans secured by our assets or otherwise. Similarly, we may be exposed to the effects of currency changes, for example as a result of international investments, so we may enter into foreign exchange swaps, caps, floors, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate such currency risk. As a result of these hedging activities, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk (unless we are required to post collateral to our counterparty). We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by periodically identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors will establish policies and procedures consistent with our underlying investment strategy, corporate objectives, level of risk tolerance, borrowing capacity and flexibility regarding our use of derivative financial instruments for hedging or other purposes.

MANAGEMENT

Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board's direction, oversight and approval.

        We have a total of six directors, four of whom are independent of us, the Advisor and our respective affiliates. Our full board of directors has determined that each of our independent directors is independent within the meaning of the applicable provisions set forth in our charter; requirements set forth in the Exchange Act and the applicable SEC rules; and although our shares are not listed on the NYSE, independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

        Our charter defines an "independent director" as a person who has not been, directly or indirectly, associated with the Sponsor or the Advisor within the previous two years. A director will be deemed associated with the Sponsor or the Advisor if he or she:

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  owns an interest in the Sponsor, the Advisor or any of their affiliates (other than shares granted for serving as a director of a real estate investment trust organized by the Sponsor or advised by the Advisor, as permitted below);

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  is employed by the Sponsor, the Advisor or any of their affiliates;

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  serves as an officer or director of the Sponsor, the Advisor or any of their affiliates;

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  performs services, other than as a director for us;

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  serves as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or

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  maintains a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

        We refer to our directors who are not independent as our "related directors." Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than five percent of his annual gross revenue in the last two years from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor, or if more than five percent of his net worth, on a fair market value basis, has come from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor.

        Our charter also provides that the number of our directors may be established by a majority of our board of directors but may not be fewer than three after commencement of this offering, and our bylaws provide that the number may be no more than 15. The foregoing is the exclusive means of determining the number of directors. Our charter provides that a majority of the directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director's successor. Our charter also provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

        Except as described below, each director will be elected by the stockholders and will serve for a term of one year and until a successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of the outstanding shares entitled to vote generally in the election of directors. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director, other than a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the remaining directors and, in the case of a vacancy among the independent directors, the director elected to fill such vacancy must also be nominated by the remaining independent directors. Any vacancy created by an increase in the number of directors may be filled only by the affirmative vote of holders of a majority of the outstanding shares entitled to vote who are present in person or by proxy at a meeting at which a quorum is present, and any director elected to fill such a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

        If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors' positions. If at any time there are no independent or related directors in office, successor directors shall be elected by the stockholders.

Responsibilities of Directors

        Our charter has been reviewed and ratified by a majority vote of the directors and of the independent directors. A majority of the independent directors approved matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, the payment to the Advisor or affiliates of fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders' election of directors, and our distribution reinvestment plan.

        The responsibilities of our board of directors include:

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  Approving and overseeing our overall investment strategy, which consist of elements such as investment selection criteria, asset management procedures, and asset disposition strategies;

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  Approving all investments, including real property portfolio acquisitions and developments for a purchase price or total project cost greater than $40.0 million, including the financing of such investments. Our board of directors has delegated to the Investment Committee the authority to review and approve any unaffiliated investments (including real property portfolio acquisitions and developments), for a purchase price or total project cost of $40.0 million or less, including the financing of such investments;

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  Approving all asset dispositions for a sales price greater than $20.0 million. Our board of directors has delegated to the Management Committee the authority to review and approve any unaffiliated real property dispositions on such terms as the Management Committee deems necessary, advisable or appropriate, provided that the sales price of any single disposition is equal to $20.0 million or less and the aggregate amount of dispositions approved by the Management Committee in any quarter have a total sales price of $50.0 million or less;

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  Approving and overseeing our debt financing strategies;

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  Approving and monitoring the relationship between the Operating Partnership and the Advisor;

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  Approving joint ventures, limited partnerships and other such relationships with third parties;

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  Approving a potential Liquidity Event;

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  Determining our distribution policy and authorizing distributions from time to time; and

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  Approving amounts available for redemptions of shares of our common stock.

        The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

        The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out.

Committees of Our Board of Directors

        Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors, except for those committees that are required to be composed entirely of independent directors. Members of each committee will be appointed by our board of directors to serve a one year term or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. Our board of directors has established an Investment Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Conflicts Resolution Committee. Our board of directors may also establish a Compensation Committee.

Investment Committee

        The Investment Committee has (a) certain responsibilities with respect to specific investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is comprised of Messrs. Marshall M. Burton, John S. Hagestad, Charles B. Duke and Stanley A. Moore, each of whom is an independent director, and Messrs. Evan H. Zucker and Dwight L. Merriman III, each of whom is a related director. Mr. Moore is the chairman of the Investment Committee. The Investment Committee has the authority to approve all unaffiliated investments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of $40.0 million or less, including the financing of such investments. Our board of directors, including a majority of the independent directors, must approve all investments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $40.0 million, including the financing of such investments.

Management Committee

        Our board of directors adopted a delegation of authority policy in February 2016 and pursuant to such policy, has established a Management Committee and delegated the authority for certain actions to the Management Committee. The Management Committee is not a committee of our board of directors. Our board of directors has delegated to the Management Committee certain responsibilities with respect to certain disposition, leasing, capital expenditure and borrowing decisions. The Management Committee does not have authority over any transactions between us and the Advisor, a member of our board of directors, or any of their respective affiliates. The Management Committee is currently comprised of our Chief Executive Officer, Chief Financial Officer, Chairman of the Board, General Counsel, Managing Director—Head of Asset Management, Chief Administrative Officer of the Advisor, Managing Director—Head of Due Diligence, Managing Director—Head of Debt Capital Markets, Managing Director—Eastern Region, Managing Director—Western Region and the Managers of the Advisor.

        With respect to real property investments, the board of directors has delegated to the Management Committee the authority to approve all unaffiliated real property dispositions for a sales price of up to $20.0 million, provided that the aggregate amount of dispositions approved by the Management Committee in any quarter may not exceed $50.0 million. Our board of directors, including a majority of the independent directors, must approve all real property dispositions (i) for a sales price greater than $20.0 million, and (ii) once the total dispositions approved by the Management Committee in any quarter equals $50.0 million, for any sales price through the end of such quarter.

        With respect to the lease of real property, our board of directors has delegated (i) to the Managing Director—Head of Asset Management the authority to approve any lease of real property, on such terms as the Managing Director—Head of Asset Management deems necessary, advisable, or appropriate, for total base rent up to and including $20.0 million over the base term of the lease, and (ii) to the Management Committee the authority to approve the lease of real property, on such terms as the Management Committee deems necessary, advisable, or appropriate, for total base rent up to $50.0 million over the base term of the lease.

        With respect to capital expenditures (excluding capital expenditures approved by the board of directors in the ordinary course of budget approvals), (i) the Managing Director—Head of Asset Management is authorized to approve any capital expenditure of up to $3.0 million over the line item approved by our board of directors in the budget for the specified property, and (ii) the Management Committee is authorized to approve any capital expenditure of up to $7.0 million over the line item approved by our board of directors in the budget for the specified property.

        With respect to borrowing decisions, our board of directors has authorized (i) the Chief Financial Officer to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $30.0 million, and (ii) the Management Committee to review and approve any proposed borrowing (secured or unsecured) for an amount of up to $100.0 million, provided that the total borrowings approved by the Management Committee in any quarter may not exceed $100.0 million. The functions delegated to our officers and to the Management Committee are subject to an annual review by our board of directors to ensure that the delegation of authority remains appropriate.

Audit Committee

        The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee's primary function is to assist our board of directors in fulfilling its oversight responsibilities by (i) reviewing the financial information to be provided to our stockholders and others, (ii) reviewing our system of internal controls which management has established, (iii) overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and (iv) overseeing certain areas of risk management. The Audit Committee is comprised of Messrs. Hagestad, Duke and Burton, each of whom is an independent director in accordance with the requirements set forth in Rule 10A-3 promulgated under the Exchange Act. Mr. Duke is the chairman of the Audit Committee. Our board of directors has determined that Mr. Duke qualifies as an audit committee financial expert, as defined by the rules of the SEC.

Nominating and Corporate Governance Committee

        The primary function of the Nominating and Corporate Governance Committee is to assist our board of directors in (i) identifying individuals qualified to become members of our board of directors; (ii) recommending candidates to our board of directors to fill vacancies on the board; (iii) recommending committee assignments for directors to the full board; (iv) periodically assessing the performance of our board of directors; and (v) advising our board of directors on certain other corporate governance matters. As of the commencement of this offering, the Nominating and

Corporate Governance Committee is comprised of Messrs. Moore, Duke and Burton, each of whom is an independent director. Mr. Moore is the chairman of the Nominating and Corporate Governance Committee.

Conflicts Resolution Committee

        Our board of directors has delegated to the Conflicts Resolution Committee the responsibility to consider and resolve all conflicts that may arise between or among us, IPT and DPF, including conflicts that may arise as a result of the investment opportunities that are suitable for each of us, IPT and/or DPF. See "Conflicts of Interest—Conflict Resolution Procedures—Board of Directors—Allocation of Investment Opportunities Among Affiliates and Other Related Entities" for a description of the current allocation policy for allocating the Sponsor's investment opportunities as between us, IPT and DPF, subject to changes to the allocation policy by the Conflicts Resolution Committee. The Conflicts Resolution Committee is comprised of Messrs. Burton, Hagestad and Moore, each of whom is an independent director.

Compensation Committee

        Our board of directors may establish a Compensation Committee to administer our equity incentive plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor or the Property Manager, based upon recommendations from the Advisor or the Property Manager, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, would be comprised entirely of independent directors.

Compensation of Directors

        We pay each of our independent directors $12,500 per quarter plus $2,500 for each board of directors or committee meeting attended in person or by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

        We pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our board committees:

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  $15,000 to the Chairperson of our Audit Committee;

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  $10,000 to the Chairperson of our Investment Committee; and

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  $10,000 to the Chairperson of our Nominating and Corporate Governance Committee.

Equity Incentive Plan

        We have adopted an equity incentive plan. We believe that our equity incentive plan will:

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  furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

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  encourage selected persons to accept or continue employment with the Advisor and the Property Manager; and

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  increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

        The equity incentive plan provides for the grant of awards to our independent directors and to our employees (if any), as well as to any advisor or consultant who is a natural person performing bona fide services to us, provided that the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for our stock. Participants may also be employees of the Advisor or the Property Manager, so long as any such employee is performing bona fide advisory or consulting services for us. Eligible individuals will be selected by our board of directors, including our independent directors, or, if formed, by our Compensation Committee, for participation in the equity incentive plan. Such awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards; provided, that, the equity incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our stock is listed on a national securities exchange. However, any such stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards to be issued to independent directors, employees, advisors and consultants shall not exceed an amount equal to 5% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, and/or other share-based awards. Notwithstanding the foregoing, we will not issue options or warrants to our independent directors. Please see "Investment, Strategy, Objectives and Policies—Investment Limitations" for a description of limitations imposed by our charter on our ability to issue options and warrants under the equity incentive plan.

        We have authorized and reserved for issuance under the equity incentive plan a total of 2.0 million shares of our common stock, and have also established an aggregate maximum of 5.0 million shares that may be issued upon grant, vesting or exercise of awards under the equity incentive plan. In addition, no more than 200,000 shares of our common stock may be made subject to options or stock appreciation rights to a single individual in a calendar year, and no more than 200,000 shares of our common stock may be made subject to share-based awards other than options or stock appreciation rights to a single individual in a calendar year. In the event of certain corporate transactions affecting our common stock, such as, for example, any dividend or other distribution (whether in the form of cash, shares or other property) recapitalization, stock-split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, our board of directors, or, if formed, our Compensation Committee, will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

        Our board of directors, including our independent directors, or, if formed, our Compensation Committee, will administer the equity incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Our board of directors, or, if formed, our Compensation Committee, may also take action with respect to any awards in the event of a change in control, including a determination to pay cash equal to an amount that could have been obtained upon vesting or exercise of an award, a determination that awards cannot vest, be exercised or payable, a determination to accelerate vesting or exercise, or a determination that awards shall be substituted for by similar awards covering the stock of a successor or survivor corporation.

        No award granted under the equity incentive plan will be transferable except through the laws of descent and distribution. Shares underlying awards once vested are transferable.

        Options will entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the equity incentive plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code, or "incentive stock options," or options that are not incentive stock options, or "nonqualified stock options." Incentive stock options and nonqualified stock options will have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

        Restricted stock awards will entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with us. Restricted stock may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted stock may receive cash distributions prior to the time that the restrictions on the restricted stock have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted stock. The equity incentive plan permits us to issue director restricted stock to our independent directors on the same terms as restricted stock awards.

        Stock appreciation rights will entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common stock) equal to the excess of the fair market value of the shares of common stock underlying the stock appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the shares of common stock on the grant date.

        Dividend equivalent rights will entitle the recipient to receive, for a specified period, a payment equal to the quarterly distribution declared and paid with respect to a specified number of shares. Dividend equivalent rights are forfeited to us upon the termination of the recipient's employment or other relationship with us.

        Restricted stock units will entitle the recipient to cash or shares upon the end of the deferral period specified. Restricted stock units may be subject to the attainment of performance goals. Restricted stock units would typically be forfeited upon termination of the recipient's employment or other relationship with us unless waived by our board of directors, or, if formed, our Compensation Committee.

        No restricted stock will be awarded under the equity incentive plan if it would result in our being "closely-held" under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

Compensation Committee Interlocks and Insider Participation

        We do not expect that any of our executive officers will serve as a director or member of the compensation committee of any entity whose executive officers include a member of our Compensation Committee, if formed.

Limited Liability and Indemnification of Directors, Officers and Others

        Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the Maryland General Corporation Law requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

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  An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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  The director or officer actually received an improper personal benefit in money, property or services; or

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  With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Our charter provides that we will generally indemnify and advance expenses to our directors and officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify and advance expenses to our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, notwithstanding the above provisions of the Maryland General Corporation Law, our charter provides that our directors, the Advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met:

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  Our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  Our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

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  In the case of related directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

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  In the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

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  The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

        In addition, we will not provide indemnification to our directors, the Advisor and its affiliates for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

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  There has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered and sold as to indemnification for violations of securities laws.

        We may advance funds to directors, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

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  The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

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  The party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

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  The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

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  The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

        The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors' and officers' liability insurance. The indemnification agreements that we enter into with our officers and directors will require that in the event of a change in control of the Company, we will use commercially reasonable efforts to maintain in force any directors' and officers' liability insurance policies in effect immediately prior to the change in control for a period of six years.

        To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the SEC, as well as certain states, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

        The Advisory Agreement and agreements with affiliates who perform other services for us will contain similar indemnification provisions. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in such agreements. Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

Directors and Executive Officers

        As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Evan H. Zucker	52	Chairman and Director
Dwight L. Merriman III	56	Managing Director, Chief Executive Officer and Director
Marshall M. Burton	48	Independent Director
Stanley A. Moore	78	Independent Director
John S. Hagestad	70	Independent Director
Charles B. Duke	59	Independent Director
Rajat Dhanda	49	Managing Director, President
Thomas G. McGonagle	57	Managing Director, Chief Financial Officer
Joshua J. Widoff	47	Managing Director, General Counsel and Secretary

        Evan H. Zucker, age 52, has served as the Chairman of our board of directors and as a director since November 2014. Mr. Zucker has served as the Chairman of the board of directors and as a director of IPT since January 2013. Mr. Zucker also served as President of IIT from October 2009 until his election to the board of directors of IIT as Chairman in March 2010. He served as Chairman of IIT until November 2015. Mr. Zucker has served as a manager of the Advisor since November 2014; a manager of Industrial Property Advisors LLC, the advisor to IPT, since January 2013; a manager of Industrial Income Advisors LLC, the former advisor to IIT, since October 2009; and a manager of Dividend Capital Total Advisors LLC, the advisor to DPF since April 2005. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a Director of DCT Industrial Trust (NYSE: DCT), which listed on the NYSE in December 2006. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2016, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $16.7 billion. In 1993, Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was later acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor's Degree in Economics.

        We believe that Mr. Zucker's qualifications to serve on our board of directors are demonstrated by his proven business acumen, including his over 20 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, and his vast experience as a leader of an advisor to real estate investment companies, including DCT Industrial Trust, DPF and American Real Estate Investment Corp. (which subsequently became Keystone Property Trust, NYSE: KTR).

        Dwight L. Merriman III, age 56, has served as our Managing Director since May 2017 and as our Chief Executive Officer since November 2014. Mr. Merriman also has served as a member of our board of directors and as a member of the board of managers of the Advisor since November 2014. Mr. Merriman also currently serves as Head of Real Estate for Black Creek Group U.S. responsible for the oversight of the investment process for industrial, office, retail and multi-family investments. Mr. Merriman also has served as the Managing Director, Chief Executive Officer of DPF and as a manager of Dividend Capital Total Advisors LLC, the advisor of DPF, since April 2017. Mr. Merriman has served as the Managing Director of IPT since April 2017 and as the Chief Executive Officer and as a member of the board of directors of IPT since January 2013. Mr. Merriman also has served as a member of the board of managers of Industrial Property Advisors LLC, the advisor to IPT, since January 2013. Mr. Merriman also served as a member of IIT's board of directors and as the Chief Executive Officer of IIT from March 2010 until November 2015. He has also served as a member of the board of managers of Industrial Income Advisors LLC, the former advisor to IIT, since March 2010. Mr. Merriman also has served as a member of the board of trustees of DC Industrial Liquidating Trust since September 2015 and as the Chief Executive Officer and also as a member of the board of trustees of DC Industrial Liquidating Trust since November 2015. Mr. Merriman has over 30 years of real estate investment and development experience. Prior to joining the Company, Mr. Merriman served from September 2007 through March 2010 as a Managing Director and the Chief Investment Officer of Stockbridge Capital Group LLC, or "Stockbridge," a real estate investment management company based in San Francisco, California, which had more than $3 billion in real estate under management. While with Stockbridge, Mr. Merriman served as a member of its investment and management committees, and was responsible for coordinating the investment activities of the company. From May 2000 to September 2007, Mr. Merriman was a Managing Director of RREEF Funds, or "RREEF," a real estate investment management company, in charge of RREEF's development and value-added investment opportunities in North America. While at RREEF, he served on the investment committee and was involved in approving approximately $5 billion in commercial real estate transactions, and he started CalSmart, a $1.2 billion value-added real estate investment fund with the California Public Employees' Retirement System. Prior to joining RREEF in 2000, Mr. Merriman served for approximately five years as a Managing Director at CarrAmerica Realty Corporation, where he was responsible for the company's acquisition, development and operations activities in Southern California and Utah. Prior to that, he spent 11 years with the Los Angeles development firm of Overton, Moore & Associates, where he was responsible for developing industrial and office property throughout Southern California. Mr. Merriman received a B.S. in Business Administration from the University of Southern California and an M.B.A. from the Anderson School at the University of California at Los Angeles. Mr. Merriman is a member of the Urban Land Institute.

        We believe that Mr. Merriman's qualifications to serve on our board of directors include his extensive real estate investment and development experience, including specifically his experience serving in leadership positions and on the investment committees of significant real estate investment funds.

        Marshall M. Burton, age 48, has served as an independent director on our board of directors since August 2015. Mr. Burton also has served as an independent director on the board of directors of IPT since March 2013 and of IIT from December 2009 until November 2015. Mr. Burton also has served as an independent trustee on the board of trustees of DC Industrial Liquidating Trust since November 2015. Mr. Burton has more than 20 years of commercial real estate experience, including development, leasing, investment and management. In March 2014, Mr. Burton founded Confluent Holdings, L.L.C. to develop and invest in office, industrial and multi-family projects throughout the U.S. In April 2015, Mr. Burton expanded Confluent Holdings, L.L.C. and co-founded Confluent Development, L.L.C. in a merger with MVG, Inc., to form a diverse real estate investment and development platform with projects in various stages of development totaling $500 million. Mr. Burton is a board member and President of both MVG, Inc. and Confluent Development, L.L.C. From March 2011 to March 2014, Mr. Burton served as Senior Vice President and General Manager of Opus Development Company L.L.C., an affiliate of The Opus Group, a real estate developer, or "Opus," where he was responsible for managing operations and seeking new development opportunities in Denver, Colorado and in the western region of the U.S. Prior to joining Opus, Mr. Burton founded the Denver office of

McWhinney, a real estate development company, in February 2010. As Senior Vice President of McWhinney, Mr. Burton oversaw operations for the commercial development team in the Denver metropolitan area and other strategic locations across the western U.S. Mr. Burton served as the Senior Vice President of Opus Northwest, L.L.C., a full-service real estate developer, from May 2009 through February 2010, and previously served as Vice President from October 2002 through September 2008 and in other capacities beginning in 1996. From September 2008 through June 2009, Mr. Burton served as Executive Vice President of Opus East, L.L.C., an interim position where he was charged with restructuring and winding down operations of Opus East, L.L.C. Opus East, L.L.C. and certain of its subsidiaries voluntarily filed for relief under Chapter 7 of the U.S. Bankruptcy Code in July 2009. Prior to joining Opus in 1996, Mr. Burton was co-founder of Denver Capital Corporation, a multi-bank community lending organization. Mr. Burton is a licensed Colorado Real Estate Broker and is active in many civic and real estate associations, including serving as Treasurer and President-elect of the National Association of Industrial and Office Properties and as an executive committee member of the Urban Land Institute. Mr. Burton received his Bachelor of Science in Business Administration from the University of Denver.

        We believe that Mr. Burton's qualifications to serve on our board of directors include his over 20 years of experience overseeing the development, leasing, investment and management of commercial real estate. This experience provides a valuable perspective on the commercial real estate industry.

        Stanley A. Moore, age 78, has served as an independent director of our board of directors since August 2015. Mr. Moore also has served as an independent director on the board of directors of IPT since March 2013 and of IIT from February 2011 until November 2015. Mr. Moore also has served as an independent trustee on the board of trustees of DC Industrial Liquidating Trust since November 2015. Mr. Moore is a Co-Founder and Chairman and the former Chief Executive Officer of Overton Moore Properties, or "OMP," a leading commercial real estate development firm in Los Angeles County that develops, owns and manages office, industrial and mixed-use space. He served as Chief Executive Officer of OMP from 1975 until January 2010 and has served as a director since 1972. Since its founding, OMP has developed and/or invested in over 30 million square feet of commercial space in California. Mr. Moore served as a member of the board of directors of The Macerich Company (NYSE: MAC), a leading owner, operator and developer of major retail properties, from 1994 through May 2015. Mr. Moore is past President of the Southern California Chapter of the National Association of Industrial and Office Parks, and is currently a board member of the Economic Resources Corporation of South Central Los Angeles. His many awards and citations include the Humanitarian of the Year awarded to him by the National Conference of Christians and Jews.

        We believe that Mr. Moore's qualifications to serve on our board of directors include his over 36 years of experience as a Chief Executive Officer of a leading commercial real estate development firm, his expertise in the areas of acquisitions, development and management of commercial real estate, and more specifically, industrial properties, his leadership experience with the National Association of Industrial and Office Parks, and his service on civic and private and public company boards.

        John S. Hagestad, age 70, has served as an independent director on our board of directors since August 2015. Mr. Hagestad also has served as an independent director on the board of directors of IPT since September 2015. Mr. Hagestad is Senior Managing Director and Co-Founder of SARES    •    REGIS Group, a vertically integrated real estate development services company focusing on both commercial and residential real estate. Mr. Hagestad has served in this role since 1993 and is responsible for overseeing all of SARES    •    REGIS Group's commercial activities which includes the development, investment and management divisions. Mr. Hagestad serves on SARES    •    REGIS Group's Executive Management Committee which approves all property acquisitions and investment decisions and provides strategic planning for the future. During his career, Mr. Hagestad has been responsible for the acquisition and development of over 85 million square feet of commercial, office and industrial property totaling more than $6 billion in value. In 1972, he joined the Koll Company as a Vice President for project acquisition and development. Three years later he joined The Sammis Company as a founding partner responsible for all matters of finance and administration, with emphasis on lender and partner relationships. In 1990, Mr. Hagestad became President and Chief Executive Officer of the SARES Company (the successor to The Sammis Company), where he was instrumental in its merger with The Regis Group to create the SARES    •    REGIS Group in 1993. Mr. Hagestad is a Certified Public Accountant and holds a bachelor's degree in Business Administration and a master's degree in Finance from the University of Southern California. He is a past trustee of the Urban Land Institute, a member of the Marshall School of Business Board of Leaders at the University of Southern California, the UCI Center for Real Estate, The Fisher Center for Real Estate and Urban Economics at UC Berkeley and the Real Estate Roundtable. He is also on the Board of Trustees / Directors for the Cystinosis Research Foundation.

        We believe that Mr. Hagestad's qualifications to serve on our board of directors include his over 40 years of involvement in overseeing the development, acquisition and management of commercial, office and industrial real estate, in addition to his valuable accounting background. This experience provides a valuable perspective on the various facets of the real estate industry.

        Charles B. Duke, age 59, has served as an independent director of our board of directors since February 2016. Mr. Duke has also served as an independent director on the board of directors of IPT since March 2013 and as an independent director on the board of directors of DPF since January 2006. Mr. Duke also served as an independent director on the board of directors of IIT from December 2009 until November 2015 when IIT was sold. Mr. Duke is currently Founder and Chief Executive Officer of To-Table Inc., or "To-Table," a retailer of specialty gourmet foods. Prior to founding To-Table in November 2014,, Mr. Duke was involved in the management of two ink jet cartridge remanufacturers and aftermarket suppliers. Mr. Duke served as the Executive Vice President of IJR, Inc. in Phoenix, Arizona from October 2012 to July 2014 and as Founder, President and Chief Executive Officer of Legacy Imaging, Inc., from 1996 through 2012. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including Founder, President and Owner of Careyes Corporation, a private bank, registered investment advisor and a member of FINRA based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems, a global technology leader in the environmental monitoring industry based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved primarily in mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor's Degree in Economics and English.

        Our board of directors has determined that Mr. Duke is the audit committee financial expert. In that role, we believe that Mr. Duke brings a unique perspective to the audit committee, as he is the only audit committee member with investment banking experience. We believe Mr. Duke's qualifications to serve on our board of directors include his considerable business and financial experience, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization.

        Raj Dhanda, age 49, has served as our Managing Director and President since May 2017. Mr. Dhanda also has served as the Managing Director and President of DPF since April 2017. He currently serves as President of Black Creek Group U.S. and is responsible for the oversight of distribution, marketing, product development, operations and legal functions. Prior to joining Black Creek Group, Mr. Dhanda spent 26 years at Morgan Stanley, leading key divisions of their institutional and Wealth Management platforms, while also serving on the firm's Management and Risk Committee for his last eight years. Most recently, he was head of Investment Products and Services in Wealth Management, which was responsible for all of the products distributed by Morgan Stanley's financial advisors. In this capacity, he worked closely with the firm's financial advisors and third-party asset managers to design and distribute products offering a breadth of investment solutions. In addition, as a member of the division's Executive and Operating Committees, Mr. Dhanda worked to develop strategies for the changing regulatory environment and the opportunities that technology and data offer today in the wealth management channels. Mr. Dhanda holds a B.A. in both Business Economics, as well as Organizational Behavior & Management from Brown University.

        Thomas G. McGonagle, age 57, has served as our Managing Director since May 2017 and as our Chief Financial Officer since November 2014. Mr. McGonagle has served as Managing Director of IPT since April 2017, as the Chief Financial Officer of IPT since January 2013 and as the Treasurer of IPT from January 2013 to March 2014. Mr. McGonagle also has served as the Chief Financial Officer of DC Industrial Liquidating Trust since November 2015. Mr. McGonagle also served as the Chief Financial Officer of IIT from March 2014 until November 2015 and as the Chief Financial Officer and Treasurer of IIT from March 2010 to March 2014. Prior to joining Black Creek Group, Mr. McGonagle consulted for several different corporate clients, including as Chairman of the board of directors of Pinnacle Gas Resources, Inc., an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves (formerly listed on NASDAQ: PINN), from March 2009 until the sale of the company in January 2011. From March 2007 to December 2008, Mr. McGonagle was Senior Vice President—Corporate Development at MacDermid, Incorporated, a global, specialty chemical company (formerly listed on NYSE: MRD). Mr. McGonagle was responsible for the marketing and sale of two of MacDermid's nine global business units, and also was instrumental in the restructuring of a European manufacturing operation. Prior to joining MacDermid, from 2003 until 2006, Mr. McGonagle was Senior Vice President and Chief Financial Officer of Vistar Corporation at the time a $3 billion food distribution company with 36 distribution and warehouse facilities located throughout the U.S. At Vistar, Mr. McGonagle was responsible for the finance department, including all accounting, reporting, tax, audit, banking and capital markets, and merger and acquisition activities. From 2001 to 2003, Mr. McGonagle was Managing Director and Co-Head of the U.S. Merchant Banking Group at Babcock & Brown LP in New York, which focused on advising on, and acquiring and developing, large-scale infrastructure assets and projects. Prior to joining Babcock & Brown, Mr. McGonagle was a Managing Director of the Financial Sponsors Group of Donaldson, Lufkin & Jenrette / Credit Suisse, which he joined in 1987. In this role, Mr. McGonagle was responsible for initiating and structuring numerous principal investment transactions, debt and equity securities offerings, and mergers and acquisitions across many different industries. From December 2006 until the sale of the company in July 2012, Mr. McGonagle was a director and chairman of the audit committee of Consolidated Container Company LLC, a private $750 million plastic packaging manufacturer with over 50 manufacturing facilities located throughout the U.S. Mr. McGonagle received his B.A. in Economics from Dartmouth College and M.B.A. from the Tuck School of Business at Dartmouth College.

        Joshua J. Widoff, age 47, has served as our Managing Director since May 2017, as our General Counsel and Secretary since November 2014 and as our Executive Vice President from November 2014 to May 2017. Mr. Widoff has served as Managing Director of IPT since April 2017, as Secretary and General Counsel of IPT since September 2012 and as Executive Vice President from September 2012 to April 2017. Mr. Widoff also has served as the Executive Vice President, Secretary and General Counsel of DC Industrial Liquidating Trust since November 2015. Mr. Widoff also served as Executive Vice President, Secretary and General Counsel of IIT from December 2013 until November 2015, and served as Senior Vice President, Secretary and General Counsel of IIT from May 2009 to December 2013. Mr. Widoff has served as Managing Director, General Counsel and Secretary of DPF since April 2017 and as General Counsel and Secretary of DPF since September 2007, and Executive Vice President of DPF since 2010. He has also served as a Managing Director of Black Creek Group LLC, a Denver based private equity real estate firm, since September 2007, and as Executive Vice President of Dividend Capital Group since 2010. Prior to joining DPF and Black Creek Group LLC in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt

Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm's Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff currently serves as a Vice-Chair and Commissioner for the Denver Urban Renewal Authority. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

        We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are parties to an advisory agreement, effective as of July 1, 2017, which we refer to herein as the "Advisory Agreement." The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders.

The Advisor

        Under the terms of the Advisory Agreement, the Advisor will use commercially reasonable efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

  •
  Participate in formulating an investment strategy consistent with achieving our investment objectives;

  •
  Manage and supervise the offering process;

  •
  Assist our board of directors in developing, overseeing, implementing and coordinating our monthly NAV procedures;

  •
  Provide information about our properties and other assets and liabilities to the Independent Valuation Firm and other parties involved in determining our monthly NAV;

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  Research, identify, review and recommend for approval to our board of directors or Investment Committee, as applicable, real property, debt and other investments and dispositions consistent with our investment policies and objectives;

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  Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

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  Actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

  •
  Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

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  Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

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  Arrange for financing and refinancing of our assets; and

  •
  Recommend various Liquidity Events to our board of directors when appropriate.

        The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or by third parties engaged by the Advisor.

        The key members of the Advisor's management team include the following individuals:

John A. Blumberg
Rajat Dhanda
David M. Fazekas
Andrea L. Karp
Thomas G. McGonagle
Dwight L. Merriman III
Lainie P. Minnick
James R. Mulvihill
Scott W. Recknor
Gary M. Reiff
Jeffrey W. Taylor
Peter M. Vanderburg
Joshua J. Widoff
J.R. Wetzel
Brian C. Wilkinson
Evan H. Zucker

        For biographical information regarding Messrs. Dhanda, McGonagle, Merriman III, Widoff and Zucker, see "Management—Directors and Executive Officers."

        John A. Blumberg, age 57, serves as a manager of the Advisor. Mr. Blumberg has also served as a manager of Industrial Property Advisors LLC, the advisor to IPT since January 2013, and a manager of Industrial Income Advisors LLC, the former advisor to IIT, since May 2009. Mr. Blumberg served as a member of IIT's board of directors from May 2009 to March 2010 and as Chairman of the board of directors of IIT from October 2009 until March 2010. Mr. Blumberg also has served as a manager of Dividend Capital Total Advisors LLC, the advisor to DPF since April 2005. Mr. Blumberg has served as the Chairman of the board of directors of DPF from January 2006 to September 2012 and as a member of DPF's board of directors since September 2012. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver based real estate investment firm which he co-founded in 1993. Since 2006, Mr. Blumberg has also been chairman of Mexico Retail Properties, a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of December 31, 2016, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $16.7 billion. Prior to co-founding Black Creek Group LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer's Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. Mr. Blumberg holds a Bachelor's Degree from the University of North Carolina at Chapel Hill.

        David M. Fazekas, age 43, serves as our Managing Director—Eastern Region. Mr. Fazekas has also served as the Managing Director—Eastern Region for IPT since January 2013 and served as the Managing Director—Eastern Region for IIT from November 2010 until November 2015. Mr. Fazekas has 19 years of real estate experience and has been employed by Black Creek Group since 2010, initially serving as Managing Director—Eastern Region for IIT. As Managing Director, Mr. Fazekas is responsible for the sourcing and execution of all industrial investment in the eastern region of the U.S. In this role, he has overseen in excess of $3.5 billion of investment cost totaling over 57.7 million square feet of industrial properties. Prior to joining Black Creek Group, Mr. Fazekas served in numerous investment, acquisition and management roles. Prior roles include: Senior Vice President and Partner for Panattoni Development Company Inc., a leading international development company that leases and owns industrial, office and retail properties throughout the U.S., Canada and Europe; Director of Acquisitions for ZAIS Group LLC; Director of Real Estate Acquisitions for RREEF / Deutsche Asset Management, one of the largest real estate investment advisors in the world; and Vice President of Acquisitions for Delma Properties, Inc. In these various roles Mr. Fazekas oversaw acquisitions and developments in excess of $2.1 billion of investment cost, which was largely comprised of industrial and office properties. Mr. Fazekas holds a Bachelor's degree in business and economics from Rutgers University and a Master's degree in real estate finance from New York University. He is also a member of the New York University Real Estate Alumni Association and the New Jersey Chapter of the National Association of Industrial and Office Properties, or "NAIOP".

        Andrea L. Karp, age 45, has responsibilities for due diligence and dispositions at the Advisor and has served as our Managing Director, Head of Due Diligence since May 2017 and previously served as our Senior Vice President of Real Estate. August 2012. Ms. Karp has served as Managing Director, Head of Due Diligence of DPF since April 2017 and previously served as Senior Vice President of Real Estate at DPF from May 2007 to April 2017. Ms. Karp also served as Senior Vice President of Real Estate of IIT from August 2010 until November 2015, and has served as Senior Vice President of Real Estate for DPF since May 2007. From 2006 to 2007, Ms. Karp was Vice President of Fremont Investment & Loan, a California-based bank where she was responsible for originating commercial loans. From 1997 through 2006, Ms. Karp served as First Vice President of ProLogis. In this capacity, Ms. Karp was responsible for overseeing the Asset Services team, which handled all due diligence and underwriting activities of corporate mergers, joint ventures, financings, acquisitions and dispositions with activity levels in excess of $6 billion per year. Ms. Karp holds a Bachelor's Degree in Economics from the University of Colorado. She is also a member of Commercial Real Estate Women, of "CREW," and NAIOP.

        Lainie P. Minnick, age 44, serves as our Managing Director, Head of Debt Capital Markets and Treasurer. Ms. Minnick also serves as Managing Director, Head of Debt Capital Markets for DPF. Ms. Minnick served as Senior Vice President of Finance for IIT from August 2010 until November 2015; as Treasurer of IIT from March 2014 until November 2015; as Senior Vice President of Finance for IPT since August 2012; as Treasurer for IPT since March 2014; as Senior Vice President of Finance for DPF since August 2010; and as Vice President of Finance for DPF from 2007 to August 2010. Ms. Minnick is primarily responsible for developing, executing and managing corporate and property-level financing and interest rate hedging strategies, managing lending relationships across DPF, and IPT, and providing certain treasury management oversight and for our industrial platforms. Ms. Minnick has overseen the execution of over $8.7 billion of financings for DPF, IIT and IPT, collectively since 2007.

        From 2005 through 2007, Ms. Minnick was a Project Executive for Urban Villages, Inc., a real estate development firm. From 1998 through 2004 Ms. Minnick worked for Goldman Sachs, most recently as a Vice President working exclusively with the Whitehall Funds, a series of global real estate opportunity funds. Based in both New York and London, Ms. Minnick was responsible for executing over $3.0 billion of real estate-related financing transactions for Whitehall throughout the U.S. and Europe. Prior to joining Goldman Sachs, Ms. Minnick worked for the Archon Group, a subsidiary of Goldman Sachs, where she was responsible for real estate-related portfolio management and loan asset management efforts.

        Ms. Minnick holds a Bachelors of Business Administration degree from Southern Methodist University and a Masters of Business Administration from the Wharton School at the University of Pennsylvania.

        James R. Mulvihill, age 52, has served as a manager of the Advisor. Mr. Mulvihill also serves as a manager of Dividend Capital Total Advisors LLC, the advisor to DPF, and a manager of Industrial Property Advisors LLC, the advisor to IPT. Mr. Mulvihill also serves as a manager of Industrial Income Advisors LLC, the former advisor to IIT. Mr. Mulvihill is a co-founder and managing partner of both

Dividend Capital Group LLC and Black Creek Group LLC. Mr. Mulvihill co-founded the first Black Creek affiliated entities in 1991 with Mr. Blumberg and Mr. Zucker, and co-founded Dividend Capital Group in 2002 with Mr. Blumberg and Mr. Zucker. As of December 31, 2016, with Mr. Blumberg and Mr. Zucker and other affiliates, Mr. Mulvihill has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate related assets with an aggregate value in excess of approximately $16.7 billion. Mr. Mulvihill was a co-founder and formerly served as a director of DCT Industrial Trust, formerly known as Dividend Capital Trust, a NYSE-listed industrial REIT (NYSE: DCT). He is also a co-founder and former Chairman of the Board of Corporate Properties of the Americas (CPA), one of the largest owners and developers of industrial properties in Mexico. In 1993, Mr. Mulvihill co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust (NYSE: KTR)), which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to 1991, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree in Political Science from Stanford University.

        Scott W. Recknor, age 49, serves as our Managing Director—Asset Management. Mr. Recknor has served as the Managing Director—Asset Management of IPT since January 2013. He also served as Senior Vice President—Asset Management of IIT upon joining Black Creek Group from November 2010 until November 2015. From 2005 through October 2010, Mr. Recknor served as a Vice President for AMB Property Corporation (now ProLogis), a leading global owner, operator and developer of industrial real estate, where he was responsible for leasing, capital expenditures, budgeting and re-forecasting and property management oversight in the greater Los Angeles area. From 2001 through 2004, Mr. Recknor was a District Manager for RREEF (Real Estate Investment Managers) where he managed three offices responsible for the leasing, property management, capital expenditure and budgeting and re-forecasting for a number of separate pension fund accounts. Prior to RREEF, Mr. Recknor was the West Region Real Estate Manager for the Goodyear Tire & Rubber Company where he was responsible for all operating aspects of Goodyear's West Region real estate portfolio in six states (California, Hawaii, Nevada, Arizona, New Mexico and Texas). Prior to the Goodyear Tire & Rubber Company, Mr. Recknor was a real estate broker with The Seeley Company (now Colliers International) in the Los Angeles area. Mr. Recknor graduated from the University of California (Irvine) and has previously served on the Board of Directors for NAIOP (SoCal) and has been an affiliate member of SIOR (Los Angeles).

        Gary M. Reiff, age 57, is Chief Administrative Officer and Chief Legal Officer of the Advisor. Since March 2017, Mr. Reiff has also served as the Chief Administrative Officer and Chief Legal Officer of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007, having previously served as Chief Operating Officer and Chief Legal Officer of such firms from March 2008 until March 2017. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as Managing Director, General Counsel, Chief Legal Officer, Chief Administrative Officer, Executive Vice President and Chief Operating Officer of various of those affiliates, including, since April 2017, as Chief Administrative Officer and Chief Legal Officer of the following (having previously served as Executive Vice President and General Counsel of the following): Industrial Property Advisors LLC, the advisor to IPT, Industrial Income Advisors LLC, the former advisor to IIT, and of Dividend Capital Total Advisors LLC, the advisor to DPF. From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until 2007. Mr. Reiff also served as a member of that firm's Executive Committee and co-chair of the firm's Corporate and Securities Department. During Mr. Reiff's more than 20 years of private legal practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves as the Chair of the Colorado Transportation Commission and on the High Enterprise Transportation Enterprise and has been an Adjunct Professor at the University of Colorado Law School. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University, and his law degree, magna cum laude, from Harvard Law School.

        Jeffrey W. Taylor, age 44, has responsibilities for shareholder operations, product management and development, coordination of risk management programs and certain business operations at the Advisor and its affiliates. Mr. Taylor has served as Managing Director of Shareholder Operations since May 2017 and as Senior Vice President of Shareholder Operations since September 2012. Mr. Taylor has also served as Managing Director—Chief Operating Officer of BCG since 2017, Senior Vice President of Operations of Black Creek Group LLC since 2009 and has served as President of BCG Advisors LLC since March 2012. BCG Advisors LLC is a registered investment adviser whose subsidiary, BCG TRT Advisors LLC, has been engaged by the Advisor and us to provide non-discretionary advice and recommendations with respect to our investments in securities. Mr. Taylor's background includes investment management, risk management, product management, operating company analysis and strategic planning within financial services companies. Prior to joining us and Black Creek Group LLC, Mr. Taylor served in various positions with INVESCO Funds Group, most notably in management roles within the investment division and the distribution company as well as positions within the transfer agency. Mr. Taylor holds a Bachelor's degree from Pennsylvania State University and a Masters in Business Administration from the University of Colorado at Denver. In addition, Mr. Taylor is a CFA Charterholder.

        Peter M. Vanderburg, age 60, serves as our Senior Vice President in charge of development in the Western Region and as our Vice President in charge of acquisitions in the Western Region. Mr. Vanderburg also served as the Vice President in charge of acquisitions in the Western Region of IPT since January 2013, and served as the Senior Vice President of IIT in charge of development in the Western Region from December 2013 until November 2015 and as the Vice President of IIT in charge of acquisitions and development in the Western Region joining Black Creek Group in March 2011. From January 2001 to February 2011, Mr. Vanderburg served as Principal of Development and Construction at PGP Partners, Inc., a commercial real estate investment, development and management firm focusing on industrial and office real estate. During his career, Mr. Vanderburg has been responsible for the development of approximately 7.8 million square feet of industrial and office projects. Prior to joining PGP Partners in January 2001, Mr. Vanderburg spent 12 years at Insignia/O'Donnell, where he held several positions, including Senior Vice President, Acquisition Manager, and Development Manager.

        J.R. Wetzel, age 59, has served as our Managing Director—Western Region. Mr. Wetzel has served as the Managing Director—Western Region of IIT from March 2011 until November 2015 and as the Managing Director—Western Region of IPT since January 2013. From November 2000 to February 2011, Mr. Wetzel served as Managing Partner of PGP Partners Inc., a company he founded during his tenure at PGP Partners. While at PGP Partners, Mr. Wetzel was responsible for the acquisition and development of more than $250 million of commercial real estate assets in California and Las Vegas. Prior to forming PGP Partners, from 1997 through 2000, Mr. Wetzel served as the Chief Operating Officer for Pacific Gulf Properties, a publicly traded REIT, where he was responsible for establishing target markets, including Seattle, Portland, Northern California, Los Angeles, Orange County, San Diego, Phoenix and Las Vegas, for acquisitions and development of industrial and office projects. In 2000, he was instrumental in directing the sale of Pacific Gulf Properties' industrial portfolio, totaling 13.5 million square feet, to RREEF, one of the world's largest pension fund managers, and CalWest for a purchase price of $925 million. Prior to joining Pacific Gulf Properties in 1997, Mr. Wetzel served as the Vice President of Acquisitions and Development for Industrial Developments International (IDI),

where he was instrumental in completing more than five million square feet of build-to-suits and speculative industrial projects for nationally and internationally recognized customers. Prior to joining IDI, Mr. Wetzel spent 11 years at Insignia/O'Donnell and was responsible for a portfolio of approximately 19 million square feet of industrial and office product throughout the western U.S. Mr. Wetzel received his B.A. in Economics from Claremont Men's College and an M.B.A. in Real Estate Finance from the University of Southern California.

        Brian C. Wilkinson, 48, has served as our Chief Accounting Officer since November 2014. Mr. Wilkinson has served as the Chief Accounting Officer of IPT since January 2013 and of IIT from April 2012 until November 2015. From March 2011 to April 2012, Mr. Wilkinson served as Vice President and Controller of Colony Capital LLC, a private real estate investment firm, where he was responsible for all aspects of accounting, financial reporting, budgeting, and asset valuation. From 1996 to 2011, Mr. Wilkinson held various leadership positions within finance, accounting and investment management at Archstone, a leader in apartment investment and operations; most recently, he served as Group Vice President of Investment Management. Prior to joining Archstone, Mr. Wilkinson worked at the public accounting firm PricewaterhouseCoopers. Mr. Wilkinson is a CPA and received his B.S. in Accounting from University of Texas El Paso.

The Advisory Agreement

        The current term of the Advisory Agreement ends February 9, 2018, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. The Advisory Agreement may be terminated:

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  Immediately by us for "cause" or upon a material breach of the Advisory Agreement by the Advisor;

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  Without cause or penalty by either the Advisor or a majority of our independent directors, in each case upon 60 days' written notice to the other party;

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  With "good reason" by the Advisor upon 60 days' written notice; or

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  Immediately by us and/or the Operating Partnership in connection with a merger, sale of our assets or transaction involving the Company pursuant to which a majority of our directors then in office are replaced or removed.

        "Good reason" is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any uncured material breach of the Advisory Agreement of any nature whatsoever by us that remains uncured for 30 days after written notice of such material breach has been provided to us by the Advisor. If the Advisor wishes to terminate the Advisory Agreement for "good reason," the Advisor must provide us with 60 days' written notice after we have failed to cure a material breach during the 30-day cure period described above. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct or willful misconduct by the Advisor or a material breach of the Advisory Agreement by the Advisor, which has not been cured within 30 days of such breach.

        In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

        The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any acquisitions or dispositions of real estate-related investments or develop any properties, without the prior approval of the majority of our Investment Committee or our board of directors, including a majority of the independent directors, as the case may be. The actual terms and conditions of transactions involving our investments shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

  Advisory Fee and Expense Reimbursements

        As compensation for asset management services the Advisor provides to us pursuant to the Advisory Agreement, we pay the Advisor an advisory fee with a fixed component, payable monthly in arrears. The fixed component of the advisory fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves, depreciation and amortization expenses and acquisition expenses) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the fixed component of the advisory fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves, depreciation and amortization expenses and acquisition expenses) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) with respect to a disposition, a fee equal to 1.0% of the total consideration paid in connection with the disposition, calculated in accordance with the terms of the Advisory Agreement. The term "disposition" shall include (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, (c) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (d) a listing of our common stock on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock.

        In consideration for the asset management services the Advisor provides on our behalf, we also pay the Sponsor, in its capacity as holder of the Special Units, a performance based amount in the form of an allocation and distribution as an additional component of the advisory fee. This amount will be paid to the Sponsor, so long as the Advisory Agreement has not been terminated, as a performance participation interest with respect to the Special Units or, at the election of the Sponsor, will be paid instead to the Advisor as a fee. This performance component of the advisory fee is calculated as the lesser of (1) 12.5% of (a) the annual total return amount less (b) any loss carryforward, and (2) the amount equal to (x) the annual total return amount, less (y) any loss carryforward, less (z) the amount needed to achieve an annual total return amount equal to 5% of the NAV per Fund Interest at the beginning of such year (the "Hurdle Amount"). The foregoing calculations are calculated on a per Fund Interest basis and multiplied by the weighted average Fund Interests outstanding during the year. In no event will the performance component of the advisory fee be less than zero.

        Accordingly, if the annual total return amount exceeds the Hurdle Amount plus the amount of any loss carryforward, then the Sponsor or the Advisor, as applicable, will earn a performance component equal to 100% of such excess, but limited to 12.5% of the annual total return amount that is in excess of the loss carryforward.

        The "annual total return amount" referred to above means all distributions paid or accrued per Fund Interest plus any change in NAV per Fund Interest since the end of the prior calendar year, adjusted to exclude the negative impact on annual total return resulting from our payment or obligation to pay, or distribute, as applicable, the performance component of the advisory fee as well as ongoing distribution fees (i.e., our ongoing class-specific fees). Until we determine an NAV, the initial NAV will be deemed to equal $10.00 per Fund Interest. If the performance component is being calculated with respect to a year in which we complete a Liquidity Event, for purposes of determining the annual total return amount, the change in NAV per Fund Interest will be deemed to equal the difference between the NAV per Fund Interest as of the end of the prior calendar year and the value per Fund Interest determined in connection with such Liquidity Event. In connection with a listing of shares of our common stock on a national securities exchange, for purposes of determining the annual total return amount, the change in NAV per Fund Interest will be deemed to equal the difference between the NAV per Fund Interest as of the end of the prior calendar year and an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 90 days after such listing. Upon a Liquidity Event other than a listing, for purposes of determining the annual total return amount, the change in NAV per Fund Interest will be deemed to equal the difference between the NAV per Fund Interest as of the end of the prior calendar year and an amount equal to the consideration per Fund Interest received by holders of Fund Interests in connection with such Liquidity Event.

        The measurement of the change in NAV per Fund Interest for the purpose of calculating the annual total return amount is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership's capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in the Operating Partnership's net assets.

        The "loss carryforward" referred to above will track any negative annual total return amounts from prior years and offset the positive annual total return amount for purposes of the calculation of the performance component of the advisory fee. The loss carryforward is zero as of the date of this prospectus.

        As a result of the manner in which the performance component is calculated, as described above, the performance component is not directly tied to the performance of the shares you purchase, the class of shares you purchase, or the time period during which you own your shares. The performance component may be payable to the Advisor or the Sponsor even if the NAV of your shares at the time the performance component is calculated is below your purchase price, and the thresholds at which increases in NAV count towards the overall return to the holders of Fund Interests are not based on your purchase price. Because of the class-specific allocations of the ongoing distribution fee, which differ among classes, we do not expect the overall return of each class of Fund Interests to ever be the same. However, if and when the performance component of the advisory fee is payable, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares, regardless of the different returns achieved by different classes of Fund Interests during the year. Further, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the Advisor for all or any portion of such calendar year. In addition, if the Sponsor or the Advisor earns the performance component of the advisory fee in any given year, neither of them will be obligated to return any portion of advisory fees previously paid based on our subsequent performance.

        The fixed component and the performance component of the advisory fee will accrue monthly. The fixed component is payable monthly in arrears; provided that, with respect to a disposition, the fixed component is payable upon the occurrence of a listing of shares of our common stock on a national securities exchange or other disposition. The performance component of the advisory fee with respect to any calendar year is payable after the completion of the calculation of our NAV for December of such year. The fixed component shall be payable for each month in which the Advisory Agreement is in effect, even if the Advisory Agreement is in effect for a partial month. The performance component will be payable for each calendar year in which the Advisory Agreement is in effect, even if the Advisory Agreement is in effect for a partial year. With respect to the first calendar year in which the current Advisory Agreement is in effect, the partial period performance component of the advisory fee will be calculated assuming an initial NAV of $10.00 per Fund Interest. In the event the Advisory Agreement is terminated or its term expires without renewal, the partial period fixed component and performance component of the advisory fee will be due and payable upon the termination date. In such event, for purposes of determining the annual total return amount, the change in NAV per Fund Interest will be determined based on a good faith estimate of what our NAV per Fund Interest would be as of that date (if our NAV had been calculated in accordance with our valuation policy); provided, that, if the Advisory Agreement is terminated with respect to a Liquidity Event, the performance component will be due and payable in connection with such Liquidity Event and the annual total return amount will be calculated as set forth above with respect to a year in which we complete a Liquidity Event. In addition, in the event the Operating Partnership commences a liquidation of its investments during any calendar year, the Sponsor or the Advisor, as applicable, will be paid the advisory fee from the proceeds of the liquidation and the performance component will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the holders of OP Units. If the fixed component or the performance component of the advisory fee is payable with respect to any partial month or partial calendar year, then the fixed component will be prorated based on the number of days elapsed during any partial calendar month, and the performance component will be calculated based on the annualized total return amount determined using the total return achieved for the period of such partial calendar year.

        If the Sponsor does not elect on or before the first day of a calendar year to have it paid as a fee to the Advisor, then the performance component of the advisory fee will be paid as a distribution on the performance participation interest to the Sponsor, as the holder of the Special Units. In such case, the performance component of the advisory fee will be payable in cash or Class I OP Units, at the election of the Sponsor. If the Sponsor elects to receive such distributions in Class I OP Units, the number of Class I OP Units to be issued to the Sponsor will be determined by dividing an amount equal to the value of the performance component of the advisory fee by the NAV per Class I OP Unit. The Sponsor may request the Operating Partnership to repurchase such OP Units from the Sponsor at a later date. Any such repurchase requests will not be subject to any early redemption deduction under our share redemption program applicable to Class W and Class I shares. In the event the performance component of the advisory fee is paid in cash to the Sponsor as an allocation and distribution in its capacity as holder of the Special Units, such amount will not be deductible to the Operating Partnership although it will reduce the cash available for distribution to other OP Unitholders.

        Subject to certain limitations, we reimburse or otherwise pay the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

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  organization and offering expenses of our public offerings, including legal, accounting, printing and other offering expenses, as well as distribution-related costs and expenses of the Dealer Manager and participating broker dealers, including bona-fide due diligence expenses;

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  acquisition expenses incurred in connection with the selection, acquisition, development or origination of our investments, whether or not such investments are acquired;

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  the actual cost of goods and services used by us and obtained from persons unaffiliated with the Advisor, other than acquisition expenses, including brokerage fees paid in connection with the purchase and sale of our investments;

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  interest and other costs for borrowed money, including discounts, points and other similar fees;

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  taxes and assessments on our income or the income of our properties and any other taxes imposed on us;

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  costs associated with insurance required in connection with our business or by our officers and directors;

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  expenses of managing and operating of our investments, whether payable to an affiliate or a third party;

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  expenses in connection with the compensation of our directors, meetings of our board of directors, and our stockholder meetings;

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  expenses associated with a listing of our shares on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our shares, if applicable;

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  expenses in connection with our payment of distributions in cash or otherwise to our stockholders;

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  expenses in connection with our organization, conversion or termination or the amendment or modification of our charter;

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  expenses in connection with stockholder communications, including the cost of preparing, printing, and mailing annual reports and other stockholder reports and proxy statements;

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  personnel and related employment costs and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of the Advisor, equipment, utilities, insurance, travel and entertainment, and other costs) incurred by the Advisor or its affiliates in performing the services under the Advisory Agreement, including, but not limited to, total compensation, benefits and other overhead of all employees involved in the performance of such services, including the compensation payable to our principal executive officer and our principal financial officer; provided, however, that we will not reimburse the Advisor or its affiliates for costs of personnel to the extent that such personnel perform services for which the Advisor receives a separate fee;

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  audit, accounting and legal fees and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, the independent directors or any committee of the board;

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  out-of-pocket costs for the Corporation to comply with all applicable laws, regulations and ordinances; and

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  any other expenses incurred by the Advisor in performing its duties under the Advisory Agreement.

        In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock or OP Units, in any class of its choice. Any such shares or OP Units will be valued at the NAV per share or OP Unit applicable to such shares or OP Units on the issue date. Such shares will not be subject to the Early Redemption Deduction under our share redemption program applicable to Class W and Class I shares. The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such OP Units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

        In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

        The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with GAAP (if it is still applicable under the then current accounting standards) and will include, but will not be limited to, items such as legal, accounting and auditing, advisory fees, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the Statement of Policy; and (f) acquisition fees, acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

        The independent directors have the fiduciary responsibility of limiting operating expenses to amounts that do not exceed the limits described above, unless they determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, in which case the Advisor may be reimbursed for the full amount of the excess expenses. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        The Advisor and its affiliates are paid fees in connection with services they provide to us. The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including, without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee. See "Management Compensation" for a description of the compensation paid to the Advisor and its affiliates.

        The Advisor may enter into arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property, securities or debt investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. In such event, the

Advisor generally shall pay these entities out of the compensation the Advisor receives from us. In addition, we may determine to retain the services of certain affiliated or unaffiliated entities that have specialized expertise, in lieu of having the Advisor either provide these services or retain the services of other entities on our behalf, and in such instances we shall pay an amount that is usual and customary for comparable services.

  Performance Component Calculation Example

        The following example illustrates how we would calculate the performance component of the advisory fee at the end of each year based on the assumptions set forth in rows A through G and I of the table below. All amounts are with respect to the Fund Interests outstanding at year end. Per Fund Interest amounts are rounded to the nearest $0.01 in the following table. Actual results may differ materially from the following example.

A.	Beginning NAV per Fund Interest	$10.00
B.	Distributions paid or accrued per Fund Interest, before the negative impact of ongoing distribution fees (i.e. our ongoing class-specific fees)	$0.55
C.	Change in NAV per Fund Interest, adjusted to remove the negative impact of our payment or obligation to pay the performance component of the advisory fee	$0.20
D.	Annual total return amount per Fund Interest, adjusted to remove the negative impact resulting from our payment or obligation to pay the performance component of the advisory fee as well as ongoing distribution fees (i.e. our ongoing class-specific fees) (B plus C)	$0.75
E.	Hurdle Amount per Fund Interest(1)	$0.50
F.	Loss carryforward amount per Fund Interest(2)	—
G.	Hurdle Amount per Fund Interest plus loss carryforward per Fund Interest (E plus F)	$0.50
H.	Performance component of the advisory fee is earned because the annual total return amount per Fund Interest (D) is greater than the Hurdle Amount plus the loss carryforward per Fund Interest (G). The performance component of the advisory fee per Fund Interest is equal to 12.5% of the annual total return amount per Fund Interest (D) less the loss carry forward amount per Fund Interest (F)(3)	$0.09
I.	Weighted-average total Fund Interests outstanding for the year	15,000,000
J.	Performance component of the advisory fee (I multiplied by J)	$1,350,000

(1)
The Hurdle Amount per Fund Interest for any period is the amount that results in an annual total return amount equal to 5% of the NAV per Fund Interest at the beginning of the period, where the annual total return amount is adjusted to remove the negative impact resulting from our payment or obligation to pay, or distribute, as applicable, the performance component of the advisory fee as well as ongoing distribution fees (i.e. our ongoing class-specific fees).

(2)
The loss carryforward per Fund Interest will track any negative annual total return amount per Fund Interest from prior years and offset the positive annual total return amount per Fund Interest for purposes of the calculation of the performance component of the advisory fee per Fund Interest. The loss carryforward per Fund Interest is zero as of the date of this prospectus.

(3)
The performance component of the advisory fee per Fund Interest is equal to the lesser of (a) 12.5% of (i) the annual total return amount per Fund Interest (D) less (ii) any loss carryforward per Fund Interest (F), and (b) the amount equal to (i) the annual total return amount per Fund Interest (D), less (ii) the Hurdle Amount per Fund Interest (E), less (iii) any loss carryforward per Fund Interest (F). In the example above, the calculation described in clause (a) of the preceding sentence results in an amount equal to $0.09 per Fund Interest, which is less than the $0.25 per Fund Interest that results from the calculation described in clause (b) of the preceding sentence. Accordingly, the performance component of the advisory fee in the example above is equal to $0.09 per Fund Interest, or 12.5% of the annual total return amount per Fund Interest (D) less the loss carryforward per Fund Interest (F). In no event will the performance component of the advisory fee be less than zero.

Holdings of Shares of Common Stock, OP Units and Special Units

        In connection with our formation, the Advisor purchased 20,000 shares of our Class I common stock for which it paid $200,000. The Advisor may not sell its initial investment in 20,000 shares of our Class I common stock during the period it serves as our advisor, but may transfer such shares to its affiliates. We are the sole general partner of the Operating Partnership. We contributed $200,000 received from the Advisor to the Operating Partnership in exchange for 20,000 OP Units. The Sponsor owns all of the Special Units, for which it contributed $1,000. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See "Description of Capital Stock" for a more detailed description of the resale restrictions.

Affiliated and Related Companies

  Property Manager

        Certain of our real properties may be managed and leased by the Property Manager or its affiliates. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Sponsor affiliated entities and related parties or third parties.

        We may pay the Property Manager or its affiliates a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as retail, industrial, office and other property types). We would expect such fee to range from 2% to 5% of the annual gross revenues. In addition, we may pay the Property Manager or its affiliates a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties, in an amount not to exceed the usual and customary fee charged in arm's length transactions by others rendering comparable services for similar assets in the same geographic area of such assets (generally expected to range from 2% to 8% of the projected first year's annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager or its affiliates if the Property Manager or its affiliates provide leasing services, directly or indirectly.

        In the event that the Property Manager or its affiliates assists a customer with customer improvements, a separate fee may be charged to the customer and paid by the customer. This fee will not exceed 5% of the cost of the customer improvements. The Property Manager or its affiliates will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under "Material U.S. Federal Income Tax Considerations—Requirements for Qualification—Gross Income Tests—Rents From Real Property."

        The Property Manager or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property the Property Manager or one of its affiliates manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager or its affiliates may be employed on a part-time basis and may also be employed by the Advisor, or certain companies affiliated with them. The Property Manager or its affiliates may also sub-contract with third parties, including affiliates of the Advisor, for the performance of certain services. The Property Manager or its affiliates will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager or its affiliates will include, without additional expense to us, all of the general overhead costs of the Property Manager or its affiliates that provide property management services to us.

  Dealer Manager

        The Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Sponsor affiliated entities and related parties. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See "Management Compensation" and "Plan of Distribution" for a description of the compensation we will pay to the Dealer Manager.

  Fees from Other Services

        We may retain certain of the Advisor's affiliates, from time to time, for services relating to our investments or our operations, which may include property management services, leasing services, corporate services, statutory services, transaction support services (including but not limited to coordinating with brokers, lawyers, accountants and other advisors, assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), construction and development management, and loan management and servicing, and within one or more such categories, providing services in respect of asset and/or investment administration, accounting, technology, tax preparation, finance (including but not limited to budget preparation and preparation and maintenance of corporate models), treasury, operational coordination, risk management, insurance placement, human resources, legal and compliance, valuation and reporting-related services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title and/or other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor's affiliates for any such services will not reduce the advisory fees. Any such arrangements will be at market rates or reimbursement of costs.

Management Decisions of the Advisor

        Messrs. Blumberg, Dhanda, Fazekas, McGonagle, Merriman, Mulvihill, Recknor, Reiff, Taylor, Vanderburg, Widoff, Wetzel, Wilkinson and Zucker and Mss. Karp and Minnick will have primary responsibility for management decisions of the Advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

MANAGEMENT COMPENSATION

        The Advisory Agreement provides that the Advisor will assume principal responsibility for managing our affairs and we compensate the Advisor for these services. We do not compensate our officers. The Advisor, through an affiliate, compensates our officers who also serve as officers of the Advisor and of other affiliates. Our officers also may receive additional compensation in the form of indirect equity interests in the Sponsor.

        The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Dealer Manager and their affiliates. The estimated maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below and is presented based on the assumptions that (i) we sell the maximum offering amount, (ii) the maximum amount of commissions and fees are paid for each primary offering share, and (iii) there is no reallocation of shares between our primary offering and our distribution reinvestment plan. The allocation of amounts between the Class T shares, Class W shares and Class I shares assumes that 75% of the shares of common stock sold in the primary offering are Class T shares, 15% are Class W shares and 10% are Class W shares. We have assumed what percentage of shares of each class will be sold based on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Messrs. Blumberg, Mulvihill and Zucker and/ or their affiliates. The Dealer Manager, is presently directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill and/or Zucker and/ or their affiliates. A majority of our board of directors, including a majority of the independent directors, will determine, from time to time but at least annually, that (i) the total fees and expenses paid to the Advisor are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (ii) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. Each such determination will be reflected in the minutes of the meeting of our board of directors. A majority of our board of directors, including a majority of the independent directors, will also supervise the performance of the Advisor to determine that the provisions of the Advisory Agreement are carried out.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Upfront Selling Commissions and Dealer Manager Fees(1)—the Dealer Manager	The Dealer Manager will be entitled to receive upfront selling commissions of up to 2.0%, and dealer manager fees of up to 2.5%, of the offering price of Class T shares sold in the primary offering, however such amounts may vary at certain participating broker dealers provided that the sum will not exceed 4.5% of the offering price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker dealers.	Actual amounts will depend on the number of Class T shares sold and the offering price for each Class T share.
Upfront selling commissions will equal approximately $22,500,000 and upfront dealer manager fees will equal approximately $28,125,000 million, applying the assumptions set forth above and assuming that the offering price of each of our Class T shares remains constant at $10.47 per share.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
No upfront selling commissions or dealer manager fees will be paid with respect to purchases of Class W shares, Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.
Distribution Fee(2)—the Dealer Manager
Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager distribution fees that accrue monthly and are calculated on outstanding Class T shares and Class W shares sold in the primary offering in an amount equal to 1.0% per annum and 0.50% per annum, respectively, of the NAV per Class T share or Class W share, respectively. In calculating our distribution fees, we will use our most recently disclosed monthly NAV before giving effect to the monthly distribution fee or distributions on our shares; however, until we report an NAV per share, the NAV per share for Class T shares and Class W shares will be deemed to equal $10.00 per share.
Actual amounts will depend upon the number of shares of each class outstanding, our monthly NAV, and when shares are outstanding, and, therefore, cannot be determined at this time.
The distribution fees with respect to shares sold in this offering will equal $64,125,000 if we sell the maximum offering amount, applying the assumptions set forth above and assuming a constant NAV of $10.00 per share.

The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year. The Dealer Manager will reallow (pay) the distribution fees to participating broker dealers and broker dealers servicing accounts of investors who own Class T shares and/or Class W shares, referred to as servicing broker dealers. We do not pay annual distribution fees with respect to Class I shares, shares sold under our distribution reinvestment plan or shares received as stock dividends, although the amount of the annual distribution fee payable with respect to Class T shares and Class W shares sold in our primary offering will be allocated among all Class T shares and Class W shares, respectively, including those sold under our distribution reinvestment

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
plan and those received as stock dividends.

We will cease paying the distribution fees with respect to individual Class T and Class W shares when they are no longer outstanding, including as a result of conversion to Class I shares. Each Class T or Class W share held within a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate on the earliest of (i) a listing of any shares of our common stock on a national securities exchange, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets and (iii) the end of the month in which the Dealer Manager, in conjunction with our transfer agent, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). We cannot predict if or when this will occur.

In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class W share (i) sold in that primary offering, (ii) sold under a distribution reinvestment plan, and (iii) received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering. See "Description of Capital Stock—Common Stock" for additional information, including a description of the Applicable Conversion Rate.
Organization and Offering Expense Reimbursement(3)—the Advisor or its affiliates, including the Dealer Manager
	The Advisor has agreed to advance all of our organization and offering expenses on our behalf, including expenses that are deemed issuer costs and certain expenses that are deemed underwriting compensation, such as legal, accounting, printing, mailing and filing fees and expenses, bona fide due diligence expenses of participating broker dealers and investment advisers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker dealers, compensation of certain registered employees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with the Dealer Manager incurred in the performance of wholesaling activities, but excluding upfront selling commissions, dealer	We estimate our organization and offering expenses to be approximately $21,875,000 if we sell the maximum offering amount.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
manager fees and distribution fees, through June 30, 2018. We will reimburse the Advisor for all such advanced expenses ratably over the 60 months following June 30, 2018.

Beginning July 1, 2018, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering. Any organization and offering expenses reimbursed by us which are deemed underwriting compensation will be subject to the 10% limit on underwriting compensation imposed by FINRA.

Subject to FINRA limitations on underwriting compensation, in addition to the organization and offering expenses for which we will reimburse the Advisor, the Advisor may pay additional expenses that are considered underwriting compensation to the Dealer Manager (which may be reallowed or paid by the Dealer Manager to participating broker dealers) without reimbursement from us. See "Plan of Distribution—Underwriting Compensation—Other Compensation."
Advisory Fee(4)—Fixed Component and Expense Reimbursements—the Advisor
	As compensation for asset management services the Advisor provides to us pursuant to the Advisory Agreement, we pay the Advisor an advisory fee with a fixed component, payable monthly in arrears. The fixed component of the advisory fee will consist of (i) a monthly fee of 1/12 th of 0.80% of	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation and amortization expenses) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate-related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the fixed component of the advisory fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be 1/12 th of 1.20% of the aggregate cost (including debt, whether borrowed or assumed, and before non-cash reserves and depreciation and amortization expenses) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate-related entity or any type of debt investment or other investment, and (iii) with respect to a disposition, a fee equal to 1.0% of the total consideration paid in connection with the disposition, calculated in accordance with the terms of the Advisory Agreement. The term "disposition" shall include (a) a sale of one or more assets, (b) a sale of one or more assets effectuated either directly or indirectly through the sale of any entity owning such assets, including, without limitation, us or the Operating Partnership, (c) a sale, merger, or other transaction in which the stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company, or (d) a listing of our

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
common stock on a national securities exchange or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock. See "—Advisory Fee—Performance Component—the Advisor and the Sponsor" below for a description of how the fixed component will be calculated with respect to any partial calendar month for which it is payable.

Subject to certain limitations, we reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, without limitation, our allocable share of the Advisor's overhead, which includes but is not limited to the Advisor's rent, utilities and personnel costs; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, which services and fees are described in this table. See "The Advisor and the Advisory Agreement—The Advisory Agreement" for more details.
Advisory Fee(4)—Performance Component—the Advisor and the Sponsor
	In consideration for the asset management services the Advisor provides on our behalf, we also pay the Sponsor, in its capacity as holder of the Special Units, a performance based amount in the form of an allocation and distribution as an additional component of the advisory fee. This amount will be paid to the Sponsor, so long as the Advisory Agreement has not been terminated, as a performance participation interest with respect to the Special Units or, at the election of the Sponsor, will be paid instead to the Advisor as a fee. This performance component of the advisory fee is	Actual amounts depend upon our Aggregate Fund NAV, the distributions we pay and the changes in NAV and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
calculated as the lesser of (1) 12.5% of (a) the annual total return amount less (b) any loss carryforward, and (2) the amount equal to (x) the annual total return amount, less (y) any loss carryforward, less (z) the amount needed to achieve an annual total return amount equal to 5% of the NAV per Fund Interest at the beginning of such year (the "Hurdle Amount"). The foregoing calculations are calculated on a per Fund Interest basis and multiplied by the weighted average Fund Interests outstanding during the year. In no event will the performance component of the advisory fee be less than zero.

Accordingly, if the annual total return amount exceeds the Hurdle Amount plus the amount of any loss carryforward, then the Sponsor or the Advisor, as applicable, will earn a performance component equal to 100% of such excess, but limited to 12.5% of the annual total return amount that is in excess of the loss carryforward.

The "annual total return amount" referred to above means all distributions paid or accrued per Fund Interest plus any change in NAV per Fund Interest since the end of the prior calendar year, adjusted to exclude the negative impact on annual total return resulting from our payment or obligation to pay, or distribute, as applicable, the performance component of the advisory fee as well as ongoing distribution fees (i.e., our ongoing class-specific fees). Until we determine an NAV, the initial NAV will be deemed to equal $10.00 per Fund Interest. If the performance component is being calculated with respect to a year in which we complete a Liquidity Event, for purposes of determining the annual

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
total return amount, the change in NAV per Fund Interest will be deemed to equal the difference between the NAV per Fund Interest as of the end of the prior calendar year and the value per Fund Interest determined in connection with such Liquidity Event, as described in "The Advisor and the Advisory Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements." The measurement of the change in NAV per Fund Interest for the purpose of calculating the annual total return amount is subject to adjustment by our board of directors to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership's capital structure or any distributions that our board of directors deems to be a return of capital if such changes are not already reflected in the Operating Partnership's net assets.

The "loss carryforward" referred to above will track any negative annual total return amounts from prior years and offset the positive annual total return amount for purposes of the calculation of the performance component of the advisory fee. The loss carryforward is zero as of the date of this prospectus.

The fixed component and the performance component of the advisory fee will accrue monthly. The fixed component is payable monthly in arrears; provided that, with respect to a disposition, the fixed component is payable upon the occurrence of a listing of shares of our common stock on a national securities exchange or other disposition. The performance component of the advisory fee with respect to any calendar year is payable after the completion of the calculation of our NAV for December

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
of such year. The fixed component shall be payable for each month in which the Advisory Agreement is in effect, even if the Advisory Agreement is in effect for a partial month. The performance component will be payable for each calendar year in which the Advisory Agreement is in effect, even if the Advisory Agreement is in effect for a partial year. With respect to the first calendar year in which the current Advisory Agreement is in effect, the partial period performance component of the advisory fee will be calculated assuming an initial NAV of $10.00 per Fund Interest. In the event the Advisory Agreement is terminated or its term expires without renewal, the partial period fixed component and performance component of the advisory fee will be due and payable upon the termination date. In such event, for purposes of determining the annual total return amount, the change in NAV per Fund Interest will be determined based on a good faith estimate of what our NAV per Fund Interest would be as of that date (if our NAV had been calculated in accordance with our valuation policy); provided, that, if the Advisory Agreement is terminated with respect to a Liquidity Event, the performance component will be due and payable in connection with such Liquidity Event and the annual total return amount will be calculated as set forth above with respect to a year in which we complete a Liquidity Event. In addition, in the event the Operating Partnership commences a liquidation of its investments during any calendar year, the Sponsor or the Advisor, as applicable, will be paid the advisory fee from the proceeds of the liquidation and the performance component will be calculated at the end of the liquidation period

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
prior to the distribution of the liquidation proceeds to the holders of OP Units. If the fixed component or the performance component of the advisory fee is payable with respect to any partial month or partial calendar year, then the fixed component will be prorated based on the number of days elapsed during any partial calendar month, and the performance component will be calculated based on the annualized total return amount determined using the total return achieved for the period of such partial calendar year.

If the Sponsor does not elect on or before the first day of a calendar year to have it paid as a fee to the Advisor, then the performance component of the advisory fee will be paid as a distribution on the performance participation interest to the Sponsor, as the holder of the Special Units. In such case, the performance component of the advisory fee will be payable in cash or Class I OP Units, at the election of the Sponsor. If the Sponsor elects to receive such distributions in Class I OP Units, the number of Class I OP Units to be issued to the Sponsor will be determined by dividing an amount equal to the value of the performance component of the advisory fee by the NAV per Class I OP Unit. The Sponsor may request the Operating Partnership to repurchase such OP Units from the Sponsor at a later date. Any such repurchase requests will not be subject to any early redemption deduction under our share redemption program applicable to Class W and Class I shares. In the event the performance component of the advisory fee is paid in cash to the Sponsor as an allocation and distribution in its capacity as holder of the Special Units, such amount will not be deductible to the Operating

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Partnership although it will reduce the cash available for distribution to other OP Unitholders.

For a more comprehensive description of the performance component and related calculations, including an example of a calculation of the performance component, see "The Advisor and the Advisory Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements," "The Advisor and the Advisory Agreement—The Advisory Agreement—Performance Component Calculation Example" and "The Operating Partnership Agreement—Operations."
Property Management and Leasing Fees—the Property Manager or its affiliates
	Property management fees may be paid to the Property Manager or its affiliates in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager or its affiliates a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year's annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager or its affiliates if the Property Manager or its affiliates provide leasing services, directly or indirectly.	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.

Type of Compensation and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Fees from Other Services—Affiliates of the Advisor	We retain certain of the Advisor's affiliates, from time to time, for services relating to our investments or our operations, which may include property management services, leasing services, corporate services, statutory services, transaction support services (including but not limited to coordinating with brokers, lawyers, accountants and other advisors, assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), construction and development management, and loan management and servicing, and within one or more such categories, providing services in respect of asset and/or investment administration, accounting, technology, tax preparation, finance (including but not limited to budget preparation and preparation and maintenance of corporate models), treasury, operational coordination, risk management, insurance placement, human resources, legal and compliance, valuation and reporting-related services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title and/or other types of insurance, management consulting and other similar operational matters. Any fees paid to the Advisor's affiliates for any such services will not reduce the advisory fees. Any such arrangements will be at market rates or reimbursement of costs.	Actual amounts depend on whether affiliates of the Advisor are actually engaged to perform such services.

(1)
The selling commission and/or dealer manager fee may be reduced or waived in connection with certain categories of sales of Class T shares, such as sales for which a discount applies or sales through investment advisers. Any such reduction would increase the length of time required for selling commissions, dealer manager fees and distribution fees to reach 8.5% of gross proceeds. See "Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees."

(2)
We will cease paying distribution fees at the date following the completion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)
We will reimburse the Advisor or the Dealer Manager, as applicable, for any organization and offering expenses that it incurs on our behalf (other than selling commissions, the dealer manager fee, the distribution fee, supplemental fees and commissions and certain other amounts described in "Plan of Distribution—Underwriting Compensation—Other Compensation"). As required by FINRA rules and the Statement of Policy, under no circumstances may our total cumulative organization and offering expenses (including selling commissions, dealer manager fees, and distribution fees, bona fide due diligence expenses and other underwriting compensation) exceed 15% of the gross proceeds from the primary offering.

(4)
The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause our total operating expenses over such period to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The fixed and performance components of the advisory fee will count against the limit on total operating expenses. See "—The Advisory Agreement."

        In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in shares of our common stock or OP Units, in any class of its choice. Any such shares or OP Units will be valued at the NAV per share or OP Unit applicable to such shares or OP Units on the issue date. Such shares shall not be subject to the Early Redemption Deduction under our share redemption program applicable to Class W and Class I shares. The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such OP Units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

        Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interest and other payments payable by us may increase or decrease during this offering or future offerings from those described above without the approval of our stockholders, if such change is approved by a majority of our board of directors, including a majority of the independent directors.

        As of March 31, 2017, the Advisor had incurred $3,546,005 of offering costs and $117,864 of organization costs, all of which were paid directly by the Advisor on our behalf. As of March 31, 2017, we had reimbursed the Advisor $40,072 related to organization costs. As of March 31, 2017, no other related party costs had been incurred.

  Expense Support Agreement

        We entered into an Expense Support Agreement with the Operating Partnership and the Advisor in October 2016, which was subsequently amended as of July 1, 2017, or the "Expense Support Agreement." Pursuant to the Expense Support Agreement, effective for each quarter commencing October 1, 2016 and ending June 30, 2020, the Advisor has agreed to defer payment of all or a portion of the fixed component of the advisory fee otherwise payable to it pursuant to the Advisory Agreement, if the sum of (i) funds from operations, or "FFO", as disclosed in our quarterly and annual reports, (ii) our acquisition expenses and (iii) the performance component of the advisory fee for a particular quarter, collectively, the "Expense Support Threshold," is less than the aggregate gross cash distributions declared for such quarter, assuming all such cash distributions had been declared at the aggregate distribution rate for Class I shares authorized by our board of directors for such quarter, or "Baseline Distributions." The amount of the fixed component of the advisory fee that will be deferred for a particular quarter, if any, will equal the lesser of (i) the difference between the Expense Support Threshold and Baseline Distributions for such quarter and (ii) the entire fixed component of the advisory fee payable to the Advisor pursuant to the Advisory Agreement for such quarter.

        In addition, if in a given calendar quarter, the Expense Support Threshold is less than Baseline Distributions for such quarter, and the deferred fixed component of the advisory fee is not sufficient to satisfy the shortfall for such quarter, or a "Deficiency," the Advisor will be required to fund certain of our or the Operating Partnership's expenses in an amount equal to such Deficiency. In no event will the aggregate of the deferred asset management fees and the Deficiency support payments exceed $15,000,000, or the "Maximum Amount."

        Subject to certain conditions, the Advisor is entitled to reimbursement from us for any fixed component of the advisory fee that is deferred and any expense support payments that the Advisor makes pursuant to the Expense Support Agreement; provided, that, we will not be obligated to reimburse the Advisor for any amount not reimbursed by us to the Advisor within three years after the quarter in which such reimbursable amount originated. For any quarter in which the Expense Support Threshold exceeds Baseline Distributions for that quarter, the Expense Support Agreement requires that we reimburse the Advisor in an amount equal to the lesser of (i) the difference between the Expense Support Threshold and Baseline Distributions and (ii) the sum of all outstanding reimbursable amounts. Further, in the event that we terminate the Advisory Agreement without cause and not in connection with a Liquidity Event, any reimbursable amounts that have not expired or been repaid pursuant to the terms of the Expense Support Agreement will become immediately due and payable to the Advisor. Our obligation to reimburse the Advisor will be non-interest bearing.

        During the term of the Expense Support Agreement, we may be able to use cash flow from operations to pay distributions to our stockholders that would otherwise be used to pay the fixed component of the advisory fee or expenses. Although the Expense Support Agreement has an effective term through June 30, 2020, the Expense Support Agreement may be terminated prior thereto without cause or penalty by a majority of our independent directors upon 30 days' prior written notice to the Advisor. In addition, the Advisor's obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Amended and Restated Advisory Agreement, (ii) our delivery of notice to the Advisor of our intention to terminate or not renew the Advisory Agreement, (iii) our completion of a liquidity event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Further, the Advisor may elect to immediately terminate its obligations under the Expense Support Agreement if we modify the calculation of FFO. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending June 30, 2020 will remain operative and in full force and effect through the end of such quarter.

        When the Expense Support Agreement terminates, the Advisor will not have an obligation to defer fees or support expenses in order to support our cash distributions. Notwithstanding the foregoing, amounts deferred or reimbursed pursuant to the Expense Support Agreement shall survive any termination or expiration and remain subject to the reimbursement terms described above without modification.

        The table below provides information regarding the fees deferred and expense support provided by the Advisor, pursuant to the Expense Support Agreement. As of March 31, 2017, the aggregate amount paid by the Advisor pursuant to the Expense Support Agreement was $467,695. No amounts had been reimbursed to the Advisor by the Company.

	For the Three Months Ended March 31,
	2017	2016
Fees deferred	$—	$—
Other expenses supported	318,196	—

Total expense support from Advisor(1)	$318,196	$—

(1)
As of March 31, 2017, $318,196 of expense support was payable to the Company by the Advisor.

THE OPERATING PARTNERSHIP AGREEMENT

General

        The Operating Partnership was formed as a Delaware limited partnership on August 12, 2014, to own real property, debt and other investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner's goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

        We intend to hold substantially all of our assets in the Operating Partnership or in direct or indirect subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT's proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership and a limited partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. As of the date of this prospectus, the Sponsor owns 100 Special Units as a limited partner.

        The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

        As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units representing our ownership interest as a limited partner of the Operating Partnership. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

        If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

        The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (ii) avoid any federal income or excise tax liability, and (iii) ensure that the Operating Partnership will not be classified as a "Publicly

Traded Partnership" for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See "Material U.S. Federal Income Tax Considerations—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership—Classification as a Partnership."

        The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flows from operating activities and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

        Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units (other than the holder of the Special Units) in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner's positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

        In consideration for the asset management services the Advisor provides on our behalf, we pay the Sponsor, in its capacity as holder of the Special Units, a performance based amount in the form of an allocation and distribution as an additional component of the advisory fee. This amount will be distributed to the Sponsor, so long as the Advisory Agreement has not been terminated, as a performance participation interest with respect to the Special Units or, at the election of the Sponsor, will be paid instead to the Advisor as a fee. If the Sponsor does not elect to have it paid to the Advisor as a fee, the Sponsor will receive an allocation from the Operating Partnership with respect to the Special Units equal to such performance component of the advisory fee. If the Sponsor elects to receive the performance component of the advisory fee as an allocation for a particular year, the Advisor will not receive the performance component of the advisory fee as a fee for such year. Any such allocation to the Special Units will be made annually and accrue monthly. See "The Advisor and the Advisory Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements" for a description of how the performance component of the advisory fee is calculated.

        Distributions on the Special Units for the performance component of the advisory fee will be payable in cash or distributable as Class I OP Units, at the election of the Sponsor. If the Sponsor elects to receive such distributions in Class I OP Units, the number of Class I OP Units to be issued to the Sponsor will be determined by dividing the amount of the performance component of the advisory fee payable by the NAV per Class I OP Unit. The Sponsor may request the Operating Partnership to repurchase such OP Units from the Sponsor at a later date. The Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such OP Units will be repurchased for shares of our common stock with an equivalent aggregate NAV. If any such shares are then redeemed pursuant to our share redemption program, they will not be subject to any Early Redemption Deduction under our share redemption program applicable to Class W and Class I shares.

        In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing debt investments, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

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  All expenses relating to the formation and continuity of our existence, including taxes, fees and assessments associated therewith;

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  All cumulative expenses relating to our public offerings and registration of securities, including, without limitation, underwriting discounts and selling commissions applicable to the offering and any costs and expenses associated with any claims made by our stockholders or any underwriters or placement agents that may be involved in the offerings;

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  All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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  All expenses associated with compliance by us with applicable laws, rules and regulations promulgated by any regulatory body, including the SEC and any securities exchange; and

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  All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights of OP Units

        The holders of OP Units generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our Class I common stock, cash, or a combination of both. The right of the holders of the OP Units to cause us to redeem their OP Units is not subject to any limitation applicable to the redemption of shares under our share redemption programs. If we elect to redeem OP Units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed and such shares may, subsequently, only be redeemed for cash in accordance with the terms of our share redemption programs. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption programs, which amount may be at a discount to the purchase price paid by the limited partner for a tenancy-in-common or similar interest. See "Description of Capital Stock—Share Redemption Programs." In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

        Subject to the foregoing, holders of OP Units may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units (other than the Advisor and the holder of the Special Units) may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

        As described above and in "The Advisor and the Advisory Agreement—The Advisory Agreement—Advisory Fee and Expense Reimbursements" the Sponsor and the Advisor may elect to receive the payment of fees and the reimbursement of expenses in shares of our common stock or OP Units. Any such shares or OP Units will be valued at the NAV per share or OP Unit applicable to such shares or OP Units on the issue date. The Sponsor and the Advisor may request the Operating

Partnership to repurchase any such OP Units at a later date, irrespective of the period for which they have held such OP Units, and the Operating Partnership will repurchase any such OP Units for cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such OP Units will be repurchased for shares of our common stock with an equivalent aggregate NAV. Any such repurchase requests will not be subject to any Early Redemption Deduction under our share redemption program applicable to Class W and Class I shares.

Transferability of Operating Partnership Interests

        We may not voluntarily withdraw as the general partner of the Operating Partnership; engage in any merger, consolidation or other business combination; or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) determined with reference to the implied net value of the Operating Partnership's assets and the amount that would be distributed to the holders of the OP Units if the Operating Partnership were to sell its assets at such time and, after satisfying its liabilities, distribute such amount to the holders of the OP Units in complete liquidation or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Sponsor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner; provided, that, each of the Sponsor and the Advisor may transfer all or any portion of its respective OP Units, or any of its economic rights as a limited partner, to any of its respective affiliates without our consent.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain of the Advisor's affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel, (iii) conflicts related to our potential acquisition of assets from affiliates of the Advisor, and (iv) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

        Members of the Advisor's management team, are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities, including present and future involvement with institutional real estate funds and other non-traded REITs, some of which may compete for investments with us. Present activities of affiliates of the Advisor include:

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  Acting as advisor to IPT in the acquisition, development, ownership, management and disposition of industrial real property, debt and other investments;

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  Acting as advisor to DPF in the acquisition, ownership, management and disposition of real property, debt and other investments, including industrial real property;

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  Making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico through various affiliates of the Advisor;

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  Making investments in the acquisition, ownership, development and management of other real estate assets;

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  Providing asset management, development and construction, and operating oversight services to the DC Industrial Liquidating Trust (excluding advisory services with respect to acquisitions).

        The Advisor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of debt investments. None of the Sponsor affiliated entities is prohibited from raising money for, or advising, another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor's Time

        We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The managers, directors, officers and other employees of the Advisor and certain of its affiliates and related parties, including its direct or indirect owners, are presently, and plan in the future to continue to be, involved with numerous real estate programs and activities which are unrelated to us and may change as programs are closed or new programs are formed. As a result of these activities, the Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. For example, certain of our officers and directors (other than our independent directors) serve in the same capacities for the Advisor; and certain of these officers and their affiliates currently hold similar positions with IPT, DPF, the Exchange Facilitator, the Property Manager, other affiliated entities and related parties, and the other private programs that are presently operating. They may also engage in the future in additional projects and business activities and in new programs.

        The Advisor and its employees will devote only as much of its time to our business as the Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Sponsor affiliated entities and related parties and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Sponsor affiliated entities and related parties than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Sponsor activities in which they are involved.

Competition

        We may compete with other entities sponsored or advised by affiliates of the Sponsor, including, but not limited to, IPT and DPF, and with other entities that Sponsor affiliated entities and related parties may advise or own interests in, for opportunities to acquire or sell investments. In particular, and in addition to an affiliate of the Advisor serving as the advisor to IPT, such affiliate of the Advisor provides certain acquisition and asset management services to DPF's advisor with respect to industrial real property pursuant to a subadvisor relationship. As a result of this competition, certain investment opportunities may not be available to us. See "—Conflict Resolution Procedures—Allocation of Investment Opportunities Among Affiliates and Other Related Entities" below for a description of the allocation process for investment opportunities.

        We and the Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other affiliated programs. With respect to potential conflicts of interest that may arise between or among us, IPT and/or DPF, including conflicts that may arise as a result of the investment opportunities that are suitable for each of us, IPT and/or DPF, our board of directors has delegated to the Conflicts Resolution Committee the responsibility to consider and resolve any such conflicts. The Conflicts Resolution Committee consists entirely of independent directors. See "—Conflict Resolution Procedures" for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

        Affiliates of our officers, including executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers, including executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. The Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform services for us and other real estate programs that they sponsor or have involvement with.

        Certain of the Advisor's affiliates or other related parties currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Sponsor affiliated entities or related parties are located, including in connection with the management of the DC Industrial Liquidating Trust assets by an affiliate of the Advisor and the management of certain DPF assets by an affiliate of the Advisor. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Sponsor affiliated entity or related party were to compete for the same customers in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Sponsor affiliated entity or related party were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or affiliates of the Sponsor or other related parties managing real property on our behalf seek to employ developers, contractors or building managers. See "—Conflict Resolution Procedures" for information about how potential leasing opportunities will be allocated between us and other entities to which affiliates of the Advisor are providing certain advisory services and that may have potentially competing properties with respect to a particular customer.

        Additionally, an affiliate of the Advisor entered into a management services agreement with DC Industrial Liquidating Trust to provide asset management, development and construction, and operating oversight services for each excluded property, to assist in the sale of the excluded properties and to provide administrative services to DC Industrial Liquidating Trust and its subsidiaries. The management services agreement will continue in force throughout the duration of the existence of DC Industrial Liquidating Trust and will terminate as of the date of termination of DC Industrial Liquidating Trust. The affiliate of the Advisor will not provide advisory services with respect to acquisitions under the management services agreement, but because lease management services will be provided under the management services agreement, the Advisor may face a conflict of interest when evaluating customer leasing opportunities for our properties and properties owned by DC Industrial Liquidating Trust, which could negatively impact our ability to attract and retain customers.

Dealer Manager

        The Dealer Manager, the Sponsor and the Advisor are related parties and these relationships may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager and the Advisor are related parties and the Dealer Manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. The Dealer Manager is involved in offerings for other Sponsor affiliated entities or related parties.

        Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Sponsor affiliated entities or related parties that may have some or all investment objectives similar to ours.

Affiliated Property Manager

        We anticipate that the Property Manager or its affiliates may perform certain property management services for us and the Operating Partnership. The Property Manager may be affiliated with the Advisor, and in the future there is potential for a number of the members of the Advisor's management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. Alternatively, we are permitted to hire third parties to manage one or more of our properties. Given that we are expected to employ an affiliated Property Manager with respect to many of our properties, any agreements with such Property Manager will not be at arm's length. As a result, with respect to any such agreement we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        Our agreement with the Property Manager has an initial term of one year from the date of the agreement. Thereafter, the term of the agreement will continue from year to year unless written notice of termination is given at least 60 days prior to any anniversary of the commencement of the term of the agreement. The independent directors evaluate the performance of the Property Manager prior to any renewal of the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days' written notice without cause or penalty.

Lack of Separate Representation

        Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership, the Dealer Manager, and the Advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also serves and may in the future serve, as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Dealer Manager, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

        Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor to acquire, develop and/or manage real property, debt and other investments. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner, in managing the joint venture and in resolving any conflicts or exercising any rights in connection with the joint venture arrangements. Since the Advisor will make various decisions on our behalf, agreements and transactions between the Advisor's affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Advisor for the acquisition of investments, but only if (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

Acquisition of Assets from Affiliates of the Advisor and Other Related Entities

        We may acquire assets from affiliates of the Advisor or other related entities. It is important to note that under no circumstance will we acquire any asset from the Advisor, its affiliates or other related entities unless the contracts governing such acquisition include provisions to avoid the duplication of fees payable by us and such acquisition meets all of the criteria outlined under "Conflicts of Interest—Conflict Resolution Procedures—Acquisitions Involving Affiliates and Other Related Entities."

Fees and Other Compensation to the Advisor and its Affiliates

        None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the independent directors.

        The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. For example, the Advisor is responsible for assisting our board of directors in developing, overseeing, implementing and coordinating our NAV procedures, and the performance component of the advisory fee we pay the Sponsor or the Advisor, as applicable, and certain of the fees we pay the Dealer Manager are based on our NAV. Subject to oversight by our board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts generally will be payable to the Advisor and its affiliates regardless of the quality of the real properties or debt investments acquired or the services provided to us. In addition, the Dealer Manager will be paid an annual distribution fee with respect to Class T shares and Class W shares that accrues monthly and is paid monthly until the earliest to occur of several events, including (i) a listing of shares of our common stock on a national securities exchange, and (ii) such Class T shares or Class W shares no longer being outstanding, which could incentivize the Advisor not to recommend a sale, merger or other liquidity event until the Dealer Manager has been paid all distribution fees, because the completion of such transactions would cause the Dealer Manager to no longer be paid such fees. Among other matters, the compensation arrangements could affect the judgment of the Advisor's personnel with respect to:

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  the continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the Dealer Manager;

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  recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Firm, or the decision to adjust the value of certain of our assets or liabilities if the Advisor is responsible for valuing them;

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  public offerings of equity by us, which may result in increased advisory fees for the Advisor;

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  competition for customers from entities sponsored or advised by affiliates of the Sponsor that own properties in the same geographic area as us;

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  investments in assets subject to product specialist agreements with the Advisor's affiliates; and

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  investments through a joint venture or other co-ownership arrangements, which may result in increased fees for the Advisor.

        We will pay certain advisory fees to the Sponsor or the Advisor, as applicable, regardless of the quality of the services the Advisor provides during the term of the Advisory Agreement.

        Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate of the Advisor in the event of a default by or disagreement with an affiliate of the Advisor or in invoking powers, rights or options pursuant to any agreement between us and any affiliate of the Advisor. The independent directors must approve each transaction between us and the Advisor or any of its affiliates.

Valuation Conflicts

        The Advisor assists our board of directors in developing, overseeing, implementing and coordinating our NAV procedures. It will assist our Independent Valuation Firm in valuing our real property portfolio by providing the firm with property-level information, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Our Independent Valuation Firm will assume and rely upon the accuracy and completeness of all such information, will not undertake any duty or responsibility to verify independently any of such information and will rely upon us and the Advisor to advise if any material information previously provided becomes inaccurate or was required to be updated during the period of its review. In addition, the Advisor may have some discretion with respect to valuations of certain assets and liabilities, which could affect our NAV. Because the Advisor is paid certain fees for its services based on our NAV, the Advisor could be motivated to influence our NAV and NAV procedures such that they result in an NAV exceeding realizable value, due to the impact of higher valuations on the compensation to be received by the Advisor. The Advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds.

        We also will compensate our Independent Valuation Firm, independent appraisers and other parties involved in the determination of our monthly NAV, as described in "Net Asset Value Calculation and Valuation Procedures." The compensation we will pay to these parties will be approved by a majority of our independent directors and will be based on standard market terms, which are not based on the valuations of our assets and liabilities.

Conflict Resolution Procedures

        We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, our anticipated acquisition of assets from affiliates of the Advisor, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

  Board of Directors

        In order to reduce or eliminate certain potential conflicts of interest, our board of directors will review and approve all matters it believes may involve a conflict of interest, with the exception of matters for which it has delegated such authority to a committee, as is the case with the Conflicts Resolution Committee. These matters must be approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction. Among the matters the board will review and act upon are:

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  The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

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  Transactions with our directors, officers and affiliates;

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  Awards under the equity incentive plan; and

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  Pursuit of a potential Liquidity Event.

        The independent directors may request that independent legal counsel be provided for them on any matter in which they deem such legal counsel is appropriate or necessary. The cost of such independent legal counsel shall be paid by us.

        Compensation Involving the Advisor.    Our board of directors, including the independent directors, will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our board of directors, including the independent directors, will supervise the performance of the Advisor and monitor the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our board of directors, including the independent directors:

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  The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

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  The success of the Advisor in generating investments that meet our investment objectives;

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  Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

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  Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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  The quality and extent of the services and advice furnished by the Advisor;

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  The performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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  The quality of the assets relative to the investments generated by the Advisor for its own account, if any.

        Acquisitions Involving Affiliates and Other Related Entities.    We will not purchase or lease real properties in which the Advisor, the Sponsor, any of our directors or any of their respective affiliates has an interest without the approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor, the Sponsor, such director or their affiliates, or if the price is greater, a determination by our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that there is substantial justification for any amount that exceeds such cost and that such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value, as determined by a reasonably current appraisal produced by an independent appraiser selected by our independent directors. We will not sell or lease real properties to the Advisor, the Sponsor, any of our directors or any of their respective affiliates without the approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

        Mortgage Loans Involving Affiliates.    Our charter prohibits us from investing in or making mortgage loans if the transaction is with the Advisor, the Sponsor, any of our directors or any of their respective affiliates (except the Operating Partnership or a wholly-owned subsidiary of our Company or of the Operating Partnership) unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, the Sponsor, any of our directors or any of our affiliates.

        Issuance of Options and Warrants to Certain Affiliates.    Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, the Sponsor, any of our directors or any of their affiliates (i) on terms, if any, more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

        Repurchase of Shares of Common Stock.    Our charter prohibits us from paying a fee to the Advisor, the Sponsor, any of our directors or any of their affiliates in connection with our repurchase of our common stock.

        Loans and Expense Reimbursements Involving Affiliates.    We will not make any loans to the Advisor, the Sponsor, any of our directors or any of their affiliates, except as set forth in this paragraph and in "Conflict Resolution Procedures—Mortgage Loans Involving Affiliates." In addition, we will not borrow from the Advisor, the Sponsor, any of our directors or any of their affiliates unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that may be viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

        In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of our operating expenses and our share of operating expenses of any joint venture to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption "The Advisor and the Advisory Agreement—The Advisory Agreement."

        Voting of Shares of Common Stock Owned by the Advisor, its Affiliate or Our Directors.    The Advisor or a director or any of their affiliates may not vote their shares of common stock regarding (i) their removal or (ii) any transaction between them and us. In addition, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

        Allocation of Leasing Opportunities.    The Sponsor and the Advisor have implemented lease allocation guidelines to assist with the process of the allocation of leases when we and certain other entities to which affiliates of the Advisor are providing certain advisory services have potentially competing properties with respect to a particular customer. Pursuant to the lease allocation guidelines, if we have an opportunity to bid on a lease with a prospective customer and one or more of these other entities has a potentially competing property, then, under certain circumstances, we may not be permitted to bid on the opportunity and in other circumstances, we and the other entities will be permitted to participate in the bidding process. The lease allocation guidelines are overseen by a joint management committee consisting of our management committee and certain other management representatives associated with other entities to which affiliates of the Advisor are providing similar services.

        Allocation of Investment Opportunities Among Affiliates and Other Related Entities.    Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, affiliated with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. The Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

        In the event that an investment opportunity becomes available which, in the discretion of the Advisor, may be suitable for us, the Advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and one or more other programs advised by the Advisor or its affiliates. In determining whether or not an investment opportunity is suitable for us or another affiliated program, the Advisor shall examine, among others, the following factors as they relate to us and each other program, which we refer to as the "Allocation Factors":

  •
  Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value-add and development);

  •
  The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

  •
  The cash requirements of each program;

  •
  The strategic proximity of the investment opportunity to other assets;

  •
  The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

  •
  The policy of each program relating to leverage of investments;

  •
  The effect of the acquisition on loan maturity profile;

  •
  The effect on lease expiration profile;

  •
  Customer concentration;

  •
  The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

  •
  The effect of the acquisition on the applicable entity's intention not to be subject to regulation under the Investment Company Act;

  •
  Legal considerations, such as ERISA and FIRPTA, that may be applicable to specific investment platforms;

  •
  The financial attributes of the investment;

  •
  Availability of financing;

  •
  Cost of capital;

  •
  Ability to service any debt associated with the investment;

  •
  Risk return profiles;

  •
  Targeted distribution rates;

  •
  Anticipated future pipeline of suitable investments;

  •
  Expected holding period of the investment and the applicable entity's remaining term;

  •
  Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

  •
  Whether the applicable entity was formed for the purpose of making a particular type of investment;

  •
  Affiliate and/or related party considerations;

  •
  The anticipated cash flow of the applicable entity and the asset;

  •
  Tax effects of the acquisition, including on REIT or partnership qualifications;

  •
  The size of the investment; and

  •
  The amount of funds available to each program and the length of time such funds have been available for investment.

        Except with respect to certain circumstances set forth below, in the event that our investment objectives overlap with those of another program advised by the Advisor or its affiliates and the opportunity is equally suitable for us and the affiliated program, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors or other applicable governing body of such other program. Our board of directors, including the independent directors, has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable. This responsibility has been delegated to the Conflicts Resolution Committee. The Advisor is required to obtain and provide to our board of directors or the Conflicts Resolution Committee the necessary information to make this determination.

        If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment.

        Notwithstanding the foregoing, the Sponsor and the Advisor have agreed, subject to any future changes approved by the Conflicts Resolution Committee, that if an investment is equally suitable for IPT and us, until such time as all of the proceeds from IPT's public offerings have been substantially invested, IPT will have priority over us with respect to all industrial property investment opportunities in the U.S. or Mexico, other than development or re-development opportunities associated with our existing investments (e.g., development on excess land or expansion of an existing facility) which opportunities shall remain with us. Thereafter, we will have access to industrial property investment opportunities pursuant to the Rotation Policy (defined below), subject to the Special Priority (defined below) which has been granted to IPT's second build-to-core fund ("BTC II") and which is described below.

        Affiliates of the Sponsor and the Advisor currently sponsor and in the future may sponsor or advise other investment vehicles that seek to invest in industrial properties including IPT, DPF, and BTC II. Subject to the foregoing provisions regarding our priority relative to IPT, to the extent a potential investment meets the current investment strategy, including portfolio objectives, diversification goals, return requirements and investment timing, for us and any other funds or investment vehicles advised by affiliates of the Sponsor or the Advisor with capital available to invest, or the "Applicable Vehicles," including IPT, DPF, and BTC II, such investment shall be allocated among the Applicable Vehicles on a rotational basis (the "Rotation Policy") that the Sponsor determines to be fair and reasonable to the Applicable Vehicles. Generally, the investment will be allocated to the Applicable Vehicle that has gone the longest without being allocated an industrial investment opportunity. Exceptions may be made to the Rotation Policy for (x) transactions necessary to accommodate an exchange pursuant to Section 1031 of the U.S. Internal Revenue Code of 1986, as amended, or the "Code," (y) characteristics of a particular investment or Applicable Vehicle, such as adjacency to an existing asset, legal, regulatory or tax concerns or benefits, portfolio balancing or other Allocation Factors listed above, which make the investment more advantageous to one of the Applicable Vehicles, or (z) exclusivity, rotation or other priority (each, a "Special Priority") granted to a particular fund now or in the future, or in order to reach certain minimum allocation levels with respect to an Applicable Vehicle. The only currently existing Special Priority has been granted to BTC II, pursuant to which

BTC II will be presented with the following industrial property investment opportunities (subject to the terms and conditions of the BTC II partnership agreement):

  •
  Two out of every three potential development investments; provided that BTC II will have the first option to pursue all potential development investments prior to March 31, 2018, and four out of every five potential development investments thereafter and prior to March 31, 2019;

  •
  One out of every three potential value-add investments; and

  •
  One out of every four potential core investments.

        The Special Priority granted to BTC II will terminate on the earlier to occur of certain events described in the BTC II partnership agreement, such that it will terminate by or before May 2021. The Sponsor or its affiliates may grant additional Special Priorities in the future and from time to time.

        Our Sponsor may modify its overall allocation policies from time to time. Any changes to our Sponsor's allocation policies will be timely reported to our Conflicts Resolution Committee. The Advisor will be required to provide information to our board of directors on a quarterly basis to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

        These allocation procedures may result in investment opportunities that are attractive to us being directed to another entity sponsored or advised by affiliates of the Sponsor and the Advisor. In addition, the Sponsor or its affiliates may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by the Sponsor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets.

        To the extent that the Advisor or another affiliated entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of our board of directors, including a majority of the independent directors.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP

        The Advisor initially purchased 20,000 shares of our common stock in connection with our formation. The Sponsor contributed $1,000 to the Operating Partnership in exchange for 100 Special Units and is currently a limited partner of the Operating Partnership. For so long as the Advisor serves as our advisor, the Advisor may not sell its initial investment in 20,000 shares of our common stock and the Sponsor may not sell its Special Units.

        The following table shows, as of May 22, 2017, the number of shares of our common stock beneficially owned (unless otherwise indicated) by any person who is known by us to be the beneficial owner of more than five percent of our outstanding common stock; our directors; our executive officers; and all of our directors and executive officers as a group. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Street, Suite 1700, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name of Beneficial Owner(1)	Title	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
BCI IVAdvisors Group LLC (Sponsor)(2)	—	100 Special Units	(3)	N/A
BCI IV Advisors LLC (Advisor)(2)	—	20,074 shares		7.8%
Evan H. Zucker(2)	Chairman, Director	42,138 shares		16.3%
Dwight L. Merriman III	Managing Director, CEO and Director	27,882 shares		10.8%
Marshall M. Burton	Director	—		*
Stanley A. Moore	Director	—		*
John S. Hagestad	Director	—		*
Charles B. Duke	Director	—		*
Rajat Dhanda	Managing Director, President	—		*
Thomas G. McGonagle	Managing Director, CFO and Treasurer	11,108 shares		4.3%
Joshua J. Widoff	Managing Director, General Counsel and Secretary	2,264 shares		*
Beneficial ownership of common stock by all directors and executive officers as a group	—	103,466 shares		40.1%
Beneficial Owners of More Than 5% (that are not our directors and executive officers):
John A. Blumberg(2)	—	42,946 shares		16.7%
James R. Mulvihill(2)	—	42,138 shares		16.3%

*
Less than one percent.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The Advisor and the Sponsor are presently each directly or indirectly jointly controlled by John A. Blumberg, James R. Mulvihill and Evan H. Zucker (Chairman of our board of directors) and/or their affiliates.

(3)
Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.

 NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Overview

        Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted policies and procedures, as explained below, which adjust the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholders' equity on the face of our financial statements prepared in accordance with GAAP. The fair value of our assets and liabilities will be calculated for the purposes of determining our NAV per share, using widely accepted methodologies and, as appropriate, the GAAP principals within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

        With the approval of our board of directors, including a majority of our independent directors, we intend to engage Altus Group U.S., Inc., a third-party valuation firm ("Altus Group" or the "Independent Valuation Firm"), to serve as our independent valuation firm with respect to the oversight of the annual appraisals of our real property assets, described below, and the monthly valuation of our real property portfolio. Altus Group is a multidisciplinary provider of independent, commercial real estate consulting and advisory services with multiple offices around the world, including in Canada, the U.K., Australia, the United States and Asia Pacific. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or the Advisor. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real estate assets. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm at any time. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.

        Altus Group will discharge its responsibilities in accordance with our real property valuation procedures described below and with the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property portfolio, but periodically receives and reviews such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuations, our Independent Valuation Firm is not responsible for nor prepares our monthly NAV.

        The Independent Valuation Firm will be engaged primarily to provide our monthly real property valuations and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise). Our Independent Valuation Firm may from time to time perform other commercial real estate and financial advisory services for our Advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report or the independence of our Independent Valuation Firm.

Property Appraisal Process

        Periodic real property appraisals serve as the foundation of the Independent Valuation Firm's monthly real property portfolio valuation. The overarching principle of these appraisals is to produce a real property portfoilio valuation that represents fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm's-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm's estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.

        We obtain ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and the Advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide an orderly appraisal process, we seek to have approximately 1/12th of the portfolio appraised by a third party each month, although we may have more or less appraised in an individual month. In no event will a calendar year pass without having each property valued by appraisal unless such asset is bought or sold in such calendar year. The acquisition price of newly acquired properties will serve as our appraised value for the year of acquisition, and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year.

        Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved, and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The Independent Valuation Firm is involved with the appraisal process, but we have engaged other independent valuation firms ("Appraisal Firms") to provide appraisals for our properties. The Independent Valuation Firm confirms the reasonableness of the appraisal before reflecting any valuation change in its valuation of our real property portfolio. Real estate appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level or other financings ultimately are factored in and do reduce our NAV in a manner described in more detail below.

        We utilize the income approach as the primary methodology for valuing our real property portfolio, whereby value is derived by determining the present value of an asset's future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable property rental rates and operating expense data, the appropriate capitalization or discount rates, and projections of future rent and expenses based on market trends. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable values or future appraised values. Our real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties because the valuations performed by the Independent Valuation Firm involve subjective judgments and do not reflect transaction costs associated with property dispositions. In some circumstances such as when an asset is anticipated to be acquired or disposed, we may factor into our NAV calculation a portion of the potential transaction price and related closing costs given the likelihood that the transaction will close. In all circumstances, transaction costs related to an acquisition or disposition will be factored into our NAV no later than the closing date for such transaction.

        Each individual appraisal report for our assets, as described further below, is addressed solely to our company to assist the Independent Valuation Firm in providing our real property portfolio valuation. Our Independent Valuation Firm's valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

Valuation of Assets

  Consolidated Properties

        The real property portfolio valuation, which is the largest component of our NAV calculation, will be provided to us by our Independent Valuation Firm each month. The periodic property appraisals, as discussed above, are the foundation of this valuation. However, each month, the Independent Valuation Firm may adjust a real property's valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). For example, changes to underlying property fundamentals and overall market conditions, which may include: (i) an unexpected termination or renewal of a material lease; (ii) a material change in vacancy levels; (iii) an unanticipated structural or environmental event at a property; or (iv) material capital markets events, any of which may cause the value of a property to change materially. Furthermore, the value of our properties is determined on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.

        The Independent Valuation Firm collects all reasonably available information that it deems relevant in valuing our real estate portfolio. Using information derived from a variety of sources including, but not limited to, the property's most recent appraisal, information from management and other information derived through the Independent Valuation Firm's database and other industry data, the Independent Valuation Firm determines the appropriate adjustment to be made to the estimated value of the property. The Independent Valuation Firm relies in part on property-level information provided by the Advisor, including: (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, the Advisor will promptly notify the Independent Valuation Firm.

        In conducting its investigation and analyses, our Independent Valuation Firm takes into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our Advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our Advisor for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm assumes that such forecasts and other information and data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and relies upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or is required to be updated during the period of its review.

        In performing its analyses, our Independent Valuation Firm makes numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm assumes that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm's analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm's analysis and conclusions. Our Independent Valuation Firm's appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

        Development and value-add assets will be valued at estimated fair market value and will join the appraisal cycle upon the earlier of stabilization or twelve months from substantial completion. Factors such as the status of land entitlements, permitting processes and jurisdictional approvals are considered when determining the fair market value of development and value-add assets.

        The analyses performed by our Independent Valuation Firm do not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm's analyses.

  Unconsolidated Properties

        Unconsolidated properties held through joint ventures or partnerships generally will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of real properties held by the joint venture is determined by an independent appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture generally would then be determined by using a hypothetical liquidation calculation of our percentage of the joint venture's NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

  Real Estate-Related Assets and Derivatives

        Publicly traded debt and equity real estate-related assets that are not restricted as to salability or transferability are valued monthly based on publicly available information. Generally, to the extent the information is available, such assets are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last "bid" price. The value of publicly traded debt and equity real estate-related assets that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the asset. The valuation of our real estate-related assets will not be reviewed or appraised by our independent valuation advisor.

        We may also invest in derivatives. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, but we may also invest in futures transactions. Derivatives will be valued by Chatham Financial, a global leader in debt and derivative markets, based on market quotations or other widely accepted valuation methodologies.

        Individual investments in mortgages, mortgage participations and mezzanine loans are included in our determination of NAV at fair value.

        Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, approves the pricing sources of our real estate-related assets and derivatives. In general, these sources are third parties other than our Advisor. However, we may utilize the Advisor or Black Creek Group Affiliate as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our Advisor and any subsequent material adjustments made by our Advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm.

Valuation of Liabilities

        We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include fees accrued and payable to the Advisor and other accrued liabilities for both the fixed and performance components of our advisory fee, accounts payable, accrued operating expenses, property-level mortgages, any borrowings under portfolio-level or corporate level credit facilities, and certain other liabilities. Our debt will be valued at fair value using widely accepted methodologies and, as appropriate, in accordance with GAAP. The value of non-recourse debt shall not exceed the value of the underlying real estate collateral, if applicable. Estimates of fair value for property-level mortgage and corporate level debt, will be prepared by our Advisor and opined upon by an independent third party.

NAV and NAV per Share Calculation

        We expect to calculate an initial NAV per share as of a date no later than December 31, 2017. Thereafter, our NAV per share will be calculated as of the last calendar day of each month for each of our outstanding classes of stock, and will be available generally within 15 calendar days after the end of the applicable month. Our NAV per share will be calculated by ALPS Fund Services Inc. ("ALPS" or the "NAV Advisor"), a third-party valuation firm to be approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace ALPS, the Independent Valuation Firm, or any other party involved in our valuation procedures with another party, including our Advisor, if it is deemed appropriate to do so.

        Each month, before taking into consideration accrued dividends or class-specific distribution fee accruals, any change in the Aggregate Fund NAV (whether an increase or decrease) from the prior month is allocated among each class of Fund Interest based on each class's relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, increases or decreases in real estate-related assets and liabilities, and monthly accruals for income and expenses (including accruals for performance based fees, if any, asset management fees and distribution fees) and distributions to investors.

        Our most significant source of income is property-level net operating income. We accrue revenues and expenses on a monthly basis based on actual leases and operating expenses in that month. For the first month following a property acquisition, we will calculate and accrue net operating income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For NAV calculation purposes, organization and offering costs incurred prior to July 1, 2018, will be amortized to expense on a straight-line basis over 5 years. All organization and offering costs incurred beginning July 1, 2018, will reduce NAV as part of our estimated income and expense accruals. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

        Our liabilities are included as part of our NAV calculation and will be valued at fair value in accordance with GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities. Under GAAP, we record liabilities for distribution fees that we (i) currently owe our Dealer Manager under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to our Dealer Manager in future periods. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time should not include consideration of any estimated future distribution fees that may become payable after such date.

        Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, NAV for each class is adjusted for accrued dividends and the ongoing distribution fees, to determine the monthly NAV. Upfront selling commissions and dealer manager fees will have no effect on the NAV of any class because they are effectively paid by the purchasers of shares in the primary offering at the time of purchase. The purchase price of such shares is equal to the transaction price, which generally will equal the most recently disclosed monthly NAV per share. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month's NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month; however, such adjustments are anticipated to be infrequent. NAV per share for each class will be calculated by dividing such class's NAV at the end of each month by the number of shares outstanding for that class on such day.

NAV of our Operating Partnership and OP Units

        Because certain fees to the Advisor are based on our Aggregate Fund NAV (i.e., the aggregate NAV of our outstanding shares, along with the OP Units held by third parties), our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the OP Units. Our Operating Partnership has classes of OP Units that are each economically equivalent to our corresponding classes of shares. Accordingly, on the last day of each month, the NAV per OP Unit equals the NAV per share of the corresponding class. The NAV of our Operating Partnership on the last day of each month equals the sum of the NAVs of each outstanding OP Unit on such day.

Oversight by our Board of Directors

        All parties engaged by us in the calculation of our NAV, including Altus Group, ALPs and our Advisor, are subject to the oversight of our board of directors. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our Independent Valuation Firm may consider any comments received from us or our Advisor or other valuation sources for their individual valuations, the final estimated values of our real property portfolio and real estate-related assets are determined by the Independent Valuation Firm.

        Our Independent Valuation Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

        At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides our board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it: (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination; or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm or the NAV Advisor.

Limitations on the Calculation of NAV

        The most significant component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property appraisal and valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions could result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption programs if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

SELECTED FINANCIAL DATA

        We have no operating history as we are in our organizational and development stage and have not commenced property operations.

        The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated herein by reference.

		For the Year Ended December 31,		For the Period from Inception (August 12, 2014) to December 31, 2014(1)
	For the Three Months Ended March 31, 2017(1)
		2016(1)	2015(1)
Operating data:
Total revenues	$—	$—	$—	$—
Total operating expenses	$(251,856)	$(309,612)	$—	$—
Total other expenses	$(33,224)	$(15,185)	$—	$—
Total expenses before expense support from Advisor	$(285,152)	$(324,797)	$—	$—
Expense support from Advisor	$318,196	$149,499	$—	$—
Net income (expenses) after expense support from Advisor	$33,044	$(175,298)	$—	$—
Net income (loss)	$33,044	$(175,298)	$—	$—
Net income (loss) attributable to common stockholders	$33,044	$(175,298)	$—	$—
Net income (loss) per common share—basic and diluted	$0.13	$(4.39)	$—	$—
Weighted-average shares outstanding	255,726	39,896	20,000	6,099
Distributions:
Total cash distributions declared(2)	$33,116	$11,121	$—	$—
Cash distributions declared per common share(2)(3)	$0.1295	$0.1295	$—	$—
Cash flow data:
Net cash provided by (used in) operating activities	$5,207	$(480,853)	$—	$—
Net cash provided by (used in) financing activities	$(7,517)	$1,919,814	$—	$201,000

		As of December 31,
	As of March 31, 2017(1)
		2016(1)	2015(1)	2014(1)
Balance sheet data:
Cash and cash equivalents	$1,637,651	$1,639,961	$201,000	$201,000
Total assets	$2,626,919	$2,529,898	$201,000	$201,000
Total liabilities	$518,343	$415,411	$—	$—
Total stockholders' equity	$2,107,576	$2,113,487	$200,000	$200,000
Total gross equity raised (during the period)	$3,604	$2,124,600	$—	$201,000
Shares outstanding	255,748	255,349	20,000	20,000

(1)
The SEC declared this offering effective on February 18, 2016. We broke escrow on November 30, 2016. We are in the organizational and development stage and have not commenced property operations. The results of our operations are primarily impacted by the timing of our equity raised through this offering. Accordingly, our financial data is not directly comparable.

(2)
Cash distributions were authorized to all common stockholders of record as of the close of business on each day of the Initial Quarter. The Company met the minimum offering requirements in connection with the Initial Public Offering on November 30, 2016. Accordingly, the Initial Quarter commenced on that date and ended on December 31, 2016.

(3)
Amounts reflect the quarterly distribution rate authorized by our board of directors per Class I share of common stock. Our board of directors authorized distributions at this rate per Class T and Class W share of common stock less the respective distribution fees that are payable monthly with respect to such Class T and Class W shares (as calculated on a daily basis).

 PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

        The information presented in this section represents the historical experience of real estate-related investment programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

        Messrs. Blumberg, Mulvihill and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, seven programs with investment objectives similar to ours. These eight programs are: (i) IPT; (ii) IIT; (iii) DPF; (iv) DCT; (v) Dividend Capital Exchange Tenancy-In-Common Program I, which we refer to as "DCX-TIC I;" (vi) Dividend Capital Exchange Tenancy-In-Common Program II, which we refer to as "DCX-TIC II;" and (vii) the Dividend Capital Exchange Delaware Statutory Trust Program, which we refer to as "DCX-DST," and (viii) the Dividend Capital Exchange Delaware Statutory Trust Program II, which we refer to as "DCX-DST II."

        IPT is a real estate investment trust that was organized to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. On July 24, 2013, IPT commenced its initial public offering for up to $2.0 billion in shares of common stock, including $1.5 billion in shares of common stock offered at a price of $10.00 per share and $500.0 million in shares offered under IPT's distribution reinvestment plan at a price of $9.50 per share. IPT broke escrow on September 6, 2013. On August 14, 2015, IPT filed a post-effective amendment to its registration statement that reclassified its common stock being offered pursuant to the registration statement into Class A shares and Class T shares. The SEC declared the post-effective amendment effective on August 19, 2015, at which time IPT began offering for sale up to $1.5 billion in shares of common stock at a price of $10.4407 per Class A share and $9.8298 per Class T share, and up to $500.0 million in shares under IPT's distribution reinvestment plan at a price of $9.9187 per Class A share and $9.8298 per Class T share. On August 15, 2016, IPT's board of directors determined to reallocate $325.0 million in shares previously allocated to the distribution reinvestment plan portion of IPT's public offering to the primary portion of the offering, such that an aggregate $1.825 billion in shares are allocated to the primary offering and $175.0 million in shares are allocated to the distribution reinvestment plan. On December 22, 2016, IPT's board of directors unanimously approved new offering prices of $11.0056 per Class A share and $10.3617 per Class T share, and $9.74 per share for shares purchased through IPT's distribution reinvestment plan. The offering price was arbitrarily determined by IPT's board of directors on December 22, 2016 based on IPT's NAV, as determined as of November 30, 2016, plus any applicable per share up-front selling commissions, dealer manager fees and organization and offering expenses to be paid with respect to the Class A shares and the Class T shares. The new offering prices took effect with respect to subscriptions accepted by IPT after January 1, 2017.

        As of December 13, 2016, IPT's board of directors determined to extend IPT's public offering of primary shares until the earlier of (i) June 30, 2017 or (ii) the date on which IPT sells all of the primary shares that remain available for sale pursuant to its public offering. As of December 31, 2016, IPT had raised gross proceeds of approximately $1.6 billion from the sale of 157.9 million shares of its common stock pursuant to its public offering, including shares issued under IPT's distribution reinvestment plan. As of that date, approximately $285.2 million in shares of IPT's common stock remained available for sale pursuant to the primary offering in any combination of Class A shares of Class T shares, and $132.3 million in shares of IPT's common stock remained available for sale through its distribution reinvestment plan.

        As of December 31, 2016, IPT had acquired, either directly or through its 20% ownership interest in a joint venture partnership, 247 industrial buildings totaling approximately 39.8 million square feet for an aggregate total purchase price of approximately $2.9 billion, exclusive of transfer taxes, due diligence expenses, acquisition expenses and fees (including those paid to IPT's Advisor and its affiliates) and other closing costs. Of these buildings, 244 (or approximately 99%) were "used" buildings, meaning they were not under construction or development when acquired and were previously owned by another entity or individual, while the remaining three buildings (or approximately 1%) were newly-developed buildings. Of these 247 industrial buildings, 40 buildings are located in the Northeastern U.S.; 53 buildings are located in the Southeastern U.S.; 59 buildings are located in the Midwestern U.S.; and 95 buildings are located in the Western U.S. As of December 31, 2016, five of these buildings had been sold.

        IIT was a real estate investment trust that was organized to make investments in income-producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that were leased to creditworthy corporate customers. On December 18, 2009, IIT commenced its initial public offering of up to $2.0 billion in shares of common stock, including $1.5 billion in shares of common stock offered at a price of $10.00 per share and $500.0 million in shares offered under IIT's distribution reinvestment plan at a price of $9.50 per share. This initial public offering closed on April 16, 2012. On April 17, 2012, IIT commenced its second public offering of up to $2.4 billion in shares of common stock, including $1.8 billion in shares of common stock offered at a price of $10.40 per share and $600.0 million in shares offered under IIT's distribution reinvestment plan at a price of $9.88 per share. On July 18, 2013, IIT closed the offering of primary shares pursuant to its follow-on offering. From inception through November 4, 2015, IIT had raised gross proceeds of $2.2 billion from the sale of 219.9 million shares of its common stock, including $193.2 million from the sale of 19.4 million shares of its common stock through its distribution reinvestment plan, from approximately 53,568 investors. IIT announced an estimated NAV per share of its common stock of $11.04 as of December 31, 2014.

        As of June 30, 2015, which is the last quarter for which IIT filed a periodic report prior to the closing of its merger described below, IIT had directly acquired properties consisting of 305 industrial buildings totaling approximately 61.2 million square feet in 20 markets throughout the U.S. for an aggregate total purchase price of approximately $3.9 billion, exclusive of transfer taxes, due diligence expenses, and other closing costs. Of these buildings, 297 (or approximately 97%) were "used" buildings, meaning they were not under construction or development when acquired and were previously owned by another entity or individual, while the remaining eight buildings (or approximately 3%) were newly-developed buildings. Of these 305 industrial buildings, 72 buildings are located in the Northeastern U.S.; 54 buildings are located in the Southeastern U.S.; 92 buildings are located in the Midwestern U.S.; and 87 buildings are located in the Western U.S. As of June 30, 2015, 20 of these buildings had been sold.

        On November 4, 2015, IIT completed its merger with and into WL II, an affiliate of GLP, in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell such excluded properties with the goal of maximizing the distributions to IIT's former stockholders. At the closing of the merger, IIT estimated that an additional approximately $0.56 net per DC Industrial Liquidating Trust unit would be paid in cash upon consummation of the sales of all of the excluded properties (net of certain estimated expenses), based on estimates at closing by IIT's management of the value of each such property upon stabilization, the costs to complete the development and leasing of the excluded properties, and liquidation expenses. The actual amounts ultimately distributed by DC Industrial Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, market conditions for sales of the properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. As of the date of this prospectus, DC Industrial Liquidating Trust anticipates completing its liquidation by selling its properties within a period of 12 to 24 months following November 4, 2015, which is the date on which the 11 properties were transferred to DC Industrial Liquidating Trust. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT's former stockholders in connection with DC Industrial Liquidating Trust or the timing of the liquidation of DC Industrial Liquidating Trust.

        DPF is a real estate investment trust that acquires, owns and manages a diversified portfolio of real property assets and other real estate-related investments. As of December 31, 2016, DPF had raised approximately $2.4 billion in equity capital from approximately 39,000 investors in conjunction with four public offerings, and had acquired, directly and in some cases in joint ventures with third parties, a total of 128 real properties that had an aggregate purchase price of approximately $3.7 billion. These properties (all of which were used and none of which were development projects) consisted of industrial properties (comprising approximately 20% of DPF's total properties), retail properties (comprising approximately 26% of DPF's total properties), and office properties (comprising approximately 54% of DPF's total properties). Of these 128 real properties, 48 were located in the Northeastern U.S.; 16 were located in the Southeastern U.S.; 25 were located in the Midwestern U.S.; 19 were located in the Southwestern U.S.; and 20 were located in the Western U.S. As of December 31, 2016, 73 of these properties had been sold. DPF had aggregate gross real estate assets of $2.2 billion as of December 31, 2016. Additionally, DPF had acquired approximately $685.7 million of real estate-related debt and securities investments, of which approximately $670.3 million had been repaid, disposed of or impaired as of December 31, 2016.

        Unfavorable economic conditions during the 2008 and 2009 financial crisis adversely affected the market values of certain of DPF's investments and DPF has disclosed significant other-than-temporary impairment charges for certain assets in its financial statements. Specifically, DPF recorded approximately $3.4 million, $5.4 million and $13.1 million, respectively, for the years ended December 31, 2011, 2010 and 2009, in other-than-temporary impairment charges for real estate-related securities. For the years ended December 31, 2012 through 2016, DPF recorded no other-than-temporary impairment charges for real estate-related securities.

        In December 2015, DPF adopted a Class E share redemption program, or the "Class E SRP," whereby redemptions are only available with respect to Class E shares of common stock in the event of the death or disability of a stockholder, subject to certain limitations. Prior to this time, redemptions were not limited to requests made in the event of the death or disability of a stockholder, but were limited in the number of shares to be redeemed during any calendar quarter, which we refer to herein as the "DPF Redemption Caps." For each year since 2009, DPF received redemption requests that exceeded its corresponding DPF Redemption Caps with respect to Class E shares of common stock. Based on the application of such DPF Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter (exclusive of requests made in connection with the death or disability of a stockholder) which ranged from approximately 1.0% to 26.1%.

        With respect to Class E stockholders desiring liquidity other than in the event of death or disability, DPF evaluates each quarter whether to make liquidity available through the Class E SRP or through a tender offer process. Although there can be no assurance, DPF currently intends to make a minimum amount of liquidity available to Class E stockholders each quarter (other than liquidity made available in the event of the death or disability of a stockholder through the Class E SRP) in an amount that would result in repurchases or redemptions, during any consecutive twelve month period, of at least five percent of the number of Class E shares outstanding at the beginning of such twelve-month period. DPF may at any time decide to reduce or cease making Class E liquidity available through self-tender offers. During the year ended December 31, 2015, DPF completed two self-tender offers pursuant to which DPF accepted for purchase approximately 19.9 million Class E shares at a weighted-average purchase price of $7.27 per share for an aggregate cost of approximately $144.4 million. During the year ended December 31, 2016, DPF completed four self-tender offers pursuant to which DPF accepted for purchase approximately 25.1 million Class E shares, at a weighted-average purchase price of $7.37 per share for an aggregate cost of approximately $185.3 million. In addition, in February 2017, DPF completed a self-tender offer pursuant to which DPF accepted for purchase approximately 5.7 million Class E shares of common stock for an aggregate cost of approximately $42.7 million.

        DPF also has a separate Class A, W and I share redemption program, or the "Class AWI SRP," for holders of DPF's Class A, Class W or Class I shares, that limits redemptions of such shares to a quarterly cap on the aggregate "net redemptions" of DPF's Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter. As of December 31, 2016, DPF has redeemed all redemption requests made under the Class AWI SRP.

        DPF sold shares of its common stock to investors from January 2006 through September 2009 at a share price of $10.00 per share in two fixed-priced primary public offerings and from January 2006 through February 2011 at a share price of $9.50 per share pursuant to its distribution reinvestment plan. On March 11, 2011, DPF announced an estimated value per share of $8.45 and began to sell shares of common stock pursuant to its ongoing distribution reinvestment plan at that price. On July 12, 2012, DPF commenced a third public offering of primary shares and distribution reinvestment plan shares, consisting of three new classes of common stock with daily NAV based pricing. In addition, it amended its distribution reinvestment plan for its existing stockholders such that shares are now sold at the applicable daily NAV per share. DPF's third public offering closed in September 2015 and DPF commenced a fourth public offering of primary shares and distribution reinvestment plan shares immediately thereafter. DPF announced an NAV per share of $7.54 as of May 31, 2017. DPF lowered its quarterly distribution rate from $0.15 per share to $0.125 per share for the first three quarters of 2012, and further lowered its quarterly distribution rate to $0.0875 per share for the fourth quarter of 2012 through the fourth quarter of 2014. In the first quarter of 2015, DPF raised its quarterly distribution rate to $0.09 per share and has since continued to pay quarterly distributions at that rate throughout 2016.

        DCT is a real estate investment trust that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external advisor to DCT, were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of the Sponsor.

        DCT, through four continuous public offerings, had sold approximately 153 million shares of common stock for gross proceeds of at least $1.5 billion, which consisted of approximately 25 million shares of common stock for gross proceeds of approximately $254 million related to DCT's first offering, approximately 30 million shares of common stock for gross proceeds of approximately $303 million related to DCT's second public offering; approximately 41 million shares of common stock for gross proceeds of approximately $425 million related to DCT's third public offering; and 38 million shares for gross proceeds of approximately $393 million in connection with DCT's fourth public offering as of December 31, 2005. In addition during 2006, DCT raised additional net proceeds of $137 million in connection with its fourth public offering. Although the primary offering component of the fourth continuous public offering was closed on January 23, 2006, DCT continued to offer shares through its dividend reinvestment plan through the third quarter 2006 distribution.

        As of December 31, 2006, DCT had acquired a total of 377 used industrial buildings (approximately 99% of DCT's total properties) and various industrial land and development projects (approximately 1% of DCT's total properties) that had an aggregate gross book value of approximately $2.8 billion. Of these 377 operating projects, 28 were located in the Northeastern U.S., 89 were located in the Southeastern U.S., 93 were located in the Midwestern U.S., 117 were located in the Southwestern U.S., and 50 were located in the Western U.S. As of December 31, 2006, DCT disposed of a total of 21 operating properties comprising approximately 5 million rentable square feet in eleven markets.

        DCX-TIC I and DCX-TIC II represent a series of investments through which tenancy-in-common interests in real properties were purchased primarily by accredited investors in private placements. DCX-TIC I's offerings, which concluded on September 28, 2006, raised a total of approximately $304 million of equity capital from approximately 350 investors through the sale of tenancy-in- common interests in a total of 27 real properties with a total cost of approximately $304 million. These properties (all of which were used and none of which were development projects) consisted entirely of industrial buildings. Of these 27 properties, nine were located in the Southeastern U.S., five were located in the Midwestern U.S., 11 were located in the Southwestern U.S., and two were located in the Western U.S. As of January 31, 2008, tenancy-in-common interests in all 27 real properties had been sold and exchanged for DCT operating partnership units through DCX-TIC I.

        DCX-TIC II's offerings, which concluded on October 31, 2008, raised a total of approximately $188 million of equity capital from approximately 250 investors through the sale of tenancy-in-common interests in a total of 12 real properties with a total cost of approximately $188 million. These properties (all of which were used and none of which were development projects) consisted of industrial properties (comprising approximately 36% of DCX-TIC II's total properties), retail properties (comprising approximately 46% of DCX-TIC II's total properties), and office properties (comprising approximately 18% of DCX-TIC II's total properties). Of these 12 properties, three were located in the Northeastern U.S., three were located in the Southeastern U.S., and six were located in the Midwestern U.S. As of March 4, 2015, tenancy-in-common interests in all 12 real properties had been sold and exchanged for DPF operating partnership units through DCX-TIC II.

        DCX-DST was an investment program through which interests in a Delaware statutory trust were purchased primarily by accredited investors through a private placement offering. DCX-DST's offering, which concluded on September 4, 2009, raised a total of approximately $22 million of equity capital from 44 investors through the sale of Delaware statutory trust interests with a total cost of approximately $22 million. The Delaware statutory trust owned one used industrial property located in the Southeastern U.S., and did not own any development projects. In December 2011, all of the Delaware statutory trust interests were sold and exchanged for DPF operating partnership units through DCX-DST.

        DCX-DST II is an investment program through which interests in a Delaware statutory trust were purchased primarily by accredited investors through private placement offerings. DCX-DST II's offerings, which commenced in March 2016, have raised approximately $3 million of equity capital from four investors through the sale of Delaware statutory trust interests with a total cost of approximately $12 million as of December 31, 2016. The Delaware statutory trust owns one used retail property located in the Northeastern U.S., and does not own any development projects.

        In addition to their participation in the sponsorship of the above programs, Messrs. Blumberg, Mulvihill and/or Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in 61 private real estate programs.

        As of December 31, 2016, the 61 private real estate programs described above had raised approximately $3.1 billion of equity capital and equity capital commitments from approximately 764 investors, and had acquired or developed 196 real estate projects that had an aggregate total cost of approximately $2.6 billion. These projects consisted of industrial properties (comprising 22% of the private programs' total properties), multifamily properties (comprising 9% of the private programs' total properties), land assets (comprising 10% of the private programs' total properties), golf course and residential properties (comprising 9% of the private programs' total properties), infrastructure assets (comprising 5% of the private programs' total properties), and retail properties (comprising 45% of the private programs' total properties). Of these 196 projects, 29% were acquisitions of used properties and 71% were new developments. Additionally, of these 196 projects, five were located in the Northeastern U.S., 28 were located in the Midwestern U.S., and 163 were located in Mexico.

        Two private programs affiliated with the Sponsor together raised in aggregate less than $29 million in gross proceeds, one program for an investment in a golf course and the other program for an investment in a resort development project in Mexico. Each program owned its respective investment through a separate joint venture in which the affiliated program had a non-controlling interest.

        The joint venture that owned the golf course received a notice of default from its lender and the property was transferred to the lender. The other joint venture received a notice of default from its lender and subsequently was restructured such that the affiliated program is no longer part of the joint venture that owns the project.

        Collectively, as of December 31, 2016, the public and private real estate programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including Messrs. Blumberg, Mulvihill and Zucker, had purchased interests in real estate projects and loans secured by real estate having combined acquisition and development costs of approximately $16.7 billion.

        For more information regarding certain of the programs described above, see "Appendix A: Prior Performance Tables." Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with public programs sponsored by affiliates of the Sponsor, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Certain of the public offering materials and reports prepared in connection with these public programs are also available at www.bcindustrialiv.com. Neither the contents of that website nor any of the materials or reports related to other public programs sponsored by affiliates of the Sponsor are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,700,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,500,000,000 shares are classified as common stock with a par value of $0.01 per share, including 225,000,000 shares classified as Class I shares, 1,200,000,000 shares classified as Class T shares and 75,000,000 shares classified as Class W shares, and 200,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of May 22, 2017, we had 257,805 shares outstanding, comprised of 7,026 Class T shares and 250,779 Class I shares.

        We are offering shares of our common stock at the transaction price, plus applicable selling commissions and dealer manager fees. The transaction price generally will be equal to the NAV per share of our common stock most recently disclosed by us, however, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change to our NAV per share relative to the most recently disclosed NAV per share. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. Accordingly, the offering price for shares of our common stock in our primary offering initially will be $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. Thereafter, we will determine the NAV on a monthly basis and the offering price per share for each class of our common stock will vary.

  Common Stock

        The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, and generally will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

        We will not issue certificates for shares of our common stock. Shares of our common stock will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
Dividend Capital	Dividend Capital
P.O. Box 219079	c/o DST Systems, Inc.
Kansas City, MO 64121-9079	430 W. 7th Street, Suite 219079
Kansas City, MO 64121-9079

  Class I Shares

        No upfront selling commissions, dealer manager fees or distribution fees will be paid for sales of any Class I shares.

        Class I shares are available for purchase in this offering only (i) by institutional accounts as defined by FINRA Rule 4512(c), (ii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iii) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (iv) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I shares, (v) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor's product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (vi) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (vii) by any other categories of purchasers that we name in an amendment or supplement to this prospectus.

  Class T Shares

        Each Class T share issued in the primary offering will be subject to an upfront selling commission of up to 2.0% per share, and a dealer manager fee of up to 2.5% per share, of the offering price of each Class T share sold in the primary offering on the date of the purchase, however such amounts may vary at certain participating broker dealers provided that the sum will not exceed 4.5% of the offering price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker dealers.

        In addition, we will pay an ongoing distribution fee, which accrues monthly and is calculated on outstanding Class T shares sold in the primary offering in an amount equal to 1.0% per annum of the NAV per Class T share. In calculating our distribution fees, we will use our most recently disclosed monthly NAV before giving effect to the monthly distribution fee or distributions on our shares; however, until we report an NAV per share, the NAV per share for Class T shares will be deemed to equal $10.00 per share. The ongoing distribution fees with respect to Class T shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The distributions paid with respect to all outstanding Class T shares will be reduced by the distribution fees calculated with respect to Class T shares issued in the primary offering.

        We will cease paying the distribution fees with respect to individual Class T shares when they are no longer outstanding, including as a result of conversion to Class I shares. Each Class T share held within a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate (as defined below under "—Conversion") on the earliest of (i) a listing of any shares of our common stock on a national securities exchange, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets and (iii) the end of the month in which the Dealer Manager, in conjunction with our transfer agent, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all Class T shares held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all Class T shares held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). We cannot predict if or when this will occur.

        If we redeem a portion, but not all of the Class T shares held in a stockholder's account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were redeemed and those Class T shares that were retained in the account. Likewise, if a portion of the Class T shares in a stockholder's account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

        Class T shares are available to the general public for purchase in this offering.

  Class W Shares

        No upfront selling commissions or dealer manager fees will be paid for sales of any Class W shares.

        We will pay the Dealer Manager distribution fees that accrue monthly and are calculated on outstanding Class W shares sold in the primary offering in an amount equal to 0.50% per annum of the NAV per Class W share. In calculating our distribution fees, we will use our most recently disclosed monthly NAV before giving effect to the monthly distribution fee or distributions on our shares; however, until we report an NAV per share, the NAV per share for Class W shares will be deemed to equal $10.00 per share.

        We will cease paying the distribution fees with respect to individual Class W shares when they are no longer outstanding, including as a result of conversion to Class I shares. Each Class W share held within a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate (as defined below under "—Conversion") on the earliest of (i) a listing of any shares of our common stock on a national securities exchange, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets and (iii) the end of the month in which the Dealer Manager, in conjunction with our transfer agent, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all Class W shares held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all Class W shares held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). We cannot predict if or when this will occur.

        If we redeem a portion, but not all of the Class W shares held in a stockholder's account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class W shares that were redeemed and those Class W shares that were retained in the account. Likewise, if a portion of the Class W shares in a stockholder's account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class W shares that were transferred and the Class W shares that were retained in the account.

        Class W shares are generally available for purchase in this offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class W shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class W shares, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and direct clients to trade with a broker dealer that offers Class W shares, (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (v) other categories of investors that we name in an amendment or supplement to this prospectus.

  Conversion

        In addition to the events described above, after termination of a primary offering registered under the Securities Act, each Class T or Class W share (i) sold in that primary offering, (ii) sold under a distribution reinvestment plan, and (iii) received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

        As used above, the "Applicable Conversion Rate" means (a) with respect to Class T shares, a ratio whereby the numerator is the most recently disclosed monthly Class T NAV per share and the denominator is the most recently disclosed monthly Class I NAV per share and (b) with respect to Class W shares, a ratio whereby the numerator is the most recently disclosed monthly Class W NAV per share and the denominator is the most recently disclosed monthly Class I NAV per share. For each class of shares, the NAV per share shall be calculated as described in the most recent valuation procedures approved by our board of directors. Because we currently expect to allocate ongoing distribution fee expenses to our Class T and Class W shares through their distributions, and not through their NAV per share, we currently expect the Applicable Conversion Rate to remain 1:1 for our Class T and Class W shares. Stockholders will receive a transaction confirmation from the transfer agent or their broker dealer, on behalf of the Company, that their Class T and/or Class W shares have been converted into Class I shares.

  Rights Upon Liquidation

        In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class T shares, Class W shares and Class I shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class T shares, Class W shares and Class I shares and then will determine any differences attributable to each class. As noted above, we expect the NAV per share of each Class T share, Class W share and Class I share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Preferred Stock

        The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock and therefore may adversely affect their economic interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. Our board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the common stockholders.

Meetings, Special Voting Requirements and Access To Records

        An annual meeting of our stockholders will be held not less than 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by the secretary to act on any matter that may be properly considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting. The presence of at least 50% of the outstanding shares of our common stock entitled to vote either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except that a majority of the outstanding shares entitled to vote represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of a majority of the shares entitled to vote on the matter.

        Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter, (ii) our dissolution, (iii) our merger into another entity, our consolidation, our conversion, a statutory share exchange or the sale or other disposition of all or substantially all of our assets, and (iv) the removal of our directors.

        The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors, to remove a director from our board of directors. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder's designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of our receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to, without limitation, voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of sales or using the list for a commercial purpose or any other purpose not related to the requesting stockholder's interest in the affairs of the Company.

        In addition, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of the amount of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder's request. Statements of stock and securities will only include the number of shares issued during the period and the consideration received per share, in conformity with Maryland law, and will not include any personal identifying information concerning the holders of the shares. Requests to inspect and/or copy our corporate records must be made in writing to our address as set forth in the section of this prospectus titled "Additional Information." It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Tender Offers

        Our charter provides that any tender offer made by any person, including any "mini-tender" offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. Our charter also prohibits any stockholder from transferring shares of our stock to a person who makes a tender offer which does not comply with the provisions set forth above unless such stockholder has first offered such shares of our stock to us at the tender offer price offered in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with enforcing our charter provisions concerning that offeror's noncompliance.

Restriction on Ownership of Shares of Capital Stock

        In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year in which we qualify as a REIT. In addition, we must meet requirements regarding the nature of our gross income, composition of our assets, amount of distributions and various other tests in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments (and a similar test requires that at least 95% of our gross income for each calendar year must consist of rents from real property and income from other real property investments together with certain other passive items such as dividend and interest). The rents received by the Operating

Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our charter provides generally that (i) no person may beneficially or constructively own shares of common stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of common stock; (ii) no person may beneficially or constructively own shares in excess of 9.8% of the value of the total outstanding shares; (iii) no person may beneficially or constructively own shares that would result in the Company being "closely held" within the meaning of Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no person may transfer or attempt to transfer shares if such transfer would result in shares being owned beneficially by fewer than 100 persons.

        Our charter provides that any purported transfer of shares that, if effective, would result in shares being beneficially owned by fewer than 100 persons will be null and void, with the intended transferee acquiring no rights in such shares, and that if any of the other restrictions on transfer or ownership described above are violated, the shares that, if transferred, would cause the violation will be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries effective on the day before the purported transfer of such shares. We will designate a trustee of the charitable trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the charitable trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the purported transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The purported transferee will acquire no rights in such shares of capital stock, unless, (x) in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the purported transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT or (y) the transfer is exempted in certain other limited situations during the first 29 or 180 days after the end of the first taxable year for which we intend to elect to qualify for federal income tax treatment as a REIT. In addition, our charter provides that we may redeem shares upon the terms and conditions specified by our board of directors in its sole discretion if our board of directors determines that ownership or a transfer or other event may violate the restrictions described above. Furthermore, if the transfer to the charitable trust would not be effective for any reason to prevent a violation, attempted transfers in violation of the restrictions described above will be void ab initio.

        The trustee will sell the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The sale shall be made within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust. Upon any such sale, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the charitable trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our charter. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the charitable trustee, such shares are sold by a purported transferee, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive pursuant to our charter, such excess shall be paid to the charitable trustee upon demand.

        Shares of our capital stock transferred to the charitable trustee will be deemed to have been offered for sale to us or our designee at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer to the charitable trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (b) the market price on the date we or our designee accept such offer. We will have the right to accept such offer until the charitable trustee has sold the shares held in the charitable trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the charitable trustee will distribute the net proceeds of the sale to the purported transferee. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our charter. The charitable trustee may pay the amount of such reduction to the charitable beneficiary.

        Any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares that will or may violate the foregoing restrictions, or any person who would have owned shares that resulted in a transfer to the charitable trust pursuant to our charter, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 10 business days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

        The ownership limits do not apply to a person or persons which our board of directors has, in its sole discretion, determined to exempt (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Code or Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and other information related to such ownership.

Distributions

        Historically, we have made distributions on a quarterly basis following the end of each calendar quarter, but going forward we intend to make distributions on a monthly basis following the end of each calendar month. We intend to use monthly record dates and, thus, monthly distribution accruals. However, we reserve the right to adjust the periods during which distributions accrue and are paid. Until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our cash distributions are expected to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares pursuant to our distribution reinvestment plan, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Advisor or its affiliates, cash resulting from the

Advisor or its affiliates paying certain of our expenses, proceeds from the sales of assets, and from our cash balances. There is no limit on distributions that may be paid from any of these sources, however, our Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. Our charter does not prohibit our use of such sources to fund distributions.

        Each year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute with respect to each year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for such year, and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. See "Material U.S. Federal Income Tax Considerations—Distribution Requirements." Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Our board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. The use of sources other than cash flows from operating activities to fund distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our funds from operations, or "FFO," could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock, which would be reflected when we establish an estimated per share value of each class of our common stock. For a discussion of various risks relating to the payment and source of distributions, see "Risk Factors—Risks Relating to Investing in This Offering—The availability and timing of cash distributions to our stockholders is uncertain" and "—We may have difficulty funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds from primary shares sold in this offering, proceeds from the issuance of shares under our distribution reinvestment plan, cash resulting from a waiver or deferral of fees by the Advisor or from expense support provided by the Advisor, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise."

        Amounts available for distributions will be affected by our expenses, including any fees paid and distributions made to the Advisor and any of its affiliates. The amounts available for distributions will also be affected by any redemption payments made pursuant to our share redemption programs or any distributions made to the holders of the OP Units or Special Units.

        We are not prohibited from distributing securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. Shares of our common stock are not readily marketable.

        In connection with a distribution to our stockholders, our board intends to authorize a monthly distribution of a certain dollar amount per share of our common stock before or on the first day of each calendar quarter for the months in such quarter. We will then calculate each stockholder's specific distribution amount for the month using monthly record dates and your distributions will accrue on the first record date after you become a record owner of our common stock, subject to our board of directors declaring a distribution for record owners as of such date. We accrue the amount of declared distributions as a liability on the record date, and such liability will be accounted for when we determine the NAV.

        The ongoing distribution fees payable with respect to Class T shares and Class W shares sold in the primary offering are allocated on a class-specific basis and borne by all holders of the applicable class. The allocation of ongoing distribution fees on a class-specific basis results in different amounts of distributions being paid with respect to each class of shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the allocation of class-specific fees with respect to such period, then pursuant to our valuation procedures, the class-specific fee allocations may lower the NAV of a share class. Therefore, as a result of the different ongoing fees allocable to each share class, each share class could have a different NAV per share. If the NAV of each of our share classes is different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See "Net Asset Value Calculation and Valuation Procedures" for more information.

Distribution Reinvestment Plan

        Our distribution reinvestment plan allows you to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. Upon purchasing shares of our common stock in this offering on and after the date of this prospectusm you will automatically become a participant unless you are a resident of Kansas, Kentucky, Maine, Maryland, New Jersey or Ohio, are a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, or you elect not to become a participant by noting such election on your subscription agreement. If you are a resident of Kansas, Kentucky, Maine, Maryland, New Jersey or Ohio, or a client of a participating broker dealer that does not permit automatic enrollment in the distribution reinvestment plan, you may choose to enroll as a participant in our distribution reinvestment plan.

        The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price in effect on the distribution date. However, our board of directors may determine, in its sole discretion, to have any distributions paid in cash without notice to participants, without suspending the plan and without affecting the future operation of the plan with respect to participants. Stockholders do not pay selling commissions, dealer manager fees or distribution fees on shares purchased pursuant to the distribution reinvestment plan. Because the distribution fees are allocated on a class-specific basis and are borne by all holders of the applicable class, they reduce distributions with respect to our Class T and Class W shares, including shares issued under the distribution reinvestment plan with respect to such share classes. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in this offering.

        We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 days' prior notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

        If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See "Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders" and "Material U.S. Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders." However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant's particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

        All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax information with respect to income earned on shares under the plan for the calendar year, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at any time after receiving this information.

        Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in shares having the same class designation as the class of OP Units to which the distribution is attributable at a price equal to the transaction price in effect on the distribution date.

        Our charter requires that all material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Our charter requires that each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information. These charter provisions may not be amended without the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

Share Redemption Programs

        We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share redemption program applicable to Class T shares and a share redemption program applicable to Class W and Class I shares, whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described below. To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares under both of our share redemption programs on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify our share redemption programs as described below.

        Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions and the amount of shares that may be redeemed. See "—Redemption Limitations" below.

        The terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. As described below, the share redemption program applicable to Class T shares is subject to an 18-month holding period, whereas the share redemption program applicable to Class W shares and Class I shares does not have a minimum holding period, but redemptions during the first year following purchase will be subject to the Early Redemption Deduction. In addition, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class T shares are generally limited to funds received from our distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class W and Class I shares from any available cash sources at our disposal.

        A stockholder's request for redemption in accordance with any of the special treatment described below in the event of the death or qualifying disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder's disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.

        There is no fee in connection with a redemption of shares of our common stock.

        You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redemption of shares of our common stock:

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  Under our share redemption programs, to the extent we choose to redeem shares in any particular month we will only redeem shares as of the last calendar day of that month (a "Redemption Date"). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the transaction price on the applicable Redemption Date (which, once we commence monthly valuations, will generally be equal to our most recently disclosed monthly NAV per share, but will initially be equal to $10.00 per share), subject to any Early Redemption Deduction with respect to our share redemption program applicable to Class W and Class I shares. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.

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  A stockholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the stockholder's financial intermediary, on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

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  If a redemption request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month's Redemption Date at the transaction price applicable to that month (subject to any Early Redemption Deduction with respect to our share redemption program applicable to Class W and Class I shares), unless such request is withdrawn prior to the redemption. Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

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  Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a redemption request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a redemption request by mail to the transfer agent, you must complete and sign a redemption authorization form, which is available on our website. Written requests should be sent to the transfer agent at the following address:

For regular mail:	For overnight deliveries:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105
Toll Free Number: (888) 310-9352

        Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

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  For processed redemptions, stockholders may request that redemption proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

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  Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $2,500. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).

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  A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock

    Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

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  In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be redeemed directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from us, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, not in the secondary market.

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  If a stockholder has made multiple purchases of shares of our common stock, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.

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  If we receive a request from a stockholder for redemption of all of the stockholder's shares of our common stock and the stockholder is a participant in our distribution reinvestment plan, we will terminate the stockholder's participation in the distribution reinvestment plan.

  Minimum Account Redemptions

        In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Redemption Deduction with respect to our share redemption program applicable to Class W and Class I shares. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to the Early Redemption Deduction with respect to our share redemption program applicable to Class W and Class I shares.

  Redemption Limitations

        We may redeem fewer shares than have been requested to be redeemed in any particular month, or none at all, in our discretion at any time, including due to the total amount of shares requested for redemption being in excess of the limits and/or caps described below, the lack of readily available funds because of market conditions, the need to maintain liquidity for operations or because our board of directors has determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis; provided, that, with respect to the share redemption program applicable to Class T shares only, we will redeem shares of our common stock in full that are timely presented for redemption in connection with the death and, if approved by our board of directors in its sole discretion, the disability of a stockholder, regardless of whether we redeem all other shares presented for redemption pursuant to the share redemption program applicable to Class T shares on a pro rata basis. The portion of any unfulfilled redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the respective share redemption program, as applicable. Any determination to redeem fewer shares than have been requested to be redeemed may be made immediately prior to the applicable Redemption Date, and will be disclosed subsequently to prospective investors and stockholders in periodic prospectus supplements and/or current or periodic reports filed by us, or more frequently as required by applicable securities laws. In addition, any determination to redeem fewer shares than have been requested to be redeemed under either or both of our share redemption programs will not affect any determinations that may be made by our board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement. Set forth below is a description of the limitations on redemptions pursuant to each of our share redemption programs.

  Share Redemption Program Applicable to Class W Shares and Class I Shares

        Under our share redemption program applicable to Class W Shares and Class I Shares, we may redeem during any calendar month Class W shares and Class I shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of the aggregate NAV of such classes of shares as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of NAV of such classes of shares as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders' redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of the NAV applicable to all such shares as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of the NAV of such classes of shares as of the last calendar day of the prior calendar quarter.

  Share Redemption Program Applicable to Class T Shares

        Under our share redemption program applicable to Class T Shares, we may redeem your Class T shares after you have held them for a minimum of 18 months, subject to certain exceptions. In the event that you seek to redeem all of your Class T shares, any Class T shares that you purchased pursuant to our distribution reinvestment plan or received from us as a stock dividend may be excluded from the foregoing 18-month holding period requirement, in the discretion of our board of directors. In addition, for purposes of the 18-month holding period, holders of OP Units who exchange their OP Units for Class T shares shall be deemed to have owned their Class T shares as of the date they were issued their OP Units. If you have made more than one purchase of Class T shares (other than through our distribution reinvestment plan), the 18-month holding period will be calculated separately with respect to each such purchase. Neither the 18-month holding period nor the Redemption Caps (as defined below) will apply in the event of the death of a stockholder. Our board of directors also reserves the right in its sole discretion at any time and from time to time to (i) waive the 18-month holding period and either of the Redemption Caps (defined below) in the event of the disability (as such term is defined in Section 72(m)(7) of the Internal Revenue Code) of a stockholder, (ii) reject any request for redemption for any reason, or (iii) reduce the number of shares of our common stock allowed to be redeemed under the share redemption program. Furthermore, any shares redeemed in excess of the Monthly Redemption Cap (as defined below) as a result of the death or disability of a stockholder will be included in calculating the following month's redemption limitations.

        We are not obligated to redeem shares of our common stock under our share redemption program applicable to Class T Shares. We presently intend to limit the number of shares to be redeemed under our share redemption program applicable to Class T Shares during any calendar month to the "Monthly Redemption Cap" which will equal the lesser of: (i) 1/12 th of 5% of the number of Class T shares outstanding as of the date that is 12 months prior to the end of the current month and (ii) the aggregate number of Class T shares sold pursuant to our distribution reinvestment plan in the immediately preceding month, less the number of Class T shares redeemed in the most recently completed month in excess of such month's applicable Monthly Redemption Cap due to qualifying death or disability requests of a stockholder or stockholders during such month, which amount may be less than the "Aggregate Redemption Cap" defined below. In addition, our board of directors retains the right, but is not obligated to, redeem additional Class T shares if, in its sole discretion, it determines that it is in our best interest to do so, provided that we will not redeem during any consecutive 12-month period more than 5% of the number of Class T shares outstanding at the beginning of such 12-month period (referred to herein as the "Aggregate Redemption Cap" and together with the Monthly Redemption Cap, the "Redemption Caps") unless permitted to do so by applicable regulatory authorities. Our board of directors may, but is not obligated to, increase the Aggregate Redemption Cap but may only do so in reliance on an applicable no-action letter issued or other guidance provided by the SEC staff that would not object to such an increase. There can be no assurance that our board of directors will increase either of the Redemption Caps at any time, nor can there be assurance that our board of directors will be able to obtain, if necessary, a no-action letter from SEC staff.

  Sources of Funds for Redemptions

  Share Redemption Program Applicable to Class W Shares and Class I Shares

        We may, in the Advisor's discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described above under "—Redemption Limitations—Share Redemption Program Applicable to Class W Shares and Class I Shares." Potential sources of funding for redemptions pursuant to our share redemption program applicable to Class W and Class I shares include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt-related or other investments or redemption of OP Units.

        Upon commencing operations, our assets may consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

  Share Redemption Program Applicable to Class T Shares

        Although we presently intend to redeem shares under our share redemption program applicable to Class T shares pursuant to the methodology described above under "—Redemption Limitations—Share Redemption Program Applicable to Class T Shares," to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan in any month are not sufficient to fund redemption requests, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock, up to the Aggregate Redemption Cap. Such sources of funds could include cash on hand, cash available from borrowings, cash from the sale of our shares pursuant to our distribution reinvestment plan in other months, and cash from liquidations of securities investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, debt repayment, purchases of real property, debt related or other investments, or redemptions of OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock under any circumstances. The number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable month.

  Material Modification, Suspension and Termination

        As described above, should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption programs if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications to the share redemption programs, including, without limitation, any amendment to the limitations on redemptions, as well as the suspension or termination of either or both of the share redemption programs will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend either or both of the share redemption programs due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once a share redemption program has been suspended, our board of directors must affirmatively authorize the recommencement of the program before stockholder requests will be considered again. Our share redemption programs will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established. Any modification, suspension or termination of our share redemption programs will not affect the rights of holders of OP Units to cause us to redeem their OP Units pursuant to the Operating Partnership Agreement.

  Early Redemption Deduction

        There is no minimum holding period under our share redemption program applicable to Class W and Class I shares and holders of Class W and Class I shares can request that we redeem their shares at any time. However, subject to limited exceptions, Class W and Class I shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price. The Early Redemption Deduction will not be applied to redemptions pursuant to the share redemption program applicable to Class T shares.

        For purposes of determining whether the Early Redemption Deduction is applicable, holders of Class T shares that are converted to Class I shares pursuant to the terms of our charter shall be deemed to have owned their Class I shares as of the date they were issued the applicable Class T shares that were converted into such Class I shares. In addition, holders of OP Units who exchange their OP Units for Class W or Class I shares shall be deemed to have owned their shares as of the date they were issued their OP Units that were exchanged for such Class W or Class I shares.

        The Early Redemption Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Redemption Deduction in the following circumstances:

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  redemptions resulting from death or qualifying disability;

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  in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or

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  with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend.

        In addition, the Early Redemption Deduction may not apply to transactions initiated by the trustee or advisor to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the Early Redemption Deduction to the underlying stockholders, often because of administrative or systems limitations. The Early Redemption Deduction also will not apply to shares taken by our Advisor or Sponsor in lieu of fees or expense reimbursements under the Advisory Agreement or Operating Partnership Agreement, though such shares shall not be eligible for redemption under the program until six months after their issue date.

  Redemptions In the Event of Death or Disability

        As set forth above, we may waive certain of the terms and requirements of our share redemption programs in respect of the redemption of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

        Furthermore, as set forth above, we may waive certain of the terms and requirements of our share redemption programs in respect of the redemption of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder's disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

  Items of Note

        When you make a request to have shares redeemed, you should note the following:

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  if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

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  you will not receive interest on amounts represented by uncashed redemption checks;

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  under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and

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  all shares of our common stock requested to be redeemed must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for redemption are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

        IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the redemption form or calling our customer service number at (888) 310-9352, we will utilize the first-in-first-out method.

        The federal income tax consequences to you of participating in our share redemption programs will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our share redemption programs.

        You will not relinquish your shares until we redeem them. The shares we redeem under our share redemption programs will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the SEC under the Securities Act and under appropriate state securities laws or are exempt under such laws.

        The transaction price approved by our board of directors in the future may be higher or lower than the most recently disclosed transaction price. The transaction price is not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amount if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amount upon our liquidation or sale; (iii) shares of our common stock would trade at such per share amount on a national securities exchange; or (iv) a third party would offer such per share amount in an arm's-length transaction to purchase all or substantially all of our shares of common stock.

  Mail and Telephone Instructions

        We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

Liquidity Events

        The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

        On a limited basis, you may be able to have your shares redeemed through our share redemption programs. However, in the future we may also consider various Liquidity Events, including but not limited to:

  •
  Listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock);

  •
  Our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and

  •
  A sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

        We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of "substantially all" of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Business Combinations

        Under the Maryland General Corporation Law, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the corporation's outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

        These super majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

        None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

        Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The Maryland General Corporation Law provides that a holder of Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. "Control Shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

  •
  One-tenth or more but less than one-third;

  •
  One-third or more but less than a majority; or

  •
  A majority or more of all voting power.

        Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a "Control Share acquisition" means the acquisition of issued and outstanding Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an "Acquiring Person Statement" for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved, or, if no such meeting is held, as of the date of the last Control Share acquisition by the acquirer.

        If voting rights for Control Shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a Control Share acquisition.

        The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as "Subtitle 8," permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

  •
  A classified board;

  •
  A two-thirds vote requirement for removing a director;

  •
  A requirement that the number of directors be fixed only by vote of the directors;

  •
  A requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  A majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not less than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

        In connection with a proposed "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with the Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or other assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, the appraisal will be filed with the SEC and the states in which the securities are being registered as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

        In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

  •
  accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

  •
  one of the following:

  •
  remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

  •
  receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed roll-up transaction:

  •
  which would result in common stockholders having democracy voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

  •
  which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

  •
  in which our common stockholders' rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in "—Meetings, Special Voting Requirements and Access To Records" above; or

  •
  in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholder may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other matter and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Forum for Certain Litigation

        Our bylaws provide that the Circuit Court for Baltimore City, Maryland, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director or officer or employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court's Business and Technology Case Management Program.

Reports to Stockholders

        Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

  •
  Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

  •
  The ratio of the costs of raising capital during the year to the capital raised;

  •
  The aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

  •
  Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

  •
  A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

  •
  Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of certain material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies:

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders" below);

  •
  financial institutions or broker dealers;

  •
  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our common stock;

  •
  subchapter S corporations;

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code; and

  •
  persons holding our common stock through a partnership or similar pass-through entity.

        This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

        If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

        The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

  REIT Qualification

        We were organized on August 12, 2014 as a Maryland corporation. We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes, commencing with the year ending December 31, 2017. We believe that, commencing with such taxable year, we have been organized and have operated in a manner as to qualify as a REIT for federal income tax purposes and we intend to continue to operate in accordance with the requirements for qualification as a REIT, however, no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In connection with this offering, we have received an opinion from Greenberg Traurig, LLP that, commencing with the year ending December 31, 2017, we have been organized and operate in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. The opinion of Greenberg Traurig, LLP speaks as of the date issued, and is based on various assumptions, representations and covenants relating to our organization and operation, including the nature of our gross income and assets, the amount of distributions that we pay, the composition of our stockholders, and various other requirements relating to our qualification as a REIT. In addition, Greenberg Traurig, LLP's opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively.

        While we intend to operate so that we will qualify, and continue to qualify, as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Further, as of the date of this prospectus, we have not obtained an advance ruling from the IRS regarding any matter discussed in this prospectus. Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

        We may own an equity interest in one or more entities that will elect to be treated as REITs (each such entity a "Subsidiary REIT"). Each such Subsidiary REIT will be subject to, and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT. Discussions of our qualification under the REIT rules and the consequences of a failure to so qualify, also apply to each of the Subsidiary REITs.

  Taxation of REITs in General

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders, provided such distribution qualifies for the deduction for dividends paid. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under"—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

  •
  the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

  •
  a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders), would receive a credit or refund for its proportionate share of the tax we paid and would increase the adjusted basis of its shares by the excess of the amount deemed distributed over the proportionate share of the tax paid.

  •
  We may be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary ("TRS") that are not conducted on an arm's-length basis.

  •
  In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset, provided that no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

  •
  The amount of gain that we recognize at the time of the subsequent sale or disposition, and

  •
  The amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to federal, state and local corporate income tax on its taxable income.

        We and our Subsidiary REITs could recognize deferred tax liabilities in the future. Deferred tax liabilities include, but are not limited to, tax liabilities attributable to built-in gain assets and tax liabilities attributable to taxable income for which we will not receive cash. In addition, notwithstanding their status as REITs, (i) Subsidiary REITs may have to pay certain state and local income taxes, because not all states and localities treat REITs and such subsidiaries in the same manner in which they are treated for federal income tax purposes, (ii) Subsidiary REITs will be subject to the federal income taxes applicable to REITs, as described herein, and (iii) we and/or the Subsidiary REITs also could be subject to tax in other situations and on transactions not presently contemplated.

  Requirements for Qualification

        A REIT is a corporation, trust, or association that meets each of the following requirements:

  1.
  It is managed by one or more trustees or directors.

  2.
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

  9.
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet the above requirements 1, 2, 3, 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our 2018 taxable year assuming our initial REIT election is effective for our taxable year ending December 31, 2017. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

        We believe that we have been organized and operate in a manner that will enable us to qualify as a REIT for federal income tax purposes commencing with the year ending December 31, 2017, and, once we so qualify, we intend to continue to operate in accordance with the requirements for qualification as a REIT. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in satisfying the share ownership requirements in 5 and 6 above. See "Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock." We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include distributions that we pay in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records.

Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

  Effect of Subsidiary Entities

        Subsidiary REITs.    As discussed above, we may indirectly or directly own interests in one or more Subsidiary REITs. We believe that each such Subsidiary REIT will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see "—Failure to Qualify" below, and (ii) our interest in such Subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership of securities of corporations other than REITs, qualified REIT subsidiaries and TRSs. See "—Asset Tests" below. If any of the Subsidiary REITs were to fail to qualify as a REIT, it is possible that we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such entity, in which event we too would fail to qualify as a REIT, unless we could avail ourselves of certain relief provisions.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the parent REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS or REIT subsidiary, all of the stock of which is owned by the REIT directly and/or indirectly through other wholly-owned subsidiaries that are disregarded for tax purposes. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see "—Asset Tests") is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income, or engage in other activities, that would not comply with the requirements for qualification as a REIT if earned or undertaken directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a

TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS's current and accumulated earnings and payments, or, if in excess thereof, to the extent such amounts exceed our basis in the shares of the TRS. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Not more than 25% (20% after December 31, 2017) of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

        A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT, or the REIT's customers, that are not conducted on an arm's-length basis.

        A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities, or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if (i) such rights are provided to an "eligible independent contractor"(as described below) to operate or manage a health care facility or lodging facility, (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity, and (iii) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

        Other than rent received from a TRS that uses health care facilities or lodging facilities for the REIT, rent that we receive from a TRS with respect to other real property will qualify as "rents from real property" for purposes of the gross income requirements applicable to REITs as described below so long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party customers, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other customers of the property for comparable space, as described in further detail below under "—Gross Income Tests—Rents from Real Property." If we lease space to a TRS in the future, we will seek to comply with these requirements.

  Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property, or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income and gain derived from foreclosure property; and

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  income derived from the temporary investment in stock and debt instruments purchased with the proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Any gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests, but is subject to a special tax at a rate of 100%. In addition, income and gain from certain "hedging transactions" that we enter into to hedge indebtedness incurred, or to be incurred, to acquire or carry real estate assets, and that are clearly and timely identified as such, will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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  Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a customer from whom we receive rent, other than a TRS.

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  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the portion of the rent that is attributable to personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our customers, other than certain customary services provided to tenants through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our customers, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the customers' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the customers of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our customers without tainting our rental income for the related properties.

        In order for the rent paid under our leases to constitute qualifying "rents from real property," the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our Operating Partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we might not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under "—Failure to Satisfy Gross Income Tests."

        As described above, in order for the rent that we receive to constitute "rents from real property," several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages:

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  are fixed at the time the leases are entered into;

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  are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

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  conform with normal business practice.

        More generally, rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

        In addition, in order for rents that we receive to be qualifying income for purposes of the REIT gross income tests, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant"), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties which do not constitute related party customers. In addition, our charter prohibits transfers of our stock that would cause us to own, actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Accordingly, we generally do not expect to own, actually or constructively, 10% or more of any lessee. However, because the constructive ownership rules are broad and it is not possible to continually monitor all direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to constructively own 10% or more of a lessee in a particular case.

        As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as "rents from real property" as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a "controlled TRS") will not be treated as "rents from real property." If in the future we receive rent from a TRS, we will seek to comply with this or other exceptions that permit certain rents from a TRS to be treated as qualifying rents for purposes of the REIT income tests.

        The rent attributable to the personal property leased in connection with the lease of a property also must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year, or the "personal property ratio." With respect to each of our leases, we believe either that the personal property ratio will be less than 15%, or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

        We cannot furnish or render noncustomary services to the customers of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income or through a TRS. However, we need not provide services through an "independent contractor," but instead may provide services directly to our customers, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the customers' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the customers of a property, other than through an independent contractor or TRS, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. We may own up to 100% of the shares of one or more TRSs, which may provide noncustomary services to our customers without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party customer or fails to qualify for the exceptions to the related party customer rule for qualifying TRSs or (iii) we furnish noncustomary services to the customers of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from such leases would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

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  an amount that is based on a fixed percentage or percentages of receipts or sales; and

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  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        We expect that any investments we may make in mortgage loans will generally be treated as being secured by mortgages on real property or interests in real property such that the gross interest income generated thereon qualifies for the 75% income test. However, for purposes of the income tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such gross interest income will not qualify under the 75% income test.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests. Dividends from, and gain on the sale of interests in, any of our Subsidiary REITs will qualify for purposes of both gross income tests.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Gain from the sale of foreclosure property is not subject to the 100% tax on prohibited transactions, as described below.

        Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent, on a lease of such property or on indebtedness that such property secured;

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  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or subsequently if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT does not derive or receive any income.

        Hedging Transactions.    From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A "hedging transaction" means either (i) any transaction entered into in the normal course of our or our Operating Partnership's trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made, or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property, and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test, and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless maintain our qualification as a REIT for that year if we are eligible for certain relief provisions. Those relief provisions are available if:

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  our failure to meet those tests is due to reasonable cause and not willful neglect; and

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  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with the requirements of certain Treasury regulations.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

  Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

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  U.S. government securities;

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  interests in real property, including leaseholds, and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  stock in other REITs; and

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings, or through public offerings of debt that have at least a five-year term.

        Second, of our investments that do not qualify for purposes of the 75% asset test described above, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. This requirement is referred to as the 5% asset test.

        Third, of our investments that do not qualify for purposes of the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities, or 10% of the value of any one issuer's outstanding securities. These requirements are known as the 10% vote test and the 10% value test, respectively.

        Fourth, no more than 25% (20% after December 31, 2017) of the value of our total assets may consist of the securities of issued by one or more of our TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test. This requirement is referred to as the 25% securities test.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

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  "straight debt" securities, which are defined as a written unconditional promise to pay on demand, or on a specified date, a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities may include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% per annum, or 5% of the annual yield, or (ii) the aggregate issue price and the aggregate face amount of the issuer's debt obligations held by us does not exceed $1 million, and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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    a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  any loan to an individual or an estate;

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  any "section 467 rental agreement," other than an agreement with a related party customer;

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  any obligation to pay "rents from real property";

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  certain securities issued by governmental entities;

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  any security issued by a REIT;

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  any debt instrument issued by an entity that is treated as a partnership for federal income tax purposes in which we are a partner, to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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  any debt instrument issued by an entity that is treated as a partnership for federal income tax purposes and which not described in the preceding bullet points, if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We may enter into sale and repurchase agreements, pursuant to which we would nominally sell certain of our loan assets to a counterparty, and simultaneously enter into an agreement to repurchase the same assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor contained in IRS Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company, rather than in a direct mortgage on real property, will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test, and interest derived therefrom will be treated as qualified mortgage interest for purposes of the 75% gross income test, as described above. We may make or invest in some mezzanine loans that do not qualify for that safe harbor, and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset and income tests described above, although no assurance can be given that the IRS will not challenge our treatment of such loans.

        We expect that any investments we may make in mortgage loans will generally be treated as qualifying real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not entirely clear how to determine what portion of such a loan will be treated as a real estate asset. The IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (2) the fair market value of the loan.

        No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) file a description of each asset causing the failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

  Distribution Requirements

        Each taxable year, in order to qualify as a REIT, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

  •
  the sum of

  •
  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

  •
  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular distribution payment date after such declaration, or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the distribution before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

in such case we would then incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements, and, in general, to avoid corporate income tax as well as the 4% nondeductible excise tax.

        It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in determining our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends in the form of our common stock or in debt securities.

        In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for distributions paid for the earlier year. Although we may be able to avoid entity-level income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction that we take for deficiency dividends.

  Prohibited Transactions

        A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which is known as a "prohibited transaction." We believe that none of our assets will be held primarily for sale to customers and that any sale of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor, which prevents a sale of property which is a real estate asset by a REIT from being treated as a prohibited transaction, applies if all of the following requirements are met:

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  the REIT has held the property for not less than two years;

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (i) during the year in question, the REIT did not make more than seven sales of property, other than of foreclosure property, or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year; provided that the average annual sales during the three year period that includes the year of the sale does not exceed 10%;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will be able to avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

  Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests as described above, based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years, absent the availability of the deficiency dividend procedure, or might result in a larger portion of our distributions being treated as ordinary income to our stockholders.

  Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for failures of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax, and any applicable alternative minimum tax, on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In such a case, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as dividend income which is "qualified dividend income" and which is taxed at favorable capital gain rates. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate that applies to dividends received from taxable C corporations. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Tax Aspects of Our Investments in Our Operating Partnership

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership. The discussion does not cover state or local tax laws, or any federal tax laws other than income tax laws.

  Classification as a Partnership

        We will include in our income our distributive share of the Operating Partnership's income and will deduct our distributive share of the Operating Partnership's losses provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury Regulations relating to entity classification, or the "check-the-box regulations"; and

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  is not a "publicly-traded partnership."

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member) for federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year in which it was classified as a publicly-traded partnership, 90% or more of the partnership's gross income consists of certain specified types of passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends. This exception is referred to as the "90% passive income exception". Treasury Regulations, or the "PTP regulations," provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors, or the "private placement exclusion," interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership if (i) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We and the Operating Partnership believe that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that the Operating Partnership presently qualifies for the Private Placement Exclusion. Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of "qualifying income" under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

        We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

  Income Taxation of the Operating Partnership and its Partners

        Partners, Not the Operating Partnership, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership.

        Operating Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to the Operating Partnership's Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to our operating partnership for operating units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership's existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership's adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

        Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

        Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

        Basis in Operating Partnership Interest.    The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (ii) increased by (a) our allocable share of the Operating Partnership's income and (b) our allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (a) our allocable share of the Operating Partnership's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

  Sale of the Operating Partnership's Property

        Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by the Operating Partnership on the disposition of contributed properties will be allocated first to the partners of the Operating Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the "book-tax difference." See "—Tax Allocations With Respect to the Operating Partnership's Properties." Any remaining gain or loss recognized by the Operating Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Taxation of Holders of Our Common Stock

  Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a holder of our common stock that for U.S. federal income tax purposes is:

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  a citizen or resident of the U.S.;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

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  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement that is treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see "Description of Capital Stock—Distribution Reinvestment Plan." For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption programs, see "Description of Capital Stock—Share Redemption Programs."

        Distributions on Our Common Stock.    As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account, as ordinary income, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction which is generally available to stockholders that are corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the reduced tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20% plus a 3.8% "Medicare tax" surcharge. The maximum tax rate on qualified dividend income is lower than the maximum marginal tax rate on ordinary income for stockholders taxed at individual rates, which is currently 39.6% plus a 3.8% "Medicare tax" surcharge. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see "Taxation of Our Company" above), our dividends generally will not be eligible for the reduced rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the reduced tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) that are attributable to dividends received by us from non REIT corporations, such as TRSs, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would also receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted tax basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the adjusted tax basis of such stock. A U.S. stockholder will be required to treat a distribution that exceeds both our current and accumulated earnings and profits, and the U.S. stockholder's adjusted tax basis in his or her stock, as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, provided that the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us, up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

        U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        Dispositions of Common Stock.    A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition, and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains, and reduced by any distributions that are treated as returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Redemptions.    A redemption of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in "—Dispositions of Common Stock"). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in our stock, (ii) results in a "complete termination" of the holder's interest in all our classes of stock, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

        If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under "—Distributions on Our Common Stock." Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

        Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%, and 35% in the case of U.S. stockholders that are corporations. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

        With respect to distributions that we designate as capital gain dividends, and any retained capital gain that we are deemed to distribute, we generally will designate whether such a distribution is taxable to U.S. stockholders who are taxed at individual rates, at the 20% rate or the 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        Medicare Tax.    Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock.

  Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts, and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI.

        However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the distributions that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the distributions. That rule potentially applies to a pension trust holding more than 10% of our capital stock, but only if:

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  the percentage of our distributions that the tax-exempt trust must treat as UBTI is at least 5%;

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  we qualify as a REIT only by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals, which allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust rather than treating the pension trust as a single individual; and

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  either:

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  one pension trust owns more than 25% of the value of our capital stock; or

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  a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income and other tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

        Distributions.    A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "U.S. real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless:

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  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

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  the distribution is treated as attributable to a sale of a USRPI under FIRPTA (as discussed below).

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted tax basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted tax basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted tax basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We generally are required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. However, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. A non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. stockholder (other than a "qualified foreign pension plan") may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property, and stock in corporations at least 50% of the assets of which consist of interests in real property. Under FIRPTA, a non-U.S. stockholder (other than a "qualified foreign pension plan") is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder (other than a "qualified foreign pension plan") thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

        Capital gain distributions that are attributable to our sale of real property located in the U.S. would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        Moreover, if a non-U.S. stockholder (other than a "qualified foreign pension plan") disposes of our common stock during the 30-day period preceding a distribution payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such distribution payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

        Dispositions.    Non-U.S. stockholders (other than a "qualified foreign pension plan") could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

        If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder (other than a "qualified foreign pension plan") would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

        Redemptions.    A redemption of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in "Dispositions"). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in our stock, (ii) results in a "complete termination" of the holder's interest in all our classes of stock, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

        If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under "—Distributions." Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

        FATCA.    The Foreign Account Tax Compliance Act, or "FATCA," and guidance issued by the IRS regarding the implementation of FATCA, provides that a 30% withholding tax will be imposed on distributions (for payments made after June 30, 2014) and the gross proceeds from a sale of shares (for payments made after December 31, 2016) to a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, withholding at a rate of 30% on distributions in respect of shares of our common stock and gross proceeds from the sale of shares of our common stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity's home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

  Conversion of Common Stock

        The conversion of Class T shares and/or Class W shares into Class I shares, as described in the "Description of Capital Stock—Class T Shares" and "Description of Capital Stock—Class W Shares" sections of the prospectus, will not be a taxable event to the converting stockholder or to us. The tax attributes of the Class I shares received upon such conversion will have the same tax attributes, including the tax basis and the holding period, as the Class T shares and/or Class W shares converted.

  Information Reporting Requirements and Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of distributions made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

  Statements of Share Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

  Cost Basis Reporting

        There are federal income tax information reporting rules that may apply to certain transactions in our shares. Where they apply, the "cost basis" calculated for the shares involved will be reported to the IRS and to you. For "cost basis" reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a "first in/first out" basis.

        Information reporting (transfer statements) on other transactions may also be required under these rules. Transfer statements are issued between "brokers" and are not issued to the IRS or to you.

        Stockholders should consult their tax advisors regarding the consequences of these rules.

  Tax Shelter Reporting

        If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

  State and Local Taxes

        We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

  Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

        The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the "Benefit Plans," seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

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  Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

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  Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

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  Whether your investment will impair the liquidity of the Benefit Plan;

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  Whether the investment will produce UBTI to the Benefit Plan (see "Material U.S. Federal Income Tax Considerations—Taxation of Tax-Exempt Stockholders");

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  The need to value the assets of the Benefit Plan annually; and

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  Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.

        Under ERISA, a plan fiduciary's responsibilities include the following duties:

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  To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

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  To invest plan assets prudently;

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  To diversify the investments of the plan unless it is clearly prudent not to do so;

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  To ensure sufficient liquidity for the plan; and

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  To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

        ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

        On April 8, 2016, the Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by IRAs and Benefit Plans. The final regulation and the related exemptions were originally scheduled to apply to investment transactions on and after April 10, 2017, but the final regulation has been recommended for reconsideration pursuant to executive order and the initial implementation date was delayed to June 9, 2017, with full implementation scheduled for January 1, 2017. On June 29, 2017, the Department of Labor released a request for information, seeking public input that could form the basis of new exemptions or revisions to the final regulation issued in April 2016. In addition, the Department of Labor is seeking public input on the possible delay of the January 1, 2018 applicability date of certain provisions of the regulation. The final regulation and the accompanying exemptions are complex, implementation may be further delayed and the final regulation remains subject to potential further revision prior to implementation. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the final regulation.

        ALL INVESTORS, INCLUDING BENEFIT PLAN FIDUCIARIES, SHOULD BE AWARE THAT NEITHER THE COMPANY, THE ADVISOR, THE SPONSOR, THE DEALER MANAGER NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AFFILIATES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY IN CONNECTION WITH THE OFFERING OR PURCHASE OF OUR COMMON STOCK AND THAT THE ADVISOR AND THE DEALER MANAGER HAVE FINANCIAL INTERESTS ASSOCIATED WITH THE PURCHASE OF OUR COMMON STOCK, INCLUDING THE FEES, EXPENSE REIMBURSEMENTS AND OTHER PAYMENTS THEY ANTICIPATE RECEIVING FROM THE COMPANY IN CONNECTION WITH THE PURCHASE OF OUR COMMON STOCK.

Plan Asset Considerations

        In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term "plan assets" to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the "Plan Assets Regulation." Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

        In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

        If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

        The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly offered security." A publicly offered security must be:

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  Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended, within a specified time period;

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  "Widely held," such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

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  "Freely transferable."

        Shares of our common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class that will be registered under the Exchange Act within the specified time period. In addition, we expect to have over 100 independent stockholders, such that shares of our common stock will be "widely held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Class T and Class W shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Company. However, each Class I share has a value substantially below $10,000 and, after they are purchased, such shares can be sold or otherwise disposed of in a block of any number of shares, provided that shares may be transferred in a manner that causes the transferor or transferee to own less than $2,000 in our shares. Because the Class I shares may be sold in amounts less than $10,000 after the initial purchase, and because there are no restrictions on who may purchase such shares after the initial purchase (subject to state securities laws and regulations), we believe the restrictions on these shares should also be disregarded in determining whether such shares are "freely transferable." Although there can be no assurance that the freely transferable requirement will be met with respect to these classes of shares, we believe that these classes of shares should be treated as "freely transferable." Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

        Assuming that shares of common stock will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute "publicly offered securities" and, accordingly, our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.

Other Prohibited Transactions

        Regardless of whether the shares of common stock qualify for the "publicly offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

        In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We will deem the current value of our net assets per outstanding share to be equal to the transaction price, which, until we commence monthly valuations, will be equal to $10.00 per share.

        If requested, we anticipate that we will provide a letter that includes the estimated per share value for each class of shares of our common stock, determined as described above (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year.

        We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

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  That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

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  That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

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  That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

 PLAN OF DISTRIBUTION

The Offering

        We are offering a maximum of $2.0 billion in shares of our common stock in this offering, which may be offered in any combination of Class T shares, Class W shares and Class I shares, through our Dealer Manager, a registered broker dealer, including $1.5 billion in any combination of Class T shares, Class W shares and Class I shares of our common stock initially allocated to be offered in the primary share offering and $500.0 million in any combination of Class T shares, Class W shares and Class I shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan.

        We are offering Class T shares, Class W shares and Class I shares in this offering. The differences in our share classes relate to upfront selling commissions, upfront dealer manager fees and ongoing distribution fees.

        Each class of shares will be sold at the then-current transaction price, which will generally be the most recently disclosed monthly NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. Until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, our shares will be offered at a purchase price of $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. Although the offering price for shares of our common stock once we commence monthly valuations will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share. Each class of shares may have a different NAV per share because distribution fees differ with respect to each class.

        Our Class T shares, Class W shares and Class I shares are available for different categories of investors. Class T shares are available to the general public. Class W shares are generally available for purchase in this offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class W shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class W shares, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and direct clients to trade with a broker dealer that offers Class W shares, (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (v) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are available for purchase in this offering only (i) by institutional accounts as defined by FINRA Rule 4512(c), (ii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iii) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (iv) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I shares, (v) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor's product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (vi) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (vii) by any other categories of purchasers that we name in an amendment or supplement to this prospectus.

        If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares, because Class I shares have no upfront selling commissions, dealer manager fees or distribution fees. Such fees are applicable to the other share classes and will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class T and Class W shares but not Class I shares, in most cases you should purchase Class W shares because Class W shares have no upfront selling commissions or dealer manager fees and lower annual distribution fees. In addition, the terms of our share redemption program applicable to Class W shares and Class I shares may provide holders of Class W shares and Class I shares with a greater opportunity to have their shares redeemed than holders of Class T shares. The share redemption program applicable to Class T shares is subject to an 18-month holding period, whereas the share redemption program applicable to Class W shares and Class I shares does not have a minimum holding period, but redemptions during the first year following purchase will be subject to a 5% early redemption discount. In addition, the limit on the amount of shares that may be redeemed under our share redemption program applicable to Class W shares and Class I shares is higher than the limit on our share redemption program applicable to Class T shares. Further, the funds available for redemptions under our share redemption program applicable to Class A Shares and Class T Shares are generally limited to funds received from the distribution reinvestment plan in the prior month; whereas unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program applicable to Class I Shares from any available cash sources at our disposal. See "Description of Capital Stock—Share Redemption Programs." Please consult with your financial advisor before making your investment decision.

        The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. The Dealer Manager will enter into selected dealer agreements with certain other broker dealers who are members of FINRA to authorize them to sell our shares. The shares of our common stock being offered to the public are being offered on a "best efforts" basis, which means generally that the Dealer Manager and the participating broker dealers will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days' written notice. Although we expect that most sales will be made through participating broker dealers, in certain situations the Dealer Manager may make sales without a participating broker dealer. In addition, we may make issuer direct sales with respect to certain Class I shares purchased in this offering, including purchases by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and its affiliates and certain institutional investors; this will not have any effect on the price they pay for their shares.

        Pursuant to this Prospectus, we are offering to the public all the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend to continue to offer shares of our common stock until February 18, 2019, unless extended by our board of directors in accordance with Rule 415 of the Securities Act. Rule 415 of the Securities Act permits us to file a new registration statement on Form S-11 with the SEC to register additional Class T shares, Class W and Class I shares so that we may continuously offer shares of our common stock. If our board of directors determines to extend the offering beyond February 18, 2019, we will notify stockholders by filing a supplement to this prospectus with the SEC. In certain states, the registration of this offering may continue for only one year following the most recent clearance by applicable state authorities, after which we intend to renew the offering period through the expected termination date of the offering. We reserve the right to terminate this offering at any time.

        Our board of directors, in its sole discretion, may determine from time to time during this offering to reclassify shares of our common stock, as permitted by our charter, in order to offer one or more additional classes of common stock in this offering. Any additional class of common stock may be offered at a different price and may be subject to different fees and expenses than the shares currently being offered.

Purchase of Shares

        We are offering shares of our common stock at the transaction price, plus applicable selling commissions and dealer manager fees. The transaction price generally will be equal to the NAV per share of our common stock most recently disclosed by us, however, until we initially determine an NAV per share, which we expect will be as of a date no later than December 31, 2017, the transaction price will be equal to $10.00 per share. Accordingly, the offering price for shares of our common stock in our primary offering initially will be $10.47 per Class T share, $10.00 per Class W share and $10.00 per Class I share. Thereafter, we will determine the NAV on a monthly basis and the offering price per share for each class of our common stock will vary. Although the price you pay for shares of our common stock once we commence monthly valuations will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share (including by updating a previously disclosed transaction price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share relative to the most recently disclosed monthly NAV per share. Each class of shares may have a different NAV per share because distribution fees are charged differently with respect to each class. See "Net Asset Value Calculation and Valuation Guidelines" for more information about the calculation of NAV per share.

        The State of Ohio requires that the subscriptions from Ohio residents may not be released from escrow until subscriptions for shares totaling at least $7,000,000 have been received from all sources. Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, subscriptions from residents of the Commonwealth of Pennsylvania will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $75,000,000 have been received from all sources. The State of Washington requires that the subscriptions from Washington residents may not be released from escrow until subscriptions for shares totaling at least $10,000,000 have been received from all sources. Accordingly, we will not accept subscriptions from residents of Ohio, Pennsylvania and Washington until the respect state minimum requirements have been met.

        If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our most recently disclosed monthly NAV per share for that share class.

        We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

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  On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first calendar day of each month (based on the most recently disclosed monthly transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a purchase order is received less than five business days prior to the first calendar day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month's closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

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  Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

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  Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the Commission.

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  Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, (888) 310-9352.

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  You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the Commission and made publicly available on our website, www.dividendcapitaldiversified.com, including supplements to the prospectus.

        If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

        In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares will not change depending on the level of demand by investors or the volume of redemption requests.

Frequent Trading Policies

        We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock.

        For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Among other things, the following activities may be considered by us to be frequent trading:

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  any stockholder who redeems their shares of our common stock within 30 calendar days of the purchase of such shares;

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  transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and redemptions), in our sole discretion; and

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  transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

  Underwriting Compensation

        We have entered into a dealer manager agreement with our Dealer Manager which sets forth the following compensation arrangements in connection with this offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of our common stock.

  Summary

        The following table shows the selling commissions payable by us at the time you subscribe for shares in the primary offering with respect to each class of shares:

Maximum up-front selling commission as a % of Offering Price
Class T shares	2.0%
Class W shares	None
Class I shares	None

        The following table shows the fees we will pay to the Dealer Manager with respect to each class of shares:

	Class T	Class W	Class I
Dealer Manager Fee(1)	2.5%	None	None
Distribution Fee(2)	1.0%	0.50%	None

(1)
The dealer manager fee will be paid up-front by us at the time you subscribe for Class T shares in the primary offering. The dealer manager fee will not be paid on shares sold pursuant to our distribution reinvestment plan.

(2)
The ongoing distribution fee is presented on an annualized basis as a percentage of the Class T shares or Class W shares, respectively, in the primary offering. See "Distribution Fee" below for a description of how we calculate this fee and the circumstances under which we will cease paying this fee.

Upfront Selling Commissions and Dealer Manager Fees

        Class T shares.    Subject to any discounts described below, the Dealer Manager will be entitled to receive upfront selling commissions of up to 2.0%, and dealer manager fees of 2.5%, of the offering price per share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker dealers provided that the sum will not exceed 4.5% of the offering price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker dealers.

        In addition, we will not pay selling commissions or dealer manager fees with respect to sales of Class T shares through either of the following distribution channels: (i) through fee-based programs, also known as wrap accounts or (ii) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law.

        Further, the selling commission and/or dealer manager fee may be reduced or eliminated, subject to the agreement of the Dealer Manager, to certain investors who have agreed with a participating broker dealer to reduce or eliminate the selling commission and/or the dealer manager fee. The net proceeds we receive will not be affected by such sales of shares at a discount.

        Your ability to receive a discount or fee waiver may depend on the financial advisor or broker dealer through which you purchase your Class T shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T shares.

        Any discounts or fee waivers will reduce the purchase price per Class T share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or dealer manager fees will lengthen the amount of time it takes to reach the conversion thresholds described below under "—Distribution Fees."

        Class W and Class I shares.    No upfront selling commissions will be paid with respect to Class W and Class I shares sold in this offering. However, in certain circumstances the Dealer Manager may pay certain supplemental fees or commissions in connection with the sale of Class I shares in this offering as described below under "—Supplemental Fees and Commissions—Class I shares."

        We do not pay selling commissions on shares sold pursuant to our distribution reinvestment plan.

Distribution Fees

Class T and Class W Shares

        Subject to FINRA limitations on underwriting compensation, we will pay the Dealer Manager distribution fees that accrue monthly and are calculated on outstanding Class T shares and Class W shares sold in the primary offering in an amount equal to 1.0% per annum and 0.50% per annum, respectively, of the NAV per Class T share or Class W share, respectively. In calculating our distribution fees, we will use our most recently disclosed monthly NAV before giving effect to the monthly distribution fee or distributions on our shares; however, until we report an NAV per share, the NAV per share for Class T shares and Class W shares will be deemed to equal $10.00 per share.

        The distribution fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) the distribution fees to participating broker dealers and servicing broker dealers as described below. Distribution fees are allocated on a class-specific basis and are borne by all shares within the class, therefore, the distribution fees reduce distributions with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

        We will cease paying the distribution fees with respect to individual Class T and Class W shares when they are no longer outstanding, including as a result of conversion to Class I shares. Each Class T or Class W share held within a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate (as defined below) on the earliest of (i) a listing of any shares of our common stock on a national securities exchange, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets and (iii) the end of the month in which the Dealer Manager, in conjunction with our transfer agent, determines that the total upfront selling commissions, upfront dealer manager fees and ongoing distribution fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.5% of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). We cannot predict if or when this will occur.

        In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class W share (i) sold in that primary offering, (ii) sold under a distribution reinvestment plan, and (iii) received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate, at the end of the month in which we, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for our account through that primary offering.

        As used above, the "Applicable Conversion Rate" means (a) with respect to Class T shares, a ratio whereby the numerator is the most recently disclosed monthly Class T NAV per share and the denominator is the most recently disclosed monthly Class I NAV per share and (b) with respect to Class W shares, a ratio whereby the numerator is the most recently disclosed monthly Class W NAV per share and the denominator is the most recently disclosed monthly Class I NAV per share. For each class of shares, the NAV per share shall be calculated as described in the most recent valuation procedures approved by our board of directors. Because we currently expect to allocate ongoing distribution fee expenses to our Class T and Class W shares through their distributions, and not through their NAV per share, we currently expect the Applicable Conversion Rate to remain 1:1 for our Class T and Class W shares. Stockholders will receive a transaction confirmation from the transfer agent or their broker dealer, on behalf of the Company, that their Class T and/or Class W shares have been converted into Class I shares.

        If we redeem a portion, but not all of the Class T shares or Class W shares held in a stockholder's account, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares or the Class W shares, as applicable, that were redeemed and those Class T shares or Class W shares, respectively, that were retained in the account. Likewise, if a portion of the Class T shares or the Class W shares in a stockholder's account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation limit and amount of underwriting compensation previously paid will be prorated between the Class T shares or the Class W shares, as applicable, that were transferred and the Class T shares or Class W shares, respectively, that were retained in the account.

Supplemental Fees and Commissions—Class I shares

        In addition to the fees and commissions described above, the Dealer Manager may elect to pay supplemental fees or commissions to participating broker dealers and servicing broker dealers with respect to Class I shares sold in the primary offering. If such supplemental fees or commissions are paid with respect to an investment, the investor will be notified through disclosure on the subscription agreement. Such supplemental fees or commissions may be paid at the time of sale or over time. Any such supplemental fees and commissions will be considered underwriting compensation subject to the 10% limit on underwriting compensation imposed by FINRA, as described below, and will not be reimbursed by us, but may be reimbursed by the Advisor (without reimbursement from us). Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect such supplemental fees and commissions to exceed $900,000.

Other Compensation

        The Advisor has agreed to advance all of our organization and offering expenses on our behalf, including expenses that are deemed issuer costs and certain expenses that are deemed underwriting compensation, such as legal, accounting, printing, mailing and filing fees and expenses, bona fide due diligence expenses of participating broker dealers and investment advisers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker dealers, compensation of certain registered employees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with the Dealer Manager incurred in the performance of wholesaling activities, but excluding upfront selling commissions, dealer manager fees and distribution fees, through June 30, 2018. We will reimburse the Advisor for all such advanced expenses ratably over the 60 months following June 30, 2018.

        Beginning July 1, 2018, we will reimburse the Advisor for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering. Any organization and offering expenses reimbursed by us which are deemed underwriting compensation will be subject to the 10% limit on total underwriting compensation imposed by FINRA.

        Subject to FINRA limitations on underwriting compensation, in addition to the organization and offering expenses for which we will reimburse the Advisor, the Advisor may pay additional expenses that are considered underwriting compensation to the Dealer Manager (which may be reallowed or paid by the Dealer Manager to participating broker dealers) without reimbursement from us. These additional amounts may be paid by the Advisor in order to fund certain of the Dealer Manager's costs and expenses related to the distribution of the offering, including compensation of certain registered employees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses and other actual costs of registered persons associated with the Dealer Manager incurred in the performance of wholesaling activities, as well as supplemental fees and commissions paid by the Dealer Manager with respect to sales of Class I shares described above. These expenses also may include reimbursements for legal fees of the Dealer Manager, cost reimbursements for registered representatives of participating broker dealers to attend educational conferences sponsored by us or the Dealer Manager, marketing support fees, attendance fees for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker dealers, and promotional items. Assuming that we sell the maximum primary offering amount of $1,500,000,000 and 75% of the common shares sold in the primary offering are Class T shares, 15% are Class W shares and 10% are Class I shares, we do not expect such payments to exceed $10.875 million (including payments to reimburse the Dealer Manager for payments of any supplemental fees or commissions in connection with the sale of Class I shares that are not reimbursable by us, as described above in "—Supplemental Fees and Commissions—Class I shares").

        The bona fide due diligence expenses of the Dealer Manager, participating broker dealers, servicing broker dealers and investment advisers that are included in the organization and offering expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating dealers, servicing broker dealers, investment advisers and their personnel when visiting our office to verify information related to us and this offering and, in some cases, reimbursement of the allocable share of out-of-pocket internal due diligence personnel of the participating dealer, servicing broker dealer or investment adviser conducting due diligence on the offering. Reimbursement of bona fide due diligence expenses is contingent upon the receipt by the Dealer Manager of an invoice or a similar such itemized statement from the participating broker dealer, servicing broker dealer or investment adviser that demonstrates the actual due diligence expenses incurred. Subject to certain limitations in our agreements, we have agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify us, our officers and our directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Limitations on Underwriting Compensation

        The Dealer Manager will monitor the aggregate amount of underwriting compensation that we and the Advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules, including FINRA Rule 2310, which prohibits underwriting compensation in excess of 10% of gross offering proceeds. FINRA rules also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee, the distribution fee, the primary dealer fee and any additional underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering.

        The following table sets forth information about the estimated maximum underwriting compensation payable in connection with this offering, assuming that we sell the maximum offering amount of $1,500,000,000 pursuant to our primary offering and 75% of our gross offering proceeds come from sales of Class T shares, 15% of our gross offering proceeds come from sales of Class W shares and 10% of our gross offering proceeds from Class I shares. We have assumed the percentage of shares of each class that will be sold based on discussions with the Dealer Manager and broker dealers, but there can be no assurance as to how many shares of each class will be sold. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP offering.

	% of Gross Offering Proceeds	Maximum Amount
Selling Commissions	1.5%	$22,500,000
Dealer Manager Fees	1.9%	$28,125,000
Distribution Fees	4.3%	$64,125,000
Organization and Offering Expenses Reimbursed By Us(1)	0.1%	$1,875,000
Underwriting Expenses Paid by the Advisor Without Reimbursement from Us(2)	0.7%	$10,875,000

Total Fees, Commissions, and Expenses*	8.5%	$127,500,000

(1)
Includes the organization and offering expenses that are deemed underwriting compensation and will be reimbursed by us to the Advisor, as described above under "—Other Compensation."

(2)
Includes additional underwriting expenses that may be paid by the Advisor without reimbursement from us, as described above under "—Other Compensation."

        The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any additional shares of our common stock will be sold.

Investments through IRA Accounts

        Certain financial institutions are available to act as IRA custodians for investors who would like to purchase shares through an IRA. For any accountholder that makes and maintains an investment equal to or greater than $25,000 in shares of our common stock through an IRA for which such financial institution serves as a custodian, not including investments made through our distribution reinvestment plan, the Dealer Manager or an affiliate may pay the annual base fee for the account. Beginning on the date that their accounts are established, all investors will be responsible for any other fees applicable to their accounts. Further information about custodial services is available through your broker or through our Dealer Manager. See "Questions and Answers About This Offering—Who can help answer my questions?" for the Dealer Manager's contact information. We are not affiliated with these financial institutions and we do not control the fees that they charges to their customers. We are solely providing this information as a courtesy to our stockholders and recommend that you consult your own financial and legal advisors before choosing a custodian for your IRA account.

Notice to Non-U.S. Investors

        The shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of shares.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate.

        The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL PROCEEDINGS

        We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

LEGAL MATTERS

        The legality of the shares of our common stock being offered hereby will be passed upon for us by Venable LLP. Greenberg Traurig, LLP will review the statements relating to certain federal income tax matters under the caption "Material U.S. Federal Income Tax Considerations" and will render its opinion with respect to our qualification as a REIT for federal income tax purposes.

EXPERTS

        The consolidated financial statements of Black Creek Industrial REIT IV Inc. (formerly known as Industrial Logistics Realty Trust Inc. and Logistics Property Trust Inc.) and subsidiary as of December 31, 2016 and 2015, and for the years ended December 31, 2016 and 2015, and for the period from Inception (August 12, 2014) to December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

 INCORPORATION BY REFERENCE

        The SEC's rules allow us to incorporate by reference certain information into the prospectus. The documents listed below are incorporated by reference into the prospectus, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed March 15, 2017;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 9, 2017; and

  •
  Our Current Reports on Form 8-K filed on February 10, 2017, May 23, 2017 and June 29, 2017.

        The information contained in this prospectus should be read together with the information in the documents incorporated by reference.

        You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC's website at the address www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number or at our website at www.bcindustrialiv.com:

Black Creek Industrial REIT IV Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Tel.: (303) 228-2200
Attn: Investor Relations

ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

        We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the SEC's electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the SEC's Internet website, www.sec.gov.

        You may also request a copy of these filings at no cost, by writing or telephoning us at:

Black Creek Industrial REIT IV Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Tel.: (303) 339-3650
Attn: Investor Relations

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain an internet site at www.bcindustrialiv.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm		*
Consolidated Balance Sheets as of December 31, 2016 and December 31, 2015		*
Consolidated Statements of Operations for the Years Ended December 31, 2016 and 2015 and the Period from Inception (August 12, 2014) to December 31, 2014		*
Consolidated Statements of Equity for the Years Ended December 31, 2016 and 2015 and the Period from Inception (August 12, 2014) to December 31, 2014		*
Consolidated Statements of Cash Flows for the Years Ended December 31, 2016 and 2015 and the Period from Inception (August 12, 2014) to December 31, 2014		*
Notes to Consolidated Financial Statements		*
Unaudited Financial Statements
Condensed Consolidated Balance Sheets as of March 31, 2017 (unaudited) and December 31, 2016		*
Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2017 and 2016 (unaudited)		*
Condensed Consolidated Statement of Equity for the Three Months Ended March 31, 2017 (unaudited)		*
Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2017 and 2016 (unaudited)		*
Notes to Condensed Consolidated Financial Statements (unaudited)		*

*
Incorporated by reference herein.

F-1

APPENDIX A: PRIOR PERFORMANCE TABLES

        The tables presented in this section contain summary information relating to current and former programs subject to public reporting requirements with investment objectives similar to ours and sponsored by certain affiliates of the Sponsor and its direct or indirect owners. Although each of the programs described herein has its own specific investment objectives, there are various general investment objectives common to all such programs. These general investment objectives include (i) a focus on investing in core commercial properties, (ii) a focus on acquiring existing properties as opposed to developing new properties, (iii) a focus on investing in properties located in the U.S., (iv) a focus on preserving investors' capital, and (v) a focus on providing regular cash distributions to investors.

        The specific prior public programs included in the tables are: (i) Industrial Income Trust Inc., which we refer to as "IIT;" (ii) Dividend Capital Diversified Property Fund Inc., which we refer to as "DPF;" and (iii) DCT Industrial Trust Inc., formerly known as "Dividend Capital Trust Inc.," which we refer to as "DCT."

        IIT was a publicly offered non-traded real estate investment trust formed to acquire, own and manage a diversified portfolio of real property assets, focusing on industrial properties. On November 4, 2015, IIT completed its merger with and into Western Logistics II LLC, an affiliate of Global Logistic Properties Limited, in an all cash transaction valued at approximately $4.55 billion, which we refer to herein as the "IIT Merger," subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share. Concurrently with the closing of the merger, IIT transferred 11 properties that are under development or in the lease-up stage, or the "excluded properties," to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. The DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell the excluded properties with the goal of maximizing the distributions to IIT's former stockholders. At the closing of the merger, IIT estimated that an additional approximately $0.56 net per unit of DC Industrial Liquidating Trust would be paid in cash upon consummation of the sales of all of the excluded properties (net of certain estimated expenses), based on estimates at closing by IIT's management of the value of each such property upon stabilization, the costs to complete the development and leasing of the excluded properties, and liquidation expenses. The actual amounts ultimately distributed by DC Industrial Liquidating Trust will likely differ, perhaps materially, from this estimate based on, among other things, market conditions for sales of the properties, the amount of time it takes to complete the liquidation and the potential costs associated with the liquidation. As of the date of this prospectus, DC Industrial Liquidating Trust currently anticipates completing its liquidation within the 12 to 24 months following November 4, 2015. There can be no assurance regarding the amount of cash that ultimately will be distributed to IIT's former stockholders in connection with DC Industrial Liquidating Trust or the timing of the liquidation of DC Industrial Liquidating Trust. As the DC Industrial Liquidating Trust has not yet sold the excluded properties, IIT is not considered a completed program for purposes of these tables and is not included in Table IV.

        DPF is a publicly offered non-traded real estate investment trust formed to acquire, own and manage a diversified portfolio of real property assets and real estate securities.

        DCT (NYSE: DCT) is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in many of the highest volume distribution markets in the U.S. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external Advisor to DCT, which we refer to as DCT's "Former Advisor," were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

        The specific tables discussed in this section consist of:

  Table I—Experience in Raising and Investing Funds

  Table III—Operating Results of Prior Programs

  Table IV—Completed Programs

  Table V—Sales or Disposals of Real Property

        The information in this section should be read together with the summary information in this prospectus under "Prior Performance of the Advisor and its Affiliates." Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as applicable.

        You may use the information in the tables to evaluate the performance of other programs that have been sponsored by affiliates of the Sponsor and its direct or indirect owners. However, by purchasing shares in this offering, you will not acquire ownership interests in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

        Table I provides a summary of experience in raising and investing funds for the prior public programs that have closed an offering within the three years ended December 31, 2015. Information is provided as to the timing and length of the offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative as of December 31, 2015, except where otherwise noted.

Table I
(Unaudited)
Experience in Raising and Investing Funds
Total Since Inception
(Dollar amounts in thousands)

	IIT		DPF
Dollar amount offered	$4,400,000	(1)	$8,000,000	(2)
Dollar amount raised	$2,208,976	(1)	$2,426,145	(2)
Length of offering(s) (months):
First offering	28		24
Second offering	15	(3)	20
Third offering	N/A		39
Fourth offering	N/A		N/A
Months to invest 90% of amount available for investment measured from beginning of offering		(4)		(5)

(1)
Data for IIT is presented through June 30, 2015, which is the end of the last quarter for which IIT filed a periodic report prior to the closing of the IIT Merger. IIT's second public offering commenced on April 17, 2012. IIT stopped offering primary shares pursuant to the second offering on July 18, 2013, but continued to offer shares to its existing investors pursuant to its distribution reinvestment plan. From April 17, 2012 through June 30, 2015, IIT had raised $1.2 billion, or 50%, of its second public offering amount of $2.4 billion, including $160.4 million pursuant to its distribution reinvestment plan. The distribution reinvestment plan was suspended effective as of July 28, 2015, and terminated effective as of the closing of the IIT Merger on November 4, 2015.

  IIT's first public offering commenced on December 18, 2009 and closed on April 16, 2012. From December 18, 2009 to April 16, 2012, IIT had raised $1.0 billion, or 50%, of its first public offering amount of $2.0 billion, including $16.5 million pursuant to its distribution reinvestment plan. As a result of these public offerings, as of June 30, 2015, IIT had raised a total of $2.2 billion, including $177.0 million pursuant to its distribution plan. The aggregate amount of $4.4 billion offered includes $1.1 billion offered through IIT's distribution reinvestment plan.

(2)
On September 16, 2015, DPF commenced its fourth public offering of $1.0 billion, including $250.0 million offered through its distribution reinvestment plan. As of December 31, 2016 DPF had raised $110.0 million, or 11%, of its total offering amount, including approximately $6.9 million raised through its distribution reinvestment plan. DPF raised $183.0 million, or 6%, of its third public offering amount of $3.0 billion, including approximately $3.4 million raised through its distribution reinvestment plan. The third offering commenced on July 12, 2012 and was closed on September 15, 2015. DPF raised $660 million, or 44%, of its second public offering amount of $1.5 billion, including approximately $102.1 million raised through its distribution reinvestment plan. The second offering commenced on January 22, 2008 and was closed on September 30, 2009. DPF raised $1.14 billion, or 75.8%, of its first public offering amount of $1.5 billion, including approximately $32.8 million raised through its distribution reinvestment plan. The first offering commenced on January 27, 2006 and was closed on January 21, 2008. DPF continues to offer unclassified common stock (Class E shares), pursuant to the distribution reinvestment plan offering registered on its Registration Statement on Form S-3 dated October 22, 2009, or the "Class E DRIP Offering." As of December 31, 2016, DPF raised $198.2 million through its Class E DRIP Offering. As a result of these various offerings from January 27, 2006 through December 31, 2016, DPF raised a total of $2.4 billion, including approximately $343.4 million pursuant to its distribution reinvestment plan. The $8.0 billion offered includes $2.0 billion offered through its distribution reinvestment plan.

(3)
The second offering of primary shares had a duration of 15 months. IIT terminated the sale of primary shares puruant to the second offering on July 18, 2013 and continued the sale of distribution reinvestment plan shares pursuant to the second offering. The distribution reinvestment plan was terminated effective as of the closing date of the merger on November 4, 2015.

(4)
IIT took 32 months to invest 90% of the amount available for investment from its first offering, measured from the beginning of its first offering and 17 months to invest 90% of the amount available for investment from its second offering, measured from the beginning of its second offering.

(5)
DPF took 45 months and 29 months, respectively, to invest 90% of the amount available for investment, measured from the beginning of its first and second public offerings. As of September 30, 2015, or approximately 38 months following the beginning of its third public offering, DPF had used all of the proceeds raised in its third public offering to invest in real properties and real estate-related debt, to reduce its leverage on its existing investments, to provide liquidity to its stockholders and for general corporate purposes. DPF's fourth public offering was still open as of December 31, 2016.

        Table III provides a summary of the operating results, for the most recent 10 years, of prior public programs that have closed offerings within the five years ended December 31, 2016. All figures are presented as of December 31 of the calendar years indicated, except where otherwise noted.

IIT
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2015(1)	2014	2013	2012	2011	2010	2009
Selected Operating Results
Gross revenues	$165,473	$312,457	$249,852	$127,893	$51,650	$4,105	$—
Operating expenses(2)	131,889	265,045	239,694	130,671	60,295	11,342	854

Operating income	33,584	47,412	10,158	(2,778)	(8,645)	(7,237)	(854)
Interest expense	(35,596)	(62,869)	(50,898)	(29,021)	(14,674)	(988)	—
Net (loss)—GAAP basis	(2,667)	8,939	(15,140)	(35,580)	(25,353)	(8,225)	(854)
Summary Statements of Cash Flow
Net cash flows provided by (used in) operating activities	$59,645	$110,745	$86,888	$27,372	$2,234	$(6,643)	$(17)
Net cash flows (used in) investing activities	(84,765)	(139,454)	(1,107,276)	(1,250,139)	(743,374)	(228,691)	—
Net cash flows provided by financing activities	28,275	18,404	1,014,196	1,234,383	726,440	262,782	203
Amount and Source of Distributions
Total Distributions paid to common stockholders(3)	$(66,647)	$(131,203)	$(112,104)	(63,826)	(23,321)	(2,937)	—
Distribution data per $1,000 invested:
Total Distributions to common stockholders:	$(28)	$(57)	$(60)	$(60)	$(63)	$(62)	$—
From operations(4)	(14)	(29)	(31)	(25)	(13)	—	—
From sale of properties	—	—	—	—	—	—	—
From financing	(14)	(28)	(29)	(35)	(50)	(59)	—
From offering proceeds	—	—	—	—	—	(3)	—
Summary Balance Sheet
Total Assets (before depreciation and amortization)	$4,067,739	$3,975,094	$3,826,986	$2,386,250	$1,039,691	$262,942	$2,185
Total Assets (after depreciation and amortization)	3,652,300	3,627,650	3,614,064	2,294,948	1,013,225	261,171	2,185
Total Liabilities	2,204,165	2,118,704	2,021,982	1,268,867	540,432	138,271	2,835

(1)
Figures are presented for the six months ended June 30, 2015, because the quarter ended June 30, 2015 is the last quarter for which IIT filed a periodic report prior to the closing of the IIT Merger. Accordingly, no data is available for the year ended December 31, 2016.

(2)
Operating expenses include real estate taxes.

(3)
Reflects total distributions, which includes both distributions paid in cash and distributions reinvested in shares.

(4)
Source of distributions was cash provided by operating activities, as determined on a GAAP basis.

DPF
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007
Selected Operating Results
Gross revenues	$216,170	$225,200	$231,597	$217,777	$216,325	$218,857	$175,962	$108,129	$91,483	$61,067
Operating expenses(1)	173,343	181,275	177,723	158,876	156,875	189,901	115,285	116,763	264,231	47,492

Operating income	42,827	43,925	53,874	58,901	59,450	28,956	60,677	(8,634)	(172,748)	13,575
Interest expense	(40,782)	(47,508)	(61,903)	(65,325)	(69,844)	(74,406)	(61,324)	(39,821)	(31,953)	(26,306)
Net income (loss)—GAAP basis	55,048	131,659	33,994	56,470	(22,371)	(64,566)	(22,407)	(47,081)	(183,732)	10,197
Summary Statements of Cash Flow
Net cash flows provided by (used in) operating activities	$90,296	$105,530	$87,229	$86,589	$94,487	$94,342	$50,200	$51,221	$60,266	$31,772
Net cash flows provided by (used in) investing activities	122,530	74,421	(15,102)	72,847	(39,465)	89,457	(1,297,007)	(245,114)	(127,254)	(1,165,338)
Net cash flows provided by (used in) financing activities	(214,731)	(178,643)	(82,444)	(171,530)	(146,597)	(138,911)	815,580	168,466	315,567	1,357,883
Amount and Source of Distributions
Total distributions to common stockholders(2)	$(57,040)	$(63,145)	$(62,236)	$(62,330)	$(84,259)	$(105,704)	$(110,430)	$(104,366)	$(84,023)	$(51,175)
Distribution data per $1,000 invested
Total Distributions to common stockholders:	$(36)	$(36)	$(35)	$(35)	$(46)	$(58)	$(60)	$(60)	$(60)	$(60)
From operations(3)	(36)	(36)	(35)	(35)	(46)	(51)	(27)	(29)	(43)	(37)
From sale of properties	—	—	—	—	—	(7)	(17)	—	—	—
From financing	—	—	—	—	—	—	(16)	(31)	(17)	(23)
From offering proceeds	—	—	—	—	—	—	—	—	—	—
Summary Balance Sheet
Total Assets (before depreciation and amortization)	$2,276,639	$2,473,165	$2,661,216	$2,757,630	$3,142,036	$3,031,776	$3,246,815	$2,509,155	$2,211,386	$1,847,400
Total Assets (after depreciation and amortization)	1,783,728	1,967,208	2,148,133	2,305,409	2,659,254	2,670,419	2,999,207	2,362,991	2,123,578	1,811,784
Total Liabilities	1,175,637	1,241,257	1,384,153	1,500,398	1,817,727	1,671,150	1,842,233	1,090,405	963,712	891,969

(1)
Operating expenses include real estate taxes and asset management fees.

(2)
Reflects total distributions, which includes both distributions paid in cash and distributions reinvested in shares.

(3)
Source of distributions was cash provided by operating activities, as determined on a GAAP basis.

        Table IV includes the prior public program that has completed operations in the ten years ended December 31, 2016. As of December 31, 2016, no other programs were considered to be completed programs for purposes of this table.

Table IV
Completed Programs
(Unaudited)
(Dollar amounts in thousands)

	DCT(1)(2)
Dollar amount raised	$1,583,298	(3)
Date of closing of program	12/13/2006	(2)
Length of program (months)	46
Program Annualized Return on Investment	10.7%	(4)
Investor Internal Rate of Return	12.0%	(5)
Median Annual Leverage	42.0%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$365,489	(6)

(1)
Prior to October 10, 2006, DCT's activities were managed by its sponsor, which was an affiliate of Dividend Capital Advisors LLC, the former external Advisor to DCT, which we refer to as "DCT's Former Advisor." On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which the entire outstanding membership interest of and all economic interests in DCT's Former Advisor were contributed to the operating partnership of DCT in exchange for 15.1 million limited partnership units in DCT's operating partnership valued at $11.25 per unit. As a result of the Internalization, DCT is no longer considered an affiliate of ours. Amounts presented for DCT are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT's Former Advisor.

(2)
On December 13, 2006, DCT completed a listing on the New York Stock Exchange, issuing 16.3 million shares for net proceeds of approximately $186.7 million, before expenses of $2.3 million, or the "Listing."

(3)
In January 2006, DCT closed the primary offering component of its fourth continuous public offering, which commenced on June 27, 2005. DCT raised $532.6 million, or 69.7% out of a total primary offering amount of 764.1 million. DCT's third continuous public offering commenced in October 2004 and closed on June 24, 2005, after having raised a total of $413.2 million, or 98.4% of its total primary offering amount of $1.73 billion. DCT's second continuous public offering of primary shares, which commenced in April 2004 and ended in October 2004, raised $299.0 million, or 99.7% of its total primary offering amount. DCT's first continuous public offering commenced in July 2002 and ended in April 2004 and raised $249.2 million, or 99.7% of its total primary offering amount. In addition, between July 17, 2002 and September 30, 2006, DCT raised a total of $89.3 million pursuant to its distribution reinvestment plan.

(4)
Program Annualized Return on Investment is calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors multiplied by the number of years between DCT meeting its escrow requirements on February 10, 2003 and DCT's Listing on December 13, 2006. For purposes of this calculation, "aggregate amount invested by investors" excludes underwriting fees and commissions paid from the amount invested by investors.

(5)
Investor Internal Rate of Return assumes an investment in DCT in February 2003, the month in which DCT first received offering proceeds at a price of $10.00 per share, participation in DCT's distribution reinvestment plan, and a liquidation of shares at the closing price of $12.35 per share on the day of DCT's Listing in December 2006. If it is assumed that an investor purchased shares on the month-end date nearest the midpoint of the company's four public offerings, which was February 2005, at a weighted average share price of $10.32 per share, that the investor participated in DCT's distribution reinvestment plan, and that the investor liquidated his or her shares at the closing price of $12.35 per share on the day of DCT's Listing in December 2006, then the Investor Internal Rate of Return is 17.0%. For purposes of this table, "Internal Rate of Return," which is calculated based on the cash flows associated with a particular investment, is defined as the rate of return that makes the net present value of all cash flows (both positive and negative) from a particular investment equal to zero.

(6)
Aggregate compensation includes amounts paid to the sponsor from proceeds of the offerings, operations, property sales and refinancing and amounts paid in connection with DCT's conversion from external management to an internal management structure.

        Table V provides a summary of all dispositions of real property by IPT, IIT and DPF during the three years ended December 31, 2016. None of the other prior public programs presented in these tables disposed of real property during the three years ended December 31, 2016.

Table V
Sales or Disposals of Real Property
(Unaudited)
(Dollar amounts in thousands)

				Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Program	Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale		Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total(1)(2)	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
IPT	OKC Industrial Center	1/13/2016	11/2/2016	$3,296	$—		$—	$—	$3,296	$—	$3,507	$3,507	$188
IPT	San Antonio Industrial Center	1/13/2016	11/2/2016	11,571	—		—	—	11,571	—	11,428	11,428	555
IPT	Meadows Distribution Center	9/4/2016	12/28/2016	10,137	—		—	—	10,137	—	8,799	8,799	937
IPT	East Windsor Distribution Center	6/20/2016	12/28/2016	7,280	—		—	—	7,280	—	7,579	7,579	276
IPT	Interstate South Distribution Center	8/25/2015	12/29/2016	21,874	—		—	—	21,874	—	21,418	21,418	869

IPT Total				$54,158	$—		$—	$—	$54,158	$—	$52,731	$52,731	$2,825
IIT	I-20 East Distribution Center	3/29/2011	4/16/2014	$43,115	$—		$—	$—	$43,115	$—	$30,388	$30,388	$10,176
IIT	Garland	9/17/2013	4/17/2014	8,665	—		—	—	8,665	—	7,814	7,814	278
IIT	Eagle Falls Distribution Center	1/19/2011	4/21/2014	11,071	—		—	—	11,071	—	8,896	8,896	2,097
IIT	Farmers Branch & Southridge	9/17/2013	4/21/2014	29,691	—		—	—	29,691	—	27,331	27,331	1,627
IIT	Portland Portfolio	9/30/2010	4/23/2014	35,381	—		—	—	35,381	—	26,410	26,410	11,028
IIT	Freeport Building 7	12/12/2012	8/11/2015	4,436	—		—	—	4,436	—	795	795	111
IIT	IIT Portfolio(4)	Various	11/4/2015	2,262,699	2,311,243	(5)	—	—	4,573,942	—	3,888,201	3,888,201	747,779

IIT Total				$2,395,058	$2,311,243		$—	$—	$4,706,301	$—	$3,989,835	$3,989,835	$773,096
DPF	Rickenbacker	10/16/2006	1/22/2014	$3,632	$6,916		$—	$—	$10,548	$—	$14,272	$14,272	$6,559
DPF	Park West Q	10/16/2006	1/22/2014	3,198	5,156		—	—	8,354	—	10,620	10,620	4,738
DPF	Eagle Creek East	10/16/2006	1/22/2014	3,811	4,292		—	—	8,103	—	8,989	8,989	4,428
DPF	Park West L	10/31/2006	1/22/2014	4,526	3,581		—	—	8,107	—	7,996	7,996	4,043
DPF	Eagle Creek West	10/31/2006	1/22/2014	4,959	4,862		—	—	9,821	—	10,177	10,177	5,109
DPF	Minnesota Valley III	10/31/2006	1/22/2014	7,913	6,082		—	—	13,995	—	13,852	13,852	5,181
DPF	Greenwood Parkway	10/29/2007	1/22/2014	21,463	—		—	—	21,463	—	22,643	22,643	9,634
DPF	Plainfield III	3/28/2007	1/22/2014	10,954	12,000		—	—	22,954	—	20,163	20,163	8,207
DPF	Patriot Drive I	3/28/2007	1/22/2014	4,302	4,625		—	—	8,927	—	6,438	6,438	2,957
DPF	Patriot Drive II	3/28/2007	1/22/2014	9,738	18,375		—	—	28,113	—	25,486	25,486	8,931
DPF	Creekside V	6/15/2007	1/22/2014	3,003	4,725		—	—	7,728	—	6,335	6,335	3,049
DPF	Westport	1/9/2008	1/22/2014	13,146	9,747		—	—	22,893	—	25,195	25,195	11,456

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Program	Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total(1)(2)	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
DPF	Cranston	8/1/2007	2/18/2014	6,560	—	—	—	6,560	2,688	1,607	4,295	712
DPF	Shackleford	3/20/2007	2/25/2014	5,671	13,650	—	—	19,321	—	21,272	21,272	9,501
DPF	Shadelands	6/25/2010	6/13/2014	5,498	—	—	—	5,498	4,982	1,035	6,017	2,247
DPF	Lundy(6)	9/28/2006	10/15/2014	—	13,579	—	—	13,579	14,250	6,834	21,084	13,282
DPF	South Havana	6/25/2010	11/7/2014	9,499	—	—	—	9,499	7,904	4,662	12,566	6,615
DPF	Park Place	12/16/2009	1/16/2015	45,998	—	—	—	45,998	11,365	12,474	23,839	7,335
DPF	Doolittle Drive	6/25/2010	3/11/2015	19,953	10,044	—	—	29,998	13,021	9,879	22,900	10,314
DPF	Sheila Street	6/25/2010	3/11/2015	18,389	8,734	—	—	27,124	11,702	12,044	23,746	9,307
DPF	2000 Corporate Center Drive	6/25/2010	3/11/2015	18,650	12,228	—	—	30,878	9,169	4,481	13,650	5,405
DPF	Sylvan Way	6/25/2010	3/11/2015	32,418	16,027	—	—	48,445	20,777	16,189	36,966	16,184
DPF	1600 SW 80th Street	6/25/2010	3/11/2015	34,917	18,997	—	—	53,914	24,676	19,261	43,937	17,968
DPF	Connection Drive	6/25/2010	3/11/2015	33,363	23,408	—	—	56,771	30,345	23,050	53,395	19,121
DPF	East Maple Avenue	6/25/2010	3/11/2015	42,782	16,595	—	—	59,377	21,513	16,320	37,833	16,586
DPF	N. Glenville Drive	6/25/2010	3/11/2015	6,969	3,494	—	—	10,462	4,529	3,461	7,990	5,054
DPF	Columbia Road	6/25/2010	3/11/2015	16,826	8,516	—	—	25,342	11,089	8,847	19,936	8,379
DPF	200 Corporate Drive	6/25/2010	3/11/2015	16,353	8,734	—	—	25,087	11,323	8,599	19,922	8,431
DPF	Vickery Drive	6/25/2010	3/11/2015	30,386	18,178	—	—	48,564	23,565	17,903	41,468	17,773
DPF	East 28th Avenue	6/25/2010	3/11/2015	3,876	2,740	—	—	6,617	3,552	2,699	6,251	2,801
DPF	Mt. Nebo	5/11/2007	5/5/2015	12,100	—	—	—	12,100	16,000	9,045	25,045	3,813
DPF	2100 Corporate Center Drive	6/25/2010	7/20/2015	12,143	—	—	—	12,143	6,682	7,544	14,226	2,429
DPF	Inverness land parcel	7/31/2013	8/12/2015	7,185	—	—	—	7,185	—	5,200	5,200	n/a
DPF	DeGuigne	11/21/2007	12/14/2015	16,303	6,839	—	—	23,142	9,113	9,673	18,786	8,090
DPF	Rockland 201 Market	8/1/2007	12/18/2015	1,551	—	—	—	1,551	792	493	1,285	630
DPF	Colshire Drive	6/25/2010	2/18/2016	157,307	—	—	—	157,307	125,432	54,433	179,865	85,035
DPF	40 Boulevard	1/24/2007	3/1/2016	1,451	7,830	—	—	9,281	6,142	4,101	10,243	9,564
DPF	Washington Commons	2/1/2007	3/1/2016	17,208	—	—	—	17,208	21,300	3,886	25,186	11,262
DPF	Rockland 360-372 Market	8/1/2007	8/5/2016	3,536	—	—	—	3,536	2,060	1,230	3,290	2,288
DPF	6900 Riverport	9/17/2008	9/2/2016	5,123	—	—	—	5,123	1,935	2,904	4,839	2,923
DPF	Sunset Hills	6/25/2010	9/30/2016	18,040	—	—	—	18,040	17,776	13,556	31,333	8,615
DPF	CVS Holbrook	8/1/2007	11/18/2016	5,939	—	—	—	5,939	—	4,623	4,623	3,435

DPF Total				$696,641	$269,954	$—	$—	$966,595	$433,683	$479,472	$913,155	$389,390

Grand Total				$3,145,857	$2,581,197	$—	$—	$5,727,054	$433,683	$4,522,038	$4,955,721	$1,165,311

(1)
No installment sales transactions have been completed in any of the programs to date.

(2)
Absent any ordinary income recapture under Internal Revenue Code Section 1231(c), 100% of all taxable gains are treated as capital gains.

(3)
Amounts shown have not been reduced for interest expense.

(4)
Represents the assets sold as part of the IIT Merger.

(5)
Amount represents all debt outstanding, including prepayment penalties, that was paid off at the closing of the IIT Merger in lieu of cash received.

(6)
Disposal was the result of a foreclosure. No cash was received as a result of the disposal.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Investor Name

Subscription Agreement
Class T Shares, Class W Shares and Class I Shares
Black Creek Industrial REIT IV Inc.

BLACK CREEK GROUP

1. INVESTMENT — See payment instructions on next page.

Total $ Invested

Please check the appropriate box:

☐ **Initial Investment** — This is my initial investment: $2,000 minimum for Class T shares and Class W shares; $1,000,000 for Class I shares (unless waived) **($2,500 minimum for non-qualified plans in NY, which cannot be waived).**

☐ **Additional Investment** — This is an additional investment: $500 minimum.

Account # ______

State of Sale ______

2. ACCOUNT TYPE - Select Class T Shares, Class W Shares or Class I Shares below (choose only one).

This Subscription Agreement is for Class T shares, Class W shares and Class I shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The prospectus of Black Creek Industrial REIT IV as amended and supplemented as of the date hereof (the "Prospectus") contains additional information regarding the different share classes.

☐ **Class T Share**

☐ **Class W Share** (available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus).

☐ **Class I Share** (available for certain accounts and other eligible investors as disclosed in the prospectus).

3. TYPE OF OWNERSHIP

Non-Custodial Ownership

☐ **Individual Ownership** — One signature required.

☐ **Transfer on Death** — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

☐ **Joint Tenants with Rights of Survivorship** — All parties must sign.

☐ **Community Property** — All parties must sign.

☐ **Tenants in Common** — All parties must sign.

☐ **Corporate Ownership** — Authorized signature required. Include copy of corporate resolution.

☐ S-Corp ☐ C-Corp ☐ LLC

☐ **Governmental Qualified Pension Plan and Profit-Sharing Plan** (Non-custodian)

☐ **Non-Governmental Qualified Pension Plan and Profit-Sharing Plan** (Non-custodian)

☐ **Partnership Ownership** — Authorized signature required. Include copy of partnership agreement.

☐ **Estate** — Personal representative signature required.

Name of Executor

Include a copy of the court appointment dated within 90 days.

Trust Accounts

☐ **Taxable Trust**
Include a copy of the first and last page of the trust.

☐ **Tax-Exempt Trust**
Include a copy of the first and last page of the trust.

☐ **Other** (Specify)

Name of Trustee

Include a copy of the first and last page of the plan, as well as Trustee information

Custodial Ownership

☐ **Traditional IRA** — Custodian signature required in section 10.

☐ **Roth IRA** — Custodian signature required in section 10.

☐ **Decedent IRA** — Custodian signature required in section 10.

Name of Deceased ______

☐ **Simplified Employee Pension / Trust (SEP)**

☐ **Governmental Pension or Profit-Sharing Plan** — Custodian signature required in section 10.

☐ **Non-Governmental Pension or Profit-Sharing Plan** — Custodian signature required in section 10.

☐ **Uniform Gift to Minors Act** — Custodian signature required in section 10.

State of ______ Custodian for ______

☐ **Other** (Specify)

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City State ZIP

Custodian Information — To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

Investor Name

Subscription Agreement
Class T Shares, Class W Shares and Class I Shares
Black Creek Industrial REIT IV Inc.

BLACK CREEK GROUP

4. SUBSCRIBER INFORMATION

☐ Employee or Affiliate of Advisor of Black Creek Industrial REIT IV

Investor | Co-Investor

Investor Social Security / Taxpayer ID # | Co-Investor Social Security / Taxpayer ID #

Birth Date / Articles of Incorporation (MM/DD/YY) | Co-Investor Birth Date (MM/DD/YY)

Brokerage Account Number | Home Telephone | Investor E-mail Address | Co-Investor E-mail Address

Residence Address (no P.O. Box)

Street Address | City | State | ZIP

Mailing Address* (if different from above)

Street Address | City | State | ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

Please Indicate Citizenship Status ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

5. E-CONSENT

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Black Creek Industrial REIT IV. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications **and statement notifications. By consenting below to electronically receive stockholder communications, including your account specific information, you authorize** said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in sole discretion, elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

☐ I consent to electronic delivery ☐ I consent to electronic delivery

E-mail Address (Investor) | E-mail Address (Co-Investor)

If blank, the e-mail address provided in section 4 will be used.

6. INVESTMENT METHOD

☐ **By Mail** — Attach a check made payable to Black Creek Industrial REIT IV, unless you are a resident of Ohio, Pennsylvania or Washington, in which case checks should be made payable to UMB Bank, N.A., as Escrow Agent for Black Creek Industrial REIT IV Inc.

☐ **By Wire** — **Account Name:** UMB Bank, N.A., Kansas City, MO 64106
ABA Routing Number: 101000695
Account Number: 9871976114
Beneficiary: Black Creek Industrial REIT IV

Please request when sending a wire that the wire reference the subscriber's name in order to assure that the wire is credited to the proper account.

☐ **Asset Transfer** —

☐ Asset transfer form sent to transferring institution. ☐ Asset transfer form included with subscription.

Investor Name

Subscription Agreement
Class T Shares, Class W Shares and Class I Shares
Black Creek Industrial REIT IV Inc.

BLACK CREEK GROUP

9. SUITABILITY AND OTHER REPRESENTATIONS (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce Black Creek Industrial REIT IV to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor
a) I (we) understand that the transaction price per share at which my (our) investment will be executed will be made available at **www.bcindustrialiv.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. I (we) understand that** once Black Creek Industrial REIT IV commences monthly valuations, which will be as of a date no later than December 31, 2017, the transaction price per share generally will be made available within 15 calendar days after the last calendar day of each month, and such transaction price will generally be the transaction price for the then-current month for each share class. I **(we) understand that my (our) subscription request will not be accepted before the later of (i) two business days before the first** calendar day of the month and (ii) three business days after the transaction price is made publicly available. I (we) understand that I (we) am (are) not committed to purchase shares at the time my (our) subscription order is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (we) understand **that I (we) may withdraw my (our) purchase request during such period by notifying the transfer agent, my (our) financial** intermediary, or directly through Black Creek Industrial REIT IV's toll-free, automated telephone line, 888.310.9352.	(a) Initials _____	Initials _____
b) **I have (we have) received a copy of the final Prospectus.**	(b) Initials _____	Initials _____
c) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials _____	Initials _____
d) **I (we) hereby authorize Black Creek Industrial REIT IV, upon occurrence of a Liquidity Event (as defined in Black Creek Industrial REIT IV's Prospectus), to share with the Registered Representative's firm listed in section 11 the identification number** that is assigned to my (our) securities account at the transfer agent's custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative's **firm. Please initial if you agree.**	(d) Initials _____	Initials _____
e) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income. I (we) acknowledge that these suitability **requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.**	(e) Initials _____	Initials _____
f) If I am (we are) a resident of **AL, IA, ID, KS, KY, MA, ME, NE, NJ, NM, ND, OR, PA, TN** or **VT**, I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under "Suitability Standards." **I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.**	(f) Initials _____	Initials _____
g) If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets,on an individual basis, the suitability standards set forth in the "Suitability Standards" section of the Prospectus, including any higher **state-specific requirements as applicable to such equity owner.**	(g) Initials _____	Initials _____
h) If I am (we are) an **Alabama** resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Black Creek Industrial REIT IV and other similar public, illiquid direct participation programs.	(h) Initials _____	Initials _____
i) If I am (we are) an **Iowa** resident, I (we) have either: (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Black Creek Industrial REIT **IV or any of its affiliates, and the** shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.	(i) Initials _____	Initials _____
j) If I am (we are) a **Kansas** resident, I am (we are) limiting my (our) aggregate investment in the securities of Black Creek Industrial REIT **IV and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as** that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.	(j) Initials _____	Initials _____
k) If I am (we are) a **Kentucky** resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and **readily marketable securities) in Black Creek Industrial REIT IV's shares or the shares of Black Creek Industrial REIT IV's affiliates'** non-publicly traded real estate investment trusts.	(k) Initials _____	Initials _____
l) If I am (we are) a **Nebraska** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I am (we are) limiting my (our) aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of my (our) net worth (excluding the value of my (our) home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal Securities laws is not subject to the foregoing limitations.	(l) Initials _____	Initials _____
m) If I am (we are) a **New Jersey** resident, I (we) have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is **defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists** of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in Black Creek Industrial REIT IV, Black **Creek Industrial REIT IV's affiliates, and other non-publicly traded direct investment programs (including REITs, BDCs, oil and gas** programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.	(m) Initials _____	Initials _____
n) If I am (we are) an **Ohio resident, I am (we are) limiting my (our) investment in Black Creek Industrial REIT IV, its affiliates and other** non-traded real estate investment programs to no more than 10% of my (our) liquid net worth. For these purposes, "liquid net worth" **is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is** comprised of cash, cash equivalents, and readily marketable securities.	(n) Initials _____	Initials _____
o) If I am (we are) an **Oregon** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the **Prospectus, I (we) have a net worth of at least ten times my (our) investment in Black Creek Industrial REIT IV's shares and those of its affiliates.**	(o) Initials _____	Initials _____
p) If I am (we are) a **Pennsylvania** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I (we) shall not invest more than 10% of my (our) net worth (exclusive of home, furnishings and automobiles) in these securities.	(p) Initials _____	Initials _____
q) If I am (we are) a **Vermont** resident and I am (we are) not an accredited investor, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, my (our) investment in this offering does not exceed 10% of my (our) liquid net **worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles)** minus total liabilities.	(q) Initials _____	Initials _____
r) **If an affiliate of Black Creek Industrial REIT IV or its advisor, BCI IV Advisors LLC, I (we) represent that the shares are being** purchased for investment purposes only and not for immediate resale.	(r) Initials _____	Initials _____

Investor Name

Subscription Agreement
Class T Shares, Class W Shares and Class I Shares
Black Creek Industrial REIT IV Inc.

BLACK CREEK GROUP

10. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by Black Creek Industrial REIT IV I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security / Taxpayer ID # field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Black Creek Industrial REIT IV's transfer agent, DST Systems, Inc.

Signature of Investor or Trustee | Signature of Co-Investor or Trustee, if applicable | Date

Signature of Custodian

11. BROKER / DEALER — To be completed by the Registered Representative (RR).

The Broker / Dealer (B / D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor's legal residence. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor's prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker / Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker / Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned further confirms by its signature, on behalf of the Broker / Dealer that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant or beneficiary, IRA, or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (Code): (i) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor's purchase of shares; (ii) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (iii) it is a fiduciary under ERISA or the Code, or both, with respect to such investor's purchase of shares, and it is responsible for exercising independent judgment in evaluating such investor's purchase of shares.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 9 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative | Broker / Dealer Name | Telephone Number

Mailing Address | Home Officer Mailing Address

City | State | ZIP | City | State | ZIP

B / D Rep # | Registered Representative's Telephone Number | Registered Representative's E-mail Address

Signature – Registered Representative | Signature – Broker / Dealer (if applicable)

Please be aware that Black Creek Industrial REIT IV, BCI IV Advisors LLC (the "Advisor"), BCI IV Advisors Group LLC and Black Creek Capital Markets, LLC (the "Dealer Manager") and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Black Creek Industrial REIT IV's public offering or the purchase of Black Creek Industrial REIT IV's common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Black Creek Industrial REIT IV's common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Black Creek Industrial REIT IV in connection with the purchase of the shares.

No sale of shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor's financial condition or can no longer make the representations and warranties set forth in section 9, Black Creek Industrial REIT IV requests that the investor promptly notify Black Creek Industrial REIT IV and the investor's Broker / Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Black Creek Industrial REIT IV Inc.

Direct Overnight Mail:	**P.O. Box:**
Black Creek Group	Black Creek Group
C/O DST Systems Inc.	P.O. Box 219079
430 W 7th Street, Suite 219079	Kansas City, MO 64121-0979
Kansas City, MO 64105	

Black Creek Group — Black Creek Industrial REIT IV Contact Information:
Phone: 866.324.REIT (324.7348) **Web Site:** bcindustrialiv.com **E-mail:** operations@blackcreekgroup.com

BCIRIV-RET-SA-TWI-JUN17

APPENDIX C: THIRD AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

        This THIRD AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (the "Plan") is adopted by Black Creek Industrial REIT IV Inc., a Maryland corporation (the "Company") pursuant to its charter (the "Charter"). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

        1.    Distribution Reinvestment.    As agent for the stockholders (the "Stockholders") of the Company who elect to participate in the Plan or who are automatically enrolled pursuant to the terms of a subscription for shares of the Company's common stock (the "Shares"), the Company will apply all cash dividends and other cash distributions declared and paid in respect of the shares of the Company's common stock (the "Shares") held by each participating Stockholder (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

        Additionally, as agent for the holders of partnership units (the "OP Units") of BCI IV Operating Partnership LP (the "Partnership") who acquire such OP Units as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the "Participants"), the Partnership will apply all distributions declared and paid in respect of the OP Units held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional OP Units, to the purchase of Shares having the same class designation as the applicable class of OP Units for such Participant to which such Distributions are attributable.

        2.    Effective Date.    The effective date of this Plan is July 1, 2017.

        3.    Procedure for Participation.    Any Stockholder or holder of OP Units, other than a Stockholder who is a resident of a state that does not, or is a client of a participating broker dealer that does not, permit automatic enrollment in the Plan, who has received a prospectus and purchases Shares in the Company's primary offering after the effective date of the Plan will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. Any stockholder, who has received a prospectus, who initially elects not to be a Participant, or who is a resident of a state that does not, or is a client of a participating broker dealer that does not, permit automatic enrollment in the Plan, may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or a participating broker dealer. The then-current prospectus will indicate which states do not permit automatic enrollment in the Plan. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company may elect to deny participation in the Plan with respect to a Stockholder or holder of OP Units that resides in a jurisdiction or foreign country where, in the Company's judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

        4.    Suitability.    Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant's state of residence and set forth in the Company's most recent applicable prospectus or if the Participant cannot make the other representations or warranties as set forth in the Company's most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

        5.    Purchase of Shares.

        (a)   Participants will acquire Shares under this Plan (the "Plan Shares") from the Company at a price equal to the transaction price (the "Transaction Price") in effect on the distribution date, which will generally be the most recently disclosed monthly net asset value ("NAV") per Share applicable to the class of Shares purchased by the Participant. Until the Company commences monthly valuations and announces an NAV per share, the Transaction Price will be equal to $10.00 per Share. Although the Transaction Price for Shares of the Company's common stock will generally be based on the most recently disclosed monthly NAV per share, the NAV per share of such stock as of the date on which a Participant's purchase is settled may be significantly different. The Company may offer Shares at a price that it believes reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share, including by updating a previously disclosed Transaction Price, in cases where the Company believes there has been a material change (positive or negative) to its NAV per Share relative to the most recently disclosed monthly NAV per Share. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

        (b)   Shares to be distributed by the Company in connection with the Plan will be supplied from: (a) Shares that are or will be registered with the Securities and Exchange Commission (the "Commission") for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the "Secondary Market").

        (c)   Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

        (d)   If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to register Shares to be used in the Plan in the future, the Company is in no way obligated to do either, but may do so in its sole discretion.

        6.    Distributions in Cash.    Notwithstanding anything herein to the contrary, the Company's board of directors, in its sole discretion, may elect to have any particular Dividend or Distribution paid in cash, without notice to Participants, without suspending this Plan and without affecting the future operation of the Plan with respect to Participants.

        7.    Taxes.    IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE COMMISSION.

        8.    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

        9.    Reports.    Within 90 days after the end of the Company's fiscal year, the Company shall provide, or cause to be provided, to each Stockholder an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide or cause to be provided to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

        10.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least one business day prior to a distribution date in order for a Participant's termination to be effective for such distribution date (i.e., a termination notice will be effective the day after it is received and will not affect participation in the Plan for any prior date). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. In addition, the receipt by the Company of a request from a Participant for redemption of all of the Participant's Shares will terminate the Participant's participation in the Plan. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. There are no fees associated with a Participant's terminating his or her Plan. A Participant in the Plan who terminates his or her interest in the Plan will be allowed to participate in the Plan again by notifying the Company and completing any required forms, including an acknowledgment that the then-current version of the prospectus or a separate current prospectus relating solely to the Plan has been delivered or made available to the Participant. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant's account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Units in cash.

        11.    Amendment or Termination of Plan by the Company.    The Board of Directors may amend the Plan; provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. The Board of Directors may suspend or terminate the Plan for any reason upon 10 days' notice to the Participants. The Company may provide notice under this Section 11 by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the Participants.

        12.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

        13.    Governing Law.    The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

        No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

$2,000,000,000 Maximum Offering

CLASS T, CLASS W AND CLASS I COMMON STOCK

PROSPECTUS

July 3, 2017